Exhibit 4.1

(Execution Version)
Dated
22 DECEMBER 2023

BETWEEN

UPC BROADBAND HOLDING B.V.
as UPC Broadband and as Obligors’ Agent
and
THE COMPANIES LISTED IN SCHEDULE 1
as Security Grantors
and
THE COMPANY LISTED IN SCHEDULE 2
as Acceding Lender
and
THE COMPANY LISTED IN SCHEDULE 3
as Increase Lender
and
THE BANK OF NOVA SCOTIA
as Facility Agent
and
THE BANK OF NOVA SCOTIA
as Security Agent

SUPPLEMENTAL DEED

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THIS DEED is dated 22 December 2023 and made
BETWEEN:
(1)UPC BROADBAND HOLDING B.V. (previously called UPC Distribution Holding B.V.) for itself (in this capacity, “UPC Broadband”) and as Obligors’ agent for and on behalf of each other Obligor under and as defined in the Credit Agreement defined below (in this capacity, the “Obligors’ Agent”);
(2)THE COMPANIES LISTED AT SCHEDULE 1 (SECURITY GRANTORS) (the “Security Grantors” and each a “Security Grantor”);
(3)THE COMPANY LISTED AT SCHEDULE 2 (ACCEDING LENDER) (the “Acceding Lender”);
(4)THE COMPANY LISTED AT SCHEDULE 3 (INCREASE LENDER) (the “Increase Lender”);
(5)THE BANK OF NOVA SCOTIA as security agent for and on behalf of the other Finance Parties under and as defined in the Credit Agreement defined below (in this capacity, the “Security Agent”); and
(6)THE BANK OF NOVA SCOTIA as facility agent for and on behalf of the other Finance Parties under and as defined in the Credit Agreement defined below (in this capacity, the “Facility Agent”).
It is intended that this document takes effect as a deed notwithstanding that a party hereto may only execute it under hand.
BACKGROUND
(A)We refer to the senior secured credit facility agreement originally dated 16 January 2004 as last amended and restated pursuant to a supplemental deed dated 29 June 2023 and entered into between, among others, UPC Broadband Holding B.V. as UPC Broadband, the Lenders as defined therein and The Bank of Nova Scotia as Facility Agent and Security Agent (the “Credit Agreement”) as further amended by this Deed (the “Amended Credit Agreement”).
(B)This Deed is supplemental to and amends the Credit Agreement.
(C)Pursuant to clause 29.3 (Class Exception) and Clause 29.2 (Exceptions) of the Credit Agreement, the Consenting Revolving Facility Lenders, being all of the affected Lenders, hereby consent to all of the amendments to the Credit Agreement contemplated by this Deed including:
(a)the bifurcation of the Revolving Facility (as defined in the Credit Agreement) into “Revolving Facility A” and “Revolving Facility B”; and
(b)the extension of the Final Maturity Date of “Revolving Facility B” to 30 September 2029.
(D)Pursuant to clause 29.2(e)(iii) of the Credit Agreement, the Facility Agent is able to make amendments to the Credit Agreement to implement the foregoing if it is of the opinion that they are of a minor or technical nature.
(E)Pursuant to clause 29.1(b) (Required consents) of the Credit Agreement, the Facility Agent is therefore authorised to make the amendments to the Credit Agreement contemplated by Clause 2 (Amendment and Restatement of the Credit Agreement) of
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this Deed, together with the consent of UPC Broadband. Accordingly, the Facility Agent is authorised to execute this Deed on behalf of the Finance Parties.
IT IS AGREED as follows:
1.INTERPRETATION
1.1Definitions
(a)Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.
(b)“Consenting Revolving Facility Lenders” means, together, (i) Barclays Bank PLC, (ii) Deutsche Bank AG, London Branch, (iii) The Royal Bank of Scotland plc, (iv) Credit Agricole Corporate and Investment Bank, (v) ING Bank N.V., (vi) BNP Paribas Fortis SA/NV, (vii) Goldman Sachs Bank USA, (viii) The Bank of Nova Scotia, (ix) Bank of America, N.A., London Branch., (x) Morgan Stanley Bank, N.A., (xi) JPMorgan Chase Bank, N.A. – London Branch, (xii) Societe Generale, London Branch, (xiii) Citibank N.A., London Branch.
(c)“Effective Date” means the date of this Deed.
(d)“Non-Consenting Revolving Facility Lenders” means Revolving Facility Lenders under the Revolving Facility that are not Consenting Revolving Facility Lenders.
1.2Construction
(a)The provisions of clause 1.2 (Construction) of the Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.
(b)References to “clauses” are references to clauses in the Credit Agreement (and not, for the avoidance of doubt, in the Amended Credit Agreement).
2.AMENDMENT AND RESTATEMENT OF THE CREDIT AGREEMENT
The parties hereto agree that with effect from the Effective Date:
(a)the Acceding Lender shall become a party to the Revolving Facility as a Lender with a Revolving Facility B Commitment of €1, in accordance with Clause 3 (Acceding Lender) below;
(b)the Revolving Facility B Commitment of the Acceding Lender and the Increase Lender shall be deemed increased with the consent of the Acceding Lender and the Increase Lender (in accordance with clause 29 (Amendments and Waivers) of the Credit Agreement) such that the Acceding Lender and the Increase Lender holds the Revolving Facility B Commitment specified next to its name in Schedule 1 (Original Parties) to the Credit Agreement;
(c)the Credit Agreement shall be deemed to have been amended such that the Revolving Facility shall be bifurcated into Revolving Facility A and the Revolving Facility B as set out in the Amended Credit Agreement and such that the Revolving Facility Commitment of:
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(i)the Non-Consenting Revolving Facility Lenders become Revolving Facility A Commitments; and
(ii)the Consenting Revolving Facility Lenders become Revolving Facility B Commitments; and
(d)the Credit Agreement shall otherwise be supplemented and amended and restated by this Deed so that it shall then be in effect in the form set out at Schedule 4 (Amended Credit Agreement) to this Deed.
3.ACCEDING LENDER
(a)The Acceding Lender agrees to become party to and to be bound by the terms of the Credit Agreement as a Lender in accordance with clause 2.2 (Increase) of the Credit Agreement.
(b)The Acceding Lender agrees to assume and will assume all of the obligations corresponding to a Revolving Facility B Commitment of €1.
(c)The Acceding Lender confirms that its Facility Office, address, email address and attention details for notices for the purposes of clause 37 (Notices) of the Credit Agreement are as specified next to its name in Schedule 2 (Acceding Lender) to this Deed.
(d)The Acceding Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 2.2 (Increase) of the Credit Agreement.
(e)The Acceding Lender hereby agrees with each other person who is or becomes party to the Intercreditor Agreement in accordance with the terms thereof that with effect on and from the Effective Date, it undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.
This Clause 3 is accepted as an Increase Confirmation for the purposes of the Credit Agreement by the Facility Agent and the Increase Date is the Effective Date.
4.REPRESENTATIONS
4.1Representations
The representations and warranties set out in this Clause are made on the date of this Deed by the Obligors’ Agent to each Finance Party. The Obligors’ Agent makes the representations and warranties set out in this Clause in respect of itself and (where applicable) in respect of each member of the Borrower Group.
4.2Legal Validity
(a)The obligations expressed to be assumed by it in this Deed constitute its legal, valid and binding obligations enforceable, subject to any relevant reservations or qualifications as to matters of law contained in any legal opinion delivered under any Finance Document, in accordance with its terms.
(b)The choice of English law as the governing law of this Deed and its submission to the jurisdiction of the courts of England in respect of any proceedings relating to this Deed will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or
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qualification as to matters of law contained in any legal opinion delivered under any Finance Document.
(c)Any judgment obtained in England in relation to this Deed will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion delivered under any Finance Document.
4.3Non-violation
The execution and delivery by it of this Deed, and its performance of the transactions contemplated hereby, will not violate:
(a)in any material respect, any law or regulation or official judgment or decree applicable to it;
(b)in any material respect, its constitutional documents; or
(c)any agreement or instrument to which it is a party or binding on any of its assets or binding upon any other member of the Borrower Group or any other member of the Borrower Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.
4.4Powers and authority
It has the power to enter into and comply with all obligations expressed on its part under this Deed and has taken all necessary actions to authorise the execution, delivery and performance of this Deed.
4.5Consents
(a)Subject to any relevant reservations or qualifications contained in any legal opinion delivered under any Finance Document, all material and necessary authorisations, registrations, consents, approvals, licences (other than the Licences), and filings required by it in connection with the execution, validity or enforceability of this Deed, and the performance of the transactions contemplated by this Deed have been obtained (or, if applicable, will be obtained within the required time period) and are validly existing.
(b)The Licences are in full force and effect and each member of the Borrower Group is in compliance in all material respects with all provisions thereof such that the Licences are not the subject of any pending or, to the best of its knowledge, threatened attack, suspension or revocation by a competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack, suspension or revocation of a Licence would not have or not be reasonably likely to have a Material Adverse Effect.
(c)All the Necessary Authorisations are in full force and effect, each member of the Borrower Group is in compliance in all material respects with all provisions thereof and the Necessary Authorisations are not the subject of any pending or, to the best of its knowledge, threatened attack or revocation by any competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack or revocation of a Necessary Authorisation would not have or be reasonably likely to have a Material Adverse Effect.
5.REDESIGNATION
(a)On and from the Effective Date, the:
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(i)Revolving Facility A Commitments of each Non-Consenting Revolving Facility Lender shall be as set out in Schedule 1 (Original Parties) to the Amended Credit Agreement;
(ii)Revolving Facility B Commitments of each Consenting Revolving Facility Lender shall be as set out in Schedule 1 (Original Parties) to the Amended Credit Agreement.
(b)Each Revolving Facility Commitment shall be subject to all the terms applicable to it (as appropriate) under the Credit Agreement.
(c)Commitment fees shall continue to accrue to each relevant Lender in respect of its Revolving Facility Commitment in accordance with clause 25.2 (Revolving Facility Commitment Fee) of the Credit Agreement, and the amendments effected by this Deed shall not affect the timing for payment or the quantum of such fees.
6.GUARANTEE AND SECURITY CONFIRMATION
(a)With effect from the Effective Date, the Obligors’ Agent for itself and on behalf of each Obligor:
(i)confirms its and each other Obligor’s acceptance of the Credit Agreement as amended by Clause 2 (Amendment and Restatement of the Credit Agreement);
(ii)agrees that it and each other Obligor is bound as an Obligor by the terms of the Credit Agreement as amended by Clause 2 (Amendment and Restatement of the Credit Agreement); and
(iii)confirms and accepts that any Security Interest, guarantee or indemnity created or given by it and any other Obligor under a Finance Document will:
(A)continue in full force and effect on the terms of the respective Finance Documents (including the Credit Agreement as amended by Clause 2 (Amendment and Restatement of the Credit Agreement)); and
(B)extend to the liabilities and obligations of the Obligors under and on the terms of the Finance Documents (including the Credit Agreement as amended by Clause 2 (Amendment and Restatement of the Credit Agreement)),
in each case, subject to any applicable guarantee limitations set out in any relevant Finance Document.
(b)With effect from the Effective Date, each Security Grantor confirms that any Security Interest created or given by it under a Finance Document will:
(i)continue in full force and effect on the terms of the respective Finance Documents (including the Credit Agreement as amended by Clause 2 (Amendment and Restatement of the Credit Agreement)); and
(ii)extend to secure the liabilities and obligations of the Obligors under and on the terms of the Finance Documents (including the Credit Agreement as amended by Clause 2 (Amendment and Restatement of the Credit Agreement)),
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in each case, subject to any applicable limitations set out in any relevant Finance Document.
7.MISCELLANEOUS
(a)Each of this Deed and the Amended Credit Agreement is a Finance Document.
(b)No part of this Deed is intended to or will create any registerable Security.
(c)Subject to the terms of this Deed:
(i)the Credit Agreement will remain in full force and effect and on and from the Effective Date, the Credit Agreement and this Deed will be read and construed as one document; and
(ii)except as otherwise provided in this Deed, the Finance Documents remain in full force and effect.
(d)Unless expressly provided to the contrary in this Deed, no person may enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.
(e)The provisions of clauses 36 (Counterparts) and 39 (Jurisdiction) of the Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.
8.GOVERNING LAW
This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
THIS DEED has been entered into as a deed on the date stated at the beginning of this Deed.

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Schedule 1
SECURITY GRANTORS
1.Liberty Global Europe Holding B.V.
2.Liberty Global Finance I (UK) Limited

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Schedule 2
ACCEDING LENDER

Lender	Facility Office and notice details
Raiffeisen Bank International AG
Facility Office: Lending Operations
Address for notices: Am Stadtpark 9, 1030 Vienna (AT)
Email:
dushko.kosturanov@rbinternational.com; olga.fedoseeva@rbinternational.com
Attention: Dushko Kosturanov, Olga Fedoseeva

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Schedule 3
INCREASE LENDER

Increase Lender	Increased Revolving Facility B Commitment	Revolving Facility B Commitment (following increase)
JPMorgan Chase Bank N.A., London Branch	€5,000,000	€60,003,000

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Schedule 4
AMENDED CREDIT AGREEMENT
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SENIOR SECURED CREDIT FACILITY AGREEMENT Dated 16 January 2004 as amended and/or amended and restated from time to time, including most recently on the 2023 Second Amendment Effective Date for
UPC BROADBAND HOLDING B.V.
as Borrower
with
THE BANK OF NOVA SCOTIA
acting as Facility Agent

Page
1.    DEFINITIONS AND INTERPRETATIONS    1
2.    THE FACILITIES    95
3.    PURPOSE    105
4.    CONDITIONS PRECEDENT    105
5.    UTILISATIONS    106
6.    DOCUMENTARY CREDITS    109
7.    ANCILLARY FACILITIES    116
8.    OPTIONAL CURRENCIES    123
9.    REPAYMENT    124
10.    CANCELLATION AND PREPAYMENT    126
11.    RATE SWITCH    137
12.    INTEREST    138
14.    PAYMENTS    142
15.    TAX GROSS-UP AND INDEMNITIES    145
16.    MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES    152
17.    INCREASED COSTS    156
18.    ILLEGALITY AND MITIGATION    159
19.    GUARANTEE    161
20.    REPRESENTATIONS AND WARRANTIES    165
21.    UNDERTAKINGS    170
22.    FINANCIAL COVENANT    216
23.    DEFAULT    224
24.    FACILITY AGENT, SECURITY AGENT, LENDERS AND L/C BANKS    234
25.    FEES    240
26.    EXPENSES    242
27.    INDEMNITIES    243
28.    EVIDENCE AND CALCULATIONS    244
29.    AMENDMENTS AND WAIVERS    245
30.    CHANGES TO THE PARTIES    253
31.    DISCLOSURE OF INFORMATION    264
32.    CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS    266
33.    SET-OFF    268
34.    PRO RATA SHARING    268
35.    SEVERABILITY    271
36.    COUNTERPARTS    271
37.    NOTICES    272
38.    LANGUAGE    274
39.    JURISDICTION    275
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Page
40.    WAIVER OF IMMUNITY    276
41.    WAIVER OF TRIAL BY JURY    276
42.    GOVERNING LAW    276
SCHEDULE 1 ORIGINAL PARTIES    277
Part 1: 2023 Amendment Effective Date Guarantors    277
Part 2: 2023 Revolving Facility A Lenders (as at the 2023 Second Amendment Effective Date)    278
Part 3:    2023 Revolving Facility B Lenders (as at the 2023 Second Amendment Effective Date)    279
SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS    280
Part 1: To be Delivered before the First Advance    280
Part 2: To be Delivered by an Additional Obligor    281
SCHEDULE 3 FORM OF REQUEST AND CANCELLATION NOTICE    285
Part 1: Form of Request (Advances)    285
Part 2: Form of Cancellation and/or Prepayment Notice    287
Part 3: Form Of Request (Documentary Credits)    288
SCHEDULE 4 FORMS OF ACCESSION DOCUMENTS    290
Part 1: Novation Certificate    290
Part 2: Transfer Agreement    292
Part 3: Obligor Accession Agreement    298
Part 4: Additional Facility Accession Agreement    299
SCHEDULE 5 SECURITY DOCUMENTS    302
SCHEDULE 6 FORM OF L/C BANK ACCESSION CERTIFICATE    304
SCHEDULE 7 FORM OF DOCUMENTARY CREDIT    305
SCHEDULE 8 FORM OF INCREASE CONFIRMATION    309
SCHEDULE 9 FORM OF DESIGNATED ENTITY ACCESSION AGREEMENT    311
SCHEDULE 10 TIMETABLE    312
SCHEDULE 11 AGREED SECURITY PRINCIPLES    313
SCHEDULE 12 FORM OF RATE SWITCH NOTICE    321
SCHEDULE 13 REFERENCE RATE TERMS    322
Part 1: Compounded Rate Advances – Swiss Francs    322
Part 2: Compounded Rate Advances - Sterling    326
Part 3: Term Rate Advances – US Dollar    329
Part 4: Term Rate Advances – Euro    335
SCHEDULE 14 DAILY NON-CUMULATIVE COMPOUNDED RFR RATE    338
SCHEDULE 15 FORM OF REDESIGNATION NOTICE    340
ii

THIS AGREEMENT originally dated 16 January 2004 as amended and/or amended and restated from time to time, including most recently on the 2023 Second Amendment Effective Date
BETWEEN:
(1)    UPC BROADBAND HOLDING B.V. (previously called UPC Distribution Holding B.V.) (“UPC Broadband”);
(2)    THE COMPANIES that were identified as guarantors under this Agreement as at the Signing Date (the “Original Guarantors”);
(3)    CERTAIN FINANCE INSTITUTIONS as Lenders as defined herein;
(4)    THE BANK OF NOVA SCOTIA as facility agent (in this capacity, the “Facility Agent”); and
(5)    THE BANK OF NOVA SCOTIA as security agent for the Finance Parties (in this capacity, the “Security Agent”).
IT IS AGREED as follows:
1.    DEFINITIONS AND INTERPRETATIONS
1.1    Definitions
In this Agreement:
“1934 Act” has the meaning given to such term in Clause 21.2 (Financial information).
“2006 Amendment Effective Date” means 10 May 2006.
“2016 First Amendment Effective Date” means 9 February 2016.
“2016 First Amendment Effective Date Lender” means each Initial Additional Facility Lender which had Commitments outstanding as at the 2016 First Amendment Effective Date.
“2016 ICA Amendment Effective Date” means the first date on which the Intercreditor Agreement is amended as contemplated under paragraph (a) of the definition of Intercreditor Agreement.
“2017 First Amendment Effective Date” means the Effective Time as defined in the Deed of Amendment and Restatement dated 29 November 2017 between (among others), UPC Broadband and the Facility Agent.
“2020 Amendment Effective Date” means 23 April 2020.
“2021 Amendment Effective Date” means 12 April 2021.
“2022 Amendment Effective Date” means the Effective Time as defined in the 2022 Supplemental Deed.
“2022 Supplemental Deed” means the supplemental deed dated 23 May 2022 between (among others) UPC Broadband and the Facility Agent.

“2023 First Amendment Effective Date” means the Effective Time as defined in the 2023 First Supplemental Deed.
“2023 First Supplemental Deed” means the supplemental deed dated 29 June 2023 between (among others) UPC Broadband and the Facility Agent.
“2023 Revolving Facility A Lender” means each of the financial institutions listed in Part 2 of Schedule 1 (Original Parties).
“2023 Revolving Facility B Lender” means each of the financial institutions listed in Part 3 of Schedule 1 (Original Parties).
“2023 Revolving Facility Lender” means, together, the 2023 Revolving Facility A Lenders and 2023 Revolving Facility B Lenders.
“2023 Second Amendment Effective Date” means the Effective Date as defined in the 2023 Second Supplemental Deed.
“2023 Second Supplemental Deed” means the supplemental deed dated 22 December 2023 between (among others) UPC Broadband and the Facility Agent.
“2023 Amendment Effective Date Guarantor” means each Guarantor listed in Part 1 of Schedule 1 (Original Parties).
“80% Security Test” means the requirement that, save as otherwise provided in Clause 30.8 (Additional Obligors) and subject to the Agreed Security Principles:
(a)    the value of the aggregate EBITDA of:
(i)    the Guarantors as of the Effective Date (other than UPC Broadband, UPC Broadband Holdco, UPC Holding, UPC Holding II and any Subsidiary of UPC Broadband that is a Holding Company of all other Subsidiaries of UPC Broadband) and their respective Subsidiaries (as calculated by reference to the relevant financial statements most recently provided under Clause 21.2(a)(i) or 21.2(a)(ii) (Financial information)); and
(ii)    any Additional Guarantors which have become Guarantors since the Effective Date and their respective Subsidiaries (as calculated by reference to the relevant financial statements most recently provided under Clause 21.2(a)(i) or 21.2(a)(ii) (Financial information) or, if no such financial statements have been provided in respect of such Additional Guarantors, as calculated by reference to the financial statements referred to in paragraph 11 of Part 2 of Schedule 2 (Conditions Precedent Documents) provided under Clause 30.8(a)(v) (Additional Obligors) in respect of each Additional Guarantor), is equal to or greater than 80 per cent. of the Borrower Group’s consolidated EBITDA (as calculated by reference to the relevant financial statements most recently provided under Clause 21.2(a)(i) or 21.2(a)(ii) (Financial Information) but, for the avoidance of doubt, deducting any corporate costs or allocations paid or payable by a member of the Borrower Group to one of its Affiliates pursuant to any general services arrangement); and
(b)    the Guarantors have granted Security, or procured the granting of Security:
(i)    prior to the Asset Security Release Date, pursuant to the documents listed in Part 2 of Schedule 2 (Condition Precedent Documents); and

(ii)    on or after the Asset Security Release Date, pursuant to the Security Documents over:
(A)    all of the shares in the Obligors held by any member of the Borrower Group or any Obligor; and
(B)    all of the rights of the relevant creditors in relation to Subordinated Shareholder Loans; and
(C)    Security over loans made by any Obligor to any other member of the Borrower Group, and provided that to the extent any Guarantor or any of its Subsidiaries generates negative earnings before interest, tax, depreciation and amortisation, such Guarantor or Subsidiary shall be deemed for the purposes of calculating the 80% Security Test numerator to have zero earnings before interest, tax, depreciation and amortization, and provided further that in respect of any member of the Borrower Group that is not required to (or cannot) become a Guarantor and grant Security (or procure the granting of Security) due to the provisions of the Agreed Security Principles, the EBITDA of such member of the Borrower Group and its Subsidiaries shall be disregarded for the purposes of calculating the 80% Security Test numerator and denominator, and such requirements shall at all times be subject to any grace period under this Agreement.
“Acceleration Date” means the date on which a written notice has been served under Clause 23.18 (Acceleration).
“Acceptable Bank” means:
(a)    a bank or financial institution which has a rating for its long-term unsecured and non credit enhanced debt obligations of BBB+ or higher by Standard & Poor’s or Fitch or Baal or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or
(b)    any other bank or financial institution approved by the Facility Agent (in consultation with UPC Broadband).
“Acceptable Joint Venture” means a joint venture, partnership or similar arrangement formed by a member of the Borrower Group:
(a)    by the contribution of some or all of the assets of the Borrower Group pursuant to a Business Division Transaction to such joint venture, partnership or similar arrangement with one or more persons; and/or
(b)    for the purposes of network and/or infrastructure sharing with one or more Joint Ventures.
“Accounting Period” in relation to any person means any period of approximately three months or one year, as the context requires, for which accounts of such person are required to be delivered pursuant to this Agreement.
“Acquisition” means the acquisition, whether by one or a series of transactions, (including, without limitation, by purchase, subscription or otherwise) of all or any part of the share capital or equivalent of any person (including, without limitation, any partnership or joint venture) or any asset or assets of any person (including, without limitation, any partnership or joint venture) constituting a business or separate line of business of that person.

“Acquisition Cost” means, in relation to an Acquisition, the value of the consideration for that Acquisition at the time of completion of the Acquisition and for this purpose:
(a)    the value at the time of completion of the Acquisition of any consideration to be paid or delivered after the time of completion of the Acquisition will be determined in accordance with the Relevant Accounting Principles;
(b)    if the person acquired becomes a member of the Borrower Group as a result of the Acquisition, the aggregate principal amount of Financial Indebtedness of any person acquired outstanding at the time of completion of the Acquisition (including without limitation any Lending Transaction made by a member of the Borrower Group in connection with the relevant Acquisition) will be counted as part of the consideration for that Acquisition;
(c)    if the person acquired does not become a member of the Borrower Group as a result of the Acquisition, the aggregate principal amount of Financial Indebtedness of the person acquired at the time of completion of the Acquisition will be counted as part of the consideration for that Acquisition to the extent of the aggregate principal amount of the payment and repayment obligations in respect of such Financial Indebtedness assumed or guaranteed by any member of the Borrower Group; and
(d)    subject to paragraphs (a), (b) and (c) above, the value at the time of completion of the Acquisition of any non-cash consideration will be determined in accordance with the Relevant Accounting Principles, expressed in Euros, if required, using the Agent’s Spot Rate of Exchange on the date of completion of the Acquisition.
“Act” means the Companies Act 2006 (as amended).
“Additional Borrower” means a member of the Borrower Group (including, without limitation, any Permitted Affiliate Parent) which becomes an Additional Borrower in accordance with Clause 30.8 (Additional Obligors).
“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.
“Additional Currency” means Swiss Francs and any other currency that is the lawful currency for the time being of a country in which a member of the Borrower Group is incorporated and/or carries out its Business.
“Additional Facilities Cap” has the meaning given to such term in Clause 2.4(g) (Additional Facilities).
“Additional Facility” has the meaning given to such term in Clause 2.4(d) (Additional Facilities) and “Additional Facilities” means all or any such Additional Facilities.
“Additional Facility Accession Agreement” means a deed in the form of Part 4 of Schedule 4 (Forms of Accession Documents), with such amendments as may be agreed between UPC Broadband and the relevant Lender or Lenders under the proposed Additional Facility.
“Additional Facility AQ” means the Euro denominated term loan facility made available under the Additional Facility AQ Accession Agreement.

“Additional Facility AQ Accession Agreement” means the Additional Facility Accession Agreement dated 21 June 2017 between, among others, UPC Financing Partnership as borrower and UPCB Finance VII Limited as lender.
“Additional Facility AT” means the US Dollar denominated term loan facility made available under the Additional Facility AT Accession Agreement.
“Additional Facility AT Accession Agreement” means the Additional Facility Accession Agreement dated 31 January 2020 between, among others, UPC Financing Partnership as borrower and the Additional Facility AT Lenders (as defined therein).
“Additional Facility AU” means the Euro denominated term loan facility made available under the Additional Facility AU Accession Agreement.
“Additional Facility AU Accession Agreement” means the Additional Facility Accession Agreement dated 31 January 2020 between, among others, UPC Broadband as borrower and the Additional Facility AU Lenders (as defined therein).
“Additional Facility Availability Period” means, in relation to an Additional Facility, the availability period specified in the Additional Facility Accession Agreement for that Additional Facility.
“Additional Facility AX” means the US Dollar denominated term loan facility made available under the Additional Facility AX Accession Agreement.
“Additional Facility AX Accession Agreement” means the Additional Facility Accession Agreement dated 20 April 2021 between, among others, UPC Financing Partnership as borrower and the Additional Facility AX Lenders (as defined therein).
“Additional Facility AY” means the Euro denominated term loan facility made available under the Additional Facility AY Accession Agreement.
“Additional Facility AY Accession Agreement” means the Additional Facility Accession Agreement dated 20 April 2021 between, among others, UPC Broadband as the borrower and the Additional Facility AY Lenders (as defined therein).
“Additional Facility AZ” means the US Dollar denominated term loan facility made available under the Additional Facility AZ Accession Agreement.
“Additional Facility AZ Accession Agreement” means the Additional Facility Accession Agreement dated 21 April 2021 between, among others, UPC Financing Partnership as borrower and UPC Broadband Finco B.V. as lender.
“Additional Facility Commitment” means in relation to:
(a)    an Initial Additional Facility Lender, the amount in Euros, US Dollars or the relevant Additional Currency set out as the Additional Facility Commitment of that Lender in the relevant Additional Facility Accession Agreement and the amount of any other Additional Facility Commitment transferred to it or assumed by it under this Agreement; and
(b)    any other Lender, the amount in Euros, US Dollars or the relevant Additional Currency (as applicable) transferred to it or assumed by it in accordance with this Agreement, in each case, to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.

“Additional Guarantor” means:
(a)    any member of the Borrower Group (including, without limitation, any Permitted Affiliate Parent);
(b)    UPC Broadband Holdco (other than UPC Holding);
(c)    any Permitted Affiliate Holdco;
(d)    any Affiliate Subsidiary; and
(e)    any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt, which in each case becomes an Additional Guarantor in accordance with Clause 30.8 (Additional Obligors).
“Additional Obligor” means an Additional Borrower or an Additional Guarantor.
“Additional Revolving Facility” means an Additional Facility which is a revolving loan facility.
“Advance” means:
(a)    when designated “Additional Facility”, an advance made or to be made to a Borrower under an Additional Facility (but excluding for the purposes of this definition, any utilisation of an Additional Facility by way of an Ancillary Facility or a Documentary Credit);
(b)    when designated “Revolving Facility A” or “Revolving Facility B”, an advance made or to be made under Revolving Facility A or Revolving Facility B (as applicable) (but excluding for the purposes of this definition, any utilisation of Revolving Facility A or Revolving Facility B by way of an Ancillary Facility or a Documentary Credit); or
(c)    without any such designation, an advance made or to be made to a Borrower under an Additional Facility, Revolving Facility A and/or Revolving Facility B, as the context requires, in each case, as from time to time reduced by repayment or prepayment.
“Affected Documentary Credit” has the meaning given to such term in Clause 18.2 (Illegality in Relation to an L/C Bank).
“Affiliate” means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company provided that in relation to any clause, reference or provision that uses such term:
(a)    an Affiliate of UPC Broadband that issues any notes, bonds or other securities for the purpose of on-lending the proceeds of such issuances under a Facility and to a Borrower under this Agreement and which acts in accordance with the terms of any indentures or other documents governing such issuances (a “Designated Notes Issuer”) shall not be an Affiliate of UPC Broadband or any of its Affiliates; and
(b)    a Designated Notes Issuer shall be deemed not to be managed by, or under the control of, UPC Broadband or any of its Affiliates.

“Affiliate Subsidiary” means any Proposed Affiliate Subsidiary which accedes to this Agreement as a Guarantor in accordance with Clause 30.8 (Additional Obligors), provided that such Affiliate Subsidiary has not been released from its rights and obligations as a Guarantor hereunder pursuant to Clause 29.4 (Release of Guarantees and Security).
“Agent” means the Facility Agent or the Security Agent (or both of them), as the context requires.
“Agent’s Spot Rate of Exchange” means, in relation to two currencies, the Facility Agent’s spot rate of exchange for the purchase of the first-mentioned currency with the second-mentioned currency in the London foreign exchange market at or about 11.00 a.m. on a particular day.

“Agreed Security Principles” means the security principles set out in Schedule 11 (Agreed Security Principles).
“All3Media Intercreditor Agreement” means the intercreditor agreement originally dated 28 September 2006 between, among others, The Royal Bank of Scotland plc as Senior Agent and Security Agent and All3Media Capital Limited, All3Media Intermediate Limited and All3Media Finance Limited as Effective Date Debtors.
“Alternative Benchmark Commencement Date” means any Business Day on which the Facility Agent and UPC Broadband agree upon an Alternative Benchmark Rate.
“Alternative Benchmark Rate” means any alternative benchmark rate agreed in writing between the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and UPC Broadband (in each case, acting reasonably) from time to time provided that the Facility Agent and UPC Broadband shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currencies as, the Facilities.
“Alternative Fallback Rate” means any rate specified as such in the applicable Reference Rate Terms.
“Alternative Fallback Rate Adjustment” means any rate which is either:
(a)    specified as such in the applicable Reference Rate Terms; or
(b)    determined by the Facility Agent in accordance with the methodology specified in the applicable Reference Rate Terms.
“Alternative Fallback Rate Date” means any date specified as such in the applicable Reference Rate Terms.
“Alternative Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Alternative Reference Banks in relation to a Euro Term Rate Advance:
(a)    (other than where paragraph (b) below applies) as the rate at which the relevant Alternative Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in Euro within the Participating Member States for the relevant period; or

(b)    if different, as the rate (if any and applied to the relevant Alternative Reference Bank and the relevant period) which contributors to the applicable Primary Term Rate are asked to submit to the relevant administrator.
“Alternative Reference Banks” means the principal London offices of such banks as may be appointed by the Facility Agent with the consent of UPC Broadband.
“Alternative Term Rate” means any rate specified as such in the applicable Reference Rate Terms.
“Alternative Term Rate Adjustment” means, in respect of any Advance, any rate which is either:
(a)    specified as such in the applicable Reference Rate Terms; or
(b)    determined by the Facility Agent (or at the election of the Company, by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.
“Amendment Agreement” means the agreement dated on or around 24 June 2004 between UPC Broadband, the Guarantors as at the date thereof, the Facility Agent and the Security Agent, pursuant to which this Agreement was amended.
“Ancillary Facilities Effective Date” has the meaning given to such term in Clause 7.1(a) (Utilisation of Ancillary Facilities).
“Ancillary Facility” means any:
(a)    overdraft, automated payment, cheque drawing or other current account facility;
(b)    forward foreign exchange facility;
(c)    derivatives facility;
(d)    short term loan facility;
(e)    guarantee, bond issuance, documentary or stand-by letter of credit facility;
(f)    performance bond facility; and/or
(g)    such other facility or financial accommodation as may be required in connection with the Business of the Borrower Group and which is agreed in writing between the relevant Borrower and the relevant Ancillary Facility Lender.
“Ancillary Facility Commitment” means, in relation to an Ancillary Facility Lender and an Ancillary Facility granted by it at any time, and save as otherwise provided in this Agreement, the maximum Euro Amount to be made available under that Ancillary Facility granted by it, to the extent not cancelled or reduced or transferred pursuant to the terms of such Ancillary Facility or under this Agreement.
“Ancillary Facility Documents” means the documents and other instruments pursuant to which an Ancillary Facility is made available and the Ancillary Facility Outstandings under it are evidenced.

“Ancillary Facility Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).
“Ancillary Facility Outstandings” means (without double counting), at any time with respect to an Ancillary Facility Lender and each Ancillary Facility provided by it, the aggregate of:
(a)    all amounts of principal then outstanding under any overdraft, automated payment, cheque drawing, other current account facility or short term loan facility (determined in accordance with the applicable terms) as at such time (net of any Available Credit Balance); and
(b)    in respect of any other facility or financial accommodation, such other amount as fairly represents the aggregate potential exposure of that Ancillary Facility Lender with respect to it under its Ancillary Facility, as reasonably determined by that Ancillary Facility Lender from time to time in accordance with its usual banking practices for facilities or accommodation of the relevant type (including without limitation, the calculation of exposure under any derivatives facility by reference to the mark-to-market valuation of such transaction at the relevant time).
“Ancillary Facility Termination Date” has the meaning given to such term in Clause 7.1(g) (Ancillary Facilities).
“Annualised EBITDA” has the meaning given to such term in Clause 22.1 (Financial definitions).
“Anti-Terrorism Law” means each of:
(a)    Executive Order No. 13224 on Terrorist Financing - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (issued 23 September 2001, as amended by Order 13268 (as so amended, the “Executive Order”));
(b)    the Patriot Act;
(c)    the Money Laundering Control Act of 1986 18 U.S.C, section 1956; and
(d)    any updates or replacements to the laws listed above in paragraphs (a) to (c) which are enacted in the United States subsequent to the Signing Date.
“Approved Stock Options” means any options, warrants, rights to purchase or other equivalents (however designated) issued or granted by a member of the Borrower Group to any former, present or future officers, consultants, directors and/or employees of any member of the Borrower Group or its Associated Companies to subscribe for share capital or similar rights of ownership in that member of the Borrower Group provided that the maximum aggregate amount of such options, warrants, rights to purchase or other equivalents (however designated) shall not exceed (a) 8 per cent. of its issued share capital, in the case of any person which was a Subsidiary of UPC Central Europe Holding B.V. prior to the date on which UPC Central Europe Holding B.V. was merged into UPC Broadband (provided that the aggregate amount of such options, warrants, rights to purchase or other equivalents issued by such Subsidiaries does not exceed 8 per cent. of the issued share capital of each such Subsidiary) and (b) 7.5 per cent. of its issued share capital or similar rights of ownership, in the case of each other member of the Borrower Group.

“Asset Passthrough” means a series of transactions between a Borrower Holdco, one or more members of the Borrower Group and an Asset Transferring Party where:
(a)    in the case of an asset being transferred by a Borrower Holdco to the Asset Transferring Party, that asset:
(i)    is first transferred by that Borrower Holdco to a member of the Borrower Group; and
(ii)    may then be transferred between various members of the Borrower Group, and is finally transferred (insofar as such transaction relates to the Borrower Group) to an Asset Transferring Party; or
(b)    in the case of an asset being transferred by an Asset Transferring Party to a Borrower Holdco, that asset:
(i)    is first transferred by that Asset Transferring Party to a member of the Borrower Group; and
(ii)    may then be transferred between various members of the Borrower Group, and is finally transferred (insofar as such transaction relates to the Borrower Group) to a Borrower Holdco, and where the purpose of each such asset transfer is, in the case of an Asset Passthrough of the type described in paragraph (a) above, to enable a Borrower Holdco to indirectly transfer assets (other than cash) to that Asset Transferring Party and, in the case of an Asset Passthrough of the type described in paragraph (b) above, is to enable an Asset Transferring Party to indirectly transfer assets (other than cash) to a Borrower Holdco, in either case, by way of transfers of those assets to and from (and, if necessary, between) one or more members of the Borrower Group in such a manner as to be neutral to the Borrower Group taken as a whole provided that:
(A)    the consideration payable (if any) by the first member of the Borrower Group to acquire such assets comprises either (i) cash funded or to be funded directly or indirectly by a payment from (in the case of an Asset Passthrough of the type described in paragraph (a) above) the Asset Transferring Party and (in the case of an Asset Passthrough of the type described in paragraph (b) above) that Borrower Holdco, in either case, in connection with that series of transactions, (ii) Subordinated Shareholder Loans or (iii) the issue of one or more securities;
(B)    the consideration payable by (in the case of an Asset Passthrough of the type described in paragraph (a) above) the Asset Transferring Party is equal to the consideration received or receivable by that Borrower Holdco and (in the case of an Asset Passthrough of the type described in paragraph (b) above) by that Borrower Holdco is equal to the consideration received or receivable by the Asset Transferring Party (and for this purpose, a security issued by one person shall constitute equal consideration to a security issued by another person where such securities have been issued on substantially the same terms and subject to the same conditions);
(C)    all of the transactions comprising such a series of transactions (from and including the transfer of the assets by that Borrower Holdco to and including the acquisition of those assets by the

Asset Transferring Party or vice versa) are completed within two Business Days; and
(D)    upon completion of all of the transactions comprising such a series of transactions, no person (other than another member of the Borrower Group) has any recourse to any member of the Borrower Group and no member of the Borrower Group which is not an Obligor may have any recourse to an Obligor, in each case in relation to such a series of transactions (other than in respect of (i) the Subordinated Shareholder Loans or any rights and obligations under the securities, in each case, mentioned in sub-paragraph (A) above and (ii) covenants as to title provided, in the case of an Asset Passthrough of the type described in paragraph (a) above, in favour of the Asset Transferring Party on the same terms as such covenants were provided by that Borrower Holdco in respect of the relevant assets and, in the case of an Asset Passthrough of the type described in paragraph (b) above, in favour of that Borrower Holdco on the same terms as such covenants were provided by the Asset Transferring Party in respect of the relevant assets).
“Asset Securitisation Subsidiary” means any Subsidiary of UPC Broadband or any Subsidiary of any other member of the Borrower Group (including, without limitation, any Subsidiary of any Permitted Affiliate Parent), as applicable, engaged solely in the business of effecting or facilitating any asset securitisation programme or programmes or one or more receivables factoring transactions.
“Asset Security Release Date” means the date on which the Security (other than any Security referred to in paragraph (b)(ii) of the definition of “80% Security Test” and any Security provided over any account in connection with a Borrower providing cash cover for a Documentary Credit or an Ancillary Facility pursuant to Clause 6.9(a) (Cash Cover by Borrower) and Clause 1.2(a)(iv) (Construction)) is released in accordance with Clause 21.28 (Asset Security Release).
“Asset Transferring Party” means the member of the Wider Group (or any person in which a member of the Borrower Group owns an interest but which is not a member of the Wider Group) who is the initial transferor or final transferee in respect of a transfer to or from a Borrower Holdco, as the case may be, through one or more members of the Borrower Group.
“Associated Company” of a person means:
(a)    any other person which is directly or indirectly Controlled by, under common Control with or Controlling such person; or
(b)    any other person owning beneficially and/or legally directly or indirectly 10 per cent. or more of the equity interest in such person or 10 per cent. of whose equity is owned beneficially and/or legally directly or indirectly by such person.
“Auditors” means KPMG or any other firm appointed by UPC Broadband to act as its auditors from time to time.
“Availability Period” means:
(a)    in respect of an Additional Facility, its Additional Facility Availability Period;

(b)    in respect of Revolving Facility A, the period from and including the 2020 Amendment Effective Date up to and including the date falling one month prior to the Final Maturity Date in relation to Revolving Facility A; and
(c)    in respect of Revolving Facility B, the period from and including the 2020 Amendment Effective Date up to and including the date falling one month prior to the Final Maturity Date in relation to Revolving Facility B.
“Available Additional Facility Commitment” means, in relation to a Lender and an Additional Facility granted by it, at any time and save as otherwise provided in this Agreement, its Additional Facility Commitment in relation to that Additional Facility at such time less the Euro Amount of its share of the Utilisations made under that Additional Facility, adjusted to take account of:
(a)    any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, or any increase assumed by it of, any Additional Facility Commitment in relation to that Additional Facility, in each case, pursuant to the terms of this Agreement; and
(b)    in the case of any proposed Utilisation, the Euro Amount of its share of (i) any Utilisation under that Additional Facility which pursuant to any other Request is to be made, or as the case may be, issued under that Additional Facility, and (ii) in relation to an Additional Facility which is an Additional Revolving Facility, any Utilisation in respect of that Additional Facility which is due to be repaid, prepaid or expire (as the case may be), in each case, on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.
“Available Ancillary Facility Commitment” means, in relation to an Ancillary Facility Lender and an Ancillary Facility granted by it at any time, and save as otherwise provided in this Agreement or in the applicable Ancillary Facility Documents, its Ancillary Facility Commitment in relation to that Ancillary Facility at such time, less the Euro Amount of the relevant Ancillary Facility Outstandings at such time, provided always that such amount shall not be less than zero.
“Available Commitment” means, in relation to a Lender, the aggregate amount of its Available Additional Facility Commitments, its Available Revolving Facility A Commitments, its Available Revolving Facility B Commitments and its Available Ancillary Facility Commitments, or, in the context of a particular Facility, its Available Additional Facility Commitments, its Available Revolving Facility A Commitments, its Available Revolving Facility B Commitments or its Available Ancillary Facility Commitments, in respect of that Facility, as the context may require.
“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Facility Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Facility Lender against liabilities owed to it by that Borrower under that Ancillary Facility.
“Available Facility” means, in relation to a Facility, at any time, the aggregate amount of the Available Commitments in respect of that Facility at that time.
“Available Revolving Facility” means, in relation to a Revolving Facility, at any time, the aggregate amount of the Available Revolving Facility Commitments in respect of the relevant Revolving Facility at that time.

“Available Revolving Facility A Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Revolving Facility A Commitment at such time, less the Euro Amount of its share of the Revolving Facility A Outstandings, adjusted to take account of:
(a)    any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, or any increase assumed by it of, any Revolving Facility A Commitment, in each case, pursuant to the terms of this Agreement; and
(b)    in the case of any proposed Utilisation, the Euro Amount of its share of (i) any Revolving Facility A Advance and/or Documentary Credit which pursuant to any other Request is to be made or, as the case may be, issued under Revolving Facility A and (ii) any Revolving Facility A Advance and/or Documentary Credit issued under Revolving Facility A which is due to be repaid, prepaid or expire (as the case may be), in each case, on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.
“Available Revolving Facility B Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Revolving Facility B Commitment at such time, less the Euro Amount of its share of the Revolving Facility B Outstandings, adjusted to take account of:
(a)    any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, or any increase assumed by it of, any Revolving Facility B Commitment, in each case, pursuant to the terms of this Agreement; and
(b)    in the case of any proposed Utilisation, the Euro Amount of its share of (i) any Revolving Facility B Advance and/or Documentary Credit which pursuant to any other Request is to be made or, as the case may be, issued under Revolving Facility B and (ii) any Revolving Facility B Advance and/or Documentary Credit issued under Revolving Facility B which is due to be repaid, prepaid or expire (as the case may be), in each case, on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.
“Available Revolving Facility Commitment” means the Available Revolving Facility A Commitment and/or the Available Revolving Facility B Commitment (as the context requires).
“Backstop Rate Switch Date” means:
(a)    in relation to a Rate Switch Currency, the date (if any) specified as such in the applicable Reference Rate Terms; or
(b)    any other date as may be agreed between UPC Broadband and all Lenders under the relevant Facility.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:
(a)    in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law as described in the EU Bail-In Legislation Schedule from time to time;
(b)    in relation to the United Kingdom, Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and
(c)    in relation to any other state, any analogous law from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law.
“Bank Levy” means the bank levy which is imposed (i) under section 73 of, and schedule 19 to, the Finance Act 2011 (the “UK Bank Levy”), (ii) the Dutch bankenbelasting as set out in the Dutch bank levy act (Wet bankenbelasting), (iii) the German bank levy as set out in the German Restructuring Fund Act 2010 (Gesetz zur Errichtung eines Restrukturierungsfonds für Kreditinstitute) (as amended) and (iv) any levy or Tax of an equivalent nature imposed in any jurisdiction in a similar context or for a similar reason to that in and/or which the UK Bank Levy has been imposed by reference to the equity and liability of a financial institution or other person carrying out financial transactions.
“Basel II” has the meaning given to such term in Clause 17.3(a)(iii) (Exceptions).
“Beneficiaries” has the meaning given to such term in the Intercreditor Agreement.
“BEPS Action 6” means Action 6 of the Base Erosion and Profit Shifting Action Plan as set out in the Final Report published by the Organisation for Economic and Corporate Development on 5 October 2015.
“Borrower” means UPC Broadband and any Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30.2 (Transfers by Obligors) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Ancillary Facility Lender pursuant to Clause 7.7 (Affiliates of Borrowers).
“Borrower Group” means:
(a)    UPC Broadband and any Permitted Affiliate Parent and each of their direct and indirect Subsidiaries from time to time other than the Borrower Group Excluded Subsidiaries;
(b)    UPC Financing; and
(c)    any Affiliate Subsidiary,
provided that at any time after a Group Redesignation Notice has been delivered to the Facility Agent in accordance with Clause 21.32 (Group Redesignation), the “Borrower Group” shall also include each New Group Topco and its Subsidiaries, other than Borrower Group Excluded Subsidiaries.
“Borrower Group Excluded Subsidiary” means:
(a)    any Subsidiary of (i) UPC Broadband, (ii) any Permitted Affiliate Parent or (iii) any New Group Topco, in each case, which is a Dormant Subsidiary and which is not a Guarantor;

(b)    any Unrestricted Subsidiary;
(c)    any Subsidiary of (i) UPC Broadband, (ii) any Permitted Affiliate Parent or (iii) any New Group Topco, in each case, which is a Project Company;
(d)    any Asset Securitisation Subsidiary;
(e)    any person which becomes a Subsidiary of UPC Broadband or a Subsidiary of any Permitted Affiliate Parent pursuant to an Asset Passthrough;
(f)    any person which becomes a Subsidiary of any New Group Topco after the 2020 Amendment Effective Date pursuant to an Asset Passthrough; and
(g)    any Subsidiary of a person that is a Borrower Group Excluded Subsidiary pursuant to any of paragraphs (a) to (f) above, provided that any Borrower Group Excluded Subsidiary may, at the election of UPC Broadband and upon not less than 10 Business Days prior written notice to the Facility Agent, cease to be a Borrower Group Excluded Subsidiary and become a member of the Borrower Group.
“Borrower Group Reconciliation” means an unaudited schedule to any financial statements of the Reporting Entity delivered in accordance with Clause 21.2 (Financial information) demonstrating the necessary adjustments that would need to be made to the financial statements of the Reporting Entity to derive financial information applicable to the Borrower Group prepared in accordance with the Relevant Accounting Principles.
“Borrower Holdco” means a direct Holding Company of a member of the Borrower Group which is not a member of the Borrower Group.
“Break Costs” means, in respect of any Term Rate Advance, any amount specified as such in the applicable Reference Rate Terms for that Term Rate Advance.
“Business” means:
(a)    any business that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Agreement), operation, utilisation and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi-channel television and radio, programming, telephony, Internet services and content, high speed data transmission, video, multi-media and related activities);
(b)    any business that consists of the provision, creation, distribution and broadcasting of Content;
(c)    any business that comprises being a Holding Company of one or more persons engaged in any business referred to in paragraphs (a), (b) and (d) of this definition; and
(d)    any business or provision of services substantially the same or similar to that of any member of the Wider Group on the 2016 First Amendment Effective Date,

and any related ancillary or complementary business to any of the services described above and references to “business” or “ordinary course of business” shall be similarly construed.
“Business Day” means:
(a)    a day (other than a Saturday or Sunday) on which banks are open for general business in:
(i)    London and Amsterdam;
(ii)    in relation to a transaction involving US Dollars, New York; and
(iii)    in relation to a transaction involving Sterling, an Additional Currency or an Optional Currency, the principal financial centre of the country of that currency;
(b)    in relation to a Quotation Date or a payment date for Euros, a TARGET Day; and
(c)    in relation to:
(i)    the fixing of an interest rate in relation to a Term Rate Advance;
(ii)    any date for payment or purchase of an amount relating to a Compounded Rate Advance; or
(iii)    the determination of the first day or the last day of an Interest Period for a Compounded Rate Advance, or otherwise in relation to the determination of the length of such an Interest Period, which is an Additional Business Day relating to that currency or that Advance or Unpaid Sum.
“Business Division Transaction” means any sale, transfer, demerger, partial demerger, contribution, spin off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Borrower Group which comprise all or part of any business division (or its predecessors or successors), to or with any person, whether or not within the Borrower Group.
“Cancellation Notice means a notice of cancellation and/or prepayment substantially in the form of Part 2 of Schedule 3 (Form of Cancellation and/or Prepayment Notice).
“Capital Expenditure” means any expenditure which is or will be treated as a capital expenditure in the audited consolidated financial statements of the Borrower Group in accordance with the Relevant Accounting Principles.
“Cash” means, at any time, without double counting:
(a)    all Cash Equivalent Investments; and
(b)    cash (in cleared balances) denominated in Euro (or any other currency freely convertible into Euro) and credited to an account in the name of a member of the Borrower Group, a member of the UGCE Borrower Group, UPC Holding or any other issuer of Holdco Debt (as applicable) with an Acceptable Bank and to which such a member of the Borrower Group, a member of the UGCE Borrower Group, UPC Holding or any other issuer of Holdco Debt (as applicable) is alone (or, in the case of a member of the Borrower Group, together with other members of the Borrower Group) beneficially entitled and for so long as:
(i)    such cash is repayable on demand (including any cash held on time deposit which is capable of being broken and the balance received within two Business Days of notice provided that any such cash shall only be taken into account net of any penalties or costs which would be incurred in breaking the relevant time deposit); or
(ii)    such cash has been deposited with an Acceptable Bank as security for any performance bond, guarantee, standby letter of credit or similar facility the contingent liabilities relating to such having been included in the calculation of Senior Net Debt or Total Net Debt (as applicable), and, in any such case:
(A)    repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Borrower Group, a member of the UGCE Borrower Group, UPC Holding or any other issuer of Holdco Debt (as applicable) or of any other person whatsoever or on the satisfaction of any other condition;
(B)    there is no encumbrance over that cash except for the Security or any encumbrance constituted by a netting or set-off arrangement entered into by members of the Borrower Group, a member of the UGCE Borrower Group, UPC Holding or any other issuer of Holdco Debt (as applicable) in the ordinary course of their banking arrangements and any Security Interest granted in connection with such banking arrangements; and
(C)    the cash is freely and (except as mentioned in paragraph (ii) above) immediately available to be applied in repayment or prepayment of the Facilities or Financial Indebtedness of the Borrower Group, a member of the UGCE Borrower Group, UPC Holding or any other issuer of Holdco Debt (as applicable).
“Cash Equivalent Investment” means:
(a)    securities or obligations issued, insured or unconditionally guaranteed by the United States government, the government of the United Kingdom, the relevant member state of the European Union (each, a “Qualified Country”) or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;
(b)    securities or obligations issued by any Qualified Country, or any political subdivision of any such Qualified Country, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then from another nationally recognised rating service);
(c)    commercial paper issued by any Lender or any bank holding company owning any Lender;

(d)    commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognised rating service);
(e)    time deposits, eurodollar time deposits, bank deposits, certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank or trust company (x) having combined capital and surplus of not less than US$250.0 million in the case of US banks and US$100.0 million (or the US Dollar equivalent thereof) in the case of non-US banks or (y) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by Standard & Poor’s, or “A-” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognised rating agency);
(f)    auction rate securities rated at least Aa3 by Moody’s and AA- by Standard & Poor’s (or, if at any time either Standard & Poor’s or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognised rating service);
(g)    repurchase agreements or obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognised national standing;
(h)    marketable short-term money market and similar funds (x) either having assets in excess of US$250.0 million (or US Dollar equivalent thereof) or (y) having a rating of at least A-2 or P-2 from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognised rating service in the United States);
(i)    interests in investment companies or money market funds, 95% the investments of which are one or more of the types of assets or instruments described in clauses (a) through (h) above;
(j)    any other debt security approved by the Majority Lenders;
(k)    any other investments used by UPC Broadband, any Permitted Affiliate Parent or any member of the Borrower Group as temporary investments permitted by the Facility Agent in writing in its sole discretion; and
(l)    in the case of investments by UPC Broadband, any Permitted Affiliate Parent or any member of the Borrower Group organised or located in a jurisdiction other than the United States or a member state of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilised high-quality investments in the country where such member of the Borrower Group is organised or located or in which such investment is made, all as conclusively determined in good faith by UPC Broadband, in each case to which any member of the Borrower Group, a member of the UGCE Borrower Group, UPC Holding or any other issuer of Holdco Debt is alone (or, in the case of a member of the Borrower Group, together with other members of the Borrower Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Borrower Group or subject to any Security Interest (other than Security Interests arising under the Security Documents).
“Cash Flow Hedging Agreement” means transactions and arrangements entered into by any Obligor with a Hedge Counterparty directly relating to the management of currency exchange risk arising out of income denominated in a currency other than a currency in which the relevant member of the Borrower Group whose currency exchange risk is being managed receives income.
“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.
“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.
“Change of Control” has the meaning given to such term in Clause 10.4 (Change of Control).
“Code” means the United States Internal Revenue Code of 1986, as amended and any rule or regulation issued thereunder from time to time in effect.
“Commitments” means Additional Facility Commitments, Revolving Facility A Commitments and/or Revolving Facility B Commitments and, where the context so requires, each of them.
“Common Holding Company” has the meaning given to such term in Clause 30.7(a)(v) (Permitted Affiliate Group Designation).
“Composite Revolving Facility Instructing Group” means, at any time, a Lender or Lenders under Maintenance Covenant Revolving Facilities whose aggregate undrawn Revolving Facility Commitments and Additional Facility Commitments in relation to Maintenance Covenant Revolving Facilities (translated into Euros, where such Commitment is denominated in US Dollars or an Additional Currency, on the basis of the Agent’s Spot Rate of Exchange on the date of the relevant Additional Facility Accession Agreement) and participations in outstanding Utilisations (calculated by reference to the Euro Amounts of such Utilisations), in each case, under the Maintenance Covenant Revolving Facilities, exceed 50 per cent. of the total aggregate undrawn Revolving Facility Commitments and Additional Facility Commitments in relation to Maintenance Covenant Revolving Facilities (translated into Euros, where such Commitment is denominated in US Dollars or an Additional Currency, on the basis of the Agent’s Spot Rate of Exchange on the date of the relevant Additional Facility Accession Agreement) and participations in outstanding Utilisations (calculated by reference to the Euro Amounts of such Utilisations), in each case, under all the Maintenance Covenant Revolving Facilities and calculated in accordance with the provisions of Clause 29.5 (Calculation of Consent).
“Compounded Rate Advance” means:
(a)    any Advance made or, if applicable, any Unpaid Sum which is due under a Compounded Rate Facility denominated in a Compounded Rate Currency which is, or becomes, a “Compounded Rate Advance” pursuant to Clause 11 (Rate Switch); and
(b)    any Advance or, if applicable, any Unpaid Sum for which the applicable interest rate is being calculated by the Facility Agent using compounding methodology by reference to an Alternative Fallback Rate pursuant to the operation of Clause 16.1(e) (Interest calculation if no Primary Term Rate) (provided that, for the avoidance of doubt, the use of such compounding methodology is consistent with prevailing market practice for such Alternative Fallback Rate).
“Compounded Rate Currency” means any currency which is not a Term Rate Currency.
“Compounded Rate Facility” means:
(a)    Revolving Facility A;
(b)    Revolving Facility B; and
(c)    any other Facility designated as a “Compounded Rate Facility” in writing by UPC Broadband and the Facility Agent (acting on the instructions of all the Lenders under that Facility).
“Compounded Rate Interest Payment” means the aggregate amount of interest that:
(a)    is, or is scheduled to become, payable under any Finance Document; and
(b)    relates to a Compounded Rate Advance.
“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Advance, the percentage rate per annum which is the aggregate of:
(a)    the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and
(b)    the applicable Credit Adjustment Spread (if any),
provided that if such rate is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero except as otherwise set out in the Reference Rate Terms for the applicable currency and Facility, or in an applicable Additional Facility Accession Agreement.
“Confidentiality Undertaking” means a confidentiality undertaking substantially in the recommended form of either the LMA or the LSTA or in any other form agreed between UPC Broadband and the Facility Agent.
“Content” means production of and any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an Internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or herein after invented).
“Content Transaction” means any sale, transfer, demerger, contribution, spin-off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Borrower Group which comprise all or part of the Content business of the Borrower Group, to or with any person whether or not within the Borrower Group.

“Control” means the power of a person:
(a)    by means of the holding of shares or the possession of voting power in or in relation to any other person; or
(b)    by virtue of any powers conferred by the articles of association or other documents regulating any other person, to direct or cause the direction of the management and policies of that other person, and “Controlled” and “Controlling” have a corresponding meaning.
“Conversion Notice” has the meaning given to such term in paragraph (a) of Clause 7.1 (Utilisation of Ancillary Facilities).
“Cost” means the cost estimated in good faith by the relevant member of the Borrower Group to have been incurred or to be received by that member of the Borrower Group in the provision or receipt of the relevant service, facility or arrangement, including, without limitation, a proportion of any material employment, property, information technology, administration, utilities, transport and materials or other costs incurred or received in the provision or receipt of such service, facility or arrangement but excluding costs which are either not material or not directly attributable to the provision or receipt of the relevant service, facility or arrangement.
“Credit Adjustment Spread” means, in respect of any Advance, any rate which is either:
(a)    specified as such in the applicable Reference Rate Terms; or
(b)    determined by the Facility Agent (or at the election of UPC Broadband, by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.
“Credit Facility Excluded Amount” means the greater of:
(a)    €400,000,000 (or its equivalent in other currencies); and
(b)    0.25 multiplied by Annualised EBITDA for the most recent Ratio Period.
“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Advance, the percentage rate per annum determined by the Facility Agent (or at the election of UPC Broadband, by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 14 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Methodology Supplement.
“Daily Rate” means the rate specified as such in the applicable Reference Rate Terms.
“Dangerous Substance” means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which, taking into account the concentrations and quantities present and the manner in which it is being used or handled, it is reasonably foreseeable will cause harm to man or any other living organism or damage to the Environment including any controlled, special, hazardous, toxic, radioactive or dangerous waste.

“Default” means:
(a)    an Event of Default; or
(b)    any event or circumstance specified in Clause 23 (Default) which would (with the expiry of a grace period or the giving of notice) be an Event of Default.
“Defaulting Lender” means any Lender (other than a Lender which is or becomes a member of the Wider Group):
(a)    which has failed to make its participation in an Advance available (or has notified the Facility Agent or UPC Broadband (which has notified the Facility Agent) that it will not make its participation in an Advance available) by the Utilisation Date of that Advance in accordance with Clause 5.4 (Participations in Advances) or has failed to provide cash collateral (or has notified an L/C Bank or UPC Broadband (which has notified the relevant L/C Bank) that it will not provide cash collateral) in accordance with Clause 6.8 (Cash Collateral by Non-Acceptable L/C Lender);
(b)    which has otherwise rescinded or repudiated a Finance Document;
(c)    which is an L/C Bank which has failed to issue or re-issue a Documentary Credit (or has notified the Facility Agent or UPC Broadband (which has notified the Facility Agent) that it will not issue or re-issue a Documentary Credit) in accordance with Clause 6 (Documentary Credits) or which has failed to pay a claim (or has notified the Facility Agent or UPC Broadband (which has notified the Facility Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 6.6 (Claims under a Documentary Credit); or
(d)    with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) or (c) above:
(i)    its failure to pay is caused by:
(A)    administrative or technical error; or
(B)    a Disruption Event,
and payment is made within two Business Days of its due date; or
(ii)    the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
“Designated Gross Amount” has the meaning given to such term in Clause 7.1(b) (Utilisation of Ancillary Facilities).
“Designated Net Amount” has the meaning given to such term in Clause 7.1(b) (Utilisation of Ancillary Facilities).
“Designated Party” means any person listed:
(a)    in the Annex to the Executive Order;
(b)    on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

(c)    in any successor list to either of the foregoing.
“Designated Website” has the meaning given to such term in Clause 37.3(a) (Use of Websites/E-mail).
“Disruption Event” means either or both of:
(a)    a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)    the occurrence of any other event which results in a material disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)    from performing its payment obligations under the Finance Documents; or
(ii)    from communicating with other parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
“Distribution Business” means:
(a)    the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for avoidance of doubt master antenna television, satellite master antenna television, single and multi-channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or
(b)    any business which is incidental to or related to and, in either case, material to such business.
“Documentary Credit” means a letter of credit, bank guarantee, indemnity, performance bond or other documentary credit issued or to be issued by an L/C Bank pursuant to Clause 5.1 (Delivery of request).
“Documentary Credit Beneficiary” means a beneficiary in respect of a Documentary Credit.
“Dormant Subsidiary” means a member of the Borrower Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of more than €10,000 (excluding loans existing on the Signing Date owed to it by members of the Borrower Group) or its equivalent in other currencies.
“Dutch Borrower” means a Borrower incorporated in The Netherlands.
“Eastern Europe” means Europe other than Western Europe.

“EBITDA” has the meaning given to such term in Clause 22.1 (Financial definitions).
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“Effective Date” means the day falling no less than five Business Days after the Signing Date, on which the Facility Agent notified UPC Broadband and the Lenders that it had received written confirmation from the Existing Facility Agents that the conditions precedent referred to in Clause 2(b) of the amendment and restatement agreement dated on or around the Signing Date between, inter alia, UPC Broadband and the Existing Facility Agents amending and restating the Existing Facility Agreement had been either satisfied or waived and that such agreement was effective.
“Environment” means the media of air, water and land (wherever occurring) and in relation to the media of air and water includes, without limitation, the air and water within buildings and the air and water within other natural or man-made structures above or below ground and any water contained in any underground strata.
“Environmental Claim” means any claim by any person:
(a)    in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or
(b)    that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings including, without limitation, any such claim that arises from injury to persons or property.
“Environmental Contamination” means each of the following and their consequences:
(a)    any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned or occupied by any member of the Borrower Group into any part of the Environment; or
(b)    any accident, fire, explosion or sudden event at any site owned or occupied by any member of the Borrower Group which is directly caused by or attributable to any Dangerous Substance; or
(c)    any other pollution of the Environment arising at or from any site owned or occupied by any member of the Borrower Group.
“Environmental Law” means all legislation, regulations or orders (insofar as such regulations or orders have the force of law) to the extent that it relates to the protection or impairment of the Environment or the control of Dangerous Substances (whether or not in force at the Signing Date) which are capable of enforcement in any applicable jurisdiction by legal process.
“Environmental Licence” means any permit, licence, authorisation, consent, filing, registration or other approval required by any Environmental Law.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any person treated as a single employer with any Obligor under section 414 of the Code.

“EU Bail-In Legislation Schedule” means the document described as such and published by the LMA (or any successor person) from time to time.
“Euro”, “Euros” or “€” means the single currency of the Participating Member States.
“Euro Amount” means at any time:
(a)    in relation to an Advance denominated in Euros, the amount thereof, and in relation to any other Advance, the Euro equivalent (calculated using the Agent’s Spot Rate of Exchange at the relevant time) of the amount specified in the Request (as at the date thereof) for that Advance, in each case, as adjusted, if necessary, in accordance with the terms of this Agreement and to reflect any repayment, consolidation or division of that Advance;
(b)    in relation to a Documentary Credit, (i) if such Documentary Credit is denominated in Euros, the Outstanding L/C Amount in relation to it at such time or (ii) if such Documentary Credit is not denominated in Euros, the Euro equivalent (calculated using the Agent’s Spot Rate of Exchange at the relevant time) of the Outstanding L/C Amount at such time, calculated as at the later of (A) the date which falls two Business Days before its issue date or any renewal date or (B) the date of any revaluation pursuant to Clause 6.4 (Revaluation of Documentary Credits);
(c)    in relation to any Ancillary Facility granted by a Lender, the amount of its Revolving Facility Commitment or Additional Facility Commitment converted to provide its Ancillary Facility Commitment as at the time of such conversion; and
(d)    in relation to any Outstandings, the aggregate of the Euro Amounts (calculated in accordance with paragraphs (a), (b) and (c) above) of each outstanding Advance and/or Outstanding L/C Amount, made under the relevant Facility or Facilities (as the case may be) and/or in relation to Ancillary Facility Outstandings, (i) if such Outstandings are denominated in Euro, the aggregate amount of such Outstandings at such time and (ii) if such Outstandings are not denominated in Euro, the Euro equivalent of the aggregate amount of such Outstandings at such time.
“Euro Term Rate Advance” means a Term Rate Advance denominated in Euros.
“Event of Default” means an event specified as such in Clause 23 (Default) and, in respect of any reference to such term:
(a)    in connection with Clause 21 (Undertakings) (including any defined terms when used in Clause 21 (Undertakings)); and
(b)    in connection with any other provision of this Agreement, with respect to any Lender or Lenders under Maintenance Covenant Revolving Facilities only, shall include a breach of the undertaking set out in Clause 22.2 (Financial Ratio), to the extent tested and not cured (or deemed to be cured) in accordance with Clause 22.2 (Financial Ratio) or pursuant to Clause 22.4 (Cure Provisions) and provided that the cure period in Clause 22.4 (Cure Provisions) has expired.
“Excess Capacity Network Services” means the provision of network services, or agreement to provide network services, by a member of the Borrower Group in favour of one or more members of the Wider Group where such network services are only provided in respect of the capacity available to such member of the Borrower Group in excess of that network capacity it requires to continue to provide current services to its existing and projected future customers and to allow it to provide further services to both its existing and projected future customers.
“Existing Facility” means a facility made available to a borrower under the Existing Facility Agreement.
“Existing Facility Agent” means Toronto Dominion (Texas) LLC as facility agent under the Existing Facility.
“Existing Facility Agents” means the facility agents under the Existing Facility.
“Existing Facility Agreement” means the senior secured credit facility dated 26 October 2000 made between, inter alia, UPC Broadband, UPC Financing and Toronto Dominion (Texas) LLC as facility agent and the banks and financial institutions listed therein, as amended from time to time.
“Existing Finance Document” means a Finance Document as defined in the Existing Facility Agreement.
“Existing Intercreditor Deed” means the intercreditor deed entered into on or about the Signing Date between, among others, the Facility Agent and the Security Agent, the facility agent and security agent under the Existing Facility Agreement and UPC Broadband.
“Existing Lender” has the meaning given to such term in Clause 30.3 (Transfers by Lenders).
“Existing Security Deed” means the security deed dated 26 October 2000 between, among others, UPC Broadband, UPC Financing, UPC, UPC Holding, the Existing Facility Agents, TD Bank Europe as security agent, the lenders and financial institutions listed therein, the senior hedging banks and the high yield hedging banks listed therein and each Subordinated Creditor (as defined in the Existing Security Deed) and includes each Deed of Accession (as defined in the Existing Security Deed) entered into in relation to the Existing Security Deed.
“Existing Security Documents” means:
(a)    the Security Documents as defined in paragraph (a) of the definition of Security Documents in the Existing Facility Agreement; and
(b)    any other Security Documents as defined in paragraph (b) of the definition of Security Documents in the Existing Facility Agreement provided that the Security Interest(s) granted under any such Security Document are simultaneously granted on the same terms (save for variations directly attributable to the identity of the parties and the loan amounts) to the Security Agent on behalf of Beneficiaries to secure the Secured Obligations (as defined in the Intercreditor Agreement).
“Expiry Date” means, in relation to a Documentary Credit granted under this Agreement, the date stated in it to be its expiry date or the latest date on which demand may be made under it being a date falling on or prior to the Final Maturity Date in respect of the relevant Revolving Facility or the relevant Additional Revolving Facility (as applicable).
“Facility” means each Revolving Facility, any Additional Facility, any Ancillary Facility or any facility under which a Documentary Credit is made available, as the context may require.

“Facility Office” means the office(s) notified by a Lender to the Facility Agent:
(a)    on or before the date it becomes a Lender; or
(b)    by not less than five Business Days’ notice,
as the office(s) through which it will perform all or any of its obligations under this Agreement or in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.
“Fallback Interest Period” means one month.
“FATCA” means:
(a)    sections 1471 to 1474 of the Code or any associated regulations;
(b)    any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)    any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
“FATCA Application Date” means:
(a)    in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interests and certain other sources within the US), 1 July 2014; or
(b)    in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.
“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“FATCA Exempt Party” means a Party which is entitled to receive payments free from any deduction on account of FATCA.
“Fee Letter” means any letter entered into by reference to this Agreement between a Finance Party and an Obligor which sets out any of the fees payable under Clause 25 (Fees).
“Final Maturity Date” means:
(a)    in relation to an Additional Facility, the date specified as the “Final Maturity Date” in the relevant Additional Facility Accession Agreement or, if that day is not a Business Day, the immediately preceding Business Day (and without any such designation means the latest such date);
(b)    in relation to Revolving Facility A, 31 May 2026; and
(c)    in relation to Revolving Facility B, 30 September 2029.

“Finance Document” means:
(a)    this Agreement;
(b)    a Security Document;
(c)    a Fee Letter;
(d)    an Obligor Accession Agreement;
(e)    an Increase Confirmation;
(f)    an Additional Facility Accession Agreement;
(g)    the Existing Intercreditor Deed;
(h)    the Intercreditor Agreement;
(i)    any Ancillary Facility Document;
(j)    any Documentary Credit;
(k)    any Reference Rate Supplement;
(l)    any Methodology Supplement; and
(m)    any other document designated in writing as such by the Facility Agent and UPC Broadband.
“Finance Lease” means a lease treated as a capital or finance lease pursuant to the Relevant Accounting Principles.
“Finance Party” means a Lender, the Facility Agent or the Security Agent.
“Financial Indebtedness” means, without double counting, indebtedness in respect of:
(a)    money borrowed or raised and debit balances at banks;
(b)    any bond, note, loan stock, debenture or similar debt instrument;
(c)    acceptance or documentary credit facilities;
(d)    (for the purposes of Clause 23.5 (Cross default) only) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the mark-to-market value (or, if any actual amount is due as a result of the termination or close-out of all or part of that derivative transaction, that amount together with the mark-to-market value of any part of that derivative transaction in respect of which no amount is due as a result of a termination or close-out) shall be taken into account); and
(e)    guarantees in respect of indebtedness of any person falling within any of paragraphs (a) to (d) above (including for the avoidance of doubt, without double counting, guarantees given by a member of the Borrower Group for the indebtedness of the type falling within paragraphs (a) to (d) above of another member of the Borrower Group), provided that the following shall not be regarded as Financial Indebtedness:
(i)    indebtedness which has been cash-collateralised to the extent so cash-collateralised;
(ii)    indebtedness which is in the nature of equity (other than shares which are redeemable by the holder of such shares on or before the latest Final Maturity Date) or equity derivatives;
(iii)    any deposits or prepayments received by any member of the Borrower Group from a customer or subscriber for its service and any other deferred or prepaid revenue;
(iv)    obligations under Finance Leases and hire purchase contracts;
(v)    any indebtedness in respect of any transaction or series of transactions that may be entered into by any member of the Borrower Group pursuant to which any member of the Borrower Group may sell, convey or otherwise transfer to (1) an Asset Securitisation Subsidiary (in the case of a transfer by any member of the Borrower Group) and (2) any other person (in the case of a transfer by an Asset Securitisation Subsidiary), or may grant a security interest in, any receivables (whether now existing or arising in the future) of any member of the Borrower Group, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitisation involving receivables and any indebtedness in respect of Limited Recourse;
(vi)    any pension obligations and any obligation under employee plans or employment agreements;
(vii)    any obligations to make payments in relation to earn outs;
(viii)    any payments or liabilities for assets acquired or services supplied which are deferred (including, without limitation, any liability under an IRU Contract);
(ix)    any “parallel debt” obligations to the extent such obligations mirror other Financial Indebtedness;
(x)    receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any indebtedness in respect of an asset securitisation programme or receivables factoring transaction, or its equivalent in each case, and any related credit support and any indebtedness in respect of Limited Recourse; and
(xi)    any indebtedness of any member of the Borrower Group, in respect of which the person or persons to whom such indebtedness is or may be owed has or have no recourse whatsoever to any member of the Borrower Group for any payment or repayment in respect thereof:
(A)    other than recourse to such member of the Borrower Group which is limited solely to the amount of any recoveries made on the enforcement of any Security Interests securing such indebtedness or in respect of any other disposition or realisation of the assets underlying such indebtedness;
(B)    provided that such person or persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up, dissolution or administration of any member of the Borrower Group (or proceedings having an equivalent effect) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of any member of the Borrower Group or any of its assets until after the Commitments have been reduced to zero and all amounts outstanding under the Finance Documents have been repaid or paid in full; and
(C)    provided further that the principal amount of all indebtedness incurred and then outstanding pursuant to this paragraph does not exceed the greater of:
(1)    €100,000,000 (or its equivalent in other currencies); and
(2)    3 per cent. of Total Assets.
“Financial Quarter” means the period commencing on the day immediately following any Quarter Date in each year, and ending on the next succeeding Quarter Date.
“Financial Ratio Test Condition” has the meaning given to such term in Clause 22.2(a) (Financial Ratio).
“Fitch” means Fitch Ratings Ltd or any successor thereof.
“Fixed Rate Advance” means any Advance made or, if applicable, any Unpaid Sum due under a Fixed Rate Facility.
“Fixed Rate Facility” means:
(a)    Additional Facility AQ;
(b)    Additional Facility AZ; and
(c)    any other Facility designated as a “Fixed Rate Facility” in writing by UPC Broadband and the Facility Agent (acting on the instructions of all the Lenders under that Facility).
“Funded Excluded Subsidiary” means, in respect of a Funding Passthrough, the Borrower Group Excluded Subsidiary or any person in which a member of the Borrower Group owns an interest but which is not a member of the Borrower Group which:
(a)    indirectly receives funding from a Borrower Holdco; and/or
(b)    by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by it, directly or indirectly, makes a payment to a Borrower Holdco.

“Funding Passthrough” means a series of transactions between a Borrower Holdco, one or more members of the Borrower Group and a Funded Excluded Subsidiary where:
(a)    in the case of funding being provided by a Borrower Holdco to the Funded Excluded Subsidiary, that funding is:
(i)    first made available by that Borrower Holdco to UPC Broadband by way of the subscription for new securities, capital contribution or Subordinated Shareholder Loans; and
(ii)    secondly (if relevant) made available by the recipient of the Funding Passthrough under (i) above, to a member of the Borrower Group (other than UPC Broadband) which may be followed by one or more transactions between members of the Borrower Group (other than UPC Broadband) and finally made available by a member of the Borrower Group (other than UPC Broadband) to the Funded Excluded Subsidiary in all such cases by way of either the subscription for new securities, the advancing of loans or capital contribution; or
(b)    in the case of a payment to be made by the Funded Excluded Subsidiary to a Borrower Holdco that payment is:
(i)    first made by the Funded Excluded Subsidiary to a member of the Borrower Group, and thereafter is made between members of the Borrower Group (as relevant), by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by such Funded Excluded Subsidiary or relevant member of the Borrower Group; and
(ii)    finally made by UPC Broadband to that Borrower Holdco by way of dividend or other distribution, loan or the payment of interest on or the repayment of the principal amount of any loan made by way of Subordinated Shareholder Loans.
“Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to Clause 16.4(a)(ii) (Cost of funds).
“GAAP” means generally accepted accounting principles in the United States as in effect as of the OFS Date; provided that at any date after the OFS Date, UPC Broadband may make an election to establish that “GAAP” shall mean GAAP as in effect on a date that is on or prior to the date of such election; provided further that for the purposes of Clause 21.2 (Financial information), GAAP means generally accepted accounting principles in the United States as in effect from time to time.
“Group Redesignation Notice” has the meaning given to such term in Clause 21.32 (Group Redesignation).
“Guaranteed Document” means each Finance Document and each Hedging Agreement.
“Guarantor” means an Original Guarantor and each Additional Guarantor (including each 2023 Amendment Effective Date Guarantor) and any one of them as the context requires, provided that in either case, such person has not been released from its rights and obligations as a Guarantor hereunder pursuant to this Agreement.
“Hedge Counterparty” has the meaning given to it in the Intercreditor Agreement.

“Hedging Agreement” means any hedging agreement entered into by a Hedge Counterparty with a Hedging Debtor (as amended, increased or novated from time to time) including, without limitation, any Cash Flow Hedging Agreement.
“Hedging Debtor” means:
(a)    any member of the Borrower Group or the UGCE Borrower Group;
(b)    UPC Broadband Holdco;
(c)    any Permitted Affiliate Holdco; or
(d)    any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt, in each case that enters into a Hedging Agreement.
“Historic Primary Term Rate” means, in relation to any Term Rate Advance, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Term Rate Advance and which is as of a day which is no more than 30 days before the Quotation Date.
“Holdco Debt” means any Financial Indebtedness of UPC Broadband Holdco, any Permitted Affiliate Holdco and, in each case, one or more of their Subsidiaries (other than a member of the Borrower Group) in the form of:
(a)    Senior Unsecured Notes; and/or
(b)    any Financial Indebtedness incurred after the 2016 First Amendment Effective Date, where the incurrence of such Financial Indebtedness would not result in the pro forma ratio (giving effect to such incurrence and the ultimate use of proceeds thereof, which shall not include any cash balances resulting from such incurrence) on the Quarter Date prior to such incurrence (giving pro forma effect to any movement of cash out of the Borrower Group since such date pursuant to any Permitted Payments) of Total Net Debt to Annualised EBITDA being greater than 5.50:1 following such incurrence, provided that, in respect of any such Financial Indebtedness incurred after the 2016 First Amendment Effective Date, such Financial Indebtedness is designated as “Holdco Debt” by written notice from UPC Broadband to the Facility Agent and the Security Agent by the date when the consolidated financial statements are due to be provided pursuant to Clause 21.2 (Financial information) for the first full Financial Quarter after such incurrence.
“Holding Company” means, in relation to a person, a person of which that other person is a Subsidiary.
“Holding Company Expenses” means:
(a)    costs (including all professional fees and expenses) incurred by any Parent or any Subsidiary of a Parent in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Financial Indebtedness of any Parent and its Subsidiaries from time to time;

(b)    indemnification obligations of a Parent or any Subsidiary of a Parent owing to directors, officers, employees or other persons under its charter or by-laws or pursuant to written agreements with any such person with respect to its ownership of UPC Broadband, any Permitted Affiliate Parent or any Subsidiary of a Parent or the conduct of the business of the Borrower Group;
(c)    obligations of a Parent or any Subsidiary of a Parent in respect of director and officer insurance (including premiums therefor) with respect to ownership of UPC Broadband, any Permitted Affiliate Parent or any Subsidiary of a Parent or the conduct of the business of the Borrower Group;
(d)    general corporate overhead expenses, including professional fees and expenses and other operational expenses of a Parent or any Subsidiary of a Parent related to the ownership, stewardship or operation of the business of UPC Broadband or any member of the Borrower Group, including acquisitions, dispositions or treasury transactions by a member of the Borrower Group permitted hereunder (whether or not successful) in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of such Parent; and
(e)    fees and expenses payable by any Parent in connection with a Post-Closing Reorganisation.
“IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors as in effect as of the OFS Date; provided that at any date after the OFS Date, UPC Broadband may make an election to establish that “IFRS” shall mean IFRS as in effect on a date that is on or prior to the date of such election; provided further that for the purposes of Clause 21.2 (Financial information), IFRS means the accounting standards issued by the International Accounting Standards Board and its predecessors as in effect from time to time.
“Impaired Agent” means the Facility Agent at any time when:
(a)    it has failed to make (or has notified a Finance Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)    it otherwise rescinds or repudiates a Finance Document;
(c)    (if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or
(d)    an Insolvency Event has occurred and is continuing with respect to the Facility Agent, unless, in the case of paragraph (a) above:
(i)    its failure to pay is caused by:
(A)    administrative or technical error; or
(B)    a Disruption Event,
and payment is made within three Business Days of its due date; or
(ii)    the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 8 (Form of Increase Confirmation).
“Increase Lender” has the meaning set out in Clause 2.3(a) (Increase).
“Initial Additional Facility Lender” means a person which becomes a Lender under an Additional Facility pursuant to Clause 2.4 (Additional Facilities).
“Initial Revolving Facility” means the multicurrency revolving loan facility defined as the Revolving Facility formerly made available to the Borrower up to and excluding the 2023 Second Amendment Effective Date.
“Insolvency Event” in relation to a Finance Party or a Holding Company of that Finance Party means that the Finance Party or its Holding Company (as applicable):
(a)    is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)    becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)    makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)    institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
(e)    has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person not described in paragraph (d) above and:
(i)    results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)    is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)    has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(g)    seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person described in paragraph (d) above);
(h)    has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
(i)    has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; or
(j)    causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above.
“Intellectual Property Rights” means all know-how, patents, trade marks, designs and design rights, trading names, copyrights (including any copyright in computer software), database rights and other intellectual property rights anywhere in the world (in each case whether registered or not and including all applications for the same).
“Intercreditor Agreement” means:
(a)    the security deed dated 16 January 2004 between, among others, each Obligor, the Facility Agent, the Security Agent, the Lenders, the high yield hedging banks and each Subordinated Creditor, as such security deed is amended and restated from time to time including, without limitation, on the 2016 ICA Amendment Effective Date and includes each Deed of Accession (as defined in the Intercreditor Agreement) entered into in relation to such security deed; or
(b)    any supplemental intercreditor agreement (including any deeds of accession thereunder) entered into from time to time on substantially the same terms as the security deed referred to in paragraph (a) above or on terms which are otherwise satisfactory to the Facility Agent (acting reasonably).
“Interest” has the meaning given to such term in Clause 22.1 (Financial definitions).
“Interest Period” means each period determined in accordance with Clause 13.1 (Selection of Interest Periods).
“Interpolated Alternative Term Rate” means, in relation to any Term Rate Advance, the rate (rounded to the same number of decimal places as the two relevant Alternative Term Rates) which results from interpolating on a linear basis between:
(a)    the applicable Alternative Term Rate (as of the Quotation Time) for the longest period (for which that Alternative Term Rate is available) which is less than the Interest Period of that Term Rate Advance; and
(b)    the applicable Alternative Term Rate (as of the Quotation Time) for the shortest period (for which that Alternative Term Rate is available) which exceeds the Interest Period of that Term Rate Advance.
“Interpolated Historic Primary Term Rate” means, in relation to any Term Rate Advance, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:
(a)    the most recent applicable Primary Term Rate (as of a day which is not more than 30 days before the Quotation Date) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Term Rate Advance; and

(b)    the most recent applicable Primary Term Rate (as of a day which is not more than 30 days before the Quotation Date) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Term Rate Advance.
“Interpolated Primary Term Rate” means, in relation to any Term Rate Advance, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:
(a)    the applicable Primary Term Rate (as of the Quotation Time) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Term Rate Advance; and
(b)    the applicable Primary Term Rate (as of the Quotation Time) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Term Rate Advance.
“Intra-Group Services” means any of the following (provided that the terms of each such transaction are not materially less favourable, taken as a whole, to any member of the Borrower Group, as the case may be, than those that could be obtained in a comparable transaction in arm’s length dealings with a person that is not an Affiliate of UPC Broadband (or, in the event that there are no comparable transactions to apply for comparative purposes, is otherwise on terms that, taken as a whole, UPC Broadband or any Permitted Affiliate Parent has conclusively determined in good faith to be fair to that member of the Borrower Group)):
(a)    the sale of programming or other Content by any member(s) of the Wider Group to one or more members of the Borrower Group;
(b)    the lease or sublease of office space, other premises or equipment by one or more members of the Borrower Group to one or more members of the Wider Group or by one or more members of the Wider Group to one or more members of the Borrower Group;
(c)    the provision or receipt of other goods, services, facilities or other arrangements (in each case not constituting Financial Indebtedness) in the ordinary course of business, by or from one or more members of the Borrower Group to or from one or more members of the Wider Group including, without limitation:
(i)    the employment of personnel;
(ii)    provision of employee healthcare or other benefits;
(iii)    acting as agent to buy or develop equipment, other assets or services or to trade with residential or business customers; and
(iv)    the provision of treasury, audit, accounting, banking, strategy, branding, marketing, network, technology, research and development, installation and customer service, telephony, office, administrative, compliance, payroll or other similar services; and
(d)    the extension, in the ordinary course of business and on terms not materially less favourable to the relevant member of the Borrower Group than arms’ length terms, by or to any member of the Borrower Group to or by any such member of the Wider Group of trade credit not constituting Financial Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraph (a), (b) or (c) above.

“IRU Contract” means a contract entered into by UPC Broadband, any Permitted Affiliate Parent, or any member of the Borrower Group in the ordinary course of business in relation to the right to use capacity on a telecommunications cable system (including the right to lease such capacity to another person).
“Joint Venture” means any joint venture, partnership or similar arrangement between any member of the Borrower Group and any other person that is not a member of the Borrower Group.
“Joint Venture Parent” means the joint venture entity formed in a Parent Joint Venture Transaction.
“L/C Bank” means any Lender which has been appointed as an L/C Bank in accordance with Clause 6.11 (Appointment and Change of L/C Bank) and which has not resigned in accordance with paragraph (c) of Clause 6.11 (Appointment and Change of L/C Bank).
“L/C Bank Accession Certificate” means a duly completed accession certificate substantially in the form set out in Schedule 6 (Form of L/C Bank Accession Certificate).
“L/C Lender” has the meaning set out in Clause 6.1(b) (Issue of Documentary Credits).
“L/C Proportion” means:
(a)    in relation to a Lender in respect of any Documentary Credit issued under an Additional Facility and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by such Lender’s Available Additional Facility Commitment in relation to that Additional Facility to the aggregate of all Available Additional Facility Commitments in relation to that Additional Facility, in each case, immediately prior to the issue of such Documentary Credit; and
(b)    in relation to a Lender in respect of any Documentary Credit issued under a Revolving Facility and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by such Lender’s Available Revolving Facility Commitment to the Available Revolving Facility, in each case, immediately prior to the issue of such Documentary Credit.
“Law” means:
(a)    common or customary law;
(b)    any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction; and
(c)    any directive, regulation, practice, requirement which has the force of law and which is issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self-regulatory or other authority or agency.
“Lender” means:
(a)    an Initial Additional Facility Lender, each 2023 Revolving Facility A Lender and 2023 Revolving Facility B Lender;

(b)    any person which has become a Party as a “Lender” in accordance with Clause 2.3 (Increase); and
(c)    any person (including each L/C Bank and each Ancillary Facility Lender) which becomes a Lender after the Signing Date in accordance with this Agreement, which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.
“Lender Asset Security Release Confirmation” means a notice delivered from the Facility Agent to the Lenders confirming that the consents required under Clause 29 (Amendments and Waivers) to release all of the Security other than (i) that referred to in paragraph (b) of the definition of “80% Security Test” and (ii) any Security provided over any account in connection with a Borrower providing cash cover for a Documentary Credit or an Ancillary Facility pursuant to Clause 6.9(a) (Cash Cover by Borrower) and Clause 1.2(a)(iv) (Construction), have been obtained.
“Lending Transaction” has the meaning given to such term in Clause 21.15(r).
“LGEF” means:
(a)    Liberty Global Europe Financing B.V., a private limited liability company incorporated under the laws of The Netherlands under company registration number 33201321 and, as of the Signing Date, with its registered office at Amsterdam and its business office at Boeingavenue 53, 1119 PE Schiphol Rijk, The Netherlands; and
(b)    if the person referred to in paragraph (a) above:
(i)    consolidates with or merges with any other person or persons; or
(ii)    directly or indirectly, sells, leases, conveys or transfers all or substantially all of its assets to any other person or persons, the successor person formed by such consolidation or into which such person is merged or to which such conveyance, transfer or lease is made.
“LGEF Subsidiary” means:
(a)    any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50 per cent. of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions); or
(b)    any partnership, joint venture limited liability company or similar person of which more than 50 per cent. of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time owned or controlled, directly indirectly, by:
(i)    LGEF;
(ii)    LGEF and one or more LGEF Subsidiaries; or
(iii)    one or more LGEF Subsidiaries.

For the purposes of the above definition:
(A)    “Capital Stock” of any LGEF Subsidiary means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such LGEF Subsidiary, including any Preferred Stock, but excluding any debt securities convertible into such equity; and
(B)    “Preferred Stock”, as applied to the Capital Stock of any LGEF Subsidiary, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such LGEF Subsidiary, over shares of Capital Stock of any other class of such LGEF Subsidiary.
“Licence” means each approval, consent, authorisation and licence from, and all filings, registrations and agreements with any governmental or regulatory authority, in each case granted, issued, made or entered into pursuant to any Telecommunications and Cable Law necessary in order to enable each member of the Borrower Group to carry on its business as may be permitted by the terms of this Agreement.
“Limited Condition Transaction” means (i) any investment or acquisition, in each case, by a member of the Borrower Group of any assets, business or person, the consummation of which is not conditional on the availability of, or on obtaining, third party finance, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Financial Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) any Restricted Payment.
“Limited Recourse” means a letter of credit, revolving loan commitment, cash collateral account, guarantee or other credit enhancement issued by any member of the Borrower Group (other than an Asset Securitisation Subsidiary) in connection with the incurrence of Financial Indebtedness by an Asset Securitisation Subsidiary in relation to an asset securitisation programme or programmes or one or more receivables factoring transactions; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts, guarantees or other such credit enhancements of members of the Borrower Group (other than an Asset Securitisation Subsidiary) shall not exceed 25 per cent. of the principal amount of such Financial Indebtedness at any time.
“Liquidation Transfer” has the meaning given to such term in Clause 21.29 (Internal Reorganisations).
“LMA” means the Loan Market Association.
“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.
“LSTA” means the Loan Syndications & Trading Association.
“Maintenance Covenant Revolving Facilities” means:
(a)    Revolving Facility A;
(b)    Revolving Facility B; and

(c)    any Additional Revolving Facilities which are designated by UPC Broadband as such by notice in writing to the Facility Agent (including in the relevant Additional Facility Accession Agreement) at any time to have the benefit of Clause 22.2 (Financial Ratio).
“Majority Acquisition” has the meaning given in paragraph (b) of the definition of Permitted Acquisition.
“Majority Lenders” means, at any time Lenders the aggregate of whose undrawn Commitments (translated into Euros, where such Additional Facility Commitment is denominated in US Dollars or an Additional Currency on the basis of the Agent’s Spot Rate of Exchange on the date of the Additional Facility Accession Agreement) and participations in outstanding Utilisations (calculated by reference to the Euro Amounts of such Utilisations) exceeds 50 per cent. of the aggregate undrawn Total Commitments and the Euro Amount of outstanding Utilisations calculated in accordance with Clause 29.5 (Calculation of Consent).
“Management Fees” means any management, consultancy, stewardship or other similar fees payable by any member of the Borrower Group to any Restricted Person, including any fees, charges and related expenses incurred by any Parent on behalf of and/or charged to any member of the Borrower Group.
“Margin” means:
(a)    in relation to an Additional Facility, the amount specified in and, if applicable, adjusted in accordance with the Additional Facility Accession Agreement;
(b)    in relation to Revolving Facility A, the Revolving Facility A Margin; and
(c)    in relation to Revolving Facility B, the Revolving Facility B Margin.
“Margin Regulations” means Regulation T, Regulation U and Regulation X issued, in each case, by the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.
“Margin Stock” means “margin stock” or “margin securities” as defined in the Margin Regulations.
“Marketable Securities” means any security which is listed on any publicly recognised stock exchange and which has, or is issued by a person which has, a capitalisation of not less than €210,000,000 (or its equivalent in other currencies) as at the time such Marketable Securities are acquired by any member of the Borrower Group by way of consideration for any disposal permitted under Clause 21.11 (Disposals).
“Material Adverse Effect” means any event or circumstance which has a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under any of the Finance Documents.
“Material Subsidiary” means any Subsidiary of UPC Broadband or any Subsidiary of any Permitted Affiliate Parent (in each case, other than a Borrower Group Excluded Subsidiary) which accounts for more than five per cent. on an unconsolidated basis of consolidated EBITDA of the Borrower Group as shown in the financial statements most recently delivered under Clause 21.2(a)(i) or 21.2(a)(ii) (Financial information) (except that for purposes of determining the consolidated EBITDA of the Borrower Group in respect of the financial statements delivered under Clause 21.2(a)(ii) (Financial information), the amount of such EBITDA shall equal two times the consolidated EBITDA of the Borrower Group during the relevant Ratio Period ending on the date to which such financial statements are prepared).
If a Subsidiary which is not a Material Subsidiary on the basis of the most recent such financial statements most recently delivered receives on any date (the “Relevant Date”) a transfer of assets or the right to receive any earnings which, taken together with the existing earnings of that Subsidiary, would satisfy the test above, then that Subsidiary shall also be a Material Subsidiary on and from the Relevant Date. If a Material Subsidiary disposes of any assets or the right to receive any earnings such that it would on the basis of the most recent such financial statements most recently delivered cease to be a Material Subsidiary, then it shall be excluded as a Material Subsidiary on and from the date it makes such disposal.
“Maturing Advance” has the meaning given to such term in Clause 9.2 (Rollover).
“Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or any other applicable rate, a document which:
(a)    is agreed in writing by UPC Broadband and the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party);
(b)    specifies a calculation methodology for that rate; and
(c)    has been made available to each Finance Party.
“Mid-Interest Period Transfer” means an assignment, transfer or novation by an Existing Lender of all or any of its rights and/or obligations in respect of an Advance under this Agreement in accordance with Clause 30.3 (Transfers by Lenders) where such assignment, transfer or novation:
(a)    includes the assignment or transfer of the right to receive an amount of principal and interest under this Agreement; and
(b)    is made on a day other than the last day of an Interest Period.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereof, or any of its affiliates.
“Necessary Authorisations” means all material approvals, consents, authorisations and licences (other than the Licences) from, all rights granted by and all filings, registrations and agreements with, any government or other regulatory authority necessary in order to enable each member of the Borrower Group to carry on its business as may be permitted by the terms of this Agreement as carried on by it at the relevant time.
“Net Proceeds” means the aggregate cash (or cash equivalent) proceeds received by any member of the Borrower Group in consideration for or otherwise in respect of a relevant disposal, net of all Taxes applicable on, or to any gain resulting from, that disposal and of all costs, fees and expenses properly incurred by continuing members of the Borrower Group in arranging and effecting that disposal.
“Network” means the networks operated from time to time by any member of the Borrower Group pursuant to the Licences and in accordance with this Agreement.
“New Equity” means a subscription for capital stock of UPC Broadband or any other form of equity contribution to a member of the Borrower Group, in each case, where such subscription or contribution does not result in a Change of Control and is provided by a member of the Wider Group.
“New Group Topco” means any Holding Company of UPC Broadband and/or any Holding Company of any Permitted Affiliate Parent designated as such in a Group Redesignation Notice.
“New Lender” has the meaning given to such term in Clause 30.3 (Transfers by Lenders).
“Non-Acceptable L/C Lender” means a Lender under a Revolving Facility or an Additional Revolving Facility which the Facility Agent has determined:
(a)    is not an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” (other than a Lender which each L/C Bank has agreed is acceptable to it notwithstanding that fact, a 2016 First Amendment Effective Date Lender or any Affiliate of a 2016 First Amendment Effective Date Lender);
(b)    is a Defaulting Lender; or
(c)    has failed to make (or has notified the Facility Agent or UPC Broadband (which has notified the Facility Agent) that it will not make) a payment to be made by it under Clause 24.12 (Indemnities) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at (i) or (ii) of the definition of “Defaulting Lender”.
“Non-Consenting Lender” is a Lender which does not agree to a consent to an amendment to, or a waiver of, any provision of the relevant Finance Documents where:
(a)    UPC Broadband or the Facility Agent has requested the Lenders to consent to an amendment to, or waiver, of any provision of the Finance Documents;
(b)    the consent or amendment in question requires the agreement of the Lenders affected thereby pursuant to Clause 29.2 (Exceptions) (and such Lender is one of the Lenders affected thereby);
(c)    Lenders representing not less than 80 per cent. of the Commitments or Outstandings, as the case may be, of the Lenders affected thereby have agreed to such consent or amendment; and
(d)    UPC Broadband has notified the Lender it will treat it as a Non-Consenting Lender.
“Non-Distribution Business Assets” has the meaning given to such term in Clause 21.11(b)(xxxiv) (Disposals).
“Non-Funding Lender” is either:
(a)    a Lender which fails to comply with its obligation to participate in any Utilisation where:
(i)    all conditions to the relevant Utilisation (including without limitation, delivery of a Request) have been satisfied or waived by the Majority

Lenders in relation to the Facility in respect of that Utilisation in accordance with the terms of this Agreement;
(ii)    Lenders representing not less than 80 per cent. of the relevant Commitments have agreed to comply with their obligations to participate in such Utilisation; and
(iii)    UPC Broadband has notified the Lender that it will treat it as a Non-Funding Lender;
(b)    a Lender which has given notice to a Borrower or the Facility Agent that it will not make, or it has disaffirmed or repudiated any obligation to participate in, an Utilisation; or
(c)    a Defaulting Lender.
“Novation Certificate” has the meaning given to such term in Clause 30.4(a)(i) (Procedure for novations).
“Obligor” means a Borrower or a Guarantor.
“Obligor Accession Agreement” means a deed in the form of Part 3 of Schedule 4 (Obligor Accession Agreement), with such amendments as the Facility Agent may approve or reasonably require (including, without limitation, any limitation on the obligations of the relevant Additional Guarantor which has been approved by the Facility Agent pursuant to Clause 30.8(a)(vi) (Additional Obligors)).
“Obligor Pledge of Shareholder Loans” means the deeds of pledge of shareholder loans entered into between certain Obligors and the Security Agent listed in paragraphs 3(a), (c), (d), (e), (f) and (g) of Schedule 5 (Security Documents) and any other deed of pledge of shareholder loans in substantially the same form entered into by an Obligor pursuant to any such deed of pledge or Clause 21.15(a) (Loans and guarantees) or Clause 30.8 (Additional Obligors).
“Obligors’ Framework Agreement” means the Framework Agreement (as defined in any Obligor Pledge of Shareholder Loans).
“OFS Date” means the date on which the Original Borrower Group Financial Statements were prepared.
“Operational Expenditure” means any expenditure which is or will be treated as operational expenditure in the financial statements of the Borrower Group prepared in accordance with the Relevant Accounting Principles and delivered to the Facility Agent pursuant to Clause 21.2 (Financial information).
“Optional Currency” means, in relation to any Utilisation, any currency other than Euros, US Dollars and Swiss Francs:
(a)    which is readily available to banks in the London interbank market, and is freely convertible into Euros in the Relevant Market at the Specified Time (in the case of a Term Rate Advance) and on the Utilisation Date for the relevant Utilisation;
(b)    which has been approved by the Facility Agent (acting on the instructions of all the affected Lenders in relation to that Utilisation) on or prior to receipt by the Facility Agent of the relevant Request; and
(c)    for which there are Reference Rate Terms.

“Original Borrower Group Financial Statements” means the financial statements of the Borrower Group for the Accounting Period ended 31 March 2003 (comprising the unaudited compiled financial statements of each of the Obligors for the Accounting Period ended 31 March 2003 and a combination of those financial statements).
“Outstanding L/C Amount” means each sum paid or payable by an L/C Bank to a Documentary Credit Beneficiary pursuant to the terms of a Documentary Credit which has not been reimbursed or in respect of which cash cover has not been provided by or on behalf of a relevant Borrower.
“Outstandings” means, at any time and without double counting, the aggregate principal amount of:
(a)    any Advances outstanding under this Agreement;
(b)    each Lender under the relevant Revolving Facility’s participation in an Outstanding L/C Amount;
(c)    each Additional Facility Lender’s participation in an Outstanding L/C Amount;
(d)    any Ancillary Facility Outstandings;
(e)    any Revolving Facility A Outstandings; and
(f)    any Revolving Facility B Outstandings.
“Paper Form Lender” has the meaning given to such term in Clause 37.3(b) (Use of Websites/E-mail).
“Parent” means:
(a)    the Ultimate Parent;
(b)    any Subsidiary of the Ultimate Parent of which UPC Broadband or any Permitted Affiliate Parent is a Subsidiary (including, for the avoidance of doubt, the Spin Parent and any Subsidiary of the Spin Parent following any Spin-Off); and
(c)    any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.
“Parent Joint Venture Holders” means the holders of the share capital of the Joint Venture Parent.
“Parent Joint Venture Transaction” means a transaction pursuant to which a joint venture is formed by the contribution of some or all of the assets of a Holding Company of any member of the Borrower Group or issuance or sale of shares of a Holding Company of any member of the Borrower Group to one or more persons which are not Affiliates of the Ultimate Parent.
“Pari Passu Debt Documents” has the meaning given to such term in the Intercreditor Agreement.
“Participating Member State” means any member state of the European Union that at the relevant time has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.
“Patriot Act” means the USA Patriot Act (Title 111 of Pub. L. 107-65 (signed into law October 26, 2001)).
“Paying Lender” has the meaning given to such term in Clause 7.3 (Ancillary Facility Default).
“Permitted Acquisition” means:
(a)    any Acquisition of a member of the Borrower Group by any other member of the Borrower Group as part of the solvent reorganisation of the Borrower Group;
(b)    any Acquisition where, upon completion of the Acquisition, the person acquired will be a Subsidiary of UPC Broadband or a Subsidiary of any Permitted Affiliate Parent or where UPC Broadband or one of its Subsidiaries or any Permitted Affiliate Parent or one of its Subsidiaries which is a member of the Borrower Group will own directly or indirectly greater than a 50 per cent. interest in the asset or assets constituting the acquired business (a “Majority Acquisition”) and where the business of the acquired person or the business acquired, as the case may be, is substantially of the same nature as the Business;
(c)    any Acquisition of further share capital (or equivalent) of a person which was a member of the Borrower Group immediately prior to the completion of the Acquisition;
(d)    any Acquisition by a member of the Borrower Group for the purposes of a solvent reorganisation of the Borrower Group where the Acquisition is of share capital or equivalent of a person which:
(i)    has not traded and does not own any assets; or
(ii)    is a dormant Subsidiary of the Ultimate Parent,
and in each case, which has no liabilities;
(e)    the purchase of or investment in Cash Equivalent Investments (including without limitation by way of consideration in respect of any disposal as contemplated in Clause 21.11 (Disposals) and subject to the conditions set out therein) or Marketable Securities;
(f)    the incorporation of a company or the acquisition of an “off-the-shelf” company which is or becomes a member of the Borrower Group;
(g)    any acquisition by any member of the Borrower Group in connection with a disposal permitted by the provisions of Clause 21.11 (Disposals) and any acquisition or subscription by a member of the Borrower Group of shares issued by a Subsidiary of UPC Broadband or a subsidiary of any Permitted Affiliate Parent which in any such case, is a member of the Borrower Group which will, after the acquisition of such shares become a wholly-owned direct or indirect Subsidiary of UPC Broadband or a Subsidiary of any Permitted Affiliate Parent as the case may be, provided that if the other shares of such Subsidiary are subject to existing Security and if such shares are required to remain subject to Security in order to comply with this Agreement either (i) such newly issued shares shall also be subject to Security (in form and substance substantially similar to any existing Security or otherwise in such form and substance as may be reasonably required by the Facility Agent) upon their issue or (ii) such shares shall be made subject to Security (in form and substance substantially similar to any existing Security or otherwise in such form and substance as may be reasonably required by the Facility Agent) within 60 days of their issue;
(h)    any acquisition made by a member of the Borrower Group pursuant to the implementation of an Asset Passthrough or a Funding Passthrough;
(i)    any acquisition by a member of the Borrower Group of any loan receivable, security or other asset by way of capital contribution or in consideration of the issue of any securities or of Subordinated Shareholder Loans;
(j)    the acquisition of any leasehold interest in any assets which are the subject of a sale and lease back permitted under Clause 21.11(b) (Disposals);
(k)    any acquisition arising from the conversion of any company (the “Original Company”) from one form of organisation into another form of organisation provided that (i) if, prior to the time of such conversion, the Security Agent has the benefit of Security over the shares of such Original Company or such Original Company is an Obligor, then UPC Broadband shall, in the event that it is required by the 80% Security Test, ensure that the Security Agent is, within 60 days of the date of such conversion, provided with Security over the equivalent ownership interests in, and substantially all of the assets of, the converted organisation of at least equivalent nature and ranking to the Security previously provided by the Original Company and (ii) the Security Agent is satisfied that any possibility of such additional Security being challenged or set aside is not materially greater than any such possibility in relation to the Security entered into by or in respect of the share capital of the Original Company;
(l)    investments in any Asset Securitisation Subsidiary in connection with any asset securitisation programme or receivables factoring transaction that is reasonably necessary or advisable (in the reasonable judgment of the board of directors or governing body of the relevant person) to effect such asset securitisation programme or receivables factoring transaction;
(m)    any Permitted Transaction;
(n)    any purchase or acquisition of assets in the ordinary course of business;
(o)    any purchase or acquisition of further share capital or equivalent in any person in respect of which a member of the Borrower Group owns an interest of 50 per cent. or less in the share capital or equivalent of such person;
(p)    any acquisition of tax losses pursuant to sub-paragraphs (xxvii) and (xxxvii) of the definition of Permitted Payments;
(q)    the acquisition of shares or other interests representing a nominal or non-substantial part of the share capital of a person which is not a member of the Borrower Group, provided that such person is a Subsidiary of UPC Broadband Holdco;
(r)    the acquisition of shares or other interests in any person pursuant to a merger, demerger, partial demerger, contribution, spin off, distribution or similar transaction, provided that such transaction is permitted under the Finance Documents;

(s)    any acquisition by any member of the Borrower Group of any Senior Unsecured Notes provided that an amount equal to the purchase price paid for the acquisition of any such Senior Unsecured Notes could have been used by such member of the Borrower Group to fund a Permitted Payment and provided further that to the extent any such acquisition is made in reliance on any basket amount provided for under the definition of “Permitted Payment”, such amount shall be reduced by an amount equal to the consideration paid for such acquisition;
(t)    any acquisition permitted by the Majority Lenders; and
(u)    acquisitions which are not otherwise permitted under the definition of Permitted Acquisition provided that the aggregate consideration paid in respect of such acquisitions does not exceed the greater of €300,000,000 and 5.00% of Total Assets in any financial year.
All references in this definition to Euro or € shall, where applicable, mean the equivalent in any other currency, converted to Euro, based on the Agent’s Spot Rate of Exchange at the relevant time.
“Permitted Affiliate Group Designation Date” means any date on which the Facility Agent provides confirmation to UPC Broadband that the conditions set out in Clause 30.7 (Permitted Affiliate Group Designation) are satisfied.
“Permitted Affiliate Holdco” means the immediate Holding Company of any Permitted Affiliate Parent and any other Holding Company of any Permitted Affiliate Parent that is an issuer of, or has otherwise incurred, Holdco Debt and, in each case, which is a Subsidiary of the Common Holding Company.
“Permitted Affiliate Parent” has the meaning given to such term in Clause 30.7 (Permitted Affiliate Group Designation).
“Permitted Borrower Group Guarantee Facilities” means the guarantee facilities under which UPC Broadband and/or any of its Subsidiaries can draw guarantees up to a maximum aggregate principal amount of €10,000,000.
“Permitted Borrower Group Revolving Credit Facility” means the revolving credit facility to be entered into after the date of the Amendment Agreement by UPC Broadband as borrower, under which UPC Broadband can borrow revolving advances for general corporate and working capital purposes of the Borrower Group up to a maximum principal amount of €10,000,000.
“Permitted Business Division Transaction” means a Business Division Transaction provided that after giving pro forma effect thereto, an Obligor could incur at least €1.00 of additional Financial Indebtedness pursuant to sub-paragraph (xxii) of the definition of Permitted Financial Indebtedness.
“Permitted Credit Facility” means one or more of any Facility or any other debt facilities, notes, bonds, debentures or arrangements that may be entered into by any member of the Borrower Group providing for credit, loans, letters of credit, notes, bonds, debentures or other indebtedness or other advances, in each case, incurred in compliance with this Agreement.
“Permitted Disposal” has the meaning given to such term in Clause 21.11(b) (Disposals).
“Permitted Financial Indebtedness” has the meaning given to such term in Clause 21.13(b) (Restrictions on Financial Indebtedness).

“Permitted Financing Action” means, to the extent that any incurrence of Financial Indebtedness is permitted under Clause 21.13 (Restrictions on Financial Indebtedness), any transaction to facilitate or otherwise in connection with a cashless rollover of any Commitment or participation in any Utilisation in relation to the incurrence of that Financial Indebtedness.
“Permitted Joint Venture” means:
(a)    any Acquisition referred to in paragraph (a) of the definition of “Permitted Acquisition” and any Acquisition as a result of a reorganisation of a person that is not a Subsidiary of UPC Broadband or a Subsidiary of any Permitted Affiliate Parent but in which a member of the Borrower Group has an interest, provided that such reorganisation does not result in an overall increase in the value of the Borrower Group’s interest in that person, other than adjustments to the basis of any member of the Borrower Group’s interest in accordance with the Relevant Accounting Principles; or
(b)    any Acquisition where, upon completion of the Acquisition, the person acquired will not be a Subsidiary of UPC Broadband or a Subsidiary of any Permitted Affiliate Parent or where UPC Broadband or one of its Subsidiaries or any Permitted Affiliate Parent or one of its Subsidiaries which is a member of the Borrower Group will own directly or indirectly no more than a 50 per cent. interest in the asset or assets constituting the acquired business (a “JV Minority Acquisition”) and where the business of the acquired person or the business acquired, as the case may be, is of substantially the same nature as the Business.
“Permitted Payment” has the meaning given to such term in Clause 21.14(c) (Restricted Payments).
“Permitted Security Interest” means:
(a)    any Security Interest arising hereunder or under any Senior Secured Finance Document, which is subject to the terms of the Intercreditor Agreement;
(b)    any Security Interest which arises by operation of law or by a contract having a similar effect or under an escrow arrangement required by a trading counterparty of any member of the Borrower Group and in each case arising or entered into the ordinary course of business of the relevant member of the Borrower Group;
(c)    any Security Interest arising under any Existing Security Document;
(d)    any liens arising in the ordinary course of business by way of contract which secures indebtedness under any agreement for the supply of goods or services in respect of which payment is not deferred for more than 180 days (or 360 days if such deferral is in accordance with the terms pursuant to which the relevant goods were acquired or services provided);
(e)    any Security Interest imposed by any taxation or governmental authority in respect of amounts which are being contested in good faith and not yet payable and for which adequate reserves have been set aside in the books of the Borrower Group (or, as the case may be, UPC Broadband Holdco) in respect of the same in accordance with the Relevant Accounting Principles;
(f)    any Security Interest which arises in respect of any right of set-off, netting arrangement, title transfer or title retention arrangements which:

(i)    arises in the ordinary course of business and/or by operation of law;
(ii)    is entered into by any member of the Borrower Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances on bank accounts of members of the Borrower Group operated on a net balance basis (and any Security Interests over bank accounts granted in connection therewith);
(iii)    arises in respect of netting or set off arrangements contained in any Hedging Agreement (after the 2016 ICA Amendment Effective Date) or other hedging contract permitted by this Agreement;
(iv)    is entered into by any member of the Borrower Group on terms which are generally no worse than the counterparty’s standard or usual terms and entered into in the ordinary course of business of the relevant member of the Borrower Group; or
(v)    which is a retention of title arrangement with respect to customer premises equipment in favour of a supplier (or its Affiliate); provided that the title is only retained to individual items of customer premises equipment in respect of which the purchase price has not been paid in full;
(g)    any Security Interests approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders);
(h)    any Security Interest in favour of any bank incurred in relation to any cash management arrangements;
(i)    any Security Interest over or affecting any asset of, or shares in, any person which becomes a member of the Borrower Group after the Signing Date, where such Security Interest is created prior to the date on which such person becomes a member of the Borrower Group (including Security Interests created, incurred or assumed in connection with or in contemplation of the relevant acquisition or transaction); provided, however, that such Security Interests may not extend to any other property owned by any member of the Borrower Group (other than pursuant to after-acquired property clauses in effect with respect to such Security Interests at the time of acquisition on property of the type that would have been subject to such Security Interests notwithstanding the occurrence of the relevant acquisition or transaction);
(j)    any Security Interest over Non-Distribution Business Assets referred to in Clause 21.13(b)(xii) (Restrictions on Financial Indebtedness), securing Financial Indebtedness described therein or any other obligation in respect of such Non-Distribution Business Assets;
(k)    any Security Interest arising from any Finance Leases, sale and leaseback arrangements or Vendor Financing Arrangements permitted to be incurred pursuant to Clause 21.13(b)(xviii) (Restrictions on Financial Indebtedness);
(l)    Security Interests arising under agreements entered into in the ordinary course of business relating to:
(i)    network leases; or
(ii)    the leasing of:
(A)    buildings;

(B)    cars; and
(C)    other operational equipment;
(m)    any Security Interest over or affecting any asset (including any shares) acquired by a member of the Borrower Group after the Signing Date (including Security Interests created, incurred or assumed in connection with or in contemplation of the relevant acquisition or transaction); provided, however, that such Security Interests may not extend to any other property owned by any member of the Borrower Group (other than pursuant to after-acquired property clauses in effect with respect to such Security Interests at the time of acquisition on property of the type that would have been subject to such Security Interests notwithstanding the occurrence of the relevant acquisition or transaction);
(n)    any Security Interest over any property or other assets to satisfy any pension plan contribution liabilities;
(o)    any Security Interest constituted by a rent deposit deed entered into on arm’s length commercial terms and in the ordinary course of business securing the obligations of a member of the Borrower Group in relation to property leased to a member of the Borrower Group;
(p)    any Security Interest which is granted over the shares of, Financial Indebtedness owed by or other interests held in, or over the assets (including, without limitation, present or future revenues), attributable to a Borrower Group Excluded Subsidiary or a Permitted Joint Venture;
(q)    any Security Interest securing Financial Indebtedness arising under the Permitted Borrower Group Revolving Credit Facility or the Permitted Borrower Group Guarantee Facilities provided that any such Security Interest will constitute a Security Interest over assets that are not secured or required to be secured as at the date of the Amendment Agreement under the Finance Documents or the Existing Finance Documents;
(r)    any Security Interest over cash deposited as security for the obligations of a member of the Borrower Group in respect of a performance bond, guarantee, standby letter of credit or similar facility entered into in the ordinary course of business of the Borrower Group;
(s)    any Security Interest which is created by any member of the Borrower Group in substitution for any Security Interest under any existing Security Document, provided that the principal amount secured thereby may not be increased unless any Security Interest in respect of such increased amount would be permitted under another paragraph of this definition;
(t)    after the 2016 ICA Amendment Effective Date, Security Interests securing any Financial Indebtedness on a pari passu basis (to the extent that any Financial Indebtedness is permitted under the terms of this Agreement) with respect to any part of the Facilities, provided that such Financial Indebtedness constitutes Senior Liabilities (under and as defined in the Intercreditor Agreement) and:
(i)    the ratio of Senior Net Debt to Annualised EBITDA (giving pro forma effect to any such Financial Indebtedness and the use of proceeds thereof) would not be greater than 4.50:1.00 or such Financial Indebtedness is Refinancing Indebtedness in respect of (x) any Facility, (y) any Senior Secured Notes or (z) any other Financial Indebtedness which is secured by assets that are subject to Security; or

(ii)    such Financial Indebtedness constitutes:
(A)    Financial Indebtedness which is permitted under sub-paragraph (ii) of the definition of Permitted Financial Indebtedness as it relates to guarantees permitted under paragraph (h) of Clause 21.15 (Loans and guarantees);
(B)    Financial Indebtedness which is permitted under sub-paragraph (vii) of the definition of Permitted Financial Indebtedness;
(C)    Financial Indebtedness which is permitted under sub-paragraph (xi) of the definition of Permitted Financial Indebtedness (provided that at the time of the acquisition or other transaction pursuant to which such Financial Indebtedness was incurred and after giving effect to such incurrence on a pro forma basis:
(1)    an Obligor could incur at least €1.00 of Financial Indebtedness under sub-paragraph (xxii) of the definition of Permitted Financial Indebtedness; or
(2)    the ratio of Senior Net Debt to Annualised EBITDA would not be greater than it was immediately prior to giving pro forma effect to such acquisition or other transaction and to the incurrence of such Financial Indebtedness);
(D)    Financial Indebtedness which is permitted under sub-paragraph (xxii) of the definition of Permitted Financial Indebtedness;
(E)    Financial Indebtedness which is permitted under sub-paragraph (xxiii) of the definition of Permitted Financial Indebtedness;
(F)    Financial Indebtedness which is permitted under sub-paragraph (xxxii) of the definition of Permitted Financial Indebtedness; or
(G)    Financial Indebtedness which is permitted under sub-paragraph (xxxiv) of the definition of Permitted Financial Indebtedness, including, in each case, guarantees in respect of such Financial Indebtedness;
(u)    any Security Interest created to secure any Financial Indebtedness incurred on a second lien ranking basis provided that such Financial Indebtedness constitutes Second Lien Liabilities (under and as defined in the Intercreditor Agreement) or is subject to other intercreditor arrangements on terms satisfactory to the Facility Agent and the Security Agent (in each case, acting reasonably) under which the rights of the holders of such Financial Indebtedness will be contractually subordinated to the rights of the Lenders, on terms comparable to the All3Media Intercreditor Agreement (as amended from time to time up to the date of the Additional Facility Accession Agreement relating to Additional Facility “AS”) with such adjustments and amendments as agreed between UPC Broadband, the Security Agent and the Facility Agent (in each case, acting reasonably) and:
(i)    such Financial Indebtedness constitutes Refinancing Indebtedness or the ratio of Total Net Debt to Annualised EBITDA (giving pro forma effect to any such Financial Indebtedness and the use of proceeds thereof) would not be greater than 5.50:1.00; or

(ii)    such Financial Indebtedness constitutes:
(A)    Financial Indebtedness which is permitted under sub-paragraph (ii) of the definition of Permitted Financial Indebtedness as it relates to guarantees permitted under paragraph (h) of Clause 21.15 (Loans and guarantees);
(B)    Financial Indebtedness which is permitted under sub-paragraph (vii) of the definition of Permitted Financial Indebtedness;
(C)    Financial Indebtedness which is permitted under sub-paragraph (xi) of the definition of Permitted Financial Indebtedness (provided that at the time of the acquisition or other transaction pursuant to which such Financial Indebtedness was incurred and after giving effect to such incurrence on a pro forma basis:
(1)    an Obligor could incur at least €1.00 of Financial Indebtedness under sub-paragraph (xxii) of the definition of Permitted Financial Indebtedness; or
(2)    the ratio of Total Net Debt to Annualised EBITDA would not be greater than it was immediately prior to giving pro forma effect to such acquisition or other transaction and to the incurrence of such Financial Indebtedness);
(D)    Financial Indebtedness which is permitted under sub-paragraph (xxxii) of the definition of Permitted Financial Indebtedness; or
(E)    Financial Indebtedness which is permitted under sub-paragraph (xxxiv) of the definition of Permitted Financial Indebtedness, including, in each case, guarantees in respect of such Financial Indebtedness and provided further that any additional Financial Indebtedness the proceeds of which are used to refinance existing Financial Indebtedness secured on a second lien ranking basis may also be secured by assets subject to the Security on a second lien ranking basis;
(v)    any Security Interest over cash deposits or other Security Interests constituting or for the purpose of securing Limited Recourse;
(w)    any Security Interest comprising of a right of set-off granted to any financial institution acting as a lockbox bank in connection with any asset securitisation programme or one or more receivables factoring transactions;
(x)    any Security Interest created for the purpose of perfecting the ownership interests of a purchaser of receivables and related assets pursuant to any asset securitisation programme or one or more receivables factoring transactions;
(y)    any Security Interest on investments in Asset Securitisation Subsidiaries;
(z)    any Security Interest in respect of any Permitted Transaction;

(aa)    any Security Interest arising in connection with other sales of receivables permitted under this Agreement without recourse to any member of the Borrower Group;
(bb)    any Security Interest over:
(i)    proceeds from the offering of any debt securities or other Financial Indebtedness (and accrued interest thereon) paid into escrow accounts with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events for the benefit of the related holders of debt securities or other Financial Indebtedness (or the underwriters or arrangers thereof); or
(ii)    cash set aside at the time of the incurrence of any Financial Indebtedness or government securities purchased with such cash, in either case, to the extent such cash or government securities prefund the payment of interest on such Financial Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose;
(cc)    any Security Interest created to secure any Financial Indebtedness incurred under paragraph (xxiv) of the definition of Permitted Financial Indebtedness or any guarantees in respect of such Financial Indebtedness provided that:
(i)    such Security Interest ranks junior to the Security Interests securing the liabilities under this Agreement and related guarantees (as applicable); and
(ii)    such Financial Indebtedness and any guarantees thereof constitute Second Lien Liabilities (under and as defined in the Intercreditor Agreement) or are contractually subordinated to the rights of the Lenders, on the terms of an intercreditor agreement in accordance with paragraph (xxiv) of the definition of Permitted Financial Indebtedness;
(dd)    Security Interests on receivables and any assets related thereto including, without limitation, all Security Interests securing such receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which Security Interests are customarily granted, in connection with asset securitisations involving receivables and any hedging obligations entered into by any member of the Borrower Group in connection with such receivables that arise in connection with an asset securitisation programme or receivables factoring transactions, and Security Interests on investments in Asset Securitisation Subsidiaries;
(ee)    Security Interests in respect of (i) any facilities or services related to cash management, cash pooling, treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of the Borrower Group in respect of banking and treasury arrangements entered into in the ordinary course of business;
(ff)    Security Interests on Cash, Cash Equivalent Investments or other property arising in connection with the defeasance, discharge or redemption of indebtedness; provided that such defeasance, discharge or redemption is permitted hereunder;
(gg)    Security Interests or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property or assets over which any member of the Borrower Group has easement rights or on any leased property and subordination or similar arrangements relating thereto (including, without limitation, the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by that member of the Borrower Group or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof);
(hh)    any Security Interest in respect of any condemnation or eminent domain proceedings affecting any real property;
(ii)    Security Interests securing hedging obligations so long as the related Financial Indebtedness is permitted to be incurred under this Agreement and is secured by a Security Interest on the same property securing such hedging obligation;
(jj)    Security Interests (i) encumbering reasonable customary initial deposits and margin deposits and similar Security Interests attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes or (ii) deposits made in the ordinary course of business to secure liability to insurance carriers;
(kk)    Security Interests in respect of the ownership interests in, or assets owned by, any joint ventures or similar arrangements securing obligations of such joint ventures or similar agreements;
(ll)    Security Interests on equipment of any member of the Borrower Group granted in the ordinary course of business to a client of that member of the Borrower Group at which such equipment is located;
(mm)    any Security Interest in respect of subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects except as such non-compliance does not interfere in any material respect as determined in good faith by UPC Broadband with the business of the Borrower Group taken as a whole;
(nn)    any Security Interest in respect of facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation a property in the ordinary course of business; provided the same are complied with in all material respects;
(oo)    any Security Interest in respect of deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP or (iv) unpaid due to inadvertence after exercising due diligence;
(pp)    Security Interests (i) over the segregated trust accounts set up to fund productions, (ii) required to be granted over productions to secure production grants granted by regional and/or national agencies promoting film production in the relevant regional and/or national jurisdiction and (iii) over assets relating to specific productions funded by Production Facilities;
(qq)    Security Interests arising solely by virtue of any statutory or common law provisions or customary business provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;
(rr)    any Security Interests attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;
(ss)    any Security Interests arising under any retention of title arrangement contained in any contract for the acquisition of any asset by a member of the Borrower Group in the ordinary course of its business from any person and on customary terms unless in relation to such a retention of title arrangement, there are payments of €15,000,000 or more which are overdue and unpaid; and
(tt)    Security Interests securing Financial Indebtedness the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness which has the benefit of a Security Interest other than as permitted pursuant to another paragraph of this definition) does not exceed the greater of (i) €300,000,000 (or its equivalent in other currencies) and (ii) five per cent. of Total Assets:
(i)    which may be secured on assets not subject to Security; or
(ii)    which may be secured on a junior ranking basis over assets subject to Security provided that such junior ranking security shall be granted on terms where the rights of the relevant mortgagee, chargee or other beneficiary of such security in respect of any payment will be subordinated to the rights of the Finance Parties under an intercreditor arrangement on terms satisfactory to the Facility Agent (acting reasonably) (providing for contractual subordination on terms comparable to the Loan Market Association’s form of intercreditor agreement at such time for mezzanine debt unless otherwise agreed between the Facility Agent (acting on the instructions of the Majority Lenders) and UPC Broadband) and each of the Finance Parties hereby agree to execute such intercreditor agreement as soon as practicable following request from UPC Broadband.
“Permitted Tax Reorganisation” means any reorganisations and other activities related to tax planning and tax reorganisation entered into prior to, on or after the Signing Date so long as such Permitted Tax Reorganisation is not materially adverse to the Lenders (as determined by UPC Broadband in good faith).
“Permitted Transaction” means:
(a)    any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security given, or other transaction arising, under the Senior Secured Finance Documents;
(b)    the solvent liquidation or reorganisation of any member of the Borrower Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Borrower Group;
(c)    transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security Interests or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;
(d)    a Post-Closing Reorganisation;
(e)    the Spin-Off;
(f)    any internal corporate reorganisation reasonably required in connection with, or to effect, any asset securitisation programme or a receivables factoring transaction;
(g)    any transaction with the prior consent of the Majority Lenders; and
(h)    a Permitted Tax Reorganisation.
“Person” has the meaning given to such term in Clause 10.4 (Change of Control).
“Plan” means an “employee benefit plan” as defined in section 3(3) of ERISA, which is subject to Title IV of ERISA:
(a)    maintained by any Obligor or any ERISA Affiliate; or
(b)    to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.
“Pledge of Subordinated Shareholder Loans” means the deed of pledge (and, prior to the 2016 ICA Amendment Effective Date only, the deed of subordination) of Subordinated Shareholder Loans entered into between certain Restricted Persons and the Security Agent listed in paragraph 3(b) of Schedule 5 (Security Documents) and any other deed of pledge entered into pursuant to any such deed of pledge or Clause 21.22(a) (Shareholder Loans).
“Polska Holdco” means:
(a)    UPC Poland Holding B.V. (previously called UPC Telecom NV), a limited liability company incorporated under the laws of The Netherlands under company registration number 34142854 and, as of the Signing Date, with its registered office at Amsterdam and its business office at Boeingavenue 53, 1119 PE Schiphol-Rijk, The Netherlands; and
(b)    if the person referred to in paragraph (a) above:
(i)    consolidates with or merges with or is acquired by any other person or persons; or
(ii)    directly or indirectly, sells, leases, conveys or transfers all or substantially all of its assets to any other person or persons, the successor person (including any Holding Company which holds all the shares of Polska Holdco) formed by such consolidation or into which such person is merged or to which such conveyance, transfer or lease is made.
“Post-Closing Reorganisation” has the meaning given to such term in Clause 10.4 (Change of Control).
“Predecessor Obligor” has the meaning given to such term in Clause 21.29 (Internal Reorganisations).

“Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms.
“Priority Pledge” means the pledge entered into between UPC Broadband as pledgee and Priority Telecom Netherlands N.V. as pledgor dated 30 August 2002 in relation to telephony switches.
“Production Facilities” means any facilities provided to any member of the Borrower Group to finance a production.
“Project Company” means a Subsidiary of a person (or a person in which such person has an interest) which has a special purpose and whose creditors have no recourse to any member of the Borrower Group in respect of Financial Indebtedness of that Subsidiary or person, as the case may be, or any of such Subsidiary’s or person’s Subsidiaries (other than recourse to such member of the Borrower Group who had granted a Security Interest over its shares or other interests in such Project Company beneficially owned by it provided that such recourse is limited to an enforcement of such a Security Interest).
“Proportion” in relation to a Lender, means:
(a)    in relation to an Advance to be made under this Agreement, the proportion borne by such Lender’s Available Commitment in respect of the relevant Facility, the relevant Borrowers and the relevant currency to the relevant Available Facility;
(b)    in relation to an Advance or Advances outstanding under this Agreement, the proportion borne by such Lender’s share of the Euro Amount of such Advance or Advances to the total Euro Amount thereof;
(c)    if paragraph (a) above does not apply and there are no Outstandings, the proportion borne by the aggregate of such Lender’s Available Commitments to the Available Facilities (or if the Available Facilities are then zero, by its Available Commitments to the Available Facilities immediately prior to their reduction to zero); and
(d)    if paragraph (b) above does not apply and there are any Outstandings, the proportion borne by such Lender’s share of the Euro Amount of the Outstandings to the Euro Amount of all the Outstandings for the time being.
“Proposed Affiliate Subsidiary” has the meaning given to that term in Clause 30.8 (Additional Obligors).
“Published Rate” means:
(a)    an RFR;
(b)    a Primary Term Rate for any Quoted Tenor; or
(c)    the Alternative Term Rate for any Quoted Tenor.
“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December in each financial year of UPC Broadband.
“Quotation Date” means the day specified as such in the applicable Reference Rate Terms.

“Quotation Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.
“Quoted Tenor” means, in relation to a Primary Term Rate or an Alternative Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.
“Rate Switch Currency” means:
(a)    Sterling and Swiss Francs as at the 2022 Amendment Effective Date; and
(b)    a Term Rate Currency:
(i)    which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and
(ii)    for which there are Reference Rate Terms applicable to Compounded Rate Advances.
“Rate Switch Date” means, in relation to a Rate Switch Currency and Compounded Rate Facility, the date notified in writing by UPC Broadband to the Facility Agent to be the Rate Switch Date for that Rate Switch Currency and Compounded Rate Facility in a Rate Switch Notice, provided that:
(a)    if such notification is not given by UPC Broadband to the Facility Agent prior to the Backstop Rate Switch Date for that Rate Switch Currency (other than a Rate Switch Currency referred to in paragraphs (b) or (c) below), such date shall occur on the Backstop Rate Switch Date for that Rate Switch Currency;
(b)    if such notification is not given by UPC Broadband to the Facility Agent in relation to a currency which becomes a Rate Switch Currency after the 2022 Amendment Effective Date for which there is no Backstop Rate Switch Date and for which there is a date specified as the “Rate Switch Date” in the Reference Rate Terms for that Rate Switch Currency, such date shall be the date specified in those Reference Rate Terms; and
(c)    the Rate Switch Date in respect of Sterling and Swiss Francs shall be the 2022 Amendment Effective Date.
“Rate Switch Notice” means a notice substantially in the form set out in Schedule 12 (Form of Rate Switch Notice) or any other form agreed between UPC Broadband and the Facility Agent.
“Ratio Period” has the meaning given to such term in Clause 22.1 (Financial definitions).
“Receivables Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a person that is not an Asset Securitisation Subsidiary in connection with, any asset securitisation programme or receivables factoring transaction.
“Redesignation Effective Date” shall have the meaning given to such term in Clause 2.2 (Redesignation of Revolving Facility A).
“Redesignation Lender” shall have the meaning given to such term in Clause 2.2 (Redesignation of Revolving Facility A).

“Redesignation Notice” means a notice substantially in the form set out in Schedule 15 (Redesignation Notice).
“Redesignation Relevant Time” means 5:30 p.m. London time on the Business Day immediately preceding the Redesignation Effective Date
“Reference Bank Quotation” means any quotation supplied to the Facility Agent by a Reference Bank or an Alternative Reference Bank.
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks in relation to a Euro Term Rate Advance:
(a)    (other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in Euro within the Participating Member States for the relevant period; or
(b)    if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Primary Term Rate are asked to submit to the relevant administrator.
“Reference Banks” means, subject to Clause 30.9 (Reference Banks), the principal London offices of JPMorgan Chase Bank, The Toronto-Dominion Bank and CIBC World Markets plc.
“Reference Rate Supplement” means, in relation to any currency and Facility, a document which:
(a)    is agreed in writing by UPC Broadband and the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party);
(b)    specifies for that currency and Facility the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;
(c)    specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and
(d)    has been made available to UPC Broadband and each Finance Party.
“Reference Rate Terms” means, in relation to a currency and Facility and:
(a)    an Advance or an Unpaid Sum under that Facility in that currency;
(b)    an Interest Period for such an Advance or Unpaid Sum under that Facility in that currency (or other period for the accrual of commission or fees in respect of that currency and that Facility); or
(c)    any term of this Agreement relating to the determination of a rate of interest in relation to such an Advance or Unpaid Sum under that Facility in that currency, the terms set out for that currency and Facility (if any) in Schedule 13 (Reference Rate Terms) or in any Reference Rate Supplement.

“Refinanced Debt” has the meaning given to such term in Clause 2.4(h) (Additional Facilities).
“Refinancing Additional Facility” has the meaning given to such term in Clause 2.4(h) (Additional Facilities).
“Refinancing Indebtedness” means Financial Indebtedness that is incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances”, and “refinanced” shall have a correlative meaning) any Financial Indebtedness existing on the 2020 Amendment Effective Date or incurred in compliance with this Agreement including Financial Indebtedness that refinances Refinancing Indebtedness, including successive refinancings, provided, however, that:
(a)    such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Financial Indebtedness being refinanced plus an amount to pay any interest, fees and expenses, premiums and defeasance costs, incurred in connection with such Refinancing Indebtedness and Financial Indebtedness being refinanced; and
(b)    if the Financial Indebtedness being refinanced constitutes Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Facilities on terms at least as favorable to the Lenders as those contained in the documentation governing the Financial Indebtedness being refinanced.
Refinancing Indebtedness in respect of any Financial Indebtedness may be incurred from time to time after the termination, discharge or repayment of all or any part of any such Financial Indebtedness.
“Regulatory Authority Disposal” means any direct or indirect sale, lease, transfer, issuance or distribution of any part of a present or future undertaking, shares, property, rights, remedies or other assets by one or a series of transactions related or not (each referred to for the purposes of this definition as a “disposal”) by any member of the Borrower Group to another member of the Borrower Group or any other person, provided that such disposal is required by a regulatory authority or court of competent jurisdiction or such disposal is made in response to concerns raised by a regulatory authority or court of competent jurisdiction.
“Related Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is administered or managed by (a) that Lender, (b) any Affiliate of that Lender or (c) the same investment adviser (or an Affiliate of that investment adviser) that administers or manages that Lender.
“Relevant Accounting Principles” means GAAP, or, if at the relevant time IFRS has been adopted in accordance with Clause 21.4 (Change in Accounting Practices), IFRS.
“Relevant Eastern European Subsidiary” means any Subsidiary of any Obligor which Subsidiary is incorporated and has all its material operations in Eastern Europe, provided that the aggregate of the contributions of the Relevant Eastern European Subsidiaries to the consolidated EBITDA of the Borrower Group attributable to Eastern Europe does not exceed in aggregate 10 per cent.

For the purposes of this definition, consolidated EBITDA of the Borrower Group or any Subsidiary of an Obligor shall be determined by reference to the 12 month period ending on the most recent date in respect of which financial statements have been delivered to the Facility Agent under Clause 21.2(a)(ii) (Financial information).
“Relevant Event” means a Default in relation to (a) Clause 23.2 (Non-payment) or (b) Clause 22.2 (Financial Ratio).
“Relevant Market” means the market specified as such in the applicable Reference Rate Terms.
“Renewal Request” means, in relation to a Documentary Credit, a Request therefor, in respect of which the proposed Utilisation Date stated in it is the Expiry Date of an existing Documentary Credit and the proposed Euro Amount is the same or less than the Euro Amount of that existing Documentary Credit.
“Repayment Instalment” has the meaning given to that term in Clause 9.1 (Repayment of Advances).
“Reporting Entity” means:
(a)    prior to any Permitted Affiliate Group Designation Date, UPC Broadband Holdco or any other Holding Company of UPC Broadband notified by UPC Broadband to the Facility Agent; and
(b)    on or following any Permitted Affiliate Group Designation Date, the Common Holding Company or any other Holding Company of the Common Holding Company notified by UPC Broadband to the Facility Agent.
“Request” means:
(a)    in relation to an Advance, a duly completed notice substantially in the form set out in Part 1 to Schedule 3 (Form of Request (Advances)); or
(b)    in relation to a Documentary Credit, a duly completed notice substantially in the form set out in Part 3 to Schedule 3 (Form of Request (Documentary Credits)).
“Reserved Indebtedness Amount” has the meaning given to such term in Clause 21.13(e) (Restrictions on Financial Indebtedness).
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Restricted Payment” has the meaning given to such term in Clause 21.14(b) (Restricted Payments).
“Restricted Person” means any Affiliate of a Borrower and, following any Parent Joint Venture Transaction, any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders (in each case, other than a member of the Borrower Group) provided that any Designated Notes Issuer (as defined in the definition of Affiliate) that is not a member of the Borrower Group shall, notwithstanding the proviso to the definition of “Affiliate”, be a “Restricted Person” except for the purposes of:
(a)    the definition of “Pledge of Subordinated Shareholder Loans”;
(b)    the definition of “Subordinated Creditor”;

(c)    Clause 21.22 (Shareholder Loans);
(d)    Clause 21.13(c) (Restrictions on Financial Indebtedness); and
(e)    paragraph 3(d) of Part 2 of Schedule 2 (Conditions Precedent Documents).
“Restricted Person’s Framework Agreement” means the Framework Agreement as defined in any Pledge of Subordinated Shareholder Loans.
“Revolving Facility” means Revolving Facility A and/or Revolving Facility B (as the context requires) made available pursuant to Clause 2.1 (Revolving Facility).
“Revolving Facility A” means a revolving loan facility made available by the 2023 Revolving Facility A Lenders pursuant to Clause 2.1 (Revolving Facility).
“Revolving Facility A Commitments” means in relation to a 2023 Revolving Facility A Lender, the amount set out opposite its name in Part 2 of Schedule 1 (Original Parties), and any amount of any other Revolving Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), in each case to the extent not cancelled, reduced or transferred by it under this Agreement.
“Revolving Facility A Margin” means 2.50 per cent. per annum.
“Revolving Facility A Outstandings” means, at any time, the aggregate outstanding principal amount of each Revolving Facility A Advance and of each Lender under Revolving Facility A’s participation in an Outstanding L/C Amount at such time.
“Revolving Facility Advance” means a Revolving Facility A Advance and/or a Revolving Facility B Advance (as the context requires)
“Revolving Facility B” means a revolving facility loan made available by the 2023 Revolving Facility B Lenders pursuant to Clause 2.1 (Revolving Facility).
“Revolving Facility B Commitments” means, in relation to a 2023 Revolving Facility B Lender, the amount set out opposite its name in Part 3 of Schedule 1 (Original Parties) and any amount of any other Revolving Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), in each case to the extent not cancelled, reduced or transferred by it under this Agreement.
“Revolving Facility B Margin” means 2.50 per cent. per annum.
“Revolving Facility B Outstandings” means, at any time, the aggregate outstanding principal amount of each Revolving Facility B Advance and of each Lender under Revolving Facility B’s participation in an Outstanding L/C Amount at such time.
“Revolving Facility Commitment” means, in relation to a Lender, its Revolving Facility A Commitment and/or Revolving Facility B Commitment, as applicable.
“Revolving Facility Instructing Group” means:
(a)    before any Utilisation of a Revolving Facility under this Agreement, a Lender or group of Lenders whose Available Revolving Facility Commitments amount in aggregate to more than 50 per cent. of all of the Available Revolving Facility Commitments in relation to the relevant Available Revolving Facility; and

(b)    thereafter, a Lender or group of Lenders to whom in aggregate more than 50 per cent. of the aggregate amount of the Revolving Facility Outstandings in relation to that Revolving Facility are (or if there are no Revolving Facility Outstandings at such time, immediately prior to their repayment, were then) owed, in each case calculated in accordance with the provisions of Clause 29.5 (Calculation of Consent) and provided that the “Revolving Facility Instructing Group” as used in Clause 4.2 (Further conditions precedent) in relation to a Rollover Loan in respect of an Advance under an Additional Revolving Facility shall mean a Lender or group of Lenders to whom in aggregate more than 50 per cent. of the aggregate amount of that Advance is owed calculated in accordance with the provisions of Clause 29.5 (Calculation of Consent).
“Revolving Facility Outstandings” means the Revolving Facility A Outstandings and/or the Revolving Facility B Outstandings (as the context requires).
“RFR” means the rate specified as such in the applicable Reference Rate Terms.
“RFR Banking Day” means, in relation to any Compounded Rate Advance, any day specified as such in respect of the currency of that Compounded Rate Advance in the applicable Reference Rate Terms.
“Rollover Advance” has the meaning given to such term in Clause 9.2 (Rollover).
“Rollover Loan” means:
(a)    a Rollover Advance that is for an amount which is equal to or less than the Maturing Advance in respect of which that Rollover Advance is being drawn to refinance; and
(b)    a Revolving Facility Advance or an Advance under an Additional Revolving Facility:
(i)    made or to be made on the same day that a demand by the Facility Agent pursuant to a drawing in respect of a Documentary Credit is due to be met;
(ii)    the aggregate amount of which is equal to or less than the amount of the relevant claim in respect of that Documentary Credit;
(iii)    in the same currency as the relevant claim in respect of that Documentary Credit; and
(iv)    made or to be made for the purpose of satisfying the relevant claim in respect of that Documentary Credit.
“Sale and Purchase Agreements” means the following sale and purchase agreements relating to the sale and transfer of shares and receivables entered into on 9 April 2003 between:
(a)    UPC, LGEF, UPC Holding, UPC Broadband and UPC Broadband Operations B.V. (previously called UPC Operations B.V.);
(b)    UPC, LGEF, UPC Holding and UGC Europe Services B.V. (previously called UPC Services B.V.);

(c)    UPC, LGEF, UPC Holding, UPC Broadband and UPC Broadband Holding Services B.V. (previously called UPC Holding Services B.V.); and
(d)    UPC, LGEF, UPC Holding, UPC Broadband and UPC Services Ltd.
“Sanctioned Country” means any country or other territory subject to comprehensive countrywide or territory wide Sanctions.
“Sanctioned Lender” means any person acting through a Facility Office situated in, or which is a branch of an institution situated in, a Sanctioned Country.
“Sanctions” has the meaning given to that term in Clause 20.19 (Sanctions).
“SEC” means the United States Securities and Exchange Commission.
“Security” means the Security Interests created or purported to be created pursuant to the Security Documents.
“Security Documents” means:
(a)    the documents listed in Schedule 5 (Security Documents); and
(b)    such other security documents as may from time to time be entered into in favour of any Beneficiary pursuant to any of the Finance Documents (including without limitation any other Obligor Pledge of Shareholder Loans or Pledge of Subordinated Shareholder Loans, any security document referred to in Clause 21.21 (Share security) or Clause 21.23 (Further security over receivables) and any security document provided to the Security Agent in connection with the accession of an Additional Obligor pursuant to Clause 30.8 (Additional Obligors) and Part 2 of Schedule 2 (Conditions Precedent Documents) or otherwise), in each case, to the extent that all of the Security in relation to such Security Document has not been released in full.
“Security Interest” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of retention or other disposal rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect or a deposit of money with the primary intention of affording a right of set-off) and includes any agreement to create any of the foregoing but does not include (a) liens arising in the ordinary course of business by operation of law and not by way of contract and (b) any grant of indefeasible rights of use or equivalent arrangements with respect to network capacity, communications, fibre capacity or conduit.
“Security Provider’s Deed of Accession” has the meaning given to such term in the Intercreditor Agreement.
“Senior Beneficiary” has the meaning given to the term in the Intercreditor Agreement.
“Senior Debt” has the meaning given to such term in Clause 22.1 (Financial definitions).
“Senior Net Debt” has the meaning given to such term in Clause 22.1 (Financial definitions).

“Senior Secured Finance Documents” means:
(a)    any Finance Document;
(b)    after the 2016 ICA Amendment Effective Date, any Senior Secured Notes Document;
(c)    any Hedging Agreement;
(d)    any Pari Passu Debt Document; and
(e)    any other agreement or document designated a “Senior Secured Finance Document” in writing by the Facility Agent and UPC Broadband.
“Senior Secured Notes” means:
(a)    any notes issued after the 2016 ICA Amendment Effective Date:
(i)    where the incurrence of any Financial Indebtedness under such notes would not result in the ratio of:
(A)    Senior Net Debt to Annualised EBITDA being greater than 4.50:1; or
(B)    Total Net Debt to Annualised EBITDA being greater than 5.50:1, in each case, on a pro forma basis (taking into account the issuance of such notes and the use of proceeds of such notes and not taking into account the cash proceeds of such notes but after giving pro forma effect to any movement of cash out of the Borrower Group since the date on which Senior Net Debt and/or Total Net Debt is calculated pursuant to any Permitted Payments) or where the incurrence of any Financial Indebtedness under such notes would otherwise be Permitted Financial Indebtedness (other than to the extent that such Financial Indebtedness is incurred by way of Senior Secured Notes pursuant to sub-paragraph (xxiii) of the definition of Permitted Financial Indebtedness);
(ii)    that are issued by UPC Broadband, any Borrower, any Permitted Affiliate Parent or any other SSN Finance Subsidiary;
(iii)    in respect of which some or all of the Obligors have granted security and guarantees on the terms specified in the Intercreditor Agreement; and
(iv)    that are designated as “Senior Secured Notes” (A) by written notice from UPC Broadband to the Facility Agent, and (B) in accordance with the Intercreditor Agreement including by written notice from UPC Broadband to the Facility Agent and the Security Agent, in each case, by the date when the consolidated financial statements are due to be provided pursuant to Clause 21.2 (Financial information) for the first full Financial Quarter after the issuance of the relevant notes; and
(b)    any Senior Secured Notes Refinancing.
“Senior Secured Notes Documents” means any Senior Secured Notes and any indenture for any Senior Secured Notes, the Intercreditor Agreement, any guarantee given by any member of the Borrower Group in respect of any Senior Secured Notes, any security documents granting security in favour of the holders of any Senior Secured Notes (or any trustee for such holders or security agent or trustee for such holders or trustee), any note depository agreement, any fee letter and any indemnity letter in relation thereto.
“Senior Secured Notes Refinancing” means any notes issued by UPC Broadband, any Borrower, any Permitted Affiliate Parent or any other SSN Finance Subsidiary at any time after the 2016 ICA Amendment Effective Date, for the purposes of refinancing all or a portion of:
(a)    the Senior Secured Notes;
(b)    the Facilities; or
(c)    any other Financial Indebtedness of the Borrower Group which is secured and ranks pari passu as to right of payment with the Facilities pursuant to and in compliance with the terms of the Intercreditor Agreement,
(provided that, in each case, such Financial Indebtedness being refinanced would have been permitted to be incurred at the time of issuance of any such notes), in each case, outstanding from time to time (including all fees, expenses, commissions, make-whole and any other contractual premium payable under such Financial Indebtedness being refinanced and any fees, costs and expenses incurred in connection with such refinancing) and designated as “Senior Secured Notes Refinancing” by written notice from UPC Broadband to the Facility Agent and the Security Agent by the date when the consolidated financial statements are due to be provided pursuant to Clause 21.2 (Financial information) for the first full Financial Quarter after the issuance of the relevant notes, in respect of which the following terms apply:
(i)    the principal amount of any such notes shall not exceed the principal amount of, and any outstanding interest on, the Financial Indebtedness being refinanced (plus all fees, expenses, commissions, make-whole or other contractual premium payable in connection with such refinancing) unless any excess principal amount otherwise constitutes Senior Secured Notes meeting the conditions set out in paragraph (a)(i) of the definition of Senior Secured Notes; and
(ii)    such notes satisfy the requirements of paragraphs (a) (ii), (iii) and (iv) of the definition of “Senior Secured Notes”.
“Senior Unsecured Notes” means:
(a)    any notes:
(i)    where the incurrence of Financial Indebtedness under such notes would not result in the pro forma ratio (giving effect to such incurrence and the ultimate use of proceeds thereof, which shall not include any cash balances) on the Quarter Date prior to such incurrence (giving pro forma effect to any movement of cash out of the Borrower Group since such date pursuant to any Permitted Payments) of Total Net Debt to Annualised EBITDA being greater than 5.50:1 following such incurrence;
(ii)    issued by UPC Broadband Holdco or any Permitted Affiliate Holdco pursuant to a Senior Unsecured Offering at any time after the 2016 ICA Amendment Effective Date;

(iii)    that are not secured by any Security Interest over any shares in any member of the Borrower Group, any asset of any member of the Borrower Group or any rights of any creditor in relation to any Subordinated Shareholder Loans;
(iv)    that, if guaranteed by any member of the Borrower Group, such guarantee or guarantees so provided are granted on subordination and release terms and subject to the terms of the Intercreditor Agreement; and
(v)    that are designated as:
(A)    “Senior Unsecured Notes” and “Holdco Debt” by written notice from UPC Broadband to the Facility Agent and the Security Agent; and
(B)    “Senior Unsecured Notes” in accordance with the Intercreditor Agreement including by written notice from UPC Broadband to each Agent (as defined in the Intercreditor Agreement), in each case, by the date when the consolidated financial statements are due to be provided pursuant to Clause 21.2 (Financial information) for the first full Financial Quarter after the issuance of the relevant notes; and
(b)    any Senior Unsecured Refinancing.
“Senior Unsecured Offering” means one or more offerings of Senior Unsecured Notes on a registration statement filed with the SEC or pursuant to an exemption from registration under the United States Securities Act of 1933, as amended, including pursuant to Rule 144A and/or Regulation S under the United States Securities Act of 1933, as amended.
“Senior Unsecured Refinancing” means any Financial Indebtedness incurred by UPC Broadband Holdco or any Permitted Affiliate Holdco at any time after the 2016 ICA Amendment Effective Date, for the purposes of refinancing all or a portion of any Senior Unsecured Notes and/or any Senior Unsecured Refinancing and/or any Senior Secured Notes and/or any Financial Indebtedness permitted to be incurred or outstanding pursuant to Clause 21.13 (Restrictions on Financial Indebtedness) in each case, including any Financial Indebtedness incurred for the purpose of the payment of all principal, interest, fees, expenses, commissions, make-whole and any other contractual premium payable under such Financial Indebtedness being refinanced and any fees, costs and expenses incurred in connection with such refinancing, in respect of which the following terms apply:
(a)    the principal amount of any such Financial Indebtedness shall not exceed the principal amount of, and any outstanding interest on, the Financial Indebtedness being refinanced (plus all fees, expenses, commissions, make-whole or other contractual premium payable in connection with such refinancing) unless any excess principal amount otherwise constitutes Senior Unsecured Notes meeting the conditions set out in paragraph (a) of the definition of Senior Unsecured Notes;
(b)    that, if guaranteed, by any member of the Borrower Group such guarantee or guarantees so provided are granted on subordination and release terms and subject to the terms of the Intercreditor Agreement; and

(c)    are not secured by any Security Interest over any shares in any member of the Borrower Group, any asset of any member of the Borrower Group or any rights of any creditor in relation to any Subordinated Shareholder Loans, provided that such Financial Indebtedness is designated as (i) “Senior Unsecured Refinancing” and “Holdco Debt” by written notice from UPC Broadband to the Facility Agent and the Security Agent and (ii) “Senior Unsecured Notes” in accordance with the Intercreditor Agreement including by written notice from UPC Broadband to each Agent (as defined in the Intercreditor Agreement), in each case, by the date when the consolidated financial statements are due to be provided pursuant to Clause 21.2 (Financial information) for the first full Financial Quarter after the incurrence of the relevant Financial Indebtedness.
“Shareholder” means LGEF or an LGEF Subsidiary.
“Signing Date” means 16 January 2004.
“Solvent Liquidation” has the meaning given to such term in Clause 21.29 (Internal Reorganisations).
“Specified Time” means a time determined in accordance with Schedule 10 (Timetable).
“SSN Finance Subsidiary” means any Subsidiary directly and wholly-owned by UPC Broadband or any Subsidiary directly and wholly-owned by any Permitted Affiliate Parent, in each case, engaged in the business of effecting or facilitating the issuance of Senior Secured Notes and on-lending the proceeds to any other member of the Borrower Group and in either case having no Subsidiaries.
“Standard & Poor’s” means Standard & Poor's Rating Services or any successor thereof.
“Sterling” and “£” means the lawful currency for the time being of the United Kingdom.
“Subordinated Creditor” means any Restricted Person who has, at any relevant time, entered into a Pledge of Subordinated Shareholder Loans and is a party to, or has acceded to, the Intercreditor Agreement.
“Subordinated Obligations” means any Financial Indebtedness that is expressly subordinated or junior in right of payment to the liabilities under this Agreement pursuant to a written agreement.
“Subordinated Shareholder Loans” means any Financial Indebtedness of any member of the Borrower Group owed to a Subordinated Creditor.
“Subscriber” means any person who has entered into an agreement (which has not expired or been terminated) with an Obligor to be provided with services by an Obligor through the operation of telecommunications and/or television systems operated by the Borrower Group in accordance with applicable Telecommunications and Cable Laws (including any part of such system and all modifications, substitutions, replacements, renewals and extensions made to such systems).
“Subsidiary” of a person means any other person directly or indirectly controlled by the first-mentioned person, for which purpose control means ownership of more than 50 per cent. of the economic and/or voting share capital (or equivalent right of ownership of such other person).

“Successor Entity” has the meaning given to such term in Clause 21.29 (Internal Reorganisations).
“Swiss Francs” and “CHF” means the lawful currency for the time being of Switzerland.
“T2” means the real time gross settlement systems operated by the Eurosystem, or any successor system.
“Target” means any assets or person which is or are the subject of an Acquisition in accordance with the terms of this Agreement.
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Taxes” or “Tax” means all present and future taxes, imposts, duties, levies, fees or charges of a similar nature, together with interest thereon and penalties in respect thereof.
“Tax Credit” means a credit against, relief or remission for, or repayment of any tax.
“Telecommunications and Cable Law” means all laws, statutes, regulations and judgments relating to telecommunications, cable television and data services applicable to any member of the Borrower Group and/or the business carried on by any member of the Borrower Group in any jurisdiction in which a member of the Borrower Group is incorporated or formed or in which such member has its principal place of business or owns any material assets.
“Term” means the period from the date of the issuance of a Documentary Credit until its Expiry Date.
“Term Facility” means an Additional Facility pursuant to which one or more Term Facility Advances have been or may be made.
“Term Facility Advance” means any Advance (other than any Advance under each Revolving Facility or any Additional Revolving Facility), and “Term Facility Advances” shall be construed accordingly.
“Term Rate Advance” means any Advance or, if applicable, Unpaid Sum, in a Term Rate Currency to the extent that:
(a)    it is not or has not become a Compounded Rate Advance; and
(b)    it is not a Fixed Rate Advance.
“Term Rate Currency” means:
(a)    Euro and Dollars; and
(b)    any currency specified as such in a Reference Rate Supplement relating to that currency, to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.
“Term Reference Rate” means, in relation to a Term Rate Advance, the aggregate of:

(a)    the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Advance or as otherwise determined pursuant to Clause 16.1 (Interest calculation if no Primary Term Rate); and
(b)    if applicable, the applicable Credit Adjustment Spread,
provided that if such rate is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise except as otherwise set out in the applicable Reference Rate Terms, or in an applicable Additional Facility Accession Agreement.
“Third Parties Act” has the meaning given to such term in Clause 1.2(e) (Construction).
“Total Additional Facility Commitments” means in relation to an Additional Facility, the aggregate for the time being of the Additional Facility Commitments for that Additional Facility.
“Total Assets” means the consolidated total assets of the Borrower Group as shown on the most recent balance sheet (excluding the footnotes thereto) of the Borrower Group delivered in accordance with Clause 21.2(a)(i) or 21.2(a)(ii) (Financial information), as applicable (and, in the case of any determination relating to any incurrence of indebtedness or any investment, on a pro forma basis including any property or assets being acquired in connection therewith).
“Total Commitments” means the aggregate for the time being of: (i) the aggregate Total Additional Facility Commitments for all Additional Facilities and (ii) the Total Revolving Facility Commitments, in each case as may be increased or reduced in accordance with this Agreement.
“Total Debt” has the meaning given to such term in Clause 22.1 (Financial definitions).
“Total Net Debt” has the meaning given to such term in Clause 22.1 (Financial definitions).
“Total Revolving Facility A Commitments” means the aggregate for the time being of the Revolving Facility A Commitments of all the Lenders.
“Total Revolving Facility B Commitments” means the aggregate for the time being of the Revolving Facility B Commitments of all the Lenders.
“Total Revolving Facility Commitments” means the aggregate for the time being of the Total Revolving Facility A Commitments and the Total Revolving Facility B Commitments.
“Tower Company” means a person whose principal activity relates to Towers Assets and substantially all of whose assets are Towers Assets.
“Towers Assets” means:
(a)    all present and future wireless and broadcast towers and tower sites that host or assist in the operation of plant and equipment used for transmitting telecommunications signals, being tower and tower sites that are owned by or vested in UPC Broadband or any other member of the Borrower Group (whether pursuant to title, rights in rem, leases, rights of use, site sharing rights, concession rights or otherwise) and include, without limitation, any and all towers and tower sites under construction;

(b)    all rights (including, without limitation, rights in rem, leases, rights of use, site sharing rights and concession rights), title, deposits (including, without limitation, deposits placed with landlords, electricity boards and transmission companies) and interest in, or over, the land or property on which such towers and tower sites referred to in paragraph (a) above have been or will be constructed or erected or installed;
(c)    all current assets relating to the towers or tower sites and their operation referred to in paragraph (a) above, whether movable, immovable or incorporeal;
(d)    all plant and equipment customarily treated by telecommunications operators as forming part of the towers or tower sites referred to in paragraph (a) above, including, in particular, but without limitation, the electricity power connections, utilities, diesel generator sets, batteries, power management systems, air conditioners, shelters and all associated civil and electrical works;
(e)    all permits, licences, approvals, registrations, quotas, incentives, powers, authorities, allotments, consents, rights, benefits, advantages, municipal permissions, trademarks, designs, copyrights, patents and other intellectual property and powers of every kind, nature and description whatsoever, whether from government bodies or otherwise, pertaining to or relating to paragraphs (a) to (d) above; and
(f)    shares or other interests in Tower Companies.
“Transfer Agreement” means a duly completed assignment and assumption substantially in the form set out at Part 2 of Schedule 4 (Transfer Agreement).
“UGC” means:
(a)    UnitedGlobalCom LLC, a limited liability company incorporated in the State of Delaware with file number 3309619 and having its registered office at 251 Little Falls Drive, Wilmington, Delaware, DE 19808; and
(b)    if the person referred to in paragraph (a) above:
(i)    consolidates with or merges with any other person or persons; or
(ii)    directly or indirectly, sells, leases, conveys or transfers all or substantially all of its assets to any other person or persons, the successor person formed by such consolidation or into which such person is merged or to which such conveyance, transfer or lease is made.
“UGCE Borrower Group” means:
(a)    UPC Holding; and
(b)    any other person of which UPC Broadband is a Subsidiary and which is a Subsidiary of UPC Holding.
“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Ultimate Parent” means:
(a)    Liberty Global Ltd., together with its successors;
(b)    following consummation of a Spin-Off, the Spin Parent and its successors; and
(c)    following consummation of a Parent Joint Venture Transaction, each of the ultimate Holding Companies of the Parent Joint Venture Holders and their successors.
“United States” or “US” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.
“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents (other than any Ancillary Facility Document).
“Unrestricted Subsidiary” means each Subsidiary of UPC Broadband and each Subsidiary of any Permitted Affiliate Parent which is not an Obligor which is designated by UPC Broadband or any Permitted Affiliate Parent (as applicable) in writing as an Unrestricted Subsidiary.
“UPC” means Liberty Global Europe Holding B.V. (formerly known as United Pan-Europe Communications N.V.), a private limited liability company incorporated under the laws of The Netherlands under company registration number 34359572 and with its registered office at Amsterdam and its business office at Boeingavenue 53, 1119 PE Schiphol-Rijk, The Netherlands.
“UPC Broadband Holdco” means the immediate Holding Company of UPC Broadband from time to time, being UPC Holding as of the Signing Date.
“UPC Financing” means UPC Financing Partnership, a general partnership formed under the laws of Delaware, United States with file number 5081283 and its principal place of business at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, United States.
“UPC Holding” means UPC Holding B.V., a limited liability company incorporated under the laws of The Netherlands under company registration number 34136926 and, as of the Signing Date, with its registered office at Amsterdam and its business office at Boeingavenue 53, 1119 PE Schiphol-Rijk, The Netherlands
“UPC Holding II” means UPC Holding II B.V., a limited liability company incorporated under the laws of The Netherlands under company registration number 34142964 and, as of the Signing Date, with its registered office at Amsterdam and its business office at Boeingavenue 53, 1119 PE Schiphol-Rijk, The Netherlands.
“UPC Polska” means UPC Polska LLC.
“US Borrower” means any Additional Borrower under this Agreement which is incorporated or formed under the laws of a State of the United States or that resides or has a domicile, a place of business or property in the United States which, in each case, has not ceased to be a Borrower.
“US Dollars” and “US$” means the lawful currency for the time being of the United States.
“US Obligor” has the meaning given to such term in Clause 23.6(e) (Insolvency).

“Utilisation” means the utilisation of a Facility under this Agreement, whether by way of an Advance, the issue of a Documentary Credit or the utilisation of an Ancillary Facility.
“Utilisation Date” means:
(a)    in relation to an Advance, the date on which such Advance is (or is requested) to be made;
(b)    in relation to a utilisation by way of Ancillary Facility, the date on which such Ancillary Facility is established; and
(c)    in relation to a utilisation by way of Documentary Credit, the date on which such Documentary Credit is to be issued, in each case, in accordance with the terms of this Agreement.
“VAT” means value added or similar tax.
“Vendor Financing Arrangements” means any arrangement, contractual or otherwise, pursuant to which credit or other financing is provided or arranged by a supplier (or any of its Affiliates) of assets (including equipment) and/or related services to a member of the Borrower Group in connection with such supply of assets and/or services.
“Website Lenders” has the meaning given to such term in Clause 37.3(a) (Use of Websites/E-mail).
“Western Europe” means the countries that comprise: (a) the European Union from time to time or as of a specified date as selected by the Borrower, being a date more recent than the Effective Date; and (b) Norway and Switzerland.
“Wider Group” means:
(a)    UGC (as the successor person following the merger of UGC Europe Inc. into UGC) and each of its Affiliates including (for the avoidance of doubt), Liberty Global, Inc. and Liberty Media International, Inc. or any of their respective Subsidiaries (other than a member of the Borrower Group); and
(b)    following consummation of a Parent Joint Venture Transaction, each of the ultimate Holding Companies of the Parent Joint Venture Holders, the Parent Joint Venture Holders and the Joint Venture Parent and, in each case, their successors and their Subsidiaries (other than a member of the Borrower Group).
“Write-down and Conversion Powers” means:
(a)    in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)    in relation to any other applicable Bail-In Legislation:
(i)    any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)    any similar or analogous powers under that Bail-In Legislation; and
(c)    in relation to any UK Bail-In Legislation:
(i)    any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)    any similar or analogous powers under that UK Bail-In Legislation.
1.2    Construction
(a)    In this Agreement, unless the contrary intention appears, a reference to:
(i)    a document being in the “agreed form” means a document (A) in a form previously agreed in writing by or on behalf of the Facility Agent and UPC Broadband, or (B) in a form substantially as set out in any Schedule to any Finance Document, or (C) (if not falling within (A) or (B) above) in form and substance satisfactory to the Lenders and initialled by or on behalf of the Facility Agent and UPC Broadband for the purposes of identification;
(ii)    “amendment” includes a supplement, novation or re-enactment and “amended” is to be construed accordingly;
(iii)    “assets” includes all or any part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;
(iv)    a Borrower providing “cash cover” for a Documentary Credit or an Ancillary Facility means that Borrower paying an amount in the currency of the Documentary Credit (or, as the case may be, Ancillary Facility) to an interest-bearing account in the name of that Borrower and the following conditions being met:
(A)    the account is with the Security Agent or with the L/C Bank or Ancillary Facility Lender for which that cash cover is to be provided;
(B)    subject to Clause 6.9(b) (Cash Cover by Borrower), until no amount is or may be outstanding under that Documentary Credit or Ancillary Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Documentary Credit or Ancillary Facility; and
(C)    if requested by the relevant L/C Bank or Ancillary Facility Lender, that Borrower has executed a security document in respect of that account or a Security Document over that account, in form and substance satisfactory to the Security Agent or the L/C Bank or Ancillary Facility Lender, each acting reasonably, with which that account is held, creating a first ranking Security Interest over that account;
(v)    a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived, an Event of Default is “continuing” if it has not been remedied or waived and a breach of the undertaking set out in Clause 22.2 (Financial Ratio) is “continuing” if it has not been remedied, waived or cured in accordance with paragraph (b) of Clause 22.2 (Financial Ratio) or Clause 22.4 (Cure provisions);
(vi)    “determines” or “determined” means, save as otherwise provided herein, a determination made in the absolute discretion of the person making the determination;
(vii)    references to the “equivalent” of an amount specified in a particular currency (the “specified currency amount”) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11.00 a.m. on the day on which the calculation falls to be made for spot delivery as determined by the Facility Agent in accordance with its customary practices;
(viii)    “European interbank market” means the interbank market for Euro operating in Participating Member States;
(ix)    a “guarantee” includes a reference to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any indebtedness and “guaranteed” and “guarantor” shall be construed accordingly;
(x)    “indebtedness” is a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;
(xi)    a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that month provided that in relation to an Interest Period for any Advance (or any other period for the accrual of commission or fees) in any currency for which there are rules specified as “Business Day Conventions” in respect of that currency in the applicable Reference Rate Terms, those rules shall apply;
(xii)    a Lender’s “participation” in relation to a Documentary Credit, shall be construed as a reference to the relevant amount that is or may be payable by that Lender in relation to that Documentary Credit;

(xiii)    “permanent prepayment and cancellation” means, in relation to any facility, a permanent prepayment of outstanding advances under that facility with a corresponding permanent cancellation of the total commitments in relation to that facility;
(xiv)    a “repayment” shall include a “prepayment” and references to “repay” or “prepay” shall be construed accordingly;
(xv)    a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);
(xvi)    a Borrower “repaying” or “prepaying” a Documentary Credit or a letter of credit, bank guarantee, indemnity, performance bond or other documentary credit under an Ancillary Facility (each a “Relevant Documentary Credit”) means:
(A)    that Borrower providing cash cover for that Documentary Credit or in respect of the Ancillary Facility Outstandings;
(B)    the maximum amount payable under the Documentary Credit or Ancillary Facility being reduced or cancelled in accordance with its terms;
(C)    the relevant L/C Bank or Ancillary Facility Lender being satisfied that it has no further liability under that Documentary Credit or Ancillary Facility, and the amount by which a Documentary Credit is, or Ancillary Facility Outstandings are, repaid or prepaid under paragraphs (A) and (B) above is the amount of the relevant cash cover or reduction;
(D)    in the case of a Documentary Credit, a Borrower has made a payment under paragraph (b) of Clause 6.6 (Claims under a Documentary Credit) in respect of that Documentary Credit or a Borrower has made a reimbursement in respect of that Documentary Credit under Clause 6.7 (Documentary Credit Indemnities) (but in each case only to the extent of such payment or reimbursement);
(E)    the Relevant Documentary Credit (as the case may be) expires in accordance with its terms or is otherwise returned by the beneficiary with its written confirmation that it is released and cancelled; or
(F)    a bank or financial institution having a long term credit rating from any of Moody’s, Standard & Poor’s or Fitch at least equal to Baa3/BBB- (as applicable or its equivalent or such other rating as the Facility Agent and the applicable L/C Bank or Ancillary Facility Lender (as the case may be) may agree), or by any other institution satisfactory to the applicable L/C Bank or Ancillary Facility Lender (as the case may be) (acting reasonably), having issued an unconditional and irrevocable guarantee, indemnity, counter-indemnity or similar assurance against financial loss in respect of amounts due under that Relevant Documentary Credit;

(xvii)    an amount “borrowed” includes any amount utilised by way of Documentary Credit or under an Ancillary Facility;
(xviii)    a reference to a party to any Finance Document shall be construed so as to include its respective and any subsequent successors, transferees, permitted assigns and merged entities;
(xix)    a Lender funding its participation in a Utilisation includes a Lender participating in a Documentary Credit;
(xx)    the “outstanding amount” of a Documentary Credit at any time is the maximum amount that is or may be payable by a Borrower in respect of that Documentary Credit at that time;
(xxi)    a “regulation” includes any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law but, if not having the force of law, only if compliance therewith is in accordance with the general practice of the relevant persons to whom it is intended to apply or, in the case of Clause 17 (Increased Costs) only, the relevant Finance Party or its Holding Company) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;
(xxii)    a provision of a law is a reference to that provision as amended, re-enacted or extended;
(xxiii)    a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;
(xxiv)    a person includes its successors, transferees and assigns;
(xxv)    (or to any specified provision of) this Agreement or any other document shall be construed, save where expressly provided to the contrary in this Agreement, as a reference to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Facility Agent, all of the requisite Lenders or the Majority Lenders (as the case may be);
(xxvi)    unless otherwise specified, a time of day is a reference to London time;
(xxvii)    words importing the plural include the singular and vice versa;
(xxviii)    “wholly-owned Subsidiary” means, in respect of any Person:
(A)    a Person all of the Capital Stock of which (other than (x) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, regulation or to ensure limited liability and (y) in the case of an Asset Securitisation Subsidiary, shares held by a Person that is not an Affiliate of UPC Broadband solely for the purpose of permitting such Person (or such person’s designee) to vote with respect to customary major events with respect to such Asset Securitisation Subsidiary, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events), is owned by that Person directly; or
(B)    a Person all of the Capital Stock of which is owned indirectly by a Person that satisfies the requirements of sub-paragraph (A) above;
(xxix)    “fair market value” unless otherwise specified in this Agreement, may be conclusively established by means of an officer’s certificate or a resolution of the board of directors (or equivalent) of UPC Broadband, any Permitted Affiliate Parent or any Affiliate Subsidiary setting out such fair market value as determined by such officer or such board of directors (or equivalent) in good faith;
(xxx)    any matter being “permitted” under this Agreement or any other Finance Document shall include references to such matters not being prohibited or otherwise being approved under this Agreement or any other such Finance Document;
(xxxi)    “consolidated” in connection with the financial position of, financial statements of or accounts of or financial definitions in relation to, the Borrower Group shall be construed to mean that the accounts of any Affiliate Subsidiary shall be combined for the purpose of determining such financial position, financial statements, accounts or financial definitions;
(xxxii)    following the delivery of a Group Redesignation Notice to the Facility Agent designating any Holding Company of UPC Broadband and/or any Holding Company of any Permitted Affiliate Parent as a “New Group Topco”, any references to “UPC Broadband” and/or a “Permitted Affiliate Parent” (as applicable) in this Agreement shall be deemed to refer instead to that New Group Topco;
(xxxiii)    No Default, Event of Default or breach of any representation and warranty or undertaking under the Finance Documents shall arise merely as a result of a subsequent change in the Euro equivalent of any relevant amount due to fluctuations in exchange rates;
(xxxiv)    a reference in this Agreement to a page or screen of an information service displaying a rate shall include:
(A)    any replacement page or screen of that information service which displays that rate; and
(B)    the appropriate page or screen of such other information service which displays that rate from time to time in place of that information service, and, if such page, screen or service ceases to be available, shall include any other page, screen or service displaying that rate specified by the Facility Agent and agreed to by UPC Broadband; and
(xxxv)    a reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(b)    When determining the Euro equivalent amount for any purpose other than under Clause 22 (Financial Covenant), the Facility Agent shall determine the amount of (i) any undrawn Commitments denominated in US Dollars or any Additional Currency on the basis of the Agent’s Spot Rate of Exchange on the 2020 Amendment Effective Date (in the case of a Revolving Facility) or on the date of the relevant Additional Facility Accession Agreement (in the case of an Additional Facility); and (ii) any participations in Utilisations denominated in US Dollars, an Additional Currency or an Optional Currency on the basis of the Agent’s Spot Rate of Exchange on the date of receipt by the Facility Agent of the Request for the relevant Utilisation.
(c)    Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.
(d)    The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.
(e)    Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”).
(f)    Notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.
(g)    Where paragraph or clause numbers have changed in this Agreement as a result of the amendments to this Agreement implemented on the 2016 First Amendment Effective Date, the 2017 First Amendment Effective Date, the 2020 Amendment Effective Date, the 2021 Amendment Effective Date, 2022 Amendment Effective Date, the 2023 First Amendment Effective Date and the 2023 Second Amendment Effective Date and such paragraph and clause numbers are referred to in any Finance Document in force on the 2016 First Amendment Effective Date, the 2017 First Amendment Effective Date, the 2020 Amendment Effective Date, the 2021 Amendment Effective Date, the 2022 Amendment Effective Date, the 2023 First Amendment Effective Date or the 2023 Second Amendment Effective Date (as applicable), such paragraph or clause numbers shall be read and construed in this Agreement, for the purposes of the relevant Finance Document only, so that the relevant equivalent provision in this Agreement is referred to in each such Finance Document.
(h)    The knowledge or awareness or belief of any member of the Borrower Group shall be limited to the actual knowledge, awareness or belief of the board of directors (or equivalent body) of such member of the Borrower Group at the relevant time.
(i)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Advances in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Facility Agent and such Lender and any such exchange, continuation or rollover shall be deemed to comply with any requirement hereunder or under any other Finance Document that any payment be made in “US Dollars” (or any other relevant currency), “in immediately available funds”, “in cash” or any other similar requirements.

(j)    No personal liability shall attach to any director, officer or employee of any member of the Borrower Group or any member of the Wider Group for any representation or statement made by that member of the Borrower Group or that member of the Wider Group in a certificate by such director, officer or employee.
(k)    The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period determined pursuant to the terms of this Agreement.
(l)    This Agreement is entered into subject to, and with the benefit of, the terms of the Intercreditor Agreement.
(m)    Notwithstanding anything to the contrary in this Agreement, the terms of the Intercreditor Agreement will prevail if there is a conflict between the terms of this Agreement and the terms of the Intercreditor Agreement.
(n)    Any Reference Rate Supplement relating to a currency and a Facility overrides anything relating to that currency and that Facility in:
(i)    Schedule 13 (Reference Rate Terms); or
(ii)    any earlier Reference Rate Supplement.
(o)    Any Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate overrides anything relating to that rate in:
(i)    Schedule 14 (Daily Non-Cumulative Compounded RFR Rate); or
(ii)    any earlier Methodology Supplement.
(p)    Polish terms
In this Agreement, a reference to:
(i)    Polish Bankruptcy Law means the Polish Bankruptcy Law dated 28 February 2003, as amended;
(ii)    Polish Civil Code means the Polish Civil Code dated 23 April 1964, as amended;
(iii)    Polish Civil Procedure Code means the Polish Civil Procedure Code dated 17 November 1964, as amended;
(iv)    Polish Commercial Companies Code means the Polish Commercial Companies Code dated 15 September 2000, as amended; and
(v)    Polish Restructuring Law means the Polish Restructuring Law dated 15 May 2015, as amended.
(q)    In each Finance Document, where it relates to a person incorporated or having its centre of main interests in Poland, a reference to:
(i)    an agent includes an attorney (pełnomocnik), delivery agent (pełnomocnik do doręczeń), pledge administrator (administrator zastawu), mortgage administrator (administrator hipoteki) and mandatory (zleceniobiorca) of a person;

(ii)    a composition, compromise, assignment, reorganisation or similar arrangement with any creditor includes a układ concluded or approved during insolvency proceedings under Polish Bankruptcy Law or restructuring proceedings (postępowanie restrukturyzacyjne) under Polish Restructuring Law. This also includes a partial composition (układ częściowy);
(iii)    a compulsory manager, receiver or administrator includes a tymczasowy nadzorca sądowy, tymczasawy zarządca, nadzorca, nadzorca sądowy, nadzorca układu, syndyk, zarządca or zarządca przymusowy, as defined in Polish Bankruptcy Law or Polish Restructuring Law. This also includes zarządca appointed under the Act on Registered Pledges or the Polish Civil Procedure Code and a kurator sądowy appointed under the Polish Civil Code;
(iv)    a dissolution includes a rozwiązanie spółki in accordance with the Polish Commercial Companies Code;
(v)    a liquidator includes a likwidator appointed under the Polish Commercial Companies Code;
(vi)    a moratorium includes a odroczenie spłaty zobowiązań pieniężnych;
(vii)    a security, Security, security interest or Security Interest means any mortgage (hipoteka), pledge (zastaw), registered pledge (zastaw rejestrowy), financial pledge (zastaw finansowy), security assignment (przelew praw na zabezpieczenie), security transfer of title (przewłaszczenie na zabezpieczenie), retention right (prawo zatrzymania) or right to reclaim sold goods (zastrzeżenie własności rzeczy sprzedanej);
(viii)    a quasi security means any power of attorney to bank accounts (pełnomocnictwo do rachunków bankowych) and voluntary submission to enforcement (oświadczenie o poddaniu się egzekucji); and
(ix)    a winding up includes a declaration of bankruptcy.
1.3    Existing Facility Agreement
(a)    Unless expressly stated to the contrary, and subject to paragraph (b), references in any of the Finance Documents to the Existing Finance Documents and to terms defined in, and provisions of, any of the Existing Finance Documents, shall be references to the relevant Existing Finance Document and such terms and provisions as at the Effective Date, as the same may be amended with the prior written approval of the Facility Agent (acting on the instructions of the Majority Lenders) from time to time.
(b)    References in any of the Finance Documents to any Finance Party (as defined in the Existing Facility Agreement) shall include such Finance Party’s permitted successors, transferees or assigns from time to time.
1.4    Permitted Affiliate Group Designation Date
On and from any Permitted Affiliate Group Designation Date any obligation in this Agreement of UPC Broadband to procure that members of the Borrower Group comply with any covenant shall be construed such that UPC Broadband shall be obliged to procure that only its Subsidiaries that are members of the Borrower Group comply with that obligation and the relevant Permitted Affiliate Parent shall be obliged to procure that its Subsidiaries that are members of the Borrower Group comply with that obligation.
1.5    Exchange Rates
When applying any monetary limits, thresholds and other exceptions to the representations and warranties, undertakings and Events of Default under the Finance Documents, the equivalent to an amount in Euro shall be calculated at a rate for the conversion of the relevant non-Euro currency into Euro which is, at the election of UPC Broadband (a) a rate selected by UPC Broadband (acting reasonably and in good faith) or (b) the Agent’s Spot Rate of Exchange, in each case, as at the time of any relevant action.
1.6    Baskets
(a)    In the event that any amount or transaction meets the criteria of more than one of the baskets or exceptions set out in this Agreement, UPC Broadband, in its sole discretion, will classify and may from time to time reclassify that amount or transaction to a particular basket or exception and will only be required to include that amount or transaction in one of those baskets or exceptions (and, for the avoidance of doubt, an amount or transaction may at the option of UPC Broadband be split between different baskets or exceptions).
(b)    Any amounts incurred or actions taken on the basis of any basket, test or permission where an element is set by reference to a percentage of EBITDA or Total Assets (“EBITDA or Total Assets based basket”) shall (provided that such amounts or actions taken are, at the time of incurrence or being taken, duly and properly incurred or taken in accordance with the relevant basket, test or permission) be treated as having been duly and properly incurred or taken without the occurrence of a Default or Event of Default in the event that such EBITDA or Total Assets based basket subsequently decreases.
1.7    Interpretation of Events of Default
(a)    If any Default or Event of Default occurs due to (x) the failure by any person to take any action by a specified time, such Default or Event of Default shall be deemed to have been remedied at the time, if any, that the applicable person takes such action or (y) the taking of any action by any person that is not then permitted by the terms of this Agreement or any other Finance Document, such Default or Event of Default shall be deemed to be remedied on the earlier to occur of (A) the date on which such action would be permitted at such time to be taken under this Agreement and the other Finance Documents and (B) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Finance Documents. If any Default or Event of Default occurs that is subsequently remedied (a “Cured Default”), any other subsequent Default or Event of Default resulting from the taking or omitting to take any action by any person, which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be remedied automatically upon, and simultaneously with, the remedy of the Cured Default. Notwithstanding anything to the contrary in this paragraph, a Default or Event of Default (the “Initial Default”) may not be cured pursuant to this Clause 1.7:
(i)    in the case of an Initial Default described in sub-paragraph (y) above, if an officer of UPC Broadband had Knowledge at the time of taking any such action that such Initial Default had occurred and was continuing; or

(ii)    if the Facility Agent shall have declared all Outstandings to be immediately due and payable pursuant to the provisions described under Clause 23.18 (Acceleration) prior to the date such Initial Default would have been deemed to be remedied under this paragraph.
(b)    For purposes of this Clause 1.7, “Knowledge” shall mean, with respect to an officer of UPC Broadband, (i) the actual knowledge of such individual or (ii) the knowledge that such individual would have obtained if such individual had acted in good faith to discharge his or her duties with the same level of diligence and care as would reasonably be expected from an officer in a substantially similar position.
(c)    Notwithstanding anything to the contrary herein, (i) if a Default occurs for a failure to report or deliver a required certificate in connection with an Initial Default then at the time such Initial Default is remedied, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be remedied without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Clause 21.2 (Financial information), or otherwise to deliver any notice or certificate pursuant to any other provision of this Agreement shall be deemed to be remedied upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Agreement.
1.8    LIBOR Transition
(a)    Notwithstanding paragraph 17 of the Additional Facility AT Accession Agreement and paragraph 24 of the Additional Facility AX Accession Agreement, from the 2023 First Amendment Effective Date the interest rate for any Advance under Additional Facility AT or Additional Facility AX will be:
(i)    if it relates to an Interest Period for an Advance which is current on the 2023 First Amendment Effective Date, the sum of the reference rate that was determined for such Advance in accordance with this Agreement and the applicable Additional Facility Accession Agreement prior to the 2023 First Amendment Effective Date and the applicable Margin (as set out in the applicable Additional Facility Accession Agreement); or
(ii)    if it relates to any other Advance, calculated in accordance with paragraph (b) of Clause 12.1 (Calculation of interest – Term Rate Advances).
(b)    Notwithstanding paragraph 7 of the Additional Facility AT Accession Agreement and paragraph 7 of the Additional Facility AX Accession Agreement, any interest due in relation to an Advance under Additional Facility AT or Additional Facility AX on or after the 2023 First Amendment and Restatement Date will be payable in accordance with paragraph (a) of Clause 12.4 (Payment of Interest).
(c)    Notwithstanding paragraph 17 of the Additional Facility AU Accession Agreement and paragraph 24 of the Additional Facility AY Accession Agreement, from the 2023 First Amendment Effective Date the interest rate for any Advance under Additional Facility AU or Additional Facility AY will be:

(i)    if it relates to an Interest Period for an Advance which is current on the 2023 First Amendment Effective Date, the sum of the reference rate that was determined for such Advance in accordance with this Agreement and the applicable Additional Facility Accession Agreement prior to the 2023 First Amendment Effective Date and the applicable Margin (as set out in the applicable Additional Facility Accession Agreement); and
(ii)    if it relates to any other Advance, calculated in accordance with paragraph (b) of Clause 12.1 (Calculation of interest – Term Rate Advances).
(d)    Notwithstanding paragraph 7 of the Additional Facility AU Accession Agreement and paragraph 7 of the Additional Facility AY Accession Agreement, any interest due in relation to an Advance under Additional Facility AU or Additional Facility AY on or afer the 2023 First Amendment and Restatement Date will be payable in accordance with paragraph (a) of Clause 12.4 (Payment of Interest).
1.9    Existing Fixed Rate Facilities
(a)    The interest rate for any Advance under Additional Facility AQ shall continue to be a fixed rate of 3.625 per cent. per annum (save to the extent that Clause 12.5 (Default interest) applies) and, notwithstanding anything to the contrary in Clause 28.3 (Calculations), shall be calculated on the basis of a 360 day year comprising of twelve 30-day months.
(b)    Notwithstanding paragraph 12 of the Additional Facility AQ Accession Agreement, Clause 12.3 (Calculation of Interest – Fixed Rate Advances) shall apply to any Advance under Additional Facility AQ and the interest rate in relation to Additional Facility AQ shall not be calculated as the sum of EURIBOR and the applicable Margin.
(c)    The interest rate for any Advance under Additional Facility AZ shall continue to be a fixed rate of 4.875 per cent. per annum (save to the extent that Clause 12.5 (Default interest) applies) and, notwithstanding anything to the contrary in Clause 28.3 (Calculations), shall be calculated on the basis of a 360 day year comprising of twelve 30-day months.
(d)    Notwithstanding paragraph 17 of the Additional Facility AZ Accession Agreement, Clause 12.3 (Calculation of Interest – Fixed Rate Advances) shall apply to any Advance under Additional Facility AZ and the interest rate in relation to Additional Facility AZ shall not be calculated as the sum of LIBOR and the applicable Margin.
2.    THE FACILITIES
2.1    Revolving Facility
The Lenders grant to UPC Financing Partnership upon the terms and subject to the conditions of this Agreement:
(a)    a multicurrency revolving loan facility up to a maximum aggregate principal amount of the Revolving Facility A Commitments, as may be increased in accordance with Clause 2.3 (Increase); and

(b)    a multicurrency revolving loan facility up to a maximum aggregate principal amount of the Revolving Facility B Commitments, as may be increased in accordance with Clause 2.3 (Increase), each of which shall be available for drawing in Euro, US Dollars, Swiss Francs and any Optional Currency.
2.2    Redesignation of Revolving Facility A
(a)    At any time after the 2023 Second Amendment Effective Date, any Lender in relation to Revolving Facility A may elect to convert all of its Available Revolving Facility A Commitments and all of its participations in any outstanding Revolving Facility A Advances into Revolving Facility B Commitments and (if applicable) participations in any Revolving Facility B Advances (a “Redesignation Lender”) by submitting a Redesignation Notice to the Facility Agent (with a copy to the Company) at least 5 Business Days prior to the proposed effective date of such conversion (the “Redesignation Effective Date”).
(b)    On the Redesignation Effective Date, all of the relevant Redesignation Lender’s Available Revolving Facility A Commitments and any participations in outstanding Revolving Facility A Advances, as at the applicable Redesignation Relevant Time, shall be redesignated into Revolving Facility B Commitments and (if applicable) participations in Revolving Facility B Advances provided that any such participations in any Revolving Facility B Advances shall be subject to the Term applicable to such Redesignation Lender’s participations in the applicable Revolving Facility A Advances immediately prior to the Redesignation Effective Date.
(c)    Each Redesignation Lender with a participation in a Revolving Facility A Advance or an Available Revolving Facility A Commitment at the Redesignation Relevant Time will participate in the Revolving Facility B Advances or make available the Revolving Facility B Commitments in the amounts confirmed to it by the Facility Agent (with a copy to the Company) on the applicable Redesignation Effective Date.
(d)    Upon request by the Company, the Facility Agent shall provide the Company with a schedule of Lenders and their Commitments under Revolving Facility A and Revolving Facility B on each Redesignation Effective Date.
2.3    Increase
(a)    In addition to paragraph (b) below, UPC Broadband may with the prior consent of a Lender, any bank, financial institution, trust, fund or any other person selected by UPC Broadband (each an “Increase Lender”) and by giving 10 Business Days prior notice to the Facility Agent, increase the Commitments under any Facility by including any new Commitments of any Increase Lender provided that:
(i)    at the election of UPC Broadband acting in its sole discretion, it shall be a condition:
(A)    that the aggregate principal amount of any proposed increase in the Commitments shall not exceed, mutatis mutandis, the Additional Facilities Cap on the date that such increase in the Commitments becomes effective (giving pro forma effect to the intended use of proceeds of such increased Commitment and assuming that the entire amount of that increased Commitment is drawn on such date, and provided that an election that this paragraph (A) shall apply may not be made in relation to that increased Commitment if an election that paragraph (B) below shall apply has previously been made in relation to that increased Commitment); or
(B)    to any Utilisation (other than a Rollover Loan or a Documentary Credit which is being renewed pursuant to Clause 6.2 (Renewal of Documentary Credits)) of that increased Commitment that the aggregate principal amount of that increased Commitment to be drawn would not exceed, mutatis mutandis, the Additional Facilities Cap on the date of that Utilisation (giving pro forma effect to the use of proceeds of such Utilisation but not assuming that the entire amount of that increased Commitment is drawn); and
(ii)    each Borrower for that Facility is or becomes an Obligor.
(b)    UPC Broadband may by giving prior notice to the Facility Agent by no later than the date falling 30 Business Days after the effective date of a cancellation of:
(i)    the Available Commitments of a Defaulting Lender in accordance with Clause 10.8 (Right of Cancellation in Relation to a Defaulting Lender);
(ii)    the Commitments of a Lender in accordance with Clause 18.1 (Illegality) and Clause 18.2 (Illegality in Relation to an L/C Bank); or
(iii)    the Commitments of a Lender in accordance with Clause 10.7 (Right of prepayment and cancellation of a Single Lender), request that the Commitments relating to any Facility be increased (and the Commitments under that Facility shall be so increased) in an aggregate amount in the relevant currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled.
(c)    The increased Commitments will be assumed by one or more Increase Lenders each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume as if it had been a Party as a Lender on the Signing Date; each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been a Party as a Lender on the Signing Date.
(d)    Each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other relevant Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those relevant Finance Parties would have assumed and/or acquired had the Increase Lender been a Party as a Lender on the Signing Date.
(e)    The Commitments of the other Lenders shall continue in full force and effect.
(f)    An increase in the Commitments shall take effect on the date specified by UPC Broadband in the relevant notice referred to above or any later date on which the conditions set out in paragraph (g) below are satisfied.

(g)    An increase in the Commitments will only be effective on:
(i)    the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender;
(ii)    in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:
(A)    the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and
(B)    the performance by the Facility Agent of all necessary “know your client” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to UPC Broadband, the Increase Lender and each L/C Bank; and
(iii)    each relevant Increase Lender consenting to such increase.
(h)    UPC Broadband may pay to any Increase Lender a fee in the amount and at the times agreed between UPC Broadband and the Increase Lender.
(i)    Each Increase Lender, by executing an Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.
(j)    The execution by UPC Broadband of an Increase Confirmation constitutes confirmation by each Guarantor that its obligations under Clause 19 (Guarantee) shall continue unaffected except that those obligations shall extend to the Total Commitments as increased by the addition of the new Commitments of any Increase Lender and shall be owed to each Finance Party including the relevant Lender.
(k)    Paragraphs (f) to (h) of Clause 30.3 (Transfers by Lenders) shall apply mutatis mutandis in this Clause 2.3 (Increase) in relation to an Increase Lender as if references in that Clause to:
(i)    an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;
(ii)    the “New Lender” were references to that “Increase Lender”; and
(iii)    a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.
2.4    Additional Facilities
(a)    Any person may, subject to the terms of this Agreement, become a Lender by delivering to the Facility Agent an Additional Facility Accession Agreement in each case duly completed and executed by that person, UPC Broadband and, if the Additional Facility is to be granted to an Additional Borrower, the relevant Additional Borrower. That person shall become a Lender on the date specified in the Additional Facility Accession Agreement or any later date on which the conditions set out in paragraph (e) below are satisfied.

(b)    Upon the relevant person becoming a Lender, the Total Commitments shall be increased by the amount set out in the relevant Additional Facility Accession Agreement as that Lender’s Additional Facility Commitment.
(c)    Each Lender under an Additional Facility shall become a Party and be entitled to share in the Security in accordance with the terms of the Intercreditor Agreement and the Security Documents pari passu with the Lenders under the other Facilities provided that UPC Broadband and the relevant Lenders may agree that an Additional Facility shares in the Security on a junior basis to the other Facilities or shall not be entitled to share in the Security either in accordance with the terms of the Intercreditor Agreement or pursuant to ancillary intercreditor agreements.
(d)    Subject to paragraphs (g) and (h) below, each Lender will grant to the relevant Borrower a term loan facility or a revolving loan facility (which may include any Ancillary Facility and/or Documentary Credit facility) (an “Additional Facility”) in the amount specified in the relevant Additional Facility Accession Agreement in Euros, US Dollars or an Additional Currency (as applicable) during the Additional Facility Availability Period specified in such Additional Facility Accession Agreement, subject to the terms of this Agreement.
(e)    On the date that the Facility Agent executes an Additional Facility Accession Agreement:
(i)    each Lender party to that Additional Facility Accession Agreement, each other Finance Party, UPC Broadband and the Obligors shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had each Lender been a Lender on the Effective Date, with the rights and/or obligations assumed by it as a result of that accession and with the Commitment specified by it as its Additional Facility Commitment; and
(ii)    each Additional Facility Lender shall become a Party as a “Lender”.
(f)    The execution by UPC Broadband of an Additional Facility Accession Agreement constitutes confirmation by each Guarantor that its obligations under Clause 19 (Guarantee) shall continue unaffected except that those obligations shall extend to the Total Commitments as increased by the addition of the relevant Lender’s Commitment and shall be owed to each Finance Party including the relevant Lender.
(g)    Subject to paragraph (h) below, the aggregate principal amount of any proposed Additional Facility shall not, at the election of UPC Broadband acting in its sole discretion (x) on the date that the Additional Facility becomes effective (giving pro forma effect to the intended use of proceeds of such Additional Facility and assuming that the entire amount of that Additional Facility is drawn on such date, and provided that an election that this sub-paragraph (x) shall apply may not be made in relation to that Additional Facility if an election that sub-paragraph (y) shall apply has previously been made in relation to that Additional Facility) or (y) on the date of each Utilisation (other than a Rollover Loan or a Documentary Credit which is being renewed pursuant to Clause 6.2 (Renewal of Documentary Credits)) of that Additional Facility (giving pro forma effect to the use of proceeds of such Utilisation but not assuming that the entire amount of that Additional Facility is drawn) exceed the aggregate of the sum of:

(i)    an unlimited amount provided that on a pro forma basis the ratio of Senior Net Debt to Annualised EBITDA is equal to or less than 4.50:1, or in the case of an Additional Facility proposed to be used for Acquisition Debt, the ratio of Senior Net Debt to Annualised EBITDA would not be greater than it was immediately prior to the relevant acquisition or such other transaction;
(ii)    if the proceeds of the Additional Facility are being used to refinance existing indebtedness that ranks pari passu or senior in right of security to the Facilities, an amount equal to the accrued interest, premiums and other amounts owing or paid relating to such existing indebtedness together with related fees and expenses;
(iii)    any amount of Financial Indebtedness available to be incurred pursuant to sub-paragraph (xxxiv) of the definition of Permitted Financial Indebtedness; and
(iv)    the aggregate amount of any voluntary prepayments of (A) Term Facility Advances that are secured on a pari passu basis with any other Facilities or (B) Revolving Facility Advances and any Advances under an Additional Revolving Facility (to the extent accompanied by a corresponding permanent cancellation of the relevant Revolving Facility Commitments or Additional Facility Commitments, as applicable), in each case, to the extent the relevant prepayment or cancellation is not funded or effected with any long-term Financial Indebtedness (including Financial Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced with long-term Financial Indebtedness), provided, that (A) any Additional Facility may be incurred under one or more of the above sub-paragraphs as selected by UPC Broadband, in its sole discretion, (B) UPC Broadband may elect to incur Additional Facilities under sub-paragraph (i) prior to using amounts available under sub-paragraphs (iii) and (iv), (C) amounts incurred pursuant to sub-paragraph (iii) substantially concurrently with amounts incurred pursuant to sub-paragraph (i) will not count as Financial Indebtedness for the purposes of calculating Senior Net Debt and (D) UPC Broadband shall have the ability to classify such amounts of Financial Indebtedness on the date of their incurrence and shall only be required to include the amount and type of such Financial Indebtedness in one of the sub-paragraphs above and will be permitted on the date of such incurrence to divide and classify an item of such Financial Indebtedness in more than one of the types of Financial Indebtedness described in such paragraphs, and, from time to time, may reclassify all or a portion of such Financial Indebtedness, in any manner,
(the “Additional Facilities Cap”).
(h)    There shall be no limit on the aggregate principal amount of any proposed Additional Facility (a “Refinancing Additional Facility”) to the extent established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, existing Utilisations or Commitments (the “Refinanced Debt”) provided that if the obligations under such Refinancing Additional Facility do not rank equal to or junior to such existing Utilisations and Commitments the principal amount of such Refinancing Additional Facility shall not exceed an amount equal to the Additional Facilities Cap (or its equivalent in other currencies). A Refinancing Additional Facility may only be established if the following conditions are met:

(i)    it provides for Additional Facility Commitments which are in an aggregate principal amount that is not less than:
(A)    in the case of any Additional Revolving Facility, €1,000,000 (where the Refinancing Additional Facility is denominated in Euros) or US$1,000,000 (where the Refinancing Additional Facility is denominated in US Dollars); and
(B)    in the case of any Term Facility, €15,000,000 (where the Refinancing Additional Facility is denominated in Euros) or US$1,000,000 (where the Refinancing Additional Facility is denominated in US Dollars), in each case provided that such amount may be less than €1,000,000 US$1,000,000, €15,000,000 and US$15,000,000, respectively, if such amount is equal to the entire outstanding principal amount of the Refinanced Debt;
(ii)    in the case of Refinancing Additional Facilities which are Term Facilities:
(A)    it does not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing of the Refinanced Debt;
(B)    it ranks pari passu or junior in right of payment with any Additional Facility Commitments which are senior in right of payment and shall rank pari passu or junior in right of Security with the Additional Facility Commitments which are secured on a first ranking basis in accordance with the terms of the Intercreditor Agreement or other intercreditor agreement or arrangement reasonably satisfactory to UPC Broadband and the Facility Agent; and
(C)    to the extent applicable, it is subject to the Intercreditor Agreement; and
(iii)    in the case of Refinancing Additional Facilities which are Additional Revolving Facilities:
(A)    it ranks pari passu or junior in right of payment with the Additional Facility Commitments that are senior in right of payment and shall rank pari passu in right of Security with the Additional Facility Commitments which are secured on a first ranking basis;
(B)    it does not have a greater principal amount of Additional Facility Commitments than the principal amount of the Refinanced Debt and accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing of the Refinanced Debt; and
(C)    it shall be subject to the Intercreditor Agreement.
(i)    Notwithstanding anything to the contrary in any Finance Document or any document entered into for the benefit of any Finance Party, and for the avoidance of doubt, an Affiliate of UPC Broadband that issues any notes, bonds or other securities for the purpose of on-lending the proceeds of such issuance under a Facility and to a Borrower under this Agreement:
(i)    shall be entitled to exercise its voting rights in respect of any request for a consent, waiver or amendment or other vote under any Finance Document in relation to any Commitment (including for the avoidance of doubt, under any sub-participation agreement or similar agreement in respect of that Commitment) held by it in its sole discretion and in accordance with the terms of any indenture or other document governing such notes, bonds or other securities;
(ii)    shall be entitled to attend any meeting or conference call to which all Lenders are invited to attend or participate; and
(iii)    shall not be required to give any undertaking that is contrary to the rights set out in paragraphs (i) and (ii) above, and no breach of any Finance Document will occur as a result of a failure by such an Affiliate to give such an undertaking.
(j)    With the prior written consent of UPC Broadband, the Facility Agent is authorised and instructed to enter into such documentation as is reasonably required to amend this Agreement and any other Finance Document (in accordance with terms of this Clause 2.4 (Additional Facilities)) to reflect the terms of each Additional Facility without the consent of any Lender other than the applicable Additional Facility Lender.
(k)    Each Party (other than each proposed Additional Facility Lender, UPC Broadband and the proposed Borrower of the Additional Facility) irrevocably authorises and instructs the Facility Agent to execute on its behalf any Additional Facility Accession Agreement which has been duly completed and signed on behalf of each proposed Additional Facility Lender, UPC Broadband and each proposed Borrower of the Additional Facility, and each Obligor agrees to be bound by such accession.
(l)    Each proposed Additional Facility Lender, by executing an Additional Facility Accession Agreement, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which that Additional Facility Accession Agreement becomes effective.
2.5    Overall facility limits
(a)    The aggregate amount of all outstanding Utilisations under an Additional Facility shall not at any time exceed the relevant Total Additional Facility Commitments for that Additional Facility.
(b)    The aggregate amount of the participations of a Lender in Utilisations under an Additional Facility shall not at any time exceed that Lender’s Additional Facility Commitment for that Additional Facility at that time.
(c)    The aggregate amount of all outstanding Utilisations under Revolving Facility A shall not at any time exceed the Total Revolving Facility A Commitments.
(d)    The aggregate amount of all outstanding Utilisations under Revolving Facility B shall not at any time exceed the Total Revolving Facility B Commitments.

(e)    The aggregate amount of the participations of a Lender in Utilisations under Revolving Facility A shall not at any time exceed that Lender’s Revolving Facility A Commitment at that time.
(f)    The aggregate amount of the participations of a Lender in Utilisations under Revolving Facility B shall not at any time exceed that Lender’s Revolving Facility B Commitment at that time.
2.6    Number of Requests and Advances
(a)    No more than one Request may be made under each Additional Facility unless the relevant Additional Facility Accession Agreement specifies otherwise, in which case the maximum number of requests for Advances under that Additional Facility will be as set out in that Additional Facility Accession Agreement.
(b)    Unless the Facility Agent agrees otherwise, no more than five Advances may be outstanding at any one time under each Additional Facility (other than Additional Revolving Facilities), no more than ten Advances may be outstanding at any one time under each Additional Revolving Facility and no more than 10 Advances may be outstanding at any time under a Revolving Facility.
2.7    Nature of a Finance Party’s rights and obligations
(a)    The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)    The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.
(c)    Each of the Obligors and each of the Finance Parties agrees that the Security Agent shall be the joint and several creditor (hoofdelijk crediteur) of each and every obligation of any Obligor towards each of the Finance Parties under any Finance Document, and that accordingly the Security Agent will have its own independent claim as creditor and not as agent against each Obligor to demand performance by the relevant Obligor of those obligations. However, any discharge of any such obligation to either of the Security Agent or the relevant Finance Party shall, to the same extent, discharge the corresponding obligation owing to the other.
(d)    Without limiting or affecting the Security Agent’s rights against any Obligor (whether under this paragraph or under any other provision of the Finance Documents), the Security Agent agrees with each other Finance Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint and several creditor with a Finance Party except with the prior written consent of the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent’s right to act in the protection or preservation of rights under or to enforce any Security Document or the Intercreditor Agreement as contemplated by the Finance Documents (or to do any act reasonably incidental to any of the foregoing).

2.8    UPC Broadband as Obligors’ agent
(a)    Each Obligor (other than UPC Broadband):
(i)    irrevocably authorises and instructs UPC Broadband to give and receive as agent on its behalf all notices (including Requests) and sign all documents in connection with the Finance Documents on its behalf (including but not limited to amendments and variations and execution of any new Finance Documents) and take such other action as may be necessary or desirable under or in connection with the Finance Documents; and
(ii)    confirms that it will be bound by any action taken by UPC Broadband under or in connection with the Finance Documents.
(b)    If (notwithstanding the fact that the guarantees granted under this Agreement are and the Security is, intended to guarantee and secure, respectively, all obligations arising under the Finance Documents), any guarantee or Security does not automatically extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) amendment, variation, increase, extension or addition of or to any of the Finance Documents and/or any Facility or amount made available under any of the Finance Documents, each Obligor (other than UPC Broadband) expressly confirms that UPC Broadband as Obligors’ agent is authorised to confirm such guarantee and/or Security on behalf of such Obligor.
(c)    For the avoidance of doubt, each Obligor (other than UPC Broadband) hereby releases UPC Broadband from the restrictions set out in Article 108 of the Polish Civil Code.
2.9    Actions of UPC Broadband as Obligors’ agent
The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:
(a)    any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by UPC Broadband;
(b)    UPC Broadband acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or
(c)    the failure (or purported failure) by or inability (or purported inability) of UPC Broadband to inform any Obligor of receipt by it of any notification under this Agreement or any other Finance Document.
3.    PURPOSE
3.1    Purpose
(a)    Each Utilisation under an Additional Facility will be applied to finance the general corporate and working capital purposes of the Borrower Group, including, without limitation, to finance capital expenditure and the making of Acquisitions by the Borrower Group (to the extent permitted by this Agreement) and the repayment or prepayment of any Facilities.
(b)    Each Utilisation under Revolving Facility A and Revolving Facility B shall be applied for the purposes of financing the ongoing working capital requirements and the general corporate purposes of the Borrower Group, including without limitation, the redemption, refinancing, repayment or prepayment of existing indebtedness of any member of the Borrower Group and/or the payment of any fees and expenses in connection with Revolving Facility A or Revolving Facility B or other transactions related thereto, and may be utilised by way of Revolving Facility Advances, Documentary Credits or, subject to the provisions of Clause 7 (Ancillary Facilities), Ancillary Facilities.
3.2    No monitoring
Without affecting the obligations of the Borrowers in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Utilisation.
4.    CONDITIONS PRECEDENT
4.1    Conditions precedent documents
[Reserved.]
4.2    Further conditions precedent
The obligations of each Lender to participate in any Advance and each L/C Bank to issue a Documentary Credit are subject to the further conditions precedent that:
(a)    in the case of a Rollover Loan or a Documentary Credit which is being renewed pursuant to Clause 6.2 (Renewal of Documentary Credits), on both the date of the Request and on the proposed Utilisation Date for that Advance or Documentary Credit, the Facility Agent shall not have received instructions from the relevant Revolving Facility Instructing Group requiring the Facility Agent to refuse such rollover or renewal of a Documentary Credit, in each case, by reason of the Acceleration Date having occurred;
(b)    in any other case, on the proposed Utilisation Date for that Advance or Documentary Credit:
(i)    the representations and warranties in Clause 20 (Representations and Warranties) to be repeated on those dates are and will be immediately after the relevant Advance is drawn down or Documentary Credit is issued correct in all material respects; and
(ii)    no Default is continuing or would result from the proposed Advance or Documentary Credit, provided that, in relation to any Advance or Documentary Credit under a Facility in relation to a Limited Condition Transaction, the Lenders under that Facility may agree to amend or waive any of the conditions under paragraphs (i) and (ii) above;
(c)    in the case of a Utilisation under a Maintenance Covenant Revolving Facility (other than in relation to a Utilisation (i) that is a Rollover Loan or a Documentary Credit which is being renewed pursuant to Clause 6.2 (Renewal of Documentary Credit) or (ii) under any Facility in relation to a Limited Condition Transaction), subject to the expiry of the cure period in Clause 22.4 (Cure Provisions), no Default is continuing under Clause 22 (Financial Covenant);
(d)    the relevant Borrower confirms to the Facility Agent in the Request that the proceeds of such Advance are only to be applied in accordance with

Clause 3.1 (Purpose) and specifies the relevant purpose of the proposed Advance in such Request;
(e)    in the case of a Utilisation under a Revolving Facility by way of a Documentary Credit:
(i)    the proposed Term of the Documentary Credit ends on or before:
(A)    if the Final Maturity Date in respect of Revolving Facility A has not yet occurred, the Final Maturity Date in respect of Revolving Facility A; or
(B)    if the Final Maturity Date in respect of Revolving Facility A has occurred, the Final Maturity Date in respect of Revolving Facility B; or
(C)    in the case of an Additional Revolving Facility, the Final Maturity Date in respect of that Additional Revolving Facility; and
(ii)    immediately after the making of such Utilisation there will be no more than 25 Documentary Credits then outstanding under Revolving Facility A and Revolving Facility B provided that, for such purposes, a pro rata utilisation of Revolving Facility A and Revolving Facility B on or after the 2023 Second Amendment and Restatement Date shall be deemed to be one Documentary Credit;
(f)    in the case of a Utilisation by way of a Documentary Credit which is not substantially in the form set out in Schedule 7 (Form of Documentary Credit), the relevant L/C Bank shall have approved the terms of such Documentary Credit (acting reasonably); and
(g)    in the case of a Utilisation by way of a Revolving Facility Advance or a Documentary Credit after the 2023 Second Amendment and Restatement Date, the Borrowers may only submit a Utilisation Request if the proposed Utilisation reduces the Available Revolving Facility A Commitments and the Available Revolving Facility B Commitments on a pro rata basis.
5.    UTILISATIONS
5.1    Delivery of Request
Subject to the terms of this Agreement, an Advance will be made by the Lenders to a Borrower or a Documentary Credit will be issued by an L/C Bank at a Borrower’s request if:
(a)    in the case of an Advance, the Facility Agent has received from such Borrower a duly completed Request in the relevant form; and
(b)    in the case of a Documentary Credit, both the Facility Agent and the relevant L/C Bank have received from such Borrower a duly completed Request in the relevant form, in each case, (unless otherwise agreed with the Facility Agent (and, in relation to a Documentary Credit only, the L/C Bank)) by the Specified Time or (if applicable) by not later than the time specified in the relevant Additional Facility Accession Agreement.

5.2    Form of Request
Each Request shall specify (where applicable):
(a)    the relevant Facility and the corresponding Utilisation Date which shall be a Business Day falling during the Availability Period for that Facility;
(b)    the currency of the proposed Advance (which must be Euros, US Dollars or an Additional Currency (in each case as specified in the relevant Additional Facility Accession Agreement) or, in relation to a Revolving Facility, Euros, US Dollars, Swiss Francs or an Optional Currency);
(c)    in the case of an Advance in relation to a term loan facility, the principal amount of the proposed Advance which:
(i)    if denominated in Euros, shall be a minimum amount of €10,000,000;
(ii)    if denominated in US Dollars, shall be a minimum amount of US$10,000,000; and
(iii)    if denominated in any Additional Currency, shall be a minimum amount equivalent to €10,000,000 (in each case using the Agent’s Spot Rate of Exchange on the date of receipt by the Facility Agent of the Request and rounded up to the nearest million units in the relevant Additional Currency);
(d)    in the case of a Revolving Facility Advance or an Advance in relation to an Additional Revolving Facility, the principal amount of the proposed Advance which:
(i)    if denominated in Euros, shall be a minimum amount of €1,000,000;
(ii)    if denominated in Swiss Francs, shall be a minimum amount of CHF 1,000,000;
(iii)    if denominated in US Dollars, shall be a minimum amount of US$1,000,000; and
(iv)    if denominated in any Additional Currency or Optional Currency, shall be a minimum amount equivalent to €1,000,000 (in each case using the Agent’s Spot Rate of Exchange on the date of receipt by the Facility Agent of the Request and rounded up to the nearest million units in the relevant Additional Currency or Optional Currency);
(e)    in the case of a Documentary Credit, the proposed Euro Amount of such Documentary Credit which shall be a minimum of €1,000,000 or such lesser amount as the relevant L/C Bank may agree (acting reasonably);
(f)    the Interest Period of the Advance, which must be a period complying with Clause 13 (Interest Periods) or the Expiry Date of the Documentary Credit (as applicable); and
(g)    unless previously notified to the Facility Agent in writing and not revoked the details of the bank and account to which the proceeds of the proposed Advance are to be made available, which must comply with Clause 14 (Payments).

Subject to the terms of this Agreement, each Request shall be irrevocable and the relevant Borrower shall be bound to borrow an Advance or Documentary Credit (as applicable) in accordance with such Request.
5.3    Notification to the Lenders
The Facility Agent shall promptly notify each Lender participating in the relevant Advance of each Request for an Advance and the amount of its participation in the Advance.
5.4    Participations in Advances
(a)    The Facility Agent shall determine the Euro Amount of each Advance under a Revolving Facility or an Additional Revolving Facility which is to be made in US Dollars, Swiss Francs or an Optional Currency and notify each applicable Lender of the amount, currency and the Euro Amount of such Advance, the amount of its participation in that Advance and, if different, the amount of that participation to be made available in accordance with Clause 14.2 (Funds) by the Specified Time.
(b)    Subject to the terms of this Agreement, each Lender shall, on the date specified in any Request for an Advance, make available to the Facility Agent for the account of the relevant Borrower the amount of its participation in that Advance. All such amounts shall be made available to the Facility Agent in accordance with Clause 14.2 (Funds) for disbursement to or to the order of the relevant Borrower in accordance with the provisions of this Agreement.
(c)    The amount of a Lender’s participation in an Advance will be the proportion (applied to the amount set out in the Request) which its relevant Additional Facility Commitment bears to the relevant Total Additional Facility Commitments or, in the case of a Revolving Facility A Advance or a Revolving Facility B Advance, the proportion (applied to the amount set out in the Request) which its relevant Revolving Facility Commitment bears to the Total Revolving Facility A Commitments or Total Revolving Facility B Commitments (as relevant).
(d)    Advances denominated in Euro will only be made available in Euro.
6.    DOCUMENTARY CREDITS
6.1    Issue of Documentary Credits
(a)    Each L/C Bank shall issue Documentary Credits pursuant to Clause 4.2 (Further Conditions Precedent) by:
(i)    completing the issue date and the proposed Expiry Date of any Documentary Credit to be issued by it; and
(ii)    executing and delivering such Documentary Credit to the relevant Documentary Credit Beneficiary on the relevant Utilisation Date.
(b)    Each Lender having a Revolving Facility Commitment or an Additional Facility Commitment in relation to an Additional Revolving Facility (an “L/C Lender”) will participate by way of indemnity in each Documentary Credit issued under the relevant Facility in an amount equal to its L/C Proportion.
(c)    The Facility Agent shall notify each L/C Lender and the relevant L/C Bank of the details of any requested Documentary Credit (including the Euro Amount of it, and, if such Documentary Credit is not to be denominated in Euro, the relevant currency in which it will be denominated and the amount of it) and its participation in that Documentary Credit.
6.2    Renewal of Documentary Credits
(a)    Each Borrower may request that a Documentary Credit issued on its behalf be renewed by delivering to the Facility Agent and the relevant L/C Bank a Renewal Request which complies with Clause 4.2 (Further conditions precedent) and Clause 5.2 (Form of Request).
(b)    The terms of each renewed Documentary Credit shall be the same as those of the relevant Documentary Credit immediately prior to its renewal, except that (as stated in the Renewal Request therefor):
(i)    its amount may be less than the amount of such Documentary Credit immediately prior to its renewal; and
(ii)    its Term shall start on the date which was the Expiry Date of that Documentary Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.
(c)    If the conditions set out in this Clause 6.2 (Renewal of Documentary Credits) have been met, the relevant L/C Bank shall amend and re-issue the relevant Documentary Credit pursuant to a Renewal Request.
6.3    Reduction of a Documentary Credit
(a)    If, on the proposed Utilisation Date of a Documentary Credit, any Lender under the relevant Revolving Facility or the relevant Additional Revolving Facility (as applicable) is a Non-Acceptable L/C Lender and:
(i)    that Lender has failed to provide cash collateral to the relevant L/C Bank in accordance with Clause 6.8 (Cash Collateral by Non-Acceptable L/C Lender); and
(ii)    either:
(A)    the relevant L/C Bank has not required the relevant Borrower which requested the Documentary Credit to provide cash cover pursuant to Clause 6.9 (Cash Cover by Borrower); or
(B)    the relevant Borrower which requested the Documentary Credit has failed to provide cash cover to the relevant L/C Bank in accordance with Clause 6.9 (Cash Cover by Borrower), the relevant L/C Bank may reduce the amount of that Documentary Credit by an amount equal to the amount of the participation of that Non-Acceptable L/C Lender in respect of that Documentary Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the relevant L/C Bank) in respect of that Documentary Credit for the purposes of the Finance Documents.
(b)    The relevant Borrower shall notify the Facility Agent (with a copy to the relevant L/C Bank) of each reduction made pursuant to this Clause 6.3 (Reduction of a Documentary Credit).

(c)    This Clause 6.3 (Reduction of a Documentary Credit) shall not affect the participation of each other Lender in that Documentary Credit.
6.4    Revaluation of Documentary Credits
(a)    If any Documentary Credit is denominated in a currency other than Euro, the Facility Agent shall on the last Business Day of each financial year recalculate the Euro Amount of that Documentary Credit by notionally converting into Euro, the outstanding amount of that Documentary Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.
(b)    The relevant Borrower shall, if requested by the Facility Agent within two days of any calculation under paragraph (a) above, ensure that within ten Business Days sufficient outstanding amounts under Revolving Facility A, Revolving Facility B (on a pro rata basis as between them) or the Additional Revolving Facility in relation to that Documentary Credit (as applicable) are repaid (subject to Break Costs, if applicable, but otherwise without penalty or premium which might otherwise be payable), to prevent the Euro Amount of the outstanding amounts under Revolving Facility A, Revolving Facility B or that Additional Revolving Facility (as applicable) exceeding the Total Revolving Facility A Commitments, the Total Revolving Facility B Commitments or the Total Additional Facility Commitments in relation to that Additional Revolving Facility (as applicable), adjusted to reflect any cancellations or reductions, following any adjustment under paragraph (a) above.
6.5    Immediately Payable
(a)    If a Documentary Credit or any amount outstanding under a Documentary Credit becomes immediately payable under this Agreement, the relevant Borrower that requested (or on behalf of which UPC Broadband requested) the issue of that Documentary Credit shall repay or prepay that Documentary Credit or that amount within three Business Days of demand.
(b)    Each L/C Bank shall promptly notify the Facility Agent of any demand received by it under and in accordance with any Documentary Credit (including details of the Documentary Credit under which such demand has been received and the amount demanded). The Facility Agent shall promptly notify UPC Broadband, the relevant Borrower for whose account the Documentary Credit was issued and each of the Lenders under Revolving Facility A, Revolving Facility B or the relevant Additional Revolving Facility (as applicable).
6.6    Claims Under a Documentary Credit
(a)    Each Borrower irrevocably and unconditionally authorises each L/C Bank to pay any claim made or purported to be made under a Documentary Credit requested by it (or by UPC Broadband on its behalf) and which appears on its face to be in order (a “claim”).
(b)    Each Borrower shall within three Business Days of demand pay to the Facility Agent for the account of the relevant L/C Bank an amount equal to the amount of any claim under that Documentary Credit.
(c)    On receipt of any demand or notification under Clause 6.5 (Immediately Payable), the relevant Borrower shall (unless UPC Broadband notifies the Facility Agent otherwise) be deemed to have delivered to the Facility Agent a duly completed Request requesting a Revolving Facility Advance or an Advance under the relevant Additional Revolving Facility (as applicable):
(i)    in an amount and currency equal to the amount and currency of the relevant claim (if applicable, net of any available cash cover);
(ii)    for an Interest Period of three months or such other period of up to six months as notified by the relevant Borrower to the relevant L/C Bank prior to the Utilisation Date applicable to such currency; and
(iii)    with a Utilisation Date on the date of receipt of the relevant demand or notification.
The proceeds of any such Advance shall be used to pay the relevant claim.
(d)    Each Borrower acknowledges that each L/C Bank:
(i)    is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and
(ii)    deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.
(e)    The obligations of each Borrower under this Clause 6.6 (Claims Under a Documentary Credit) will not be affected by:
(i)    the sufficiency, accuracy or genuineness of any claim or any other document; or
(ii)    any incapacity of, or limitation on the powers of, any person signing a claim or other document.
(f)    Without prejudice to any other matter contained in this Clause 6.6 (Claims Under a Documentary Credit), the relevant L/C Bank shall notify the relevant Borrowers as soon as reasonably practicable after receiving a claim.
6.7    Documentary Credit Indemnities
(a)    The relevant Borrower shall within three Business Days of demand indemnify an L/C Bank against any cost, loss or liability incurred by such L/C Bank (otherwise than by reason of such L/C Bank’s gross negligence, wilful misconduct or wilful breach of the terms of this Agreement) in acting as an L/C Bank under any Documentary Credit requested by such Borrower.
(b)    Each L/C Lender shall (according to its L/C Proportion) promptly on demand indemnify an L/C Bank against any cost, loss or liability incurred by such L/C Bank (otherwise than by reason of such L/C Bank’s gross negligence, wilful misconduct or wilful breach of the terms of this Agreement) in acting as an L/C Bank under any Documentary Credit (except to the extent that such L/C Bank has been reimbursed by an Obligor pursuant to a Finance Document).
(c)    If any L/C Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above, then that L/C Lender will not be obliged to comply with paragraph (b) above and shall instead be deemed to have taken, on the date the relevant Documentary Credit is issued (or if later, on the date that L/C Lender’s participation in the Documentary Credit is transferred or assigned to that L/C Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Documentary Credit in an amount equal to its L/C Proportion of that Documentary Credit. On receipt of demand from the Facility Agent, that L/C Lender shall pay to the Facility Agent (for the account of the relevant L/C Bank) an amount equal to its L/C Proportion of the amount demanded under paragraph (b) above.
(d)    The Borrower which requested the Documentary Credit shall within three Business Days of demand reimburse any L/C Lender for any payment it makes to an L/C Bank under this Clause 6.7 (Documentary Credit Indemnities) in respect of that Documentary Credit unless such Lender or an Obligor has already reimbursed such L/C Bank in respect of that payment.
(e)    The obligations of each L/C Lender and Borrower under this Clause 6.7 (Documentary Credit Indemnities) are continuing obligations and will extend to the ultimate balance of sums payable by that L/C Lender in respect of any Documentary Credit, regardless of any intermediate payment or discharge in whole or in part.
(f)    The obligations of any L/C Lender or Borrower under this Clause 6.7 (Documentary Credit Indemnities) will not be affected by any act, omission, matter or thing which, but for this Clause 6.7 (Documentary Credit Indemnities) would reduce, release or prejudice any of its obligations under this Clause 6.7 (Documentary Credit Indemnities) (without limitation and whether or not known to it or any other person) including:
(i)    any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Documentary Credit or any other person;
(ii)    the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Borrower Group;
(iii)    the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Documentary Credit or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(iv)    any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Documentary Credit or any other person;
(v)    any amendment or restatement (however fundamental) or replacement of a Finance Document, any Documentary Credit or any other document or security;
(vi)    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Documentary Credit or any other document or security; or
(vii)    any insolvency or similar proceedings.

6.8    Cash Collateral by Non-Acceptable L/C Lender
(a)    If, at any time, a Lender under a Revolving Facility or an Additional Revolving Facility is a Non-Acceptable L/C Lender, the relevant L/C Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling three Business Days after the request by such L/C Bank, an amount equal to that Lender’s L/C Proportion of the outstanding amount of a Documentary Credit issued by such L/C Bank and in the currency of that Documentary Credit to an interest-bearing account held in the name of that Lender with such L/C Bank.
(b)    The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the relevant L/C Bank, as collateral for any amounts due and payable under the Finance Documents by that Lender to the L/C Bank in respect of that Documentary Credit.
(c)    Until no amount is or may be outstanding under that Documentary Credit, withdrawals from the account may only be made to pay to the relevant L/C Bank amounts due and payable to the relevant L/C Bank by the Non-Acceptable L/C Lender under the Finance Documents in respect of that Documentary Credit.
(d)    Each Lender under a Revolving Facility or an Additional Revolving Facility shall notify the Facility Agent and UPC Broadband:
(i)    on the 2020 Amendment Effective Date or on any later date on which it becomes such a Lender in accordance with Clause 2.3 (Increase), Clause 2.4 (Additional Facilities) or Clause 30 (Changes to the Parties) whether it is a Non-Acceptable L/C Lender; and
(ii)    as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender, and an indication in a Novation Certificate, a Transfer Agreement, an Additional Facility Accession Agreement or an Increase Confirmation or, in the case of a 2023 Revolving Facility Lender, next to their name in Part 2 or Part 3 (as relevant) of Schedule 1 (Original Parties), to that effect will constitute a notice under paragraph (d)(i) to the Facility Agent (and in the case of each 2023 Revolving Facility Lenders, UPC Broadband) and, upon delivery in accordance with Clause 30.11 (Copy of Novation Certificate Transfer Agreement or Increase Confirmation to UPC Broadband) or otherwise, to UPC Broadband.
(e)    Any notice received by the Facility Agent pursuant to paragraph (d) above shall constitute notice to each L/C Bank of that Lender’s status and the Facility Agent shall, upon receiving each such notice, promptly notify each L/C Bank of that Lender’s status as specified in that notice.
(f)    If a Lender who has provided cash collateral in accordance with this Clause 6.8 (Cash Collateral by Non-Acceptable L/C Lender):
(i)    ceases to be a Non-Acceptable L/C Lender; and
(ii)    no amount is due and payable by that Lender in respect of a Documentary Credit,

that Lender may, at any time it is not a Non-Acceptable L/C Lender, by notice to the relevant L/C Bank request that an amount equal to the amount of the cash provided by it as collateral in respect of that Documentary Credit (together with any accrued interest) standing to the credit of the relevant account held with that L/C Bank be returned to it and that L/C Bank shall pay that amount to the Lender within three Business Days after the request from the Lender (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).
6.9    Cash Cover by Borrower
(a)    If a Lender which is a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the relevant L/C Bank that it will not provide cash collateral) in accordance with Clause 6.8 (Cash Collateral by Non-Acceptable L/C Lender) and that L/C Bank notifies UPC Broadband (with a copy to the Facility Agent) that it requires the relevant Borrower of the relevant Documentary Credit or proposed Documentary Credit to provide cash cover to an account with that L/C Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Documentary Credit and in the currency of that Documentary Credit then that Borrower shall do so within five Business Days after the notice is given.
(b)    Notwithstanding Clause 1.2 (Construction), the relevant Borrower shall be entitled to withdraw amounts up to the level of that cash cover from the account if:
(i)    the relevant L/C Bank is satisfied that the relevant Lender is no longer a Non-Acceptable L/C Lender;
(ii)    the relevant Lender’s obligations in respect of the relevant Documentary Credit are transferred to a New Lender in accordance with the terms of this Agreement; or
(iii)    an Increase Lender has agreed to undertake the obligations in respect of the relevant Lender’s L/C Proportion of the Documentary Credit.
(c)    To the extent that a Borrower has complied with its obligations to provide cash cover in accordance with this Clause 6.9 (Cash Cover by Borrower), the relevant Lender’s L/C Proportion in respect of that Documentary Credit will remain (but that Lender’s obligations in relation to that Documentary Credit may be satisfied in accordance with Clause 1.2 (Construction)). However, the relevant Borrower’s obligation to pay any Documentary Credit fee in relation to the relevant Documentary Credit to the Facility Agent (for the account of that Lender) in accordance with Clause 25 (Fees) will be reduced proportionately as from the date on which it complies with that obligation to provide cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).
(d)    The relevant L/C Bank shall promptly notify the Facility Agent of the extent to which the relevant Borrower provides cash cover pursuant to this Clause 6.9 (Cash Cover by Borrower) and of any change in the amount of cash cover so provided.
6.10    Rights of Contribution
No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 6 (Documentary Credits).

6.11    Appointment and Change of L/C Bank
(a)    UPC Broadband, with the prior written consent of the relevant Lender, may designate any Lender with a Revolving Facility Commitment or an Additional Facility Commitment in relation to an Additional Revolving Facility that permits Documentary Credits as an L/C Bank or as a replacement therefor, but not with respect to Documentary Credits already issued by any other L/C Bank.
(b)    Any Lender so designated shall become an L/C Bank under this Agreement by delivering to the Facility Agent an executed L/C Bank Accession Certificate.
(c)    An L/C Bank may resign as issuer of further Documentary Credits at any time if (i) UPC Broadband and the Majority Lenders in relation to the Facility in respect of which such Documentary Credits are issued consent to such resignation or so require; (ii) there is, in the reasonable opinion of each L/C Bank, an actual or potential conflict of interest in it continuing to act as L/C Bank; or (iii) its Revolving Facility Commitment or its Additional Facility Commitment in relation to the relevant Additional Revolving Facility (as applicable) is reduced to zero, provided that an L/C Bank shall not resign until a replacement L/C Bank is appointed.
7.    ANCILLARY FACILITIES
7.1    Utilisation of Ancillary Facilities
(a)    Each Borrower may, subject to paragraph (b) below, at any time at least 35 days prior to the Final Maturity Date in respect of Revolving Facility A, Revolving Facility B or an Additional Revolving Facility (as applicable) by delivery of a notice (a “Conversion Notice”) to the Facility Agent, request an Ancillary Facility to be established by the conversion of any Lender’s Available Revolving Facility A Commitment (or any part of it), the Available Revolving Facility B Commitment (or any part of it) or Available Additional Facility Commitment in relation to an Additional Revolving Facility (or any part of it) into an Ancillary Facility Commitment with effect from the date (in this Clause 7 (Ancillary Facilities), the “Ancillary Facilities Effective Date”) specified in the Conversion Notice (being a date not less than three Business Days after the date such Conversion Notice is received by the Facility Agent).
(b)    Each Conversion Notice shall specify:
(i)    the proposed Borrower(s) (or any Affiliate of the Borrower(s) that is a member of the Borrower Group) which may use the Ancillary Facility;
(ii)    the nominated Ancillary Facility Lender;
(iii)    the type of Ancillary Facility and the currency or currencies in which the relevant Borrower wishes such Ancillary Facility to be available;
(iv)    the proposed Euro Amount of the original Ancillary Facility Commitment, being an amount (A) equal to the Available Revolving Facility A Commitment, the Available Revolving Facility B Commitment or Available Additional Facility Commitment in relation to the relevant Additional Revolving Facility (as applicable) of the nominated Ancillary Facility Lender or, if less, (B) equal to or more than €1,000,000;

(v)    the Ancillary Facilities Effective Date and expiry date for the Ancillary Facility (such expiry date not to extend beyond the Final Maturity Date in respect of Revolving Facility A, Revolving Facility B or the relevant Additional Revolving Facility (as applicable));
(vi)    if the Ancillary Facility is an overdraft facility comprising more than one account, its maximum gross amount (that amount being the “Designated Gross Amount”) and its maximum net amount (that amount being the “Designated Net Amount”); and
(vii)    such other details as to the nature, amount, fees for and operation of the proposed Ancillary Facility as the Facility Agent and the nominated Ancillary Facility Lender may reasonably require.
(c)    The Facility Agent shall promptly notify UPC Broadband, the nominated Ancillary Facility Lender and the Lenders of each Conversion Notice received pursuant to paragraph (a) above.
(d)    Any Lender nominated as an Ancillary Facility Lender which has notified the Facility Agent of its consent to such nomination shall be authorised to make the proposed Ancillary Facility available in accordance with the Conversion Notice (as approved by the Facility Agent) with effect on and from the Ancillary Facilities Effective Date. No other Lender shall be obliged to consent to the nomination of the Ancillary Facility Lender.
(e)    Any material variation from the terms of the Ancillary Facility or any proposed increase or reduction or extension of the Ancillary Facility Commitment shall be effected on and subject to the provisions of this Clause 7 (Ancillary Facilities) mutatis mutandis as if such Ancillary Facility were newly requested (including, for the avoidance of doubt, that such newly requested Ancillary Facility shall only take effect from a date not less than three Business Days after the date the Facility Agent has received notice of the modification or variation or extension), provided that the Euro Amount of the Ancillary Facility Outstandings under each Ancillary Facility provided by an Ancillary Facility Lender shall at no time exceed the Available Revolving Facility A Commitment, the Available Revolving Facility B Commitment or the Available Additional Facility Commitment for the relevant Additional Revolving Facility (as applicable) of that Ancillary Facility Lender.
(f)    Each relevant Borrower may (subject to compliance with the applicable terms of the relevant Ancillary Facility) at any time by giving written notice to the Facility Agent and the relevant Ancillary Facility Lender cancel any Ancillary Facility Commitment pursuant to and in accordance with Clause 10.2 (Voluntary cancellation), provided that on the date of such cancellation, that part of such Ancillary Facility Commitment as shall have been so cancelled shall be converted back into a Revolving Facility Commitment or the Additional Facility Commitment for the relevant Additional Revolving Facility (as applicable) of the relevant Lender unless those Revolving Facility Commitments or Additional Facility Commitments (as applicable) are also cancelled on such date.
(g)    The Ancillary Facility Commitment of any Ancillary Facility Lender shall terminate and be cancelled on the date agreed therefor between the relevant Ancillary Facility Lender and the relevant Borrower, provided such date shall be no later than the Final Maturity Date in respect of Revolving Facility A, Revolving Facility B or the relevant Additional Revolving Facility (as applicable) (the “Ancillary Facility Termination Date”). Any Ancillary

Facility Outstandings on the applicable Ancillary Facility Termination Date shall be repaid in full by the relevant Borrower on such date.
(h)    Each Revolving Facility Commitment or Additional Facility Commitment in relation to an Additional Revolving Facility (as applicable) of each Lender at any time shall be reduced by the amount of any relevant Ancillary Facility Commitment of such Lender at such time but such reduced Commitment shall, subject to any other provisions of this Agreement, automatically be increased by the amount of any portion of its Ancillary Facility Commitment which ceases to be made available to the relevant Borrowers for any reason (other than as a result of utilisation of it) in accordance with the terms of such Ancillary Facility or is cancelled pursuant to paragraph (f) or (g) above.
7.2    Operation of Ancillary Facilities
(a)    Subject to paragraph (b) below, the terms governing the operation of any Ancillary Facility (including the rate of interest (including default interest), fees, commission and other remuneration in respect of such Ancillary Facility) shall be those determined by agreement between the Ancillary Facility Lender and the relevant Borrower, provided that such terms shall be based upon the normal commercial terms and market rates of the relevant Ancillary Facility Lender.
(b)    In the case of any inconsistency or conflict between the terms of any Ancillary Facility, the applicable Ancillary Facility Documents and this Agreement, the terms and provisions of the applicable Ancillary Facility Document shall prevail unless the contrary intention is expressly provided for in this Agreement.
(c)    Each relevant Borrower and Ancillary Facility Lender will promptly upon request by the Facility Agent, supply the Facility Agent with such information relating to the operation of each Ancillary Facility (including without limitation details of the Ancillary Facility Outstandings and the Euro Amount thereof) as the Facility Agent may from time to time reasonably request (and each relevant Borrower consents to such documents and information being provided to the Facility Agent and the other Lenders).
7.3    Ancillary Facility Default
(a)    If a default occurs under any Ancillary Facility, no Ancillary Facility Lender may demand repayment of any monies or demand cash cover for any Ancillary Facility Outstandings, or take any analogous action in respect of any Ancillary Facility, until the Acceleration Date.
(b)    If an Acceleration Date occurs, the claims of each Lender with a Revolving Facility A Commitment, a Revolving Facility B Commitment or an Additional Facility Commitment in relation to an Additional Revolving Facility (as applicable) and each Ancillary Facility Lender in respect of amounts outstanding to them under Revolving Facility A, Revolving Facility B or that Additional Revolving Facility (as applicable) and the related Ancillary Facilities respectively shall be adjusted in accordance with this Clause 7.3 (Ancillary Facility Default) by making all necessary transfers of such portions of such claims such that following such transfers the Revolving Facility A Outstandings, Revolving Facility B Outstandings or the outstandings under the relevant Additional Revolving Facility (as applicable) and the related Ancillary Facility Outstandings (together with the rights to receive interest, fees and charges in relation thereto) of (i) each Lender with a Revolving Facility A Commitment, a Revolving Facility B Commitment or an Additional

Facility Commitment in relation to that Additional Revolving Facility (as applicable) and (ii) each Ancillary Facility Lender, in each case as at the Acceleration Date shall be an amount corresponding pro rata to the proportion that the sum of such Lender’s Revolving Facility A Commitment, Revolving Facility B Commitment or Additional Facility Commitment in relation to that Additional Revolving Facility (as applicable) and/or (as the case may be) related Ancillary Facility Commitment bears to the sum of all of the Revolving Facility A Commitments, Revolving Facility B Commitments or Additional Facility Commitments in relation to that Additional Revolving Facility (as applicable) and the related Ancillary Facility Commitments, each as at the Acceleration Date.
(c)    No later than the third Business Day following the Acceleration Date each of the Ancillary Facility Lenders shall notify the Facility Agent in writing of the Euro Amount of its Ancillary Facility Outstandings as at the close of business on the Acceleration Date, such amount to take account of any clearing of debits which were entered into the clearing system of such Ancillary Facility Lenders prior to the Acceleration Date and any amounts credited to the relevant accounts prior to close of business on the Acceleration Date.
(d)    On receipt of the information referred to in paragraph (c) above, the Facility Agent will promptly determine what adjustment payments (if any) are necessary as between the Lenders participating in Revolving Facility A, Revolving Facility B or the relevant Additional Revolving Facility (as applicable) and each related Ancillary Facility Lender in order to ensure that, following such adjustment payments, the requirements of paragraph (b) above are complied with.
(e)    The Facility Agent will notify all the Lenders as soon as practicable of its determinations pursuant to paragraph (d) above, giving details of the adjustment payments required to be made. Such adjustment payments shall be payable by the relevant Lenders and shall be made to the Facility Agent within 5 Business Days following receipt of such notification from the Facility Agent. The Facility Agent shall distribute the adjustment payments received, among the Ancillary Facility Lenders and the Lenders participating in Revolving Facility A, Revolving Facility B or the relevant Additional Revolving Facility (as applicable) in order to satisfy the requirements of paragraph (b) above.
(f)    If at any time following the Acceleration Date, the amount of the Revolving Facility A Outstandings, Revolving Facility B Outstandings or amounts outstanding under the relevant Additional Revolving Facility (as applicable) of any Lender or related Ancillary Facility Outstandings of any Ancillary Facility Lender used in the Facility Agent’s calculation of the adjustments required under paragraph (d) above should vary for any reason (other than as a result of currency exchange fluctuation or other reason which affects all relevant Lenders equally), further adjustment payments shall be made on the same basis (mutatis mutandis) provided for in this Clause 7.3 (Ancillary Facility Default).
(g)    In respect of any amount paid by any Lender (a “Paying Lender”) pursuant to either of paragraph (e) or (f) above, as between a relevant Borrower and the Paying Lender, the amount so paid shall be immediately due and payable by such relevant Borrower to the Paying Lender and the payment obligations of such relevant Borrower to the Lender(s) which received such payment shall be treated as correspondingly reduced by the amount of such payment.

(h)    Each Lender shall promptly supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of giving effect to this Clause 7.3 (Ancillary Facility Default).
(i)    If an Ancillary Facility Lender has the benefit of any Security Interest securing any of its Ancillary Facilities, the realisations from such security when enforced will be treated as an amount recovered by such Ancillary Facility Lender in its capacity as a Lender which is subject to the sharing arrangements in Clause 34 (Pro Rata Sharing) to the intent that such realisation should benefit all Lenders pro rata.
7.4    Repayment of Ancillary Facilities
(a)    No Ancillary Facility Lender may demand repayment or prepayment of any amounts under its Ancillary Facility unless:
(i)    the relevant Revolving Facility Commitment or Additional Facility Commitment in relation to the relevant Additional Revolving Facility (as applicable) has been cancelled in full, or the Facility Agent has declared the Revolving Facility A Outstandings, the Revolving Facility B Outstandings or all amounts outstanding under the relevant Additional Revolving Facility (as applicable) immediately due and payable; or
(ii)    the Ancillary Facility Outstandings under that Ancillary Facility can be repaid by an Advance under any Revolving Facility or any Additional Revolving Facility (as applicable) (and not less than 7 Business Days’ notice (or such shorter period as agreed to by UPC Broadband) is given to the relevant Borrower before payment becomes due).
(b)    For the purposes of repaying Ancillary Facility Outstandings (so long as paragraph (a)(i) above does not apply) a Revolving Facility A Advance, Revolving Facility B Advance or an Advance under an Additional Revolving Facility may be borrowed irrespective of whether a Default is continuing or any other applicable condition precedent is not satisfied.
(c)    The share of the Ancillary Facility Lender in a Revolving Facility A Advance, Revolving Facility B Advance or an Advance under an Additional Revolving Facility (as applicable) being used to refinance that Ancillary Facility Lender’s Ancillary Facility will be that amount which will result (so far as possible) in:
(i)    the proportion which its share of the Revolving Facility A Outstandings, Revolving Facility B Outstandings or all amounts outstanding under the relevant Additional Revolving Facility (as applicable) bears to the relevant Revolving Facility Outstandings or the aggregate amount of the amounts outstanding under the relevant Additional Revolving Facility (as applicable), being equal to:
(ii)    the proportion which its Available Commitment with respect to the relevant Revolving Facility or the relevant Additional Revolving Facility (as applicable) bears to the aggregate of the Available Commitments with respect to the relevant Revolving Facility or the relevant Additional Revolving Facility (as applicable), in each case, assuming the repayment of the relevant Ancillary Facility has taken place. The share of the other Lenders in any such Advance under the relevant Revolving Facility or the relevant Additional Revolving Facility (as applicable) will be adjusted accordingly.
7.5    Continuation of Ancillary Facilities
(a)    A Borrower and an Ancillary Facility Lender may, as between themselves only, agree to continue to provide the same banking facilities following (i) the Final Maturity Date applicable to Revolving Facility A, Revolving Facility B or the relevant Additional Revolving Facility or (ii) the relevant Revolving Facility Commitments or Additional Facility Commitments in relation to the relevant Additional Revolving Facility (as applicable) being cancelled under this Agreement.
(b)    If any arrangement contemplated in paragraph (a) above is to occur, the relevant Borrower and the Ancillary Facility Lender shall each confirm that to be the case in writing to the Facility Agent. Upon such Final Maturity Date or, as the case may be, date of cancellation, any such facility shall continue as between the said persons on a bilateral basis and not as part of, or under, the Finance Documents. Save for any rights and obligations against any Finance Party under the Finance Documents prior to such Final Maturity Date or, as the case may be, date of cancellation, no such rights or obligations in respect of such Ancillary Facility shall, as between the Finance Parties, continue and the Security shall not support any such facility in respect of any matters that arise after such Final Maturity Date or, as the case may be, date of cancellation.
7.6    Affiliates of Lenders as Ancillary Facility Lenders
(a)    Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Facility Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose (i) Revolving Facility Commitment is the amount set out opposite the relevant Lender’s name in Part 2 or Part 3 (as relevant) of Schedule 1 (Original Parties) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement or (ii) Additional Facility Commitment in relation to the relevant Additional Revolving Facility is the amount set out opposite that Lender’s name in the relevant Additional Facility Accession Agreement and/or the amount of any relevant Additional Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement (as applicable). For the purposes of calculating the Lender’s Available Revolving Facility Commitment or Available Additional Facility Commitment in relation to the relevant Additional Facility (as applicable), the Lender’s Commitment shall be reduced to the extent of the aggregate of the Ancillary Facility Commitments of its Affiliates.
(b)    UPC Broadband shall specify any relevant Affiliate of a Lender in any Conversion Notice delivered by UPC Broadband to the Facility Agent pursuant to Clause 7.1 (Utilisation of Ancillary Facilities).
(c)    An Affiliate of a Lender which becomes an Ancillary Facility Lender shall accede to this Agreement as an Ancillary Facility Lender, and the Intercreditor Agreement as a Senior Lender (as defined therein).
(d)    If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (in accordance with Clause 30 (Changes to the

Parties)), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Facility Document.
(e)    Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Facility Lender and the relevant Ancillary Facility Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.
7.7    Affiliates of Borrowers
(a)    Subject to the terms of this Agreement, an Affiliate of a Borrower that is a member of the Borrower Group may with the approval of the relevant Ancillary Facility Lender become a Borrower with respect to an Ancillary Facility.
(b)    UPC Broadband shall specify any relevant Affiliate of the Borrower in any Conversion Notice delivered by UPC Broadband to the Facility Agent pursuant to Clause 7.1 (Utilisation of Ancillary Facilities).
(c)    If any Borrower ceases to be a Borrower under this Agreement in accordance with Clause 30 (Changes to the Parties), its Affiliates, provided that any such Affiliate is not an Affiliate of any other Obligor, shall cease to have any rights under this Agreement or any Ancillary Facility Document.
(d)    Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.
(e)    Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Facility Document.
8.    OPTIONAL CURRENCIES
8.1    Selection of Currency
Each Borrower under a Revolving Facility or an Additional Revolving Facility shall select the currency of the Advance made to it (which shall be US Dollars, Euro, an Additional Currency or an Optional Currency) in the Request relating to the relevant Advance.
8.2    Unavailability of Optional Currency
(a)    If before the Specified Time on the Quotation Date for the relevant Advance:
(i)    a Lender notifies the Facility Agent that the relevant Optional Currency is not readily available to it in the amount required; or
(ii)    a Lender notifies the Facility Agent that compliance with its obligation to participate in that Advance in the proposed Optional Currency would contravene a law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the relevant Advance in Euros (in an amount equal to that Lender’s Proportion of the Euro Amount of the relevant Advance or, in respect of a Rollover Loan, an amount equal to that Lender’s Proportion of the Euro Amount of any amount that the Lenders are actually required to advance in accordance with Clause 9.2 (Rollover)), and its participation will be treated as a separate Advance denominated in Euros during that Interest Period.
(b)    Any part of an Advance treated as a separate Advance under this Clause 8 (Optional Currencies) will not be taken into account for the purposes of any limit on the number of Advances or currencies outstanding at any one time.
9.    REPAYMENT
9.1    Repayment of Advances
(a)    Subject to paragraph (b) below, each Borrower must repay the Advances made to it in accordance with the provisions of the relevant Additional Facility Accession Agreement, which shall provide for repayment of the relevant Additional Facility to be made:
(i)    in full on the relevant Final Maturity Date; or
(ii)    by payment of instalments (each a “Repayment Instalment”) on any date or dates up to and including the relevant Final Maturity Date. Each Repayment Instalment shall be in the amount and on the date or dates set out in or calculated in accordance with the relevant Additional Facility Accession Agreement.
(b)    The Borrower shall (subject to Clause 9.2 (Rollover)) repay the full amount of each Revolving Facility Advance and each Advance under an Additional Revolving Facility on the last day of its Interest Period.
9.2    Rollover
Without prejudice to each Borrower’s obligation to repay the full amount of each Revolving Facility Advance on the last day of its Interest Period and each Advance made to it under an Additional Revolving Facility on the last day of its Interest Period, where, on the same day on which such Borrower is due to repay such Revolving Facility Advance or such Advance in relation to an Additional Revolving Facility (as applicable) (a “Maturing Advance”) such Borrower has also requested that one or more Revolving Facility Advances or one or more Advances under that Additional Revolving Facility (as applicable) in the same currency as the Maturing Advance be made to it (a “Rollover Advance”), subject to the Lenders being obliged to make such Rollover Advance under Clause 4.2 (Further conditions precedent), the aggregate amount of the Rollover Advance shall be treated as if applied in or towards repayment of the Maturing Advance so that:
(a)    if the amount of the Maturing Advance exceeds the aggregate amount of the Rollover Advance:
(i)    the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and
(ii)    each Lender’s participation (if any) in the Rollover Advance shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation (if any) in the Maturing Advance and that Lender will not be required to make its participation in the Rollover Advance available in cash.

(b)    if the amount of the Maturing Advance is equal to or less than the aggregate amount of the Rollover Advance:
(i)    the relevant Borrower will not be required to make any payment in cash; and
(ii)    each Lender will be required to make its participation in the Rollover Advance available in cash only to the extent that its participation (if any) in the Rollover Advance exceeds that Lender’s participation (if any) in the Maturing Advance and the remainder of that Lender’s participation in the Rollover Advance shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the Maturing Advance.
9.3    Cash Collateralisation of Documentary Credits
(a)    If not previously repaid in accordance with paragraph (b) below, each Borrower must repay each Documentary Credit issued on its behalf in full on the date stated in that Documentary Credit to be its Expiry Date.
(b)    A Borrower may give the Facility Agent not less than five Business Days prior written notice of its intention to repay all or any portion of a Documentary Credit requested by it prior to its stated Expiry Date and, having given such notice, shall procure that the relevant Outstanding L/C Amount in respect of such Documentary Credit is reduced in accordance with such notice by providing cash cover therefor in accordance with Clause 1.2 (Construction) (in each case) or by reducing the Outstanding L/C Amount of such Documentary Credit or by cancelling such Documentary Credit and returning the original to the relevant L/C Bank or the Facility Agent on behalf of the Lenders.
9.4    Notification
The Facility Agent shall notify the relevant Lender(s) and UPC Broadband of US Dollar, Additional Currency or Optional Currency amounts (and the applicable Agent’s Spot Rate of Exchange) promptly after they are ascertained under this Agreement.
9.5    Repayment of Revolving Facility
UPC Broadband shall procure that all amounts outstanding under the relevant Revolving Facility shall be repaid on its Final Maturity Date.
10.    CANCELLATION AND PREPAYMENT
10.1    Automatic Cancellation of the Commitments
The undrawn Revolving Facility Commitments and Additional Facility Commitment under each Additional Facility shall be automatically cancelled at the close of business in London on the last day of the relevant Availability Period.
10.2    Voluntary cancellation
(a)    UPC Broadband may, by delivering to the Facility Agent a duly completed Cancellation Notice not less than three Business Days (or such other time period as agreed between UPC Broadband and the Facility Agent) prior to the due date of cancellation, cancel the unutilised portion of any Total Additional Facility Commitments, Total Revolving Facility A Commitments or Total Revolving Facility B Commitments in whole or in part in such proportions as

UPC Broadband may specify in the Cancellation Notice on the date specified in the Cancellation Notice. Any cancellation in part shall (subject to the provisions of Clause 7.1(f) (Utilisation of Ancillary Facilities)) be applied against the relevant Additional Facility Commitment, the Available Revolving Facility A Commitment, or the Available Revolving Facility B Commitment (as applicable) of each Lender pro rata.
(b)    Partial cancellation of any Additional Facility Commitments in relation to a Term Facility must be in a minimum amount of €10,000,000 (or its equivalent in other currencies).
(c)    Partial cancellation of any Revolving Facility Commitments or Additional Facility Commitments in relation to an Additional Revolving Facility must be in a minimum amount of €1,000,000 (or its equivalent in other currencies).
10.3    Voluntary prepayment
(a)    UPC Broadband may, by delivering to the Facility Agent a duly completed Cancellation Notice not less than three Business Days (or such other time period as agreed between UPC Broadband and the Facility Agent) prior to the due date of prepayment, prepay the whole or any part of the outstanding Advances made to a Borrower under a Revolving Facility or any Additional Facility.
(b)    A prepayment of part of an Advance in relation to a Term Facility must be in an aggregate minimum Euro Amount of €10,000,000 or such other minimum amount as is agreed by UPC Broadband and the relevant Additional Facility Lenders.
(c)    A prepayment of part of a Revolving Facility A Advance, a Revolving Facility B Advance or an Advance in relation to an Additional Revolving Facility must be in an aggregate minimum Euro Amount of €1,000,000 or such other minimum amount as is agreed by UPC Broadband and the relevant Lenders.
(d)    Any voluntary prepayment made under this Clause 10.3 will be applied against the relevant Revolving Facility and/or the relevant Additional Facilities (as applicable) in such proportion as may be specified by UPC Broadband in the notice of prepayment and:
(i)    (in the case of a Revolving Facility or any Additional Revolving Facility) against all outstanding Advances under such Revolving Facility or such Additional Revolving Facility (as applicable) pro rata or against such Advances as UPC Broadband may designate in the Cancellation Notice; and
(ii)    (in the case of any other Additional Facility) against all the outstanding Advances made under the relevant Additional Facility pro rata (and, if applicable, against the Repayment Instalments for the relevant Additional Facility or Additional Facilities in such order as may be specified by UPC Broadband).
(e)    The Borrowers shall not make more than six voluntary prepayments of Compounded Rate Advances under a particular Facility under this Clause 10.3 prior to the last day of their Interest Period within any 12 month period unless UPC Broadband agrees to pay the Facility Agent’s reasonable administrative costs incurred in respect of each such additional voluntary prepayment in an amount of up to €1,000.

10.4    Change of Control
(a)    “Change of Control” means:
(i)    the Controlling Company does not or ceases to own, directly or indirectly through one or more of its Subsidiaries or other persons Controlled by it, the legal and beneficial interest in more than 50 per cent. of the voting rights attaching to the issued share capital of, or otherwise ceases to Control, UPC Broadband Holdco, (except as a result of a merger or consolidation of UPC Broadband Holdco with or into a Shareholder, provided that such merger or consolidation is in accordance with paragraph (d) below) or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent; or
(ii)    in accordance with the terms of any share pledge in favour of the Security Agent over the issued share capital of UPC Broadband Holdco and UPC Holding II, UPC Broadband Holdco does not or ceases to own directly (or indirectly through one or more of its Subsidiaries or other persons Controlled by it, subject to such Subsidiary or person complying with Clause 30.8(a) (Additional Obligors)) the legal and beneficial interest in 100 per cent. of the issued share capital of UPC Broadband and UPC Holding II or otherwise ceases to Control UPC Broadband and UPC Holding II; or
(iii)    UPC Broadband Holdco and UPC Holding II do not or cease to own, in accordance with the terms of the pledge referred to in paragraph 2 of Schedule 5 (Security Documents), the legal and beneficial interest in 100 per cent. of the partnership interests of, or otherwise ceases to Control, UPC Financing; or
(iv)    the sale, lease, transfer, conveyance or other disposition (other than by way of a merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of UPC Broadband, a Permitted Affiliate Parent (after any Permitted Affiliate Group Designation Date) and the Restricted Subsidiaries (taken as a whole), as applicable, to any “person” (as such term is used in sections 13(d) and 14(d) of the 1934 Act) other than a Permitted Holder (other than as a result of the transfer of receivables to any Asset Securitisation Subsidiary in connection with any asset securitisation programme or programmes and/or one or more factoring transactions); or
(v)    at any time after a Permitted Affiliate Group Designation Date, any Permitted Affiliate Holdco ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) directly or indirectly of 100 per cent. of the total voting power of the Voting Stock of any Permitted Affiliate Parent, provided that a Change of Control shall not be deemed to have occurred:
(A)    pursuant to paragraph (a)(i) of this definition upon the consummation of the Post-Closing Reorganisation or a Spin-Off;
(B)    pursuant to paragraphs (a)(i), (a)(iv) and (a)(v) of this definition upon the liquidation on a solvent basis of a Permitted Affiliate Holdco provided that:

(1)    100 per cent. of the shares in the relevant Permitted Affiliate Parent continue to be pledged in favour of the Finance Parties on a first ranking basis without any material adverse effect on the interests of the Finance Parties;
(2)    the successor Permitted Affiliate Holdco is not organised in a jurisdiction which would result in a materially adverse effect on the ability of the Finance Parties to enforce the share pledge over the shares in the relevant Permitted Affiliate Parent; and
(3)    the successor Permitted Affiliate Holdco is the sole shareholder of the relevant Permitted Affiliate Parent; and
(C)    pursuant to paragraph (a)(i), (a)(iv) and (a)(v) of this definition as a result of any sale, lease, transfer or other disposition of 100 per cent. of the shares in a Permitted Affiliate Parent provided that such sale, lease, transfer, conveyance or other disposition falls within one or more of the paragraphs of the definition of Permitted Disposal.
(b)    Notwithstanding the foregoing, upon consummation of (i) the Post-Closing Reorganisation, “Controlling Company” (as defined below) will mean New Intermediate Holdco and its successors or (ii) a Spin-Off in which LGEF and its successors (or if a Permitted Affiliate Group Designation Date has occurred, the Common Holding Company and its successors) is no longer a Parent of UPC Broadband Holdco (or if a Permitted Affiliate Designation Date has occurred, a common Parent of UPC Broadband Holdco and any Permitted Affiliate Parent), “Controlling Company” will mean a Parent of UPC Broadband Holdco (or if a Permitted Affiliate Designation Date has occurred, a common Parent of UPC Broadband Holdco and any Permitted Affiliate Parent) designated by UPC Broadband Holdco and any successors of such Parent.
For the purpose of this Clause 10.4 (Change of Control) and the definition of Ultimate Parent, wholly-owned Subsidiary and Permitted Transaction:
(i)    “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of interests in (howsoever designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity;
(ii)    “Controlling Company” means, subject to paragraph (b) above:
(A)    at any time prior to any Permitted Affiliate Group Designation Date, LGEF and its successors; and
(B)    at any time on or after a Permitted Affiliate Group Designation Date, the Common Holding Company and its successors;
(iii)    “New Intermediate Holdco” means the relevant direct Subsidiary of the Ultimate Parent following the Post-Closing Reorganisation;

(iv)    “Permitted Holder” means, collectively:
(A)    the Ultimate Parent;
(B)    in the event of a Spin-Off, the Spin Parent and any Subsidiary of the Spin Parent;
(C)    each Affiliate or Related Person of a Permitted Holder described in paragraph (A) above, and any successor to such Permitted Holder, Affiliate or Related Person;
(D)    any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of UPC Broadband or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, acting in such capacity; and
(E)    any “person” or “group” of related persons (as such terms are used in sections 13(d) and 14(d) of the 1934 Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the 1934 Act) of Voting Stock or all or substantially all of the assets of UPC Broadband or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, and its Restricted Subsidiaries (taken as a whole) would constitute a Change of Control in respect of which UPC Broadband, or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, as applicable, has provided a notice to the Facility Agent under paragraph (c)(i) below and the Facility Agent has not, within sixty Business Days of receipt of such notice, provided a notice to UPC Broadband or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, as applicable, under paragraph (c)(ii) below cancelling the Facilities and/or declaring all outstanding Advances to be immediately due and payable;
(v)    “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, limited liability company, government or any agency of political subdivision hereof or any other entity;
(vi)    “Post-Closing Reorganisation” means a distribution or other transfer of UPC Broadband Holdco (or, after any Permitted Affiliate Group Designation Date, the Controlling Company) and its Subsidiaries or a Holding Company of UPC Broadband Holdco (or, after any Permitted Affiliate Group Designation Date, the Controlling Company) and its Subsidiaries to the Ultimate Parent or another direct Subsidiary of the Ultimate Parent through one or more mergers, transfers, consolidations or other similar transactions such that UPC Broadband Holdco (or, after any Permitted Affiliate Group Designation Date, the Controlling Company) or such Holding Company will become the direct Subsidiary of the Ultimate Parent or such other direct Subsidiary of the Ultimate Parent;
(vii)    “Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation;
(viii)    “Related Person” with respect to any Permitted Holder, means:
(A)    any controlling equity holder or majority (or more) owned Subsidiary of such Permitted Holder; or
(B)    in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or
(C)    any trust, corporation, partnership or other person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein;
(ix)    “Restricted Subsidiary” means any Subsidiary of UPC Broadband or any Subsidiary of any Permitted Affiliate Parent, other than an Unrestricted Subsidiary;
(x)    “Spin-Off” means a transaction by which all outstanding ordinary and/or equity shares of UPC Broadband and any Permitted Affiliate Parent or a Holding Company of UPC Broadband or such Permitted Affiliate Parent directly or indirectly owned by the Ultimate Parent are distributed to (A) all of the Ultimate Parent’s shareholders or (B) all of the shareholders comprising one or more groups of the Ultimate Parent’s shareholders as provided by the Ultimate Parent’s articles of association, in each case, either directly or indirectly through the distribution of shares in a company holding UPC Broadband’s and any Permitted Affiliate Parent’s shares or such Holding Company’s shares;
(xi)    “Spin Parent” means the person the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off; and
(xii)    “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
(c)    Upon becoming aware of a Change of Control:
(i)    UPC Broadband or, after a Permitted Affiliate Group Designation Date, a Permitted Affiliate Parent, as applicable, shall promptly notify the Facility Agent upon becoming aware of a Change of Control; and
(ii)    if the Majority Lenders so require, the Facility Agent shall, by not less than 30 Business Days’ notice to UPC Broadband, cancel each Facility and declare all outstanding Utilisations, together with accrued interest and all other relevant amounts accrued under the Finance Documents immediately due and payable, whereupon each Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

(d)    UPC Broadband Holdco shall not enter into a merger or consolidation with or into a Shareholder (the resulting person being the “UPC Merged Entity”) unless:
(i)    reasonable details of the proposed merger concerning the matters set out in paragraphs (d)(ii) and (d)(iii) below are provided to the Facility Agent at least 10 days before the merger is to be entered into;
(ii)    the UPC Merged Entity will be liable for the obligations of UPC Broadband Holdco (including the obligations under the Finance Documents), which obligations will continue in full force and effect after the merger, and entitled to the benefit of all rights of UPC Broadband Holdco; and
(iii)    the UPC Merged Entity has entered into Security Documents (if applicable) which provide security over the same assets of at least an equivalent nature and ranking to the security provided by UPC Broadband Holdco pursuant to any Security Documents entered into by it and such Security Documents are the legal, valid and binding obligations of UPC Merged Entity enforceable in accordance with their terms subject (to the extent applicable) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents).
10.5    Mandatory prepayment from disposal proceeds
(a)    Other than as provided in paragraph (b) below, on a Permitted Disposal (other than (i) the first €250,000,000 of Net Proceeds (or, if greater, an amount equal to five per cent. of Total Assets) of each Content Transaction or (ii) a disposal in accordance with paragraphs (b)(i) to (b)(liii) of Clause 21.11 (Disposals)), UPC Broadband shall procure that an amount of the Facilities is prepaid which is equal to the lesser of:
(i)    the amount of the Net Proceeds of such a disposal; and
(ii)    an amount so as to ensure that the financial ratio set out in Clause 22.2 (Financial Ratio) for the most recent Ratio Period ending prior to the receipt of such Net Proceeds would not be breached if such financial ratio was tested for that most recent Ratio Period taking into account (on a pro-forma basis) all disposals made since the last day of that Ratio Period and the amount of such prepayment (but ignoring such Net Proceeds), provided that there shall be no requirement to make a prepayment if the financial ratio set out in Clause 22.2 (Financial Ratio) was not required to be tested for the most recent Ratio Period ending prior to the receipt of such Net Proceeds.
Such amount shall be applied in prepayment of the Facilities in accordance with Clause 10.6(a) (Order of application).
(b)    No prepayment in accordance with paragraph (a) above is required:
(i)    where the amount of any such prepayment would be less than the greater of €250,000,000 (or its equivalent in other currencies) and five per cent. of Total Assets; or

(ii)    in connection with any Permitted Disposal where an amount equal to the amount that would otherwise be required to be prepaid under paragraph (a) above is reinvested in assets in the Business (for the avoidance of doubt, including Permitted Acquisitions, Capital Expenditure, Operational Expenditure and Permitted Joint Ventures) provided that any amount that has not been:
(A)    reinvested or contracted to be so reinvested within 12 months of the relevant Permitted Disposal; and
(B)    if contracted to be reinvested, so reinvested within 18 months of the relevant Permitted Disposal (the “Reinvestment End Date”), shall be applied in prepayment of the Facilities in accordance with Clause 10.6(a) (Order of application), and provided further that on the Reinvestment End Date, UPC Broadband shall procure that an amount of the Facilities is prepaid which is equal to the lesser of:
(1)    the amount of the Net Proceeds of such a disposal; and
(2)    an amount so as to ensure that the financial ratio set out in Clause 22.2 (Financial Ratio) for the most recent Ratio Period ending prior to the Reinvestment End Date would not be breached if such financial ratio was tested for that most recent Ratio Period taking into account (on a pro-forma basis) all disposals made since the last day of that Ratio Period and the amount of such prepayment (but without taking into account in the calculation of Cash any Net Proceeds that have not been reinvested as at such Reinvestment End Date), provided that there shall be no requirement to make a prepayment if the financial ratio set out in Clause 22.2 (Financial Ratio) was not required to be tested for the most recent Ratio Period ending prior to the Reinvestment End Date.
10.6    Order of application
(a)    The amount of each prepayment of a Revolving Facility and the Additional Facilities made under Clause 10.5 (Mandatory prepayment from disposal proceeds) shall be applied against the Revolving Facilities and the Additional Facilities in such proportion as may be specified to the Facility Agent by UPC Broadband not less than two Business Days before the date on which the prepayment is due to be made, and against all the outstanding Utilisations made under the relevant Revolving Facility and/or the relevant Additional Facility or Additional Facilities pro rata (and, if applicable, against the Repayment Instalments for the relevant Additional Facility or Additional Facilities in such order as may be specified by UPC Broadband).
(b)    If UPC Broadband does not give a notice to the Facility Agent specifying how amounts are to be applied in prepayment under Clause 10.5 (Mandatory prepayment from disposal proceeds) within the time period specified in paragraph (a) above, the amount of the relevant prepayment shall be applied:
(i)    first pro rata between outstanding Advances under the Term Facilities (and, if applicable, against the Repayment Instalments for the relevant

Additional Facility or Additional Facilities in such order as may be specified by UPC Broadband);
(ii)    second pro rata between outstanding Utilisations under a Revolving Facility and any Additional Revolving Facilities (provided that Advances shall be prepaid before any Outstanding L/C Amounts (which shall then be prepaid on a pro rata basis)), in each case with a corresponding permanent cancellation of the Total Revolving Facility A Commitments, the Total Revolving Facility B Commitments or Total Additional Facility Commitments (as applicable) (pro rata between the relevant Revolving Facility Commitments or Additional Facility Commitments (as applicable) of the relevant Lenders);
(iii)    then, in:
(A)    repayment of outstanding Utilisations under Ancillary Facilities (and cancellation of corresponding Ancillary Facility Commitments); and
(B)    cancellation of Ancillary Facility Commitments; and
(iv)    finally, (on a pro rata basis) cancellation of the Total Revolving Facility A Commitments, the Total Revolving Facility B Commitments and the Total Additional Facility Commitments in relation to any Additional Revolving Facilities.
(c)    Unless the relevant Borrower makes an election under paragraph (d) below or notifies the Facility Agent that it intends to reinvest the Net Proceeds in assets in the Business of the Borrower Group in accordance with Clause 10.5 (Mandatory prepayment from disposal proceeds) above, it shall prepay Advances promptly upon receipt of the Net Proceeds of the disposal.
(d)    A Borrower may elect that any prepayment under Clause 10.5 (Mandatory prepayment from disposal proceeds) be applied in prepayment of an Advance on the last day of the Interest Period relating to that Advance. If the relevant Borrower makes that election then a proportion of the Advance equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.
10.7    Right of prepayment and cancellation in relation to a single Lender
(a)    If:
(i)    any sum payable to any Lender, Ancillary Facility Lender or L/C Bank by an Obligor is required to be increased under Clause 15.2(c) (Tax gross-up);
(ii)    any Lender, Ancillary Facility Lender or L/C Bank claims indemnification from UPC Broadband or an Obligor under Clause 15.4 (Tax indemnity) or Clause 17.1 (Increased Costs); or
(iii)    any Lender, Ancillary Facility Lender or L/C Bank invokes Clause 16.3 (Market Disruption) or Clause 18 (Illegality and Mitigation),
then, subject to paragraph (c) below:
(A)    if the circumstance relates to a Lender, UPC Broadband may:

(1)    arrange for the transfer or assignment in accordance with this Agreement of the whole (but at par only) of that Lender’s Commitment and participation in the Utilisations to a new or existing Lender willing to accept that transfer or assignment; or
(2)    give the Facility Agent notice of cancellation of that Lender’s Commitment and UPC Broadband’s intention to procure the repayment of that Lender’s participation in the Utilisation, whereupon the Commitment of that Lender shall immediately be reduced to zero;
(B)    if the circumstance relates to an Ancillary Facility Lender, UPC Broadband may give the Facility Agent notice of cancellation of that Ancillary Facility Lender’s Ancillary Facility Commitment and UPC Broadband’s intention to procure the repayment of the utilisations of any Ancillary Facility granted by that Ancillary Facility Lender, whereupon the Ancillary Facility Commitment of that Ancillary Facility Lender shall immediately be reduced to zero; and
(C)    if the circumstance relates to an L/C Bank, UPC Broadband may give the Facility Agent notice of repayment of any outstanding Documentary Credit issued by such L/C Bank and cancellation of the appointment of such L/C Bank as an L/C Bank under this Agreement in relation to any Documentary Credit to be issued in the future or the provision of full cash cover in respect of such L/C Bank’s maximum contingent liability under each outstanding Documentary Credit.
(b)    On the last day of each Interest Period which ends after UPC Broadband has given notice under paragraph (a)(iii)(A)(2), (a)(iii)(B) or (a)(iii)(C) above (or, if earlier, the date specified by UPC Broadband in that notice), each Borrower to which a Utilisation or utilisation of an Ancillary Facility is outstanding shall repay that Lender’s participation in that Utilisation or the utilisation of the Ancillary Facility granted by that Ancillary Facility Lender (together with all interest and other amounts accrued under the Finance Documents) or, as the case may be, provide full cash cover in respect of any Documentary Credit issued by that L/C Bank or any contingent liability under an Ancillary Facility.
(c)    UPC Broadband may only exercise its rights under paragraph (a) above if:
(i)    in the case of paragraphs (a)(i) and (a)(ii) above, the circumstance giving rise to the requirement for indemnification continues; and
(ii)    it gives the Facility Agent and the relevant Lender not less than five Business Days prior notice.
(d)    The replacement of a Lender pursuant to paragraph (a)(iii)(A)(1) above shall be subject to the following conditions:
(i)    no Finance Party shall have any obligation to find a replacement Lender;
(ii)    any replaced Lender shall not be required to refund, or to pay or surrender to any other Lender, any of the fees or other amounts received by that replaced Lender under any Finance Document; and

(iii)    any replacement of a Lender which is the Facility Agent shall not affect its role as the Facility Agent.
(e)    Prepayments made pursuant to this Clause 10.7 (Right of prepayment and cancellation of a single Lender) shall be applied against the outstanding Utilisations of the relevant Lender pro rata.
10.8    Right of Cancellation in Relation to a Defaulting Lender
(a)    Without prejudice to UPC Broadband’s rights under Clause 2.3 (Increase), if any Lender becomes a Defaulting Lender, UPC Broadband may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent three Business Days’ notice of cancellation of each Available Commitment of that Lender.
(b)    On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.
(c)    The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.
10.9    Miscellaneous provisions
(a)    Any notice of prepayment given by a Borrower pursuant to Clause 10.3 (Voluntary prepayment) or Clause 10.7 (Right of prepayment and cancellation in relation to a single Lender) and a notice of cancellation pursuant to Clause 10.2 (Voluntary cancellation) shall be irrevocable, shall specify the date upon which such prepayment or cancellation (as applicable) is to be made and the amount of such prepayment or cancellation (as applicable) and shall oblige that Borrower to make such prepayment or cancellation (as applicable) on such date, provided that a notice of prepayment or cancellation may be conditional and not irrevocable provided that UPC Broadband or a Borrower shall within 10 Business Days’ notice from the Facility Agent indemnify any Lender in respect, and in the amount, of such Lender’s Break Costs as specified in such notice should cancellation or prepayment not occur on the date specified in the notice of cancellation or prepayment.
(b)    All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment and, subject to Clause 27.4 (Break Costs), without premium or penalty.
(c)    No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.
(d)    The amount of an Advance prepaid by UPC Broadband in accordance with Clause 10.3 (Voluntary prepayment) may, if it relates to a Revolving Facility or if specified in the relevant Additional Facility Accession Agreement, be re-borrowed in accordance with the terms of this Agreement and/or that Additional Facility Accession Agreement (as applicable). No other amount prepaid under this Agreement may subsequently be re-borrowed other than an Advance or any Documentary Credit in relation to a Revolving Facility or an Additional Revolving Facility repaid in accordance with this Agreement. For the avoidance of doubt, unless expressly agreed to the contrary in the relevant Ancillary Facility Documents, this paragraph (d) shall not apply to any Ancillary Facility.

(e)    Subject to Clause 2.3 (Increase), no amount of any Additional Facility Commitment or any Revolving Facility Commitment cancelled under this Agreement may subsequently be reinstated.
(f)    Other than in relation to any prepayment under Clause 18.1 (Illegality), Clause 10.7 (Right of prepayment and cancellation in relation to a single Lender) or Clause 29.9 (Replacement of Lenders), any prepayment in part of any Advance shall be applied against the participations of the Lenders in that Advance pro rata.
11.    RATE SWITCH
11.1    Switch to Compounded Reference Rate
Subject to Clause 11.2 (Delayed switch for existing Term Rate Advances), on and from the Rate Switch Date for a Rate Switch Currency:
(a)    use of the Compounded Reference Rate will replace the use of the applicable Term Reference Rate for the calculation of interest for Advances under the applicable Compounded Rate Facility in that Rate Switch Currency; and
(b)    any Advance or Unpaid Sum under the applicable Compounded Rate Facility in that Rate Switch Currency shall be a “Compounded Rate Advance” and Clause 12.2 (Calculation of Interest – Compounded Rate Advances) shall apply to each such Advance or Unpaid Sum.
11.2    Delayed switch for existing Term Rate Advances
If the Rate Switch Date for a Rate Switch Currency falls before the last day of an Interest Period for a Term Rate Advance in that currency, and use of a Compounded Reference Rate would have replaced use of the applicable Term Reference Rate for the calculation of interest for that Term Rate Advance on the Rate Switch Date in accordance with Clause 11.1 (Switch to Compounded Reference Rate):
(a)    that Advance shall continue to be a Term Rate Advance for that Interest Period notwithstanding Clause 11.1 (Switch to Compounded Reference Rate) and Clause 12.1 (Calculation of Interest – Term Rate Advances) shall continue to apply to that Advance for that Interest Period;
(b)    any provision of this Agreement which is expressed to relate to a Compounded Rate Currency shall not apply in relation to that Advance for that Interest Period; and
(c)    on and from the first day of the next Interest Period (if any) for that Advance, that Advance shall be a “Compounded Rate Advance” and Clause 12.2 (Calculation of Interest – Compounded Rate Advances) shall apply to that Advance.
11.3    Notification by Facility Agent
The Facility Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the relevant Lenders of that occurrence.

12.    INTEREST
12.1    Calculation of Interest – Term Rate Advances
(a)    The rate of interest on an Advance under Revolving Facility A which is a Term Rate Advance for its Interest Period shall, subject to paragraph (d) below, be the rate per annum which is the aggregate of:
(i)    the Revolving Facility A Margin; and
(ii)    the applicable Term Reference Rate.
(b)    The rate of interest on an Advance under Revolving Facility B which is a Term Rate Advance for its Interest Period shall, subject to paragraph (d) below, be the rate per annum which is the aggregate of:
(i)    the Revolving Facility B Margin; and
(ii)    the applicable Term Reference Rate.
(c)    Subject to Clause 1.8 (LIBOR Transition), the rate of interest on an Advance under an Additional Facility which is a Term Rate Advance for its Interest Period shall be the rate per annum which is the aggregate of:
(i)    the applicable Margin; and
(ii)    the applicable Term Reference Rate.
(d)    The rate of interest applicable to an Advance under a Revolving Facility denominated in US Dollars in respect of an Interest Period:
(i)    which is current on the 2023 First Amendment Effective Date shall be the sum of the applicable Margin and the reference rate that was determined for such Advance under the relevant Revolving Facility in accordance with this Agreement prior to the 2023 First Amendment Effective Date; and
(ii)    which commences after the 2023 First Amendment Effective Date shall be determined in accordance with paragraph (a) above.
(e)    Subject to Clause 1.8 (LIBOR Transition), the timing of payment of interest on an Advance under an Additional Facility shall be regulated by the relevant Additional Facility Accession Agreement.
(f)    The Facility Agent shall promptly notify the relevant Borrowers and the Lenders of each determination of a Term Reference Rate and any change to the proposed length of an Interest Period or any interest rate occasioned by the operation of Clause 16 (Market Disruption and Alternative Interest Rates).
(g)    This Clause 12.1 shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.
12.2    Calculation of Interest – Compounded Rate Advances
(a)    The rate of interest applicable to a Revolving Facility A Advance which is a Compounded Rate Advance on any day during an Interest Period is the percentage rate per annum which is the aggregate of:

(i)    the Revolving Facility A Margin; and
(ii)    the Compounded Reference Rate for that day.
(b)    The rate of interest applicable to a Revolving Facility B Advance which is a Compounded Rate Advance on any day during an Interest Period is the percentage rate per annum which is the aggregate of:
(i)    the Revolving Facility B Margin; and
(ii)    the Compounded Reference Rate for that day.
(c)    If any day during an Interest Period for a Compounded Rate Advance is not an RFR Banking Day, the rate of interest on that Compounded Rate Advance for that day will be the rate applicable to the immediately preceding RFR Banking Day.
(d)    The Facility Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:
(i)    UPC Broadband or the relevant Borrower of that Compounded Rate Interest Payment;
(ii)    each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Advance; and
(iii)    the relevant Lenders and UPC Broadband or the relevant Borrower of each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment.
(e)    This Clause 12.2 shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.
12.3    Calculation of Interest – Fixed Rate Advances
The rate of interest applicable to a Fixed Rate Advance shall be the fixed rate as set out in the applicable Additional Facility Accession Agreement.
12.4    Payment of Interest
(a)    Except as otherwise provided in this Agreement or any Additional Facility Accession Agreement, accrued interest on each Term Rate Advance is payable by the relevant Borrower on the last day of its Interest Period and also, in the case of any Term Rate Advance with an Interest Period longer than six months, at six monthly intervals after the first day of that Interest Period for so long as the Interest Period continues.
(b)    The Compounded Rate Interest Payment in relation to each Compounded Rate Advance is payable on (i) the later of the last day of its Interest Period and (ii) the date which is three Business Days after the date on which the Facility

Agent notifies UPC Broadband of the amount of such Compounded Rate Interest Payment.
(c)    The timing for payment of accrued interest in relation to a Fixed Rate Advance shall be regulated by the applicable Additional Facility Accession Agreement.
12.5    Default interest
(a)    If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Facility Agent pay interest on the overdue amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the “default rate”) determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted an Advance at the Margin applicable to a new Advance if it had been drawn down at such time in the currency of the Unpaid Sum for such successive Interest Periods of such duration (not being more than three months) as the Facility Agent may determine, having regard to the likely duration of the default (a “Designated Term”).
(b)    The default rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.
(c)    Default interest will be compounded at the end of each Designated Term.
13.    INTEREST PERIODS
13.1    Selection of Interest Periods
(a)    The Interest Period of each Advance will be the period selected by the Request for that Advance and each subsequent Interest Period (in relation to a Term Facility only) will be the period selected by the Borrower by notice to the Facility Agent received not later than the third Business Day before the end of the then current Interest Period under that Term Facility.
(b)    The duration of each Interest Period for each Advance under a Term Facility shall, save as otherwise provided in this Agreement, be 1, 2, 3 or 6 months, or, in each case, such other period of up to 12 months as the Facility Agent may agree with the Borrower (acting on the instruction of the Majority Lenders in relation to the relevant Term Facility) or in connection with the first Term Facility Advance under any Term Facility, any other period of six months or less as agreed to by the relevant Borrower and the Facility Agent. Each Interest Period for a Term Facility Advance will commence on its Utilisation Date or in the case of each subsequent Interest Period the expiry of its preceding Interest Period.
(c)    Each Advance under a Revolving Facility or an Additional Revolving Facility has one Interest Period only.
(d)    The duration of each Interest Period for an Advance under a Revolving Facility or an Additional Revolving Facility shall, save as otherwise provided in this Agreement, be a period of any number of days from and including 1 day to and including 30 days or 1, 2, 3 or 6 months or such other period of up to 12 months as the Lenders whose Commitments under the relevant Facility that aggregate more than 50% of the aggregate Commitments under that Facility may agree with the Borrower prior to submission of the relevant Request provided that such period shall end on or before the Final Maturity

Date in respect of the relevant Revolving Facility or the relevant Additional Revolving Facility (as applicable). Each Interest Period for an Advance under a Revolving Facility or an Additional Revolving Facility will commence on its Utilisation Date.
(e)    The length of an Interest Period of a Term Rate Advance shall not be affected by that Term Rate Advance becoming a “Compounded Rate Advance” for that Interest Period pursuant to Clause 11.2 (Delayed switch for existing Term Rate Advances).
13.2    Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
13.3    Further Adjustments to Interest Periods
If an Interest Period for an Advance would otherwise overrun the relevant Final Maturity Date, it shall be shortened so that it ends on that Final Maturity Date.
13.4    Other adjustments
The Facility Agent and the Borrowers may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Advances.
13.5    Notification of Interest Period
The Facility Agent shall notify the relevant Borrower and the Lenders of the duration of each Interest Period promptly after ascertaining its duration.
14.    PAYMENTS
14.1    Place of Payment
All payments by an Obligor or a Lender under this Agreement shall be made to the Facility Agent to its account at such office or bank in the principal financial centre of the country of the currency concerned (or, in the case of Euros, the financial centre of such of the Participating Member States or London) as the Facility Agent may notify to the Obligor or Lender for this purpose.
14.2    Funds
Payments under this Agreement to the Facility Agent shall be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.
14.3    Distribution
(a)    Each payment received by the Facility Agent under this Agreement for another Party shall, except as set out in paragraph (d) below and subject to paragraphs (b) and (c) below, be made available by the Facility Agent to that Party by payment (on the date of value of receipt and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of Euros, in the principal financial centre of such of the Participating Member States or London) as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.
(b)    The Facility Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement in the same currency on such date or in or towards the purchase of any amount of any currency to be so applied.
(c)    Where a sum is to be paid under this Agreement to the Facility Agent for the account of another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Facility Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate reasonably determined by the Facility Agent to reflect its cost of funds.
(d)    Subject to paragraph (c) above, in the case of a Mid-Interest Period Transfer, the Facility Agent shall:
(i)    make any interest payable in respect of the principal amount that is assigned, transferred or novated under a Mid-Interest Period Transfer, that accrues on and prior to the date on which the Mid-Interest Period Transfer becomes effective, available to the Existing Lender; and
(ii)    make any interest payable in respect of the principal amount that is assigned, transferred or novated as a Mid-Interest Period Transfer, that accrues after the date on which the Mid-Interest Period Transfer becomes effective, available to the New Lender, such payments shall be paid (on the date of value of receipt and in the currency and funds of receipt) to the Existing Lenders’ account or the New Lenders’ account (as applicable) with such bank and in the principal financial centre of the country of the relevant currency (or in the case of Euros, in the principal financial centre of one of the Participating Member States or London) as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.
14.4    Currency
(a)    A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated.
(b)    All interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.
(c)    Amounts payable in respect of costs, expenses, Taxes and the like are payable in the currency in which they are incurred.
(d)    Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Euros.

14.5    Reductions
Any repayment of any Advance denominated in an Optional Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Euro Amount of such Advance proportionately.
14.6    Set-off and counterclaim
All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.
14.7    Non-Business Days
(a)    If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)    During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.
14.8    Partial payments
(a)    Subject to the Intercreditor Agreement, if the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Facility Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:
(i)    first, in or towards payment pro rata of any unpaid costs, fees and expenses of the Facility Agent, the Security Agent and each L/C Bank under this Agreement;
(ii)    secondly, in or towards payment pro rata of any accrued fees (other than any commitment fees payable under Clause 25.1 (Additional Facility Commitment Fee) or Clause 25.2 (Revolving Facility Commitment Fee), or Documentary Credit fees payable under Clause 25.5 (Documentary Credit Fee)) due but unpaid under Clause 25 (Fees);
(iii)    thirdly, in or towards payment to the Lenders pro rata of any accrued interest (including, where a Mid-Interest Period Transfer has taken place towards payment to the Existing Lenders and the New Lenders pro rata), Documentary Credit fees and commitment fees due but unpaid under this Agreement;
(iv)    fourthly, in or towards payment to the Lenders pro rata of any principal due but unpaid under this Agreement; and
(v)    fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)    Subject to the Intercreditor Agreement, the Facility Agent shall, if so directed by the affected Lenders, vary the order set out in paragraphs (a)(ii) to (a)(v) above. The Facility Agent shall notify UPC Broadband of any such variation.

(c)    Paragraphs (a) and (b) above shall override any appropriation made by any Obligor.
14.9    Impaired Agent
(a)    If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account (the “Trust Account”) held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Finance Party beneficially entitled to that payment under the Finance Documents. In each case such payments must be made within five Business Days of the due date for payment under the Finance Documents.
(b)    All interest accrued on the amount standing to the credit of the Trust Account shall be for the benefit of the beneficiaries of that Trust Account pro rata to their respective entitlements.
(c)    A Party which has made a payment in accordance with this Clause 14.9 (Impaired Agent) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the Trust Account.
(d)    Promptly upon the appointment of a successor Facility Agent in accordance with Clause 24.14 (Resignation of Agents), each Party which has made a payment to a Trust Account in accordance with this Clause 14.9 (Impaired Agent) shall give all requisite instructions to the bank with whom the Trust Account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with this Agreement.
15.    TAX GROSS-UP AND INDEMNITIES
15.1    Definitions
(a)    In this Clause 15:
“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than:
(i)    a FATCA Deduction; or
(ii)    a deduction or withholding for or on account of any Bank Levy (or otherwise attributable to, or arising as a consequence of, a Bank Levy).

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 15.2 (Tax gross-up) or a payment under Clause 15.4 (Tax indemnity).
“Treaty Lender” means a Lender which is (on the date a payment falls due), entitled to that payment under a double taxation agreement in force on the date (subject to the completion of any necessary procedural formalities) without a Tax Deduction.
(b)    In this Clause 15, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting reasonably and in good faith.
15.2    Tax gross-up
(a)    Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)    UPC Broadband or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Lender it shall notify UPC Broadband and that Obligor.
(c)    Subject to Clause 15.6 (U.S. Taxes), if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)    If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(e)    Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(f)    A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate and use its reasonable efforts to complete any procedural formalities and provide any information, in each case on a timely basis, necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction (or with a reduced rate of such Tax Deduction).
(g)    Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction. No Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction (other than a payment or compensation in respect of any payments due to a Lender which is a special purpose vehicle that has issued notes and advanced all of the proceeds of such notes to a member of the Borrower Group pursuant to an Advance under an Additional Facility (except where the relevant FATCA Deduction arises from any non-compliance with any law, regulation or other obligation in respect of FATCA by a holder of such notes)).
15.3    Lender Tax Status
(a)    Solely in the case of a Tax Deduction imposed by a jurisdiction other than the United States in the case of a US Borrower, and notwithstanding any other provision of this Clause 15 (Tax Gross-up and Indemnities):
(i)    each Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made by a Borrower under any Finance Document shall deliver to the Borrowers and the Facility Agent, at the time or times reasonably requested by the Borrowers or the Facility Agent (and promptly after the occurrence of a change in the Lender’s circumstance requiring a change in the most recent documentation previously delivered), such properly completed and executed documentation reasonably requested by the Borrower or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; and
(ii)    each Lender, if reasonably requested by the Borrowers or the Facility Agent, shall deliver such other documentation prescribed by an applicable requirement of law or reasonably requested by the Borrowers or the Facility Agent as will enable the Borrowers or the Facility Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. In the event that any Lender fails to comply with the foregoing requirement, any Borrower shall be permitted to withhold and retain an amount in respect of the applicable withholding tax (excluding for the avoidance of doubt, any withholding tax imposed by the United States in the case of a US Borrower) estimated in good faith by the Borrowers to be required to be withheld in respect of interest payable to such Lender. Neither UPC Broadband nor any Obligor is required to make a Tax Payment to a Lender under this Agreement to the extent such Taxes are attributable to a failure by a Lender to provide the documentation required to be delivered pursuant to the first sentence of this Clause 15.3(a). For the avoidance of doubt, nothing in this Clause 15.3(a) shall be understood to affect the rights of Lenders to a gross-up in respect of a Tax Deduction levied in the United States in the case of a US Borrower, but only to the extent permitted under Clause 15.2 (Tax gross-up).
(b)    Each Finance Party shall confirm whether it is entitled to receive payments under the Finance Documents free from withholding under FATCA and shall provide any documentation, forms and other information relating to its status under FATCA reasonably requested by the Facility Agent or a Borrower sufficient for the Facility Agent and the Borrowers to comply with their obligations under FATCA and to determine whether such Finance Party has complied with such applicable reporting requirements.
15.4    Tax indemnity
(a)    Subject to paragraph (b) below, the Obligors shall (within ten Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party reasonably determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party. The Protected Party shall within five Business Days’ of request by that Borrower provide to that Borrower reasonable written details explaining the loss, liability or cost and the calculation of the amount claimed by the Protected Party.
(b)    Paragraph (a) above shall not apply:
(i)    with respect to any Tax assessed on a Finance Party:
(A)    under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)    under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income or net profits received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;
(ii)    to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party (other than in respect of any payments due to a Lender which is a special purpose vehicle that has issued notes and advanced all of the proceeds of such notes to a member of the Borrower Group pursuant to an Advance under an Additional Facility (except where such FATCA Deduction arises from any non-compliance with any law, regulation or other obligation in respect of FATCA by a holder of such notes)); or
(iii)    to the extent a loss, liability or cost has been compensated for by a payment under Clause 15.8 (Stamp Taxes) or would have been compensated for by such a payment, but for the application of any exception in such Clause.
(c)    A Protected Party making or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent in writing of the event which will give, or has given, rise to the claim, together with supporting evidence (including details of the nature of the Tax due or paid by that Protected Party), following which the Facility Agent shall promptly provide such information to UPC Broadband.
(d)    A Protected Party shall, on receiving a payment from an Obligor under this Clause 15.4 (Tax Indemnity), notify the Facility Agent.
15.5    Tax Credit
(a)    If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(i)    a Tax Credit is attributable to that Tax Payment; and
(ii)    that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.
(b)    No provision of this Agreement shall:

(i)    interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit or oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment of Tax in priority to any other credit, relief, remission or repayment available to it, except that the Finance Party’s sole reason (acting in good faith) for not claiming or for deferring such credit, relief, remission or repayment shall not be its obligation to make a payment under this Clause 15.5 (Tax Credit); or
(ii)    oblige any Finance Party to disclose any information relating to its Tax or other affairs or any computations in respect thereof.
15.6    U.S. Taxes
A US Borrower shall not be required to pay any additional amount pursuant to Clause 15.2 (Tax gross-up) in respect of United States Taxes (including, without limitation, federal, state, local or other income Taxes), branch profits or franchise Taxes with respect to a sum payable by it pursuant to this Agreement to a Lender if on the date such Lender becomes a Party or has designated a new Facility Office either:
(a)    in the case of a Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), such Lender has not provided the Borrower with two accurate and complete original signed copies of (i) U.S. Internal Revenue Service Form W-8BEN (relating to such Lender and claiming a complete exemption from withholding under an income tax treaty) (or successor form) or (ii) U.S. Internal Revenue Service Form W-8ECI (or successor form) certifying, in each case, to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to all amounts payable pursuant to the Finance Documents;
(b)    after the date such Lender becomes a Party, when a lapse in time or change in circumstances renders the previous certification of such Lender made pursuant to Clause 15.6(a) above obsolete or inaccurate, such Lender has not delivered to UPC Broadband two new accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI (or successor form) or Form W-8BEN (or successor form) (with respect to the benefit of any income tax treaty), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to amounts payable pursuant to the Finance Documents; or
(c)    such Lender is subject to such Tax by reason of any connection between the jurisdiction imposing such Tax and the Lender or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby.
15.7    Value added tax
(a)    All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT and no Party shall exercise any potential option for waiving a VAT exemption. Subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT, unless the VAT charge is caused by the Finance Party’s option to waive a VAT exemption, and in either case concurrently against the issue of an appropriate invoice.

(b)    If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) in connection with a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), (i) if the Supplier is required to account to the relevant tax authority for the VAT, the Subject Party must also pay to the Supplier and, (ii) if the Recipient is required to account to the relevant tax authority for the VAT the Subject Party must pay to the Recipient, (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. Where paragraph (i) applies, the Recipient must promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of the VAT chargeable on that supply. Where paragraph (ii) applies, the Subject Party must only pay to the Recipient an amount equal to the amount of such VAT to the extent that the Recipient reasonably determines that it is not entitled to a credit or repayment from the relevant tax authority in respect of that VAT.
(c)    Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party for the full amount of such costs and expenses including such costs that represent VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.
(d)    Any reference in this Clause 15.7 (Value added tax) to any Party shall, at any time when such Party is treated as a member of a group including but not limited to any fiscal unities for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the relevant legislation of any jurisdiction having implemented Council Directive 2006/112/EC on the common system of value added tax).
(e)    If VAT is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by such Finance Party, that Party must give the Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply and at such time that the Finance Party may reasonably request it.
(f)    Where a Borrower is required to make a payment under paragraph (b) above, such amount shall not become due until the relevant Borrower has received a formal invoice detailing the amount to be paid.
15.8    Stamp Taxes
UPC Broadband shall pay and, within 10 Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except for:
(a)    any such Taxes payable in connection with any Novation Certificate or Transfer Agreement or other document relating to the assignment or transfer by any Lender of any of its rights and/or obligations under any Finance Document; or
(b)    any registration duties and any Tax payable due to a registration, submission or filing by a Finance Party of any Finance Document where such registration, submission or filing is or was not required to maintain or preserve the rights of that Finance Party under the applicable Finance Documents.
16.    MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES
16.1    Interest calculation if no Primary Term Rate
(a)    Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Advance, the applicable Primary Term Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Term Rate Advance.
(b)    Shortened Interest Period: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the Interest Period of that Term Rate Advance shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Primary Term Rate shall be determined pursuant to the definition of “Primary Term Rate”.
(c)    Shortened Interest Period and Historic Primary Term Rate: If paragraph (b) above applies but no Primary Term Rate is available for the Interest Period of that Term Rate Advance and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Primary Term Rate shall be the Historic Primary Term Rate for that Term Rate Advance.
(d)    Shortened Interest Period and Interpolated Historic Primary Term Rate: If paragraph (c) above applies but no Historic Primary Term Rate is available for the Interest Period of that Term Rate Advance, the applicable Primary Term Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period of that Term Rate Advance.
(e)    Alternative Term Rate: In relation to a Term Rate Advance that is not a Euro Term Rate Advance, if paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Primary Term Rate, the Interest Period of that Term Rate Advance shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and, the applicable Term Reference Rate shall be the aggregate of:
(i)    the applicable Alternative Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Term Rate Advance; and
(ii)    any applicable Alternative Term Rate Adjustment.
(f)    Interpolated Alternative Term Rate: In relation to a Term Rate Advance that is not a Euro Term Rate Advance, if paragraph (e) above applies but no Alternative Term Rate is available for the Interest Period of that Term Rate Advance, the applicable Term Reference Rate shall be the aggregate of:
(i)    the Interpolated Alternative Term Rate for a period equal in length to the Interest Period of that Term Rate Advance; and
(ii)    any applicable Alternative Term Rate Adjustment.

(g)    Alternative Fallback Rate: In relation to a Term Rate Advance that is not a Euro Term Rate Advance, if there is no Alternative Term Rate specified in the applicable Reference Rate Terms or paragraph (f) above applies and UPC Broadband and the Facility Agent (in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party), each acting reasonably, have determined that:
(i)    adequate and reasonable means do not exist for ascertaining the Interpolated Historic Primary Term Rate and/or Interpolated Alternative Term Rate (as applicable) for the Interest Period of a Term Rate Advance because neither the Primary Term Rate nor the Alternative Term Rate (if any) is available or published on a current basis for a relevant tenor and such circumstances are unlikely to be temporary; or
(ii)    neither the Primary Term Rate nor the Alternative Term Rate (if any) will be made available or permitted to be used for determining the interest rate applicable to such Term Rate Advance, then on the Alternative Fallback Rate Date the applicable Term Reference Rate in relation to such Term Rate Advance shall be the aggregate of:
(A)    the Alternative Fallback Rate; and
(B)    any applicable Alternative Fallback Rate Adjustment,
to be calculated by the Facility Agent in a manner consistent with prevailing market practice, provided that, if the sum of the Alternative Fallback Rate and the Alternative Fallback Rate Adjustment would be less than zero, in the case of an Advance under Additional Facility AT or Additional Facility AX, it shall be deemed to be zero, and in the case of any other Additional Facility, any other adjustment specified in the relevant Additional Facility Accession Agreement shall be made, provided further that to the extent such prevailing market practice is not administratively feasible for the Facility Agent, the Alternative Fallback Rate shall be applied in a manner as otherwise reasonably determined by the Facility Agent (in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) in consultation with UPC Broadband.
(h)    Reference Bank Rate for Euro Term Rate Advances: In relation to a Euro Term Rate Advance, if paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Primary Term Rate, the Interest Period of that Term Rate Advance shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and the applicable Primary Term Rate shall be the Reference Bank Rate as of the Specified Time for Euros and for a period equal in length to the Interest Period of that Term Rate Advance.
(i)    Alternative Reference Bank Rate for Euro Term Rate Advances: In relation to a Euro Term Rate Advance, if paragraph (h) above applies but no Reference Bank Rate is available for Euros or the relevant Interest Period, the applicable Primary Term Rate shall be the Alternative Reference Bank Rate as of the Specified Time for Euros and for a period equal in length to the Interest Period of that Term Rate Advance.
(j)    Cost of funds for Euro Term Rate Advances: In relation to a Euro Term Rate Advance, if paragraph (i) above applies but no Alternative Reference Bank

Rate is available for Euros or the relevant Interest Period there shall be no Primary Term Rate for that Term Rate Advance and Clause 16.4 (Cost of funds) shall apply to that Term Rate Advance for that Interest Period.
16.2    Calculation of Reference Bank Rate and Alternative Reference Bank Rate
In relation to Euro Term Rate Advances, the calculation of the Reference Bank Rate and Alternative Reference Bank Rate shall be made in accordance with the following provisions:
(a)    subject to paragraph (b) below, if the Primary Term Rate is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks;
(b)    if at or about noon on the Quotation Date none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period;
(c)    subject to paragraph (d) below, if the Primary Term Rate is to be determined on the basis of an Alternative Reference Bank Rate but an Alternative Reference Bank does not supply a quotation by the Specified Time, the Alternative Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Alternative Reference Banks; and
(d)    if before close of business in London on the date falling one Business Day after the Quotation Date none or only one of the Alternative Reference Banks supplies a quotation, there shall be no Alternative Reference Bank Rate for the relevant Interest Period.
16.3    Market disruption
(a)    If the Primary Term Rate is determined otherwise than on the basis of an Alternative Reference Bank Rate and before close of business in London on the Quotation Date for the relevant Interest Period of a Euro Term Rate Advance, the Facility Agent receives notifications from a Lender or Lenders (whose participations exceed 40 per cent. of that Euro Term Rate Advance) that the cost to it of funding its participation in that Euro Term Rate Advance from whatever source it may reasonably select would be in excess of the Primary Term Rate then the applicable Primary Term Rate shall be the Alternative Reference Bank Rate as of the Specified Time for Euros and for a period equal in length to the Interest Period of that Euro Term Rate Advance and if no Alternative Reference Bank Rate is available for the relevant currency or Interest Period there shall be no Primary Term Rate for that Euro Term Rate Advance and Clause 16.4 (Cost of funds) shall apply to that Euro Term Rate Advance for the relevant Interest Period.
(b)    If the Primary Term Rate is determined on the basis of an Alternative Reference Bank Rate and before close of business in London on the date falling one Business Day after the Quotation Date for the relevant Interest Period of a Euro Term Rate Advance, the Facility Agent receives notifications from a Lender or Lenders (whose participations exceed 40 per cent. of that Euro Term Rate Advance) that the cost to it of funding its participation in that Euro Term Rate Advance from whatever source it may reasonably select would be in excess of the Primary Term Rate then Clause 16.4 (Cost of funds) shall apply to that Euro Term Rate Advance for the relevant Interest Period.

16.4    Cost of funds
(a)    If this Clause 16.4 applies in relation to a Euro Term Rate Advance, the rate of interest on each Lender’s share of such Euro Term Rate Advance for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
(i)    the Margin; and
(ii)    the rate notified to the Facility Agent by that Lender as soon as practicable and in any event within one Business Day of the first day of that Interest Period (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Term Rate Advance from whatever source it may reasonably select.
(b)    If this Clause 16.4 applies and the Facility Agent or UPC Broadband so requires, or the Primary Term Rate is to be determined by reference to a Reference Bank Rate or Alternative Reference Bank Rate, the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and UPC Broadband shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)    Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and UPC Broadband, be binding on all Parties.
(d)    If this Clause 16.4 applies in relation to a Euro Term Rate Advance pursuant to Clause 16.3 (Market disruption) and:
(i)    a Lender’s Funding Rate is less than the Primary Term Rate; or
(ii)    a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Euro Term Rate Advance for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Primary Term Rate.
(e)    The Facility Agent shall promptly notify the relevant Borrower (or UPC Broadband) of each Funding Rate relating to a Term Rate Advance.
(f)    If this Clause 16.4 applies to a Euro Term Rate Advance pursuant to Clause 16.1 (Interest calculation if no Primary Term Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the rate of interest for that Lender shall be the weighted average of the quotations notified to the Facility Agent by the other Lenders.

16.5    Notification to UPC Broadband
If Clause 16.4 (Cost of funds) applies or if the Primary Term Rate is to be determined on the basis of an Alternative Reference Bank Rate the Facility Agent shall, as soon as is practicable, notify UPC Broadband.
16.6    Revocation of currency
If before 9.30 a.m. on any Quotation Date, the Facility Agent receives notice from a Lender that:
(a)    it is impracticable for the Lender to fund its participation in an Advance in US Dollars or an Additional Currency (as applicable) during that Interest Period in the ordinary course of business in the London or (in the case of Euro) European interbank market; and/or
(b)    the use of US Dollars or an Additional Currency (as applicable) might contravene any law or regulation, the Facility Agent shall give notice to UPC Broadband and to the Lenders to that effect before 11.00 a.m. on that day. In this event:
(i)    UPC Broadband and the Lenders may agree that the drawdown will not be made; or
(ii)    in the absence of agreement, that Lender’s participation in the Advance (or, if more than one Lender is similarly affected, those Lenders’ participations in the Advance) shall be treated as a separate Advance denominated in Euros during the relevant Interest Period.
17.    INCREASED COSTS
17.1    Increased Costs
(a)    Subject to Clause 17.3 (Exceptions) the Borrowers shall, within ten Business Days of a demand by the Facility Agent, pay to the Facility Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation after the Signing Date or (ii) compliance with any law or regulation made after the Signing Date.
(b)    In this Agreement “Increased Costs” means:
(i)    a reduction in the rate of return from the Facilities or on a Finance Party’s (or any of its Affiliates’) overall capital;
(ii)    an additional or increased cost; or
(iii)    a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

17.2    Increased cost claims
(a)    A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased Costs), as soon as is reasonably practicable after that Finance Party becomes aware that circumstances have arisen which entitle it to make such claim, shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify UPC Broadband.
(b)    Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs or, if applicable, the Increased Costs of any of its Affiliates and setting out in reasonable detail the circumstances giving rise to such claim and its calculation in relation to such Increased Costs.
17.3    Exceptions
(a)    Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is:
(i)    attributable to a Tax Deduction required by law to be made by an Obligor;
(ii)    compensated for by Clause 15.4 (Tax indemnity) (or would have been compensated for under Clause 15.4 (Tax indemnity) but was not so compensated solely because one of the exclusions in Clause 15.4(b) (Tax indemnity) applied);
(iii)    attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on 16 April 2004 (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);
(iv)    attributable to the gross negligence of, or wilful breach by, the relevant Finance Party or any of its Affiliates of any law or regulation to which the imposition of such Increased Cost relates;
(v)    suffered by a Finance Party (or any of its Affiliates) and in respect of which that Finance Party intends to make a claim pursuant to paragraph (a) of Clause 17.2 (Increased costs claims), but which is not (and its claim under paragraph (a) of Clause 17.2 (Increased Costs Claims) is not) notified by that Finance Party to the Facility Agent within 30 days of that Finance Party becoming aware that it (or any of its Affiliates) had suffered the relevant Increased Cost;
(vi)    attributable to a FATCA Deduction required to be made by a Party;
(vii)    attributable to any Bank Levy but only to the extent that such Bank Levy is no more onerous than in respect of:
(A)    a Bank Levy not enacted into law as at the 2016 First Amendment Effective Date, any draft of such proposed Bank Levy as at the 2016 First Amendment Effective Date; or
(B)    any other Bank Levy, as set out under existing law as at the 2016 First Amendment Effective Date;

(viii)    attributable to the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV to the extent that a Finance Party knew about or could reasonably be expected to have known about the relevant Increased Cost on or prior to the date on which it became a Finance Party;
(viii)    compensated for by Clause 15.8 (Stamp Taxes) or Clause 15.7 (Value Added Tax) (or would have been so compensated for under such clause but was not so compensated solely because any of the exceptions set out therein applied);
(ix)    attributable to a change (whether of basis, timing or otherwise) in the Tax on the overall net income of the Finance Party (or any of its Affiliates) or of the branch or office through which it (or any of its Affiliates) lends any Advance;
(x)    attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Finance Party (or any of its Affiliates) by virtue of its (or any of its Affiliates) having exceeded any country or sector borrowing limits or breached any directives imposed upon it (or any of its Affiliates);
(xi)    attributable to a breach of a Finance Document by the Finance Party claiming such Increased Cost;
(xii)    attributable to the withdrawal (or any vote or referendum electing to withdraw) of any member state from the European Union; or
(ix)    attributable to the implementation or application of or compliance with BEPS Action 6.
(b)    In this Clause 17.3, a reference to a Tax Deduction has the same meaning given to the term in Clause 15.1 (Definitions) and:
“Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systematically important banks contained in “Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to implementing or modifying “Basel III” (in each case, whether such implementations, application or compliance is by a government, regulator, a Finance Party or any of its Affiliates).
“CRD IV” means:
(A)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)    Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.
18.    ILLEGALITY AND MITIGATION
18.1    Illegality
If it is or will become unlawful in any applicable jurisdiction for a Lender to give effect to any of its obligations as contemplated by this Agreement or any Ancillary Facility Document or to fund or allow to remain outstanding all or part of its participation in any Utilisation or, in the case of an Ancillary Facility Lender, any utilisation under any Ancillary Facility:
(a)    that Lender shall promptly notify the Facility Agent upon becoming aware of the same and such notice shall include the last date of any applicable grace period permitted by law;
(b)    upon the Facility Agent notifying UPC Broadband, that Lender shall not be obliged to participate in any Utilisation that would give rise to such unlawfulness; and
(c)    other than where UPC Broadband has exercised its rights under paragraph (a)(iii)(A)(1) of Clause 10.7 (Right of prepayment and cancellation in relation to a single Lender) prior to any date for prepayment, cancellation, or provision of full cash cover specified by the Facility Agent pursuant to this paragraph (c), if the Facility Agent on behalf of such Lender requires:
(i)    the relevant Borrower or Borrowers shall:
(A)    repay that Lender’s participation in any Utilisation made to that Borrower; and
(B)    repay each amount payable or, as the case may be, provide full cash cover in respect of each contingent liability under each Ancillary Facility of that Ancillary Facility Lender; and
(ii)    the Commitment of that Lender will be immediately cancelled, on the date specified by the Facility Agent to UPC Broadband, which shall be no earlier than any date specified by the Lender in the notice delivered to the Facility Agent (being the last day of any applicable grace period permitted by law).
18.2    Illegality in Relation to an L/C Bank
If it becomes unlawful in any relevant jurisdiction for an L/C Bank to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Documentary Credit (an “Affected Documentary Credit”):
(a)    that L/C Bank shall promptly notify the Facility Agent upon becoming aware of that event;
(b)    upon the Facility Agent notifying UPC Broadband, that L/C Bank shall not be obliged to issue any future Documentary Credit that would give rise to such unlawfulness; and

(c)    upon the Facility Agent notifying UPC Broadband, each relevant Borrower shall use its best endeavours to procure the release of any Affected Documentary Credit.
18.3    Mitigation
(a)    Each Finance Party shall, in consultation with UPC Broadband, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount (including without limitation, VAT) becoming payable under, or cancelled pursuant to, any of Clause 15 (Tax Gross-up and Indemnities), Clause 17 (Increased Costs) or Clause 18.1 (Illegality) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or financial institution acceptable to UPC Broadband which is willing to participate in any Facility in which such Lender has participated, provided in the case of a financial institution acceptable to UPC Broadband, such transfer will be for an aggregate purchase price equal to the outstanding principal amount of the Finance Party’s participation in the outstanding Advances and all accrued interest, fees and other amounts due and unpaid on the transfer date to that Finance Party under the Finance Documents.
(b)    Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
18.4    Limitation of Liability
(a)    The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.3 (Mitigation).
(b)    A Finance Party is not obliged to take any steps under Clause 18.3 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
19.    GUARANTEE
19.1    Guarantee and indemnity
In consideration of the Finance Parties entering into this Agreement and, where applicable, the other Finance Documents and performing their obligations thereunder and the Hedge Counterparties from time to time entering into the Hedging Agreements respectively, each Guarantor irrevocably and unconditionally, jointly and severally:
(a)    guarantees to each Finance Party and the Security Agent on behalf of the Beneficiaries punctual performance by each Borrower and each Hedging Debtor of all their respective obligations under the Guaranteed Documents;
(b)    undertakes with each Finance Party and the Security Agent on behalf of the Beneficiaries that whenever a Borrower or a Hedging Debtor does not pay any amount when due under or in connection with any Guaranteed Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and
(c)    indemnifies each Finance Party and the Security Agent on behalf of the Beneficiaries immediately on demand against any cost, loss or liability suffered by that Finance Party or Beneficiary if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party or Beneficiary would otherwise have been entitled to recover.
Any demand issued to a Guarantor under this Clause 19.1 shall be copied to UPC Broadband at the same time as it is issued to the relevant Guarantor, provided that failure to do so shall not affect the validity or effectiveness of the demand or the obligations of the Guarantor under this Clause 19 (Guarantee).
19.2    Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor or any Hedging Debtor under the Guaranteed Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3    Reinstatement
If any payment by an Obligor or a Hedging Debtor or any discharge given by a Beneficiary (whether in respect of the obligations of any Obligor or any Hedging Debtor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:
(a)    the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and
(b)    each Beneficiary shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.
19.4    Waiver of defences
The obligations of each Guarantor under this Clause 19 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Beneficiary) including:
(a)    any time, waiver or consent granted to, or composition with, any Obligor or any Hedging Debtor or other person;
(b)    the release of any other Obligor or any Hedging Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Borrower Group or any Hedging Debtor;
(c)    the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any Hedging Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)    any incapacity or lack of power, authority or legal personality of, or dissolution or change in, the members or status of an Obligor or a Hedging Debtor or any other person;
(e)    any amendment (however fundamental) or replacement of a Guaranteed Document or any other document or security;

(f)    any unenforceability, illegality or invalidity of any obligation of any person under any Guaranteed Document or any other document or security; or
(g)    any insolvency or similar proceedings.
19.5    Immediate recourse
None of the Beneficiaries shall be obliged to make any claim or demand on the Borrowers or any Hedging Debtor or to resort to any security document or other means of payment now or hereafter held by or available to them or it before enforcing its rights under this Clause 19 and no action taken or omitted by any of the Beneficiaries in connection with any such security document or other means of payment shall discharge, reduce, prejudice or affect the liability of any Guarantor under this Clause 19 nor shall any of the Beneficiaries be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Security Document or other means of payment in reduction of the obligations and liabilities expressed to be guaranteed by the Guarantors pursuant to this Clause 19.
19.6    Appropriations
Until all amounts which may be or become payable by the Obligors and the Hedging Debtors, under or in connection with the Guaranteed Documents have been irrevocably paid in full, each Beneficiary (or any trustee or agent on its behalf) may:
(a)    refrain from applying or enforcing any other moneys, security or rights held or received by that Beneficiary (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
(b)    hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.
19.7    Deferral of Guarantors’ rights
Until all amounts which may be or become payable by the Obligors and the Hedging Debtors, under or in connection with the Guaranteed Documents have been irrevocably paid in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) each Guarantor agrees that, without the prior written consent of the Facility Agent, it will not:
(a)    exercise its rights of subrogation, reimbursement and indemnity against any other Obligor or any Hedging Debtor or any other person liable; or
(b)    demand or accept any security to be executed in respect of any of its obligations under this guarantee or any other indebtedness now or hereafter due to such Guarantor from any other member of the Borrower Group or any Hedging Debtor or from any other person liable; or
(c)    take any step or enforce any right against any Obligor or any Hedging Debtor or any other person liable in respect of any obligations and liabilities expressed to be guaranteed by the Guarantors pursuant to this Clause 19; or
(d)    exercise any right of set off or counterclaim against any other Obligor or any Hedging Debtor or any other person liable or claim or prove or vote as a creditor in competition with any of the Beneficiaries in the bankruptcy, liquidation, administration or other insolvency proceeding of any other

Obligor or any Hedging Debtor or any other person liable or have the benefit of, or share in, any payment from or composition with, any other Obligor or any Hedging Debtor or any other person liable or any other security document now or hereafter held by any of the Beneficiaries for the obligations and liabilities expressed to be guaranteed by the Guarantors pursuant to this Clause 19 or for the obligations or liabilities of any other person liable, but so that, if so directed by the Facility Agent, it will prove for the whole or any part of its claim in the liquidation of any other Obligor or any Hedging Debtor, as the case may be, on terms that the benefit of such proof and of all money received by it in respect thereof shall immediately be transferred to an account to be designated by the Security Agent for the Beneficiaries and applied in or towards discharge of the obligations and liabilities expressed to be guaranteed by the Guarantors pursuant to this Clause 19 in accordance with the Intercreditor Agreement.
19.8    Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Beneficiary.
19.9    Limitation
Notwithstanding any other provision of this Clause 19, the obligations of each US Guarantor under this Clause 19, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code, any applicable provisions of comparable state law or any applicable case law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such US Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such US Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such US Guarantors and other Affiliates of the Borrower Group of the obligations arising under guarantees by such parties.
For the purposes of this Clause 19.9, “US Guarantor” means each Guarantor incorporated (or in the case of a non-corporate Guarantor, formed and subsisting) in the United States (or any of its states or territories or any political or legal subdivision thereof).
20.    REPRESENTATIONS AND WARRANTIES
20.1    Representations and warranties
(a)    Subject to paragraph (b) below, each Obligor makes the representations and warranties set out in this Clause 20, in respect of itself and (where applicable) its Subsidiaries which are members of the Borrower Group, other than:
(i)    Clauses 20.8 (Accounts), 20.9 (Financial condition) and 20.12 (Tax liabilities), which shall only be made by UPC Broadband; and
(ii)    Clause 20.17 (UPC Financing), which shall only be made by UPC Financing, to each Finance Party.

(b)    None of UPC Broadband Holdco, any Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt make the representations and warranties set out in Clauses 20.6(b) or (c) (Consents), 20.8 (Accounts), 20.9 (Financial condition), 20.10 (Environmental), 20.11(a) (Litigation and insolvency proceedings), 20.12 (Tax liabilities), 20.13 (Ownership of assets), 20.14 (Intellectual Property Rights) and 20.17 (UPC Financing).
20.2    Status
(a)    It is a corporation, duly incorporated and validly existing under the laws of its place of incorporation and, in the case of UPC Financing only, it is a Delaware general partnership duly formed and wholly existing under the laws of its place of formation.

(b)    It has the power to own its assets and carry on its business substantially as it is being conducted.
20.3    Powers and authority
It has the power:
(a)    to enter into and comply with all obligations expressed on its part under the Finance Documents;
(b)    (in the case of a Borrower) to borrow under this Agreement; and
(c)    (in the case of a Guarantor) to give the guarantee in Clause 19 (Guarantee), and has taken all necessary actions to authorise the execution, delivery and performance of the Finance Documents to which it is a party.
20.4    Legal validity
(a)    Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligations enforceable, subject to any relevant reservations or qualifications as to matters of law contained in any legal opinion referred to in Part 1 of Schedule 2 (Conditions Precedent Documents) or (as applicable) paragraph 13 of Part 2 of Schedule 2 (Conditions Precedent Documents), in accordance with its terms.
(b)    The choice of English law as the governing law of the Finance Documents and its irrevocable submission to the jurisdiction of the courts of England in respect of any proceedings relating to the Finance Documents (in each case other than any Finance Document which is expressed to be governed by a law other than English law) will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.
(c)    Any judgment obtained in England in relation to a Finance Document (in each case other than any Security Document which is expressed to be governed by a law other than English law) will be recognised and enforced in its jurisdiction of incorporation, subject to any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above.

20.5    Non-violation
The execution and delivery by it of the Finance Documents to which it is a party, and its performance of the transactions contemplated thereby, will not violate:
(a)    in any material respect, any law or regulation or official judgment or decree applicable to it;
(b)    in any material respect, its constitutional documents; or
(c)    any agreement or instrument to which it is a party or binding on any of its assets or binding upon any other member of the Borrower Group or any other member of the Borrower Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.
20.6    Consents
(a)    Subject to any relevant reservations or qualifications contained in any legal opinion referred to in Clause 20.4(a) (Legal validity) above, all material and necessary authorisations, registrations, consents, approvals, licences (other than the Licences), and filings required by it in connection with the execution, validity or enforceability of the Finance Documents to which it is a party and performance of the transactions contemplated by the Finance Documents have been obtained (or, if applicable, will be obtained within the required time period) and are validly existing.
(b)    The Licences are in full force and effect and each member of the Borrower Group is in compliance in all material respects with all provisions thereof such that the Licences are not the subject of any pending or, to the best of its knowledge, threatened attack, suspension or revocation by a competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack, suspension or revocation of a Licence would not have or be reasonably likely to have a Material Adverse Effect.
(c)    All the Necessary Authorisations are in full force and effect, each member of the Borrower Group is in compliance in all material respects with all provisions thereof and the Necessary Authorisations are not the subject of any pending or, to the best of its knowledge, threatened attack or revocation by any competent authority except, in each case, to the extent that any lack of effect, non-compliance or attack or revocation of a Necessary Authorisation would not have or be reasonably likely to have a Material Adverse Effect.
20.7    No default
No Event of Default has occurred and is continuing or will result from the making of any Advance.
20.8    Accounts
The consolidated financial statements of it and the Borrower Group most recently delivered to the Facility Agent (which, at the Signing Date are the Original Borrower Group Financial Statements):
(a)    present a true and fair view of (in the case of audited financial statements) or fairly present (in the case of unaudited financial statements) its financial position and the consolidated financial position of the Borrower Group respectively as at the date to which they were drawn up; and

(b)    have been prepared in all material respects in accordance with the Relevant Accounting Principles.
20.9    Financial condition
There has been no material adverse change in the consolidated financial position of the Borrower Group (taken as a whole) since the OFS Date which would or is reasonably likely to have a Material Adverse Effect.
20.10    Environmental
(a)    It and each other member of the Borrower Group (i) have obtained all requisite Environmental Licences required for the carrying on of its business as currently conducted and (ii) have at all times complied with the terms and conditions of such Environmental Licences and (iii) have at all times complied with all other applicable Environmental Law, which in each such case, if not obtained or complied with, would or is reasonably likely to have a Material Adverse Effect.
(b)    There is no Environmental Claim in existence, pending or, to the best of its knowledge, threatened, against it which is reasonably likely to be decided against it and which, if so decided, would or is reasonably likely to have a Material Adverse Effect.
20.11    Litigation and insolvency proceedings
(a)    No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against any member of the Borrower Group and, to its knowledge, no such proceedings are threatened, where in any such case, there is a reasonable likelihood of an adverse outcome to any member of the Borrower Group where that outcome is of a nature which would or is reasonably likely to have a Material Adverse Effect.
(b)    None of the circumstances referred to in Clause 23.7 (Insolvency proceedings) are pending or, to its knowledge, threatened against it or any Obligor or Material Subsidiary.
20.12    Tax liabilities
No claims are being asserted against it or any member of the Borrower Group with respect to Taxes which are reasonably likely to be determined adversely to it or to such member of the Borrower Group and which, if so adversely determined, would or is reasonably likely to have a Material Adverse Effect. It is not materially overdue in the filing of any Tax returns required to be filed by it (where such late filing might result in any material fine or penalty on it) and it has paid within any period required by law all Taxes shown to be due on any Tax returns required to be filed by it or on any assessments made against it (other than Tax liabilities being contested by it in good faith and where it has made adequate reserves for such liabilities or where such overdue filing, or non-payment, or a claim for payment, in each such case would not have or be reasonably likely to have a Material Adverse Effect).
20.13    Ownership of assets
It and each member of the Borrower Group has good title to or valid leases or licences of or is otherwise entitled to use all assets necessary to conduct its business, except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

20.14    Intellectual Property Rights
(a)    It (and each member of the Borrower Group) owns or has the legal right to use all the Intellectual Property Rights which are required for the conduct of the business of the Borrower Group as a whole from time to time or are required by it (or such member) in order for it to carry on such business as it is then being conducted, except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect. As far as it is aware it does not (nor does any member of the Borrower Group), in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which would or is reasonably likely to have a Material Adverse Effect.
(b)    None of the Intellectual Property Rights owned by any member of the Borrower Group is, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights, by any third party which, in either case, would or is reasonably likely to have a Material Adverse Effect.
(c)    All registered Intellectual Property Rights owned by it (or any member of the Borrower Group) are subsisting and all actions (including payment of all fees) required to maintain the same in full force and effect have been taken except where the absence of such rights or the failure to take any such action would not have or be reasonably likely to have a Material Adverse Effect.
20.15    ERISA
Neither it nor any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to, or any liability under, any Plan, or in the past five years has maintained or contributed to or had any obligation to contribute to, or liability under, any Plan.
20.16    Anti-Terrorism Laws
(a)    To the best of its knowledge, neither it nor any member of the Borrower Group:
(i)    is, or is controlled by, a Designated Party;
(ii)    has received funds or other property from a Designated Party; or
(iii)    is in material breach of or is the subject of any action or investigation under any Anti-Terrorism Law.
(b)    It has taken commercially reasonable measures to ensure compliance with the Anti-Terrorism Laws.
20.17    UPC Financing
UPC Financing did not trade or carry on any business from the date it was formed up to and including 26 October 2000 except for investment in or proposed investment in other members of the Borrower Group by way of intercompany loan or subscription of shares.
20.18    Investment Company Act
No Obligor is required to be registered as an “investment company” under the United States Investment Company Act of 1940.

20.19    Sanctions
No Obligor or any of its respective Subsidiaries or any other member of the Borrower Group, to the best knowledge of the Borrowers and the Obligors, any director or officer acting on behalf of a Borrower and/or any Obligor or any other member of the Borrower Group or any of their respective Subsidiaries has caused UPC Broadband or any Obligor or any member of the Borrower Group to be in violation of any applicable law, directive, national statute or administrative regulation relating to money-laundering, unlawful financial activities or unlawful use or appropriation of corporate funds including economic or financial sanctions or trade embargoes imposed by the US (including those administered by the Office of Foreign Assets Control of the US Department of Treasury or equivalent European Union measures) (“Sanctions”).
20.20    Times for making representations and warranties
(a)    The representations and warranties set out in this Clause 20 (Representations and Warranties) are made by each Obligor (as applicable) on the Signing Date and (except for Clauses 20.5 (Non-violation), 20.6 (Consents), 20.7 (No default), 20.9 (Financial condition), 20.10 (Environmental), 20.11 (Litigation and insolvency proceedings), 20.12 (Tax liabilities), 20.13 (Ownership of assets), 20.14 (Intellectual Property Rights), 20.15 (ERISA), 20.16 (Anti-Terrorism Laws), 20.17 (UPC Financing), 20.18 (Investment Company Act) and 20.19 (Sanctions)) are deemed to be made again by each relevant Obligor on the date of each Request and on each Utilisation Date with reference to the facts and circumstances then existing.
(b)    The representations and warranties set out in this Clause 20 (Representations and Warranties) (except Clauses 20.8 (Accounts), 20.9 (Financial condition) and 20.17 (UPC Financing)) are repeated by each Additional Obligor with respect to itself only on the date of the Obligor Accession Agreement relating to that Additional Obligor, with reference to the facts and circumstances then subsisting.
21.    UNDERTAKINGS
21.1    Duration
The undertakings in this Clause 21 (Undertakings) will remain in force from the Signing Date for so long as any amount is or may be outstanding under any Finance Document or any Commitment is in force.
21.2    Financial information
(a)    UPC Broadband shall supply to the Facility Agent in sufficient copies for all the Lenders (provided however, that to the extent any reports are filed on the SEC’s website or UPC Broadband’s website, such reports shall be deemed supplied to the Facility Agent in sufficient copies for all the Lenders):
(i)    as soon as the same are available (and in any event within 150 days of the end of each of its financial years), audited consolidated financial statements of the Reporting Entity for that financial year prepared in accordance with GAAP;
(ii)    as soon as the same are available (and, in any event, (in the case of its first three Financial Quarters in any financial year) within 60 days of the end of each of its Financial Quarters and (in the case of its fourth Financial Quarter in each financial year) within 150 days of the end of each such Financial Quarter), unaudited quarterly consolidated management accounts of the Reporting Entity for that Financial Quarter prepared in accordance with GAAP and in the agreed form;
(iii)    together with any financial statements specified in paragraphs (i) or (ii) above, a certificate signed by a director of UPC Broadband:
(A)    confirming that no Default is continuing or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it;
(B)    if as at the last day of the Ratio Period ending on the date of such financial statements the Financial Ratio Test Condition has been met, setting out in reasonable detail computations establishing, as at the date of such financial statements, compliance (or detailing any non-compliance) with the financial ratio set out in Clause 22.2 (Financial Ratio) and showing figures representing the actual financial ratio then in effect; and
(C)    certifying current compliance with the Borrowers’ obligations under Clause 10.5(a) (Mandatory prepayment from disposal proceeds);
(iv)    as soon as the same is available (and in any event within 90 days after each of its Financial Quarters) the consolidated financial statements of UGC for that Financial Quarter on Form 10Q as filed with the SEC or such other comparable form as UGC is required to file with the SEC under the United States Securities Exchange Act of 1934 (the “1934 Act”) or, if UGC is no longer subject to the reporting requirements of the 1934 Act, in the form required to be filed with the regulatory body comparable to the SEC then having jurisdiction over UGC; and
(v)    as soon as the same is available (and in any event within 180 days after each of its financial years) the audited consolidated financial statements of UGC for that financial year on Form 10K as filed with the SEC or such other comparable form as UGC is required to file with the SEC under the 1934 Act or, if UGC is no longer subject to the reporting requirements of the 1934 Act, in the form required to be filed with the regulatory body comparable to the SEC then having jurisdiction over UGC.
(b)    Together with any financial statements provided in accordance with paragraph (a) above, UPC Broadband shall provide to the Facility Agent in sufficient copies for all the Lenders (provided however, that to the extent any such information is filed on the SEC’s website or UPC Broadband’s website, such information shall be deemed supplied to the Facility Agent in sufficient copies for all the Lenders) a schedule containing the components and amounts of Holdco Debt.
(c)    At any time on and from a Permitted Affiliate Group Designation Date, any financial statements provided to the Facility Agent pursuant to this Agreement shall be provided together with the accounts of any Permitted Affiliate Parent and any of its Subsidiaries that are members of the Borrower Group on a combined basis.
(d)    To the extent that material differences exist between the business, assets, results of operations or financial condition of:

(i)    the Reporting Entity; and
(ii)    the Borrower Group (excluding, for the avoidance of doubt, the effect of any intercompany balances between the Reporting Entity and any member of the Borrower Group),
UPC Broadband shall provide to the Facility Agent, together with the financial statements delivered under paragraph (a) above, in sufficient copies for all the Lenders, the Borrower Group Reconciliation for the relevant Accounting Period (provided, however, that to the extent the Borrower Group Reconciliation for the relevant Accounting Period is filed on the SEC’s website or UPC Broadband’s website, such Borrower Group Reconciliation shall be deemed supplied to the Facility Agent in sufficient copies for all the Lenders).
21.3    Information - Miscellaneous
UPC Broadband shall supply promptly (and in any event in the case of paragraph (c) below within five Business Days of the date on which UPC Broadband becomes aware of such information) or procure that there shall be supplied (both in hard copy and in electronic form) promptly to the Facility Agent:
(a)    all notices, reports or other documents despatched by or on behalf of any Obligor to its creditors generally in relation to it or any of its Subsidiaries;
(b)    a copy of any material report or other notice, statement or circular, sent or delivered by any member of the Borrower Group whose shares are pledged to the Security Agent pursuant to any Security Document to any person in its capacity as shareholder of such member of the Borrower Group, which materially adversely affects the interest of the Finance Parties under such Security Document; and
(c)    written notification of:
(i)    the Priority Pledge becoming enforceable;
(ii)    any breach by Priority Telecom N.V. of its obligations set out in the Priority Pledge; and
(iii)    any breach of the Sale and Purchase Agreements.
21.3A    Enforcement of and undertakings in relation to certain agreements
(a)    UPC Broadband agrees promptly after (and in any event within five Business Days of) receiving notice from the Facility Agent to do so, to take all necessary action to:
(i)    if the Priority Pledge becomes enforceable, enforce the Priority Pledge;
(ii)    if Priority Telecom N.V. has breached its obligations set out in the Priority Pledge in any material respect enforce its rights in respect of any such breaches by Priority Telecom N.V. of its obligations under the Priority Pledge; and
(iii)    if any party to the Sale and Purchase Agreements is in default under any one or more of the Sale and Purchase Agreements in any material respect, enforce its rights in respect of such default.

(b)    UPC Broadband undertakes to keep the Lenders informed and to take such action in connection with the enforcement of the Priority Pledge or its rights under the Priority Pledge or any of the Sale and Purchase Agreements (as the case may be) as may be requested by the Facility Agent (acting on the instructions of the Majority Lenders).
(c)    UPC Broadband undertakes not to agree to any amendment, variation, supplement or waiver of the Priority Pledge or the Sale and Purchase Agreements without the written consent of the Facility Agent (acting on the instructions of the Majority Lenders) where the same would prejudice in any material respect the interests of the Lenders under such arrangements.
21.4    Change in Accounting Practices
(a)    Except as otherwise expressly provided below or in this Agreement, all ratios and calculations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.
(b)    At any time after the OFS Date, UPC Broadband may elect to apply for all purposes of this Agreement, in lieu of GAAP, IFRS and, upon such election, references to GAAP herein will be construed to mean IFRS; provided that:
(i)    all financial statements and reports to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of IFRS as in effect from time to time (including that, upon first reporting its financial year results under IFRS, the financial statements of the Reporting Entity shall be restated on the basis of IFRS for the year ending immediately prior to the first financial year for which financial statements have been prepared on the basis of IFRS); and
(ii)    from and after such election, all ratios, computations and other determinations based on GAAP contained in this Agreement shall, at UPC Broadband’s option:
(A)    continue to be computed in conformity with GAAP (provided that, following such election, the annual and quarterly information required by paragraphs (a)(i) and (a)(ii) of Clause 21.2 (Financial information) shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such GAAP presentation to the corresponding IFRS presentation of such financial information); or
(B)    be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the OFS Date, subject to any further election in accordance with the definition of IFRS.
Thereafter, UPC Broadband may, at its option, elect to apply GAAP or IFRS and compute all ratios, computations and other determinations based on GAAP or IFRS, as applicable, all on the basis of the foregoing provisions of this Clause.
21.5    Notification of Default and inspection rights
(a)    Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it (unless that Obligor is aware that such a notification has already been provided by another Obligor).

(b)    Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) shall, if required by the Facility Agent (acting on the instructions of the Majority Lenders), at any time whilst an Event of Default is continuing or the Facility Agent has reasonable grounds to believe that an Event of Default may exist and at other times if the Facility Agent has reasonable grounds for such request, permit representatives of the Facility Agent upon reasonable prior written notice to UPC Broadband to:
(i)    visit and inspect the properties of any member of the Borrower Group during normal business hours;
(ii)    inspect its books and records other than records which the relevant member of the Borrower Group is prohibited by law, regulation or contract from disclosing to the Facility Agent; and
(iii)    discuss with its principal officers and Auditors its business, assets, liabilities, financial position, results of operations and business prospects provided that (A) any such discussion with the Auditors shall only be on the basis of the audited financial statements of the Borrower Group and any compliance certificates issued by the Auditors and (B) representatives of UPC Broadband shall be entitled to be present at any such discussion with the Auditors.
21.6    Authorisations
Each Obligor (other than, in the case of paragraph (b) below, UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will, and will procure that each of its Subsidiaries which is a member of the Borrower Group will:
(a)    obtain or cause to be obtained, maintain and comply with the terms of:
(i)    every material consent, authorisation, licence or approval of, or filing or registration with or declaration to, governmental or public bodies or authorities or courts; and
(ii)    every material notarisation, filing, recording, registration or enrolment in any court or public office, in each case required under any law or regulation to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of any Finance Document to which it is a party; and
(b)    obtain or cause to be obtained every Necessary Authorisation and the Licences and ensure that (i) none of the Necessary Authorisations or Licences is revoked, cancelled, suspended, withdrawn, terminated, expires and is not renewed or otherwise ceases to be in full force and effect and (ii) no Necessary Authorisation or Licence is modified and no member of the Borrower Group commits any breach of the terms or conditions of any Necessary Authorisation or Licence which, in each case, would or is reasonably likely to have a Material Adverse Effect.

21.7    Pari passu ranking
Each Obligor will procure that its payment obligations under the Finance Documents do and will rank at least pari passu with all the claims of its other present and future unsecured and unsubordinated creditors (save for those obligations mandatorily preferred by applicable law applying to companies generally).
21.8    Negative pledge
(a)    Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not permit any Security Interest (other than the Permitted Security Interests) by any member of the Borrower Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Financial Indebtedness of any member of the Borrower Group or any other person.
(b)    None of UPC Broadband Holdco, any Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt will create or permit to subsist any Security Interest over its assets which are subject to the Security Documents to which it is a party (other than any Permitted Security Interest referred to in paragraphs (a), (c), (e) or (g) of the definition of Permitted Security Interest).
(c)    In the event that a Security Interest meets the criteria of more than one of the types of Permitted Security Interest described in the paragraphs of the definition of “Permitted Security Interest”, UPC Broadband, in its sole discretion, shall classify such Security Interest on the date such Security Interest subsists, arises, is created or extended and shall only be required to include such Security Interest under one of such paragraphs and will be permitted on the date such Security Interest subsists, arises, is created or extended to divide and classify such Security Interest in more than one of the types of Security Interest described in such paragraphs, and, from time to time, may reclassify all or a portion of such Security Interest, in any manner that complies with this covenant.
21.9    Business
No Obligor shall (and UPC Broadband shall procure that no member of the Borrower Group shall), without the prior written consent of the Majority Lenders or save as otherwise permitted by the terms of this Agreement, make any change in the nature of its business as carried on immediately prior to the Signing Date, which would give rise to a substantial change in the business of the Borrower Group taken as a whole from that set forth in the definition of Business, provided that this Clause 21.9 (Business) shall not be breached by an Obligor or any member of the Borrower Group making a disposal permitted by Clause 21.11 (Disposals), an acquisition or investment permitted by Clause 21.12 (Acquisitions and Mergers) or entering into any Permitted Joint Venture.
21.10    Compliance with laws
Each Obligor will, and will procure that each of its Subsidiaries which is a member of the Borrower Group will, comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, having jurisdiction over it or any of its assets, except where failure to comply therewith would not have or be reasonably likely to have a Material Adverse Effect.

21.11    Disposals
(a)    Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not and will procure that no other member of the Borrower Group (other than a Relevant Eastern European Subsidiary) will, sell, transfer, lend (subject to Clause 21.15 (Loans and guarantees)) or otherwise dispose of or cease to exercise direct control over (each a “disposal”) any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not (other than Permitted Disposals).
(b)    As used herein a “Permitted Disposal” means:
(i)    a payment required to be made under the Senior Secured Finance Documents;
(ii)    any Permitted Transaction;
(iii)    disposals of property or other assets on bona fide arm’s length commercial terms in the ordinary course of business in consideration for, or to the extent that contractual arrangements are in place within 12 months of any such disposal and the Net Proceeds of that disposal are applied within 18 months after such disposal in the acquisition of, property or other assets of a similar nature and approximately equal value to be used in the Business of the Borrower Group;
(iv)    disposals of any interest in real or heritable property by way of a lease or licence granted by a member of the Borrower Group to another member of the Borrower Group;
(v)    disposals of any assets pursuant to the implementation of an Asset Passthrough or of any funds received pursuant to the implementation of a Funding Passthrough;
(vi)    disposals of property or other assets required to satisfy any pension plan contribution liabilities;
(vii)    disposals of accounts receivable on arms’ length commercial terms pursuant to an asset securitisation programme or receivables factoring transactions (recourse and non-recourse), provided that the aggregate amount of all such asset securitisations or receivables factoring transactions does not exceed the greater of:
(A)    €250,000,000 (or its equivalent in other currencies) at any time; and
(B)    5% of Total Assets at any time;
(viii)    disposals of shares or other interests in any Borrower Group Excluded Subsidiary or Joint Venture or the assignment of any Financial Indebtedness owed to a member of the Borrower Group by any Borrower Group Excluded Subsidiary or a Joint Venture;
(ix)    disposals of accounts receivables which have remained due and owing from a third party for a period of more than 90 days and in respect of which the relevant member of the Borrower Group has diligently pursued payment in the normal course of its business and where such disposal is on non-recourse terms to a member of the Borrower Group;
(x)    disposals of assets subject to finance or capital leases pursuant to the exercise of an option by the lessee under such finance or capital leases;
(xi)    disposals of assets in exchange for the receipt of assets of a similar or comparable value provided that where the aggregate net book value of all assets being exchanged in reliance on this paragraph (xi) exceeds €50,000,000 (or its equivalent in other currencies) in any Financial Quarter, there is delivered to the Facility Agent, within 30 days from the end of such Financial Quarter, a certificate signed by an authorised signatory of the Borrower Group (given without personal liability) certifying that the assets received by such member of the Borrower Group in reliance on this paragraph (xi) during such Financial Quarter are of a similar or comparable value to the assets disposed of by such member of the Borrower Group;
(xii)    disposals constituting the surrender of tax losses by any member of the Borrower Group:
(A)    to any other member of the Borrower Group;
(B)    to any member of the Wider Group; or
(C)    in order to eliminate, satisfy or discharge any Tax liability of a former member of the Borrower Group or Wider Group which has been disposed of pursuant to a disposal permitted by the terms of this Agreement, to the extent that a member of the Borrower Group would have a liability (in the form of an indemnification obligation or otherwise) to one or more persons in relation to such Tax liability if not so eliminated, satisfied or discharged;
(xiii)    disposals of assets to and sharing assets with any person who is providing services related to such assets, the provision of which have been or are to be outsourced by UPC Broadband or any member of the Borrower Group to such person;
(xiv)    disposals of assets pursuant to sale and leaseback transactions (regardless of whether any such lease resulting from such a transaction constitutes an operating or a Finance Lease) where the aggregate fair market value of any assets disposed of in reliance on this paragraph (xiv) does not exceed the greater of:
(A)    €250,000,000 (or its equivalent in other currencies); and
(B)    five per cent. of Total Assets,
in any financial year and any disposals of assets pursuant to sale and leaseback transactions constituting Financial Indebtedness to the extent such Financial Indebtedness is permitted under this Agreement;
(xv)    disposals of any Hedging Agreements;
(xvi)    disposals of non-core assets acquired in connection with a transaction permitted under Clause 21.12 (Acquisitions and Mergers);

(xvii)    any disposal of all or part of a business division pursuant to a Permitted Business Division Transaction;
(xviii)    disposals constituted by licences of intellectual property rights permitted by Clause 21.18 (Intellectual Property Rights);
(xix)    any disposal of assets made pursuant to the establishment of a Permitted Joint Venture or any disposal of assets to a Permitted Joint Venture;
(xx)    any disposal made in relation to a compulsory purchase order or any other order of any agency of state, authority or other regulatory body or any applicable law or regulation not exceeding €25,000,000 (or its equivalent in other currencies) in any financial year;
(xxi)    disposals by any member of the Borrower Group of customer premises equipment to a customer;
(xxii)    disposals of assets on arms’ length commercial terms where the cash proceeds of such disposal are reinvested within 12 months of the date of the relevant disposal in the purchase of replacement assets by a member of the Borrower Group (or within 18 months of the date of the relevant disposal if the proceeds are, within 12 months of the date of the relevant disposal, contractually committed to be so applied);
(xxiii)    disposals of real property provided that the fair market value of the real property disposed of in any financial year does not exceed the greater of €250,000,000 and 5% of Total Assets (with any unused amounts in any financial year being carried over to the next succeeding financial year subject to a maximum of the greater of €250,000,000 and 5% of Total Assets of carried over amounts for any financial year);
(xxiv)    a Regulatory Authority Disposal;
(xxv)    disposals of assets where the aggregate fair market value does not exceed the greater of €200,000,000 and 3% of Total Assets in any financial year (with unused amounts in any financial year being carried over to the next succeeding financial year subject to a maximum of the greater of €200,000,000 and 3% of Total Assets of carried over amounts for any financial year);
(xxvi)    disposals (including, for the avoidance of doubt, the outsourcing of activities that support or are incidental to the Business) on arm’s length commercial terms in the ordinary course of business;
(xxvii)    disposals of assets on bona fide arm’s length commercial terms where such assets are obsolete or no longer required for the purposes of the Business;
(xxviii)    the application of cash in payments which are not otherwise restricted by the terms of this Agreement and the Security Documents including, for the avoidance of doubt, Permitted Acquisitions and Permitted Payments;
(xxix)    disposals or issues of shares to the management of any member of the Borrower Group in accordance with any management incentive scheme;

(xxx)    disposals (or the payment of management, consultancy or similar fees):
(A)    by an Obligor to another Obligor; or
(B)    from a member of the Borrower Group which is not an Obligor, to any member of the Borrower Group; or
(C)    from an Obligor to another member of the Borrower Group which is not an Obligor;
(xxxi)    disposals of any interest in an Unrestricted Subsidiary;
(xxxii)    disposals made in connection with Approved Stock Options;
(xxxiii)    disposals by way of payment of any earn outs;
(xxxiv)    disposals of undertakings, assets, rights or revenues comprising interests in the share capital of persons not holding or engaged in the Distribution Business of the Borrower Group or other undertakings, assets, rights or revenues not constituting part of the Distribution Business of the Borrower Group (“Non-Distribution Business Assets”);
For the avoidance of doubt and without limiting the generality of paragraph (xxxiv) above, Non-Distribution Business Assets shall include:
(A)    undertakings, assets, rights and revenues comprising interests in the share capital of any person engaged solely in the competitive local exchange carrier (CLEC) business, including without limitation, the business of providing traditional voice and data services and services based on Transmission Control Protocol/Internet Protocol (TCP/IP) technology and other undertakings, assets, rights or revenues constituting a part of such businesses; and
(B)    undertakings, assets, rights and revenues comprising interests in the share capital of any person engaged solely in the business of television and radio programming, including without limitation, the business of creating and distributing special interest television channels, radio programmes, pay per view programmes and near video on demand services and other undertakings, assets, rights or revenues constituting a part of such businesses.
(xxxv)    payment, transfer or other disposal of consideration for any Acquisition, merger or consolidation permitted by Clause 21.12 (Acquisitions and mergers);
(xxxvi)    disposals of cash or cash equivalents constituting any distribution, dividend, transfer, loan or other transaction permitted by Clause 21.14 (Restricted Payments);
(xxxvii)    the grant of indefeasible rights of use or equivalent arrangements with respect to network capacity, communications, fibre capacity or conduit, in each case on arm’s length commercial terms or on terms that are fair and reasonable and in the best interests of the Borrower Group;

(xxxviii)    disposal of any interest (whether direct or indirect) held by Polska Holdco in Fox Kids Inc., Telewizja Korporacja Partycypacyjana SA and/or @media S.p.zoo.;
(xxxix)    payment, transfer or other disposal between members of the Borrower Group, constituting consideration or investment for or towards or in furtherance of any Acquisition, Permitted Acquisition, Permitted Joint Venture, merger or consolidation permitted by Clause 21.12 (Acquisitions and Mergers);
(xl)    disposals of the share capital of, or any interest in, any person which is not a member of the Borrower Group;
(xli)    disposals of assets permitted in accordance with Clause 21.14(c)(iv) (Restricted Payments);
(xlii)    disposals of assets related to accounts receivables subject to a Permitted Disposal including, without limitation, all Security Interests securing such receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred or in respect of which Security Interests are customarily granted in connection with asset securitisation programmes or receivables factoring transactions involving receivables and any hedging obligations entered into by any member of the Borrower Group in connection with such accounts receivable;
(xliii)    disposals of assets (or a fractional undivided interest therein) related to receivables permitted to be disposed of in connection with an asset securitisation programme or receivables factoring transactions including, without limitation, all Security Interests securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitisation involving receivables and any hedging obligations entered into in connection with such receivables;
(xliv)    disposals of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements provided that any cash or Cash Equivalent Investments received in such disposition is applied in accordance with Clause 10.5 (Mandatory Prepayment from Disposal Proceeds);
(xlv)    disposals with respect to property built, repaired, improved, owned or otherwise acquired by a member of the Borrower Group pursuant to customary sale and lease-back transactions, asset securitisations and other similar financings permitted by this Agreement;
(xlvi)    disposals of contractual arrangements under long-term contracts with customers entered into by a member of the Borrower Group in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement;

(xlvii)    disposals consisting of the assignment, licensing or sublicensing of intellectual property or other general intangibles and assignments, licenses, sublicenses, leases or subleases of spectrum or other property;
(xlviii)    any disposal made in respect of a Permitted Payment other than a Permitted Payment made pursuant to paragraph 21.14(c)(viii) of the definition of Permitted Payment;
(xlix)    a disposal of all or any of the Towers Assets;
(l)    any disposal made in connection with any start-up financing or seed funding provided that any such disposal shall not exceed an aggregate value equal to the greater of €75,000,000 and 1% of Total Assets;
(li)    any disposal of any person where the only material assets of such person are assets that could themselves have been the subject of a Permitted Disposal;
(lii)    disposals which constitute the concurrent purchase and sale or exchange of related business assets (including, without limitation, securities of any business that is the same as or related, ancillary to or complementary to any of the businesses of any member of the Borrower Group on the 2017 First Amendment Effective Date) or a combination of such assets, cash and Cash Equivalent Investments between any member of the Borrower Group and another person provided that the relevant member of the Borrower Group receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such disposal) for the assets subject to that disposal;
(liii)    disposals of any nominal or non-substantial shareholding as contemplated by paragraph (q) of the definition of Permitted Acquisition; and
(liv)    any disposal made after the 2006 Amendment Effective Date (in addition to those described in the other sub paragraphs of this Clause) of any person or asset the Annualised EBITDA of or attributable to which does not exceed the Remaining Percentage of the Annualised EBITDA of the Borrower Group for the Latest Ratio Period, provided that:
(A)    no Default has occurred and is continuing or would occur as a result of such disposal;
(B)    where required, a prepayment is made in accordance with Clause 10.5(a) (Mandatory prepayment from disposal proceeds) in respect of such disposal; and
(C)    in the event of a Committed Acquisition Designation, the requirement not to exceed the Remaining Percentage in relation to such disposal set out at the start of this paragraph (liv) must also be satisfied on the earlier of (1) the date on which the relevant Committed Acquisition is completed and (2) the date falling 12 months after the date of such disposal, provided that the Remaining Percentage shall be recalculated on such date to test whether the requirement set out above is satisfied.

(c)    The “Remaining Percentage” is:
(i)    the greater of (A) 17.5% and (B) the percentage of the Annualised EBITDA of the Borrower Group represented by the Annualised EBITDA of the French Group for the Latest Ratio Period;
(ii)    less the aggregate percentage value of all previous disposals made after the 2006 Amendment Effective Date; and
(iii)    plus the aggregate percentage value of all Reinvestments made after the 2006 Amendment Effective Date, as calculated in accordance with paragraph (d) below.
Provided that:-
(x)    the percentage of the Annualised EBITDA of the Borrower Group represented by the Annualised EBITDA of the person or asset disposed of can never be more than the Remaining Percentage immediately prior to such disposal (except where the Borrower has completed a Committed Acquisition Designation on or prior to the date of completion of a disposal, in which case paragraph (z) below applies);
(y)    the Remaining Percentage can never be more than 17.5%, except in respect of a disposal of the French Group; and
(z)    where the Borrower has completed a Committed Acquisition Designation any determination as to whether the related disposal complies with the Remaining Percentage requirement in paragraph (b)(liv) above shall be determined by deducting B from A, where:
(A)    A equals the percentage of the Annualised EBITDA of the Borrower Group represented by the Annualised EBITDA of the person or asset disposed of for the latest Ratio Period; and
(B)    B equals the percentage of the Annualised EBITDA of the Borrower Group represented by the Annualised EBITDA of the Target which is the subject of that Committed Acquisition for the latest Ratio Period (based on the then available historical financial information of the Target) (at the time of such disposal) and based on the actual financial information of the Target (at the time of completion of the relevant Committed Acquisition).
(d)    For the purposes of paragraphs (b)(liv) and (c) above:
“Annualised EBITDA” and “EBITDA” have the meaning given to them in Clause 22.1 (Financial definitions) except that when calculating EBITDA in relation to a person or asset that is being (or has been) acquired (including in connection with a Committed Acquisition) or disposed of, any amounts will be calculated based on the most recently available financial information on a pro forma basis and using the methodology for calculating operating cash flow used in the accounts most recently filed with the SEC by or on behalf of the Reporting Entity prior to the date of that acquisition or disposal, and, for the avoidance of doubt, any corporate costs or allocations paid or payable during the relevant period by a member of the Borrower Group which is being disposed of to one of its Affiliates pursuant to any general services (or similar) arrangement shall be deducted from the EBITDA of the member of the Borrower Group being disposed of;

“Committed Acquisition” means an Acquisition to be undertaken by a member of the Borrower Group which has been notified by UPC Broadband to the Facility Agent in writing on or before the 5th (fifth) Business Day preceding completion of a disposal made under paragraph (b)(liv) above as a “Committed Acquisition” that UPC Broadband in good faith expects to constitute a Permitted Acquisition when consummated and in respect of which UPC Broadband or another member of the Borrower Group, as purchaser, has contractually committed or agreed to complete that Acquisition within 12 months of the date of that disposal (the delivery of such a notice by UPC Broadband being a “Committed Acquisition Designation”);
“French Group” means the group of companies of which UPC France Holding B.V. is the holding company as at the 2006 Amendment Effective Date;
“Latest Ratio Period” means the most recent Ratio Period for which financial statements have been delivered pursuant to Clause 21.2 (Financial information); and
“percentage value” means:
(i)    in relation to a disposal, the percentage of the Annualised EBITDA of the Borrower Group for what was the Latest Ratio Period at the time of the disposal which is represented by the Annualised EBITDA of the person or asset disposed of (the “EBITDA Percentage”), after deducting a percentage equal to the EBITDA Percentage multiplied by the Proportion Repaid; and
(ii)    in relation to a Reinvestment, the percentage of the Annualised EBITDA of the Borrower Group for what was the Latest Ratio Period at the time of the Reinvestment (but taking into account each disposal made by the Borrower Group after the last day of that Latest Ratio Period and prior to the date of the relevant Reinvestment) which is represented by the Annualised EBITDA of the person or asset acquired multiplied by the Proportion Reinvested,
Where:
the “Proportion Reinvested” is that proportion of the purchase price for the person or asset acquired which is represented by the amount of the Net Proceeds of a previous disposal that were reinvested pursuant to the relevant Reinvestment;
the “Proportion Repaid” is that proportion of the Net Proceeds of that disposal prepaid pursuant to Clause 10.5(a) (Mandatory prepayment of disposal proceeds) and/or repaid pursuant to Clause 10.3 (Voluntary prepayment); and
“Reinvestment” means the reinvestment of all or any part of the Net Proceeds of a previous disposal made under paragraph (b)(liv) above by the Borrower Group after the 2006 Amendment Effective Date, including in circumstances where all or any part of such Net Proceeds are distributed as a Permitted Payment and an equity subscription is subsequently made in, or a Subordinated Shareholder Loan is subsequently made to, a member of the Borrower Group.
(e)    Except as otherwise expressly permitted in this Agreement or the relevant Security Document, none of UPC Broadband Holdco, any Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt will sell, transfer, lease or otherwise dispose of all or any part of its assets which are subject to a Security Document to which it is a party.

(f)    Any prepayment and cancellation or repayment made under paragraph (b)(liv)(B) above will be applied against the Facilities in such proportion as may be specified by UPC Broadband in the notice of prepayment and cancellation or repayment and in the case of a prepayment and cancellation or repayment of Utilisations, against all outstanding Utilisations made under the relevant Facilities pro rata (and, if applicable, against the Repayment Instalments for the relevant Additional Facility or Additional Facilities in such order as may be specified by UPC Broadband).
(g)    In the event that a transaction (or a portion thereof) meets the criteria of a Permitted Disposal and also meets the criteria of a Permitted Payment, UPC Broadband in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as a disposal permitted under Clause 21.11(b) (Disposals) and/or a Permitted Payment under Clause 21.14(c) (Restricted Payments).
21.12    Acquisitions and mergers
(a)    No Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will, and each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will procure that none of its Subsidiaries which is a member of the Borrower Group will, make any Acquisition, other than:
(i)    any Acquisition approved in writing by the Majority Lenders;
(ii)    any Permitted Acquisition;
(iii)    any Permitted Transaction;
(iv)    any Permitted Joint Venture;
(v)    any Acquisition from any person which is a member of the Borrower Group or subscription or acquisition of an interest in the share capital (or equivalent) in any person which is a member of the Borrower Group; or
(vi)    in connection with a merger or consolidation permitted by paragraph (b) below or by Clause 21.29 (Internal Reorganisations).
(b)    Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not merge or consolidate with any other person and will procure that no member of the Borrower Group will merge or consolidate with any person save for:
(i)    any Permitted Transaction;
(ii)    Acquisitions permitted by paragraph (a) above and disposals permitted by Clause 21.11 (Disposals);
(iii)    with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders);

(iv)    in the event that the relevant member of the Borrower Group liquidates or dissolves in accordance with the provisions of Clause 21.29 (Internal Reorganisations); or
(v)    mergers between any member of the Borrower Group with (I) any or all of the other members of the Borrower Group or (II) an Unrestricted Subsidiary (“Original Entities”), into one or more persons (each a “Merged Entity”) provided that:
(A)    reasonable details of the proposed merger in order to demonstrate satisfaction with paragraphs (C) to (G) below are provided to the Facility Agent within 30 days after the date on which the merger is entered into;
(B)    if the proposed merger is between a member of the Borrower Group and an Unrestricted Subsidiary, UPC Broadband has delivered to the Facility Agent within 30 days after the date on which the merger is entered into a certificate signed by an authorised signatory which certifies that the Borrower Group will be in compliance with the undertaking set out in Clause 22.2 (Financial Ratio) on a pro forma basis following such merger or consolidation;
(C)    such Merged Entity will be a member of the Borrower Group and will be liable for the obligations of the relevant Original Entities (including the obligations under this Agreement and the Security Documents), which obligations remain unaffected by the merger, and entitled to the benefit of all rights of such Original Entities;
(D)    (if all or any part of the share capital of any of the relevant Original Entities was charged pursuant to a Security Document) the equivalent part of the issued share capital of such Merged Entity is charged pursuant to a Security Document on terms of at least an equivalent nature and equivalent ranking as any Security Document relating to the shares in each relevant Original Entity within 60 days of the merger;
(E)    such Merged Entity has entered into Security Documents (if applicable) within 60 days of the merger which provide security over the same assets of at least an equivalent nature and ranking to the security provided by the relevant Original Entities pursuant to any Security Documents entered into by them;
(F)    any possibility of the Security Documents referred to in paragraphs (D) or (E) above being challenged or set aside is not materially greater than any such possibility in relation to the Security Documents entered into by, or in respect of the share capital of, any relevant Original Entity; and
(G)    all the property and other assets of the relevant Original Entities are vested in the Merged Entity and the Merged Entity has assumed all the rights and obligations of the relevant Original Entities under any Necessary Authorisations and Licences and other licences or registrations (to the extent reasonably necessary for the business of the relevant Original Entities) granted in favour of the Original Entities under Telecommunications and Cable Laws and/or all such rights and obligations have been transferred to the Merged Entity and/or the Necessary Authorisations and Licences and other licences or registrations (to the extent reasonably necessary for the business of the relevant Original Entities) granted in favour of the Original Entities under Telecommunications and Cable Laws have been reissued to the Merged Entity, except that the requirements of paragraphs (C) to (G) above will not apply in respect of any merger between Original Entities:
(1)    both of which are not Obligors; and
(2)    neither one of which is party to a Security Document, neither one of whose share capital is charged pursuant to a Security Document and neither one of whom owes any receivables to another member of the Borrower Group which are pledged pursuant to a Security Document.
21.13    Restrictions on Financial Indebtedness
(a)    Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not, and will procure that no other member of the Borrower Group (other than a Relevant Eastern European Subsidiary) will, create, incur or otherwise permit to be outstanding any Financial Indebtedness (other than Permitted Financial Indebtedness).
(b)    As used herein, “Permitted Financial Indebtedness” means, without duplication:
(i)    any Financial Indebtedness arising hereunder or under the Security Documents;
(ii)    any Financial Indebtedness or guarantees permitted pursuant to Clause 21.15 (Loans and guarantees);
(iii)    any Financial Indebtedness incurred through a Subordinated Shareholder Loan made to any member of the Borrower Group;
(iv)    any Financial Indebtedness of any member of the Borrower Group arising as a result of the issue by it or a financial institution of a surety or performance bond in relation to the performance by such member of the Borrower Group or its obligations under contracts entered into in the ordinary course of its business (other than for the purpose of raising finance);
(v)    any Financial Indebtedness constituting a Permitted Transaction;
(vi)    any Financial Indebtedness approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders);
(vii)    any Financial Indebtedness incurred in connection with the Hedging Agreements and any other hedging arrangements permitted by this Agreement;

(viii)    any deposits or prepayments constituting Financial Indebtedness received by any member of the Borrower Group from a customer or subscriber for its services;
(ix)    any Financial Indebtedness owing by any member of the Borrower Group being Management Fees or management, consultancy or similar fees payable to another member of the Borrower Group in respect of which payment has been deferred;
(x)    any Financial Indebtedness being Permitted Payments in respect of which payment has been deferred;
(xi)    any Financial Indebtedness of a person which is acquired by a member of the Borrower Group after the Signing Date as an acquisition permitted by Clause 21.12 (Acquisitions and mergers) where such Financial Indebtedness existed at the date of completion of such acquisition provided that the amount of such Financial Indebtedness is not increased beyond the amount in existence at the date of completion of the acquisition (subject to the accrual of interest);
(xii)    any Financial Indebtedness of any member of the Borrower Group, in respect of which the person or persons to whom such Financial Indebtedness is or may be owed has or have no recourse whatever to any member of the Borrower Group for any payment or repayment in respect thereof other than recourse to such member of the Borrower Group for the purpose only of enabling amounts to be claimed in respect of such Financial Indebtedness in an enforcement of any Security Interest given by any member of the Borrower Group over Non-Distribution Business Assets, provided that:
(A)    the extent of such recourse to such member is limited solely to the amount of any recoveries made on any such enforcement;
(B)    such person or persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such Financial Indebtedness, to commence proceedings for the winding up, dissolution or administration of any member of the Borrower Group (or proceedings having an equivalent effect) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of any member of the Borrower Group or any of its assets (save only for the Non-Distribution Business Assets the subject of that Security Interest) until after the Commitments have been reduced to zero and all amounts outstanding under the Finance Documents have been repaid or paid in full; and
(C)    the aggregate outstanding amount of all such Financial Indebtedness of all members of the Borrower Group does not exceed €100,000,000 (or its equivalent in other currencies);
(xiii)    any Financial Indebtedness of any member of the Borrower Group (other than any Obligor) constituting Financial Indebtedness to all the holders (or their Associated Companies) of the share capital of any such member of the Borrower Group on a basis that is substantially proportionate to their interests in such share capital (with any disproportionately large interest received by any member of the Borrower Group or any disproportionately small interest received by any person other than a member of the Borrower Group, in each case relative to its interests in such share capital, being ignored for this purpose), provided such Financial Indebtedness does not bear interest (other than by way of addition to its principal amount on a proportionate basis as described above) and is made on terms that repayment or pre-payment of such Financial Indebtedness shall only be made to each such holder (A) in proportion to their respective interests in such share capital (ignoring any disproportionately large interest held by any member of the Borrower Group or any disproportionately small interest received by any person other than a member of the Borrower Group, in each case relative to its interests in such share capital, for this purpose) and (B) only on and in connection with the liquidation or winding up (or equivalent) of such member of the Borrower Group;
(xiv)    any Financial Indebtedness arising under the Permitted Borrower Group Revolving Credit Facility or the Permitted Borrower Group Guarantee Facilities;
(xv)    any Financial Indebtedness arising as a result of any cash pooling arrangements in the ordinary course of the Borrower Group’s banking business to which any member of the Borrower Group is a party;
(xvi)    any Financial Indebtedness arising in relation to either an Asset Passthrough or a Funding Passthrough;
(xvii)    Financial Indebtedness arising in respect of any guarantee given by any member of the Borrower Group in respect of any issuer of Holdco Debt’s obligations under any Holdco Debt, provided that any such guarantee is given on a subordinated unsecured basis and is subject to the terms of the Intercreditor Agreement and further provided that no Event of Default is continuing or occurs as a result of such Holdco Debt being raised or issued;
(xviii)    Financial Indebtedness arising under sale and leaseback arrangements or Vendor Financing Arrangements (to the extent these constitute Financial Indebtedness) provided that the aggregate principal amount thereof does not at any time exceed the amount that could be incurred so that the ratio of Senior Net Debt to Annualised EBITDA (giving pro forma effect to any such Financial Indebtedness and the use of proceeds thereof) is equal to, or less than, 4.50:1.00; and provided further that, in each case, the relevant lessor or provider of Vendor Financing Arrangements does not have the benefit of any Security Interest other than over the assets the subject of such sale and leaseback arrangements and/or Vendor Financing Arrangements;
(xix)    Financial Indebtedness arising in respect of any performance bond, guarantee, standby letter of credit or similar facility entered into by any member of the Borrower Group to the extent that cash is deposited as security for the obligations of such member of the Borrower Group thereunder;
(xx)    Financial Indebtedness of any Asset Securitisation Subsidiary incurred solely to finance any asset securitisation programme or programmes or one or more receivables factoring transactions otherwise permitted by Clause 21.11 (Disposals);
(xxi)    Financial Indebtedness arising under tax-related financings designated in good faith as such by prior written notice from UPC Broadband to the Facility Agent, provided that the aggregate principal amount of such Financial Indebtedness outstanding at any time does not exceed €250,000,000;
(xxii)    Financial Indebtedness of any Obligor incurred after the 2016 ICA Amendment Effective Date provided that the ratios (after giving pro forma effect to the incurrence of any such Financial Indebtedness pursuant to this paragraph (xxii) and the ultimate use of proceeds thereof and to any movement of cash out of the Borrower Group since such date pursuant to any Permitted Payments) on the Quarter Date prior to any such incurrence would not exceed:
(A)    in relation to Senior Net Debt to Annualised EBITDA, 4.50:1; and
(B)    in relation to Total Net Debt to Annualised EBITDA, 5.50:1;
(xxiii)    any Financial Indebtedness incurred after the 2016 ICA Amendment Effective Date arising in respect of any Senior Secured Notes and any guarantee in respect of any Senior Secured Notes given by any member of the Borrower Group that is an Obligor, in each case, subject to the terms of the Intercreditor Agreement;
(xxiv)    any Financial Indebtedness which constitutes Subordinated Obligations or is otherwise incurred on a second lien ranking basis provided that:
(A)    (other than in the case of a refinancing of other Subordinated Obligations or other second lien ranking Financial Indebtedness in the same or a lesser principal amount) the ratio of Total Net Debt to Annualised EBITDA (after giving pro forma effect to the incurrence of any Financial Indebtedness pursuant to this paragraph (xxiv) and the ultimate use of proceeds thereof and to any movement of cash out of the Borrower Group since such date pursuant to any Permitted Payments) immediately prior to any such incurrence would not exceed 5.50:1 or, in the case of Acquired Debt or Acquisition Debt, the ratio of Total Net Debt to Annualised EBITDA would not be greater than it was immediately prior to the relevant acquisition or other transaction; and
(B)    such Financial Indebtedness constitutes Second Lien Liabilities (under and as defined in the Intercreditor Agreement) or is (x) unsecured or (y) secured on a junior ranking basis to the liabilities under this Agreement and, in each case, contractually subordinated to the rights of the Lenders, on terms comparable to, at the election of UPC Broadband:
(1)    the intercreditor agreement most recently entered into by an Affiliate of UPC Broadband prior to the incurrence of such Financial Indebtedness which provides for second lien financing (as amended from time to time) with such adjustments and amendments as agreed between UPC Broadband, the Security Agent and the Facility Agent (in each case, acting reasonably);
(2)    an intercreditor agreement (providing for contractual subordination on terms comparable to the Loan Market Association’s form of intercreditor agreement at such time for mezzanine debt) with such adjustments and amendments as agreed between UPC Broadband, the Security Agent and the Facility Agent (in each case, acting reasonably); or
(3)    without prejudice to the rights of the Facility Agent to seek instructions from the Lenders, any other form of intercreditor agreement agreed between UPC Broadband, the Security Agent and the Facility Agent (in each case, acting reasonably) that does not adversely affect the rights of the Lenders (in each case) in any material respect, and, in each case, the Security Agent and the Facility Agent shall be authorised to enter into such intercreditor agreement without the consent of the Lenders;
(xxv)    Financial Indebtedness incurred constituting reimbursement obligations with respect to letters of credit issued and bank guarantees in the ordinary course of business provided to lessors of real property or otherwise in connection with the leasing of real property and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses in respect of any government requirement, or other Financial Indebtedness with respect to reimbursement type obligations regarding the foregoing; provided, however, that upon the drawing of such letters of credit or the incurrence of such Financial Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
(xxvi)    Financial Indebtedness arising from (i) facilities or services related to cash management, cash pooling, treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of any member of the Borrower Group in respect of banking and treasury arrangements entered into in the ordinary course of business;
(xxvii)    any Financial Indebtedness incurred pursuant to a Permitted Financing Action;
(xxviii)    any Financial Indebtedness with Affiliates reasonably required to effect or consummate any Post-Closing Reorganisation;
(xxix)    any Financial Indebtedness incurred under borrowing facilities provided by a special purpose vehicle notes issuer to a member of the Borrower Group in connection with the issuance of notes intended to be supported primarily by the payment obligations of a member of the Borrower Group in connection with any vendor financing platform otherwise permitted under this Agreement;
(xxx)    any Financial Indebtedness arising under:
(A)    arrangements to fund a production where such funding is only repayable from the distribution revenues of that production; or

(B)    Production Facilities provided that the aggregate amount of Financial Indebtedness at any time outstanding under all Production Facilities incurred pursuant to this sub-paragraph (B) does not exceed the greater of:
(1)    €250,000,000; and
(2)    3% of Total Assets;
(xxxi)    any Financial Indebtedness in the form of borrowings, loans or deferred consideration made available by a vendor in connection with a Permitted Acquisition;
(xxxii)    any Financial Indebtedness of a member of the Borrower Group (A) incurred and outstanding on the date on which such member of the Borrower Group was acquired by another member of the Borrower Group or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) a member of the Borrower Group or became an Affiliate Subsidiary (“Acquired Debt”) or (B) incurred to provide all or a portion of the funds utilised to consummate the transaction or series of related transactions pursuant to which such person became a member of the Borrower Group or was otherwise acquired by a member of the Borrower Group or became an Affiliate Subsidiary (“Acquisition Debt”); provided that immediately following the consummation of the acquisition of such member of the Borrower Group or such other transaction, (x) an Obligor would have been able to incur at least €1.00 of additional Financial Indebtedness pursuant to sub-paragraph (xxii) after giving pro forma effect to the relevant acquisition or other transaction and the incurrence of such Financial Indebtedness pursuant to this paragraph or (y) the ratio of Senior Net Debt to Annualised EBITDA would not be greater than it was immediately prior to such acquisition or such other transaction;
(xxxiii)    any Financial Indebtedness arising under Refinancing Indebtedness; and
(xxxiv)    any other Financial Indebtedness not falling within another sub-paragraph of this paragraph (b) not exceeding at any time more than the greater of:
(A)    €300,000,000 in aggregate (or its equivalent in other currencies); and
(B)    five per cent. of Total Assets,
and further provided that in the case of any Financial Indebtedness constituted by an overdraft facility which operates on a gross/net basis only the net amount of such facility shall count towards such aggregate amount.
(c)    No Obligor will, and each Obligor will procure that none of its Subsidiaries which is a member of the Borrower Group will, incur or have outstanding any Financial Indebtedness due to or for the benefit of any Restricted Person other than Subordinated Shareholder Loans.
(d)    In the event that Financial Indebtedness meets the criteria of more than one of the types of Permitted Financial Indebtedness described in paragraph (b)

above, UPC Broadband, in its sole discretion, shall classify such item of Financial Indebtedness on the date of its incurrence and shall only be required to include the amount and type of such Financial Indebtedness in one of such paragraphs and will be permitted on the date of such incurrence to divide and classify an item of such Financial Indebtedness in more than one of the types of Financial Indebtedness described in such paragraphs, and, from time to time, may reclassify all or a portion of such Financial Indebtedness, in any manner that complies with this covenant.
(e)    In the event that any member of the Borrower Group enters into or increases commitments under a revolving credit facility, enters into any commitment to incur or issue Financial Indebtedness or commits to incur any Security Interest pursuant to any leverage based incurrence test in the definition of Permitted Security Interest, the incurrence or issuance thereof for all purposes under this Agreement, including without limitation for purposes of calculating any leverage ratio or usage in any of the sub-paragraphs in paragraph (b) above for borrowings and re-borrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) will, at UPC Broadband’s option, either:
(i)    be determined on the date of such revolving credit facility or such entry into or increase in commitments (assuming that the full amount thereof has been borrowed as of such date) or other Financial Indebtedness, and, if such leverage ratio test or other provision of this Agreement is satisfied with respect thereto at such time, any borrowing or re-borrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this covenant irrespective of the leverage ratio or other provisions of this Agreement at the time of any borrowing or re-borrowing (or issuance or creation of letters of credit and bankers’ acceptances thereunder) (the committed amount permitted to be borrowed or re-borrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this paragraph (i) shall be the “Reserved Indebtedness Amount” and, to the extent of the usage in sub-paragraphs in paragraph (b) above (if any), shall be deemed to be incurred and outstanding under such sub-paragraphs); or
(ii)    be determined on the date such amount is borrowed pursuant to any such facility or increased commitment, and, in the case of sub-paragraph (i) above, UPC Broadband may revoke any such determination at any time and from time to time.
21.14    Restricted Payments
(a)    Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not, and will procure that no member of the Borrower Group will, make any Restricted Payments other than Permitted Payments.
(b)    As used herein, a “Restricted Payment” means, in each case whether in cash, securities, property or otherwise:
(i)    any direct or indirect distribution, dividend or other payment on account of any class of its share capital or capital stock or other securities;

(ii)    any payment of principal of, or interest on, any loan;
(iii)    any transfer of assets, loan or other payment; or
(iv)    any transfer of tax losses (provided that the amount of such tax losses shall be deemed reduced by any payment received by any member of the Borrower Group from any Restricted Person for such tax losses), in the case of each of (i), (ii) and (iii), to a Restricted Person.
(c)    As used herein, a “Permitted Payment” means any distribution, dividend, transfer of assets, loan or other payment or transfer of tax losses:
(i)    in respect of a Permitted Transaction;
(ii)    to any Restricted Person in relation to transactions carried out on bona fide arm’s length commercial terms in the ordinary course of business or on terms which are fair and reasonable and in the best interest of the Borrower Group (including but not limited to, such transactions under Clause 21.20 (Priority));
(iii)    by way of payment of Management Fees (A) which are paid on bona fide arm’s length terms in the ordinary course of business to a Restricted Person or (B) of up to the greater of €50,000,000 and 1% of Total Assets in any financial year provided that, at the time of payment, no Default is continuing or would occur as a result of such payment;
(iv)    by way of payment of principal or interest on Subordinated Shareholder Loans or by way of loan, distributions, dividends or other payments provided that:
(A)    the applicable ratio for the purposes of Clause 22.2 (Financial Ratio) is 4.00:1 or less prior to making the relevant payment and will be 4.00:1 or less after such payment has been made; and
(B)    no Default has occurred and is continuing or would occur as a result of such payment;
(v)    by way of transfer of tax losses to Restricted Persons (provided that the amount of such tax losses shall be deemed reduced by any payment received by any member of the Borrower Group from any Restricted Person for such tax losses), provided that:
(A)    the applicable ratio for the purposes of Clause 22.2 (Financial Ratio) is 4.00:1 or less prior to making the relevant transfer of tax losses and will be 4.00:1 or less after such transfer of tax losses has been made; and
(B)    no Default has occurred and is continuing or would occur as a result of such transfer of tax losses;
(vi)    in respect of a Permitted Acquisition (including, without limitation, by way of payment to any Restricted Person of consideration for an acquisition, merger or consolidation permitted by Clause 21.12 (Acquisitions and mergers));

(vii)    by way of transfer to any Restricted Person of any Non-Distribution Business Assets permitted in accordance with Clause 21.11(b)(xxxiv) (Disposals);
(viii)    in respect of a Permitted Disposal;
(ix)    to the extent required for the purpose of making payments to the indenture trustee for any Senior Unsecured Notes in respect of any Senior Unsecured Notes Trustee Amounts (as such term is defined in the Intercreditor Agreement after the 2016 ICA Amendment Effective Date);
(x)    at any time after the occurrence of an Event of Default, to the extent required to fund Permitted Payments not otherwise prohibited under the Intercreditor Agreement;
(xi)    to the extent such distribution, dividend, transfer of assets, loan or other payment is in respect of a nominal amount;
(xii)    made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a person that is not a member of the Borrower Group in connection with, an asset securitisation programme or receivables factoring transaction otherwise permitted as a Permitted Disposal under paragraph (vii) of that definition;
(xiii)    made pursuant to an Asset Passthrough or a Funding Passthrough, in each case, funded from cash generated by persons outside of the Borrower Group;
(xiv)    made to any member of the Wider Group, provided that:
(A)    an amount equal to such payment is reinvested by such member of the Wider Group into a member of the Borrower Group within three Business Days of receipt thereof;
(B)    the aggregate principal amount of such payments and reinvested amounts at any time does not exceed an amount equal to €300,000,000; and
(C)    to the extent any such payments are made in cash, any re-invested amounts are also made in cash provided that any such re-invested amounts shall be in the form of Subordinated Shareholder Loans, equity or the repayment of an intercompany loan or advance;
(xv)    which is required in order to facilitate the making of payments by any person and to the extent required:
(A)    by the terms of the Senior Secured Finance Documents;
(B)    by the terms of any Holdco Debt (or, in each case, any guarantee of the obligations thereunder) provided that:
(1)    no Event of Default has occurred under Clause 23.2 (Non-payment), 23.6 (Insolvency), 23.7 (Insolvency Proceedings) or 23.9 (Creditors’ process), and is continuing;

(2)    there has been no breach of Clause 22.2 (Financial Ratio) pursuant to which the Composite Revolving Facility Instructing Group continues to have a right to direct the Facility Agent to take any action in accordance with Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration);
(3)    no Event of Default has occurred in respect of which any notice has been served by the Facility Agent in accordance with Clause 23.18 (Acceleration); and
(4)    no automatic acceleration has occurred in accordance with Clause 23.20 (Automatic Acceleration), other than where:
(x)    such payment is permitted under paragraph (c)(ix) above; or
(y)    such Holdco Debt is subject to the terms of the Intercreditor Agreement;
(C)    by the terms of any Hedging Agreement to which UPC Holding, UPC Broadband Holdco or any Permitted Affiliate Holdco or any other issuer of Holdco Debt is a party in relation to the hedging of Holdco Debt to the extent such payment is not prohibited by the Intercreditor Agreement; or
(D)    for the purposes of implementing any Content Transaction or Permitted Business Division Transaction;
(xvi)    in an amount to enable any Holding Company of a member of the Borrower Group to pay taxes that are formally due by such Holding Company but which are allocable to (A) the Borrower Group and are due by such Holding Company as a result of the Borrower Group being included in a fiscal unity (for corporate income and/or VAT purposes) with such Holding Company or (B) acting as a holding and/or financing company of the Borrower Group;
(xvii)    contemplated by a Regulatory Authority Disposal;
(xviii)    in an amount not exceeding the greater of (A) €250,000,000 in aggregate (or its equivalent in other currencies) and (B) five per cent. of Total Assets, in each case, from the cash proceeds of a Content Transaction provided that no Event of Default has occurred and is continuing or would result following such payment;
(xix)    made to UPC Broadband Holdco and any Permitted Affiliate Holdco of any amounts outstanding in relation to Subordinated Shareholder Loans the proceeds of which are used by such person in connection with the refinancing of Holdco Debt provided that concurrently with such payment such person advances directly or indirectly new Subordinated Shareholder Loans to an Obligor in an amount equal to or greater than the outstanding amount of the Subordinated Shareholder Loans discharged;
(xx)    made with the consent of the Majority Lenders;

(xxi)    by way of payment to any direct or indirect shareholder of UPC Broadband or any direct or indirect shareholder of any Permitted Affiliate Parent for all of its out-of-pocket expenses incurred in connection with its direct or indirect investment in UPC Broadband or any Permitted Affiliate Parent and any of their Subsidiaries;
(xxii)    to fund the payment of Holding Company Expenses;
(xxiii)    for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the board of directors of UPC Holding, UPC Broadband Holdco or any Permitted Affiliate Holdco;
(xxiv)    any other distribution, dividend, transfer of assets, loan or other payment not falling within this paragraph (c) and not exceeding an aggregate amount equal to the greater of €300,000,000 and 5% of Total Assets in any financial year (with any unused amounts in any financial year being carried over to the next succeeding financial year subject to a maximum of the greater of €300,000,000 and 5% of Total Assets of carried over amounts for any financial year and with any such carried over amounts being used first in the next succeeding financial year);
(xxv)    in an amount of up to the Credit Facility Excluded Amount provided that:
(A)    no breach of this Clause 21.14 (Restricted Payments) shall occur as a result of a decrease in Annualised EBITDA after any such distribution, dividend, transfer of assets, loan or other payment has been made; and
(B)    if an amount equal to the Credit Facility Excluded Amount in respect of any prior Ratio Period has been the subject of a distribution, dividend, transfer of assets, loan or other payment under this paragraph (xxv), no further distribution, dividend, transfer of assets, loan or other payment may be made under this paragraph (xxv) until there is an increase in Annualised EBITDA in respect of any subsequent Ratio Period (the “Incremental EBITDA Amount”) such that it is above the level of Annualised EBITDA at the time when the most recent distribution, dividend, transfer of assets, loan or other payment was made under this paragraph (xxv), in which case an amount equal to 0.25 multiplied by the Incremental EBITDA Amount for such Ratio Period may be the subject of a distribution, dividend, transfer of assets loan or other payment under this paragraph (xxv) provided that if at any time after a Permitted Payment is made under this paragraph (xxv) a Permitted Credit Facility is prepaid or repaid in full or in part, a distribution, dividend, transfer of assets, loan or other payment may be made under this paragraph (xxv) in an amount equal to (x) if in full, the Credit Facility Excluded Amount; and (y) if in part, the lower of an amount equal to (1) the Credit Facility Excluded Amount and (2) the amount of the partial prepayment or repayment referred to above, in each case, at any time after the date of such repayment and notwithstanding any further Advance under a Permitted Credit Facility is made (including, in the case of a Revolving Facility or an Additional Revolving

Facility, by way of Rollover Advance at the time of such repayment);
(xxvi)    in connection with any earn out;
(xxvii)    payments in relation to any tax losses received by any member of the Borrower Group from any member of the Wider Group provided that such payments shall only be made in relation to such tax losses in an amount equal to the amount of tax that would have otherwise been required to be paid by any member of the Borrower Group if those tax losses were not so received and such payment shall only be made in the tax year in which such losses are utilised by any member of the Borrower Group;
(xxviii)    payments to fund the purchase of any management equity which is subsequently transferred to other or new management (together with the purchase or repayment of any related loans) and/or to make other compensation payments to departing management;
(xxix)    payments in respect of Receivables Fees;
(xxx)    any purchase of receivables pursuant to any obligation of a seller of receivables in an asset securitisation programme or receivables factoring transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defence, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller in connection with an asset securitisation programme or receivables factoring transaction;
(xxxi)    any payment for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with loans, capital market transactions, hedging and other derivative transactions, acquisitions or divestitures, which payments are approved by a majority of the members of the board of directors of UPC Broadband or a Permitted Affiliate Parent;
(xxxii)    reasonably required to consummate a Permitted Financing Action;
(xxxiii)    reasonably required to consummate any Post-Closing Reorganisation;
(xxxiv)    under commercial contracts entered into in the ordinary course of business between a member of the Borrower Group and a Restricted Person provided that such contracts are on arm’s length terms or on a basis that senior management of that member of the Borrower Group reasonably believes allocates costs fairly;
(xxxv)    (including by way of a dividend) to a Parent consisting of cash, any equity interests, property or other assets of any member of the Borrower Group that is, in each case held by that member of the Borrower Group for the sole purpose of transferring such cash, equity interest, property or other assets to another member of the Borrower Group;
(xxxvi)    to finance investments or other acquisitions by any Parent or any Affiliate of a Parent (other than a member of the Borrower Group)

which would otherwise be permitted to be made under Clause 21.12 (Acquisitions and mergers) or Clause 21.15 (Loans and guarantees) if made by a member of the Borrower Group provided that:
(A)    such payments shall be made within 120 days of the closing of such investment or other acquisition;
(B)    such Parent or Affiliate of a Parent shall prior to or promptly following the date of such payment, cause:
(1)    all property acquired (whether assets or equity interests) to be contributed to a member of the Borrower Group; or
(2)    the merger, amalgamation, consolidation or sale of the person formed or acquired into a member of the Borrower Group in a manner not prohibited by this Agreement in order to consummate such investment or acquisition; and
(C)    such Parent or Affiliate of a Parent receives no consideration or other payment in connection with such transaction other than if such consideration or other payment from a member of the Borrower Group is otherwise a Permitted Payment;
(xxxvii)    payments in relation to any tax losses received by any member of the Borrower Group from any member of the Wider Group provided that such payments shall only be made in relation to tax losses in an amount not exceeding, in any financial year, the greater of €200,000,000 and 3% of Total Assets (with any unused amounts in any financial year being carried over to the next succeeding financial year);
(xxxviii)    in respect of a Permitted Business Division Transaction;
(xxxix)    in respect of an Acceptable Joint Venture;
(xl)    any payment made in connection with any start-up financing or seed funding provided that any such payments shall not exceed an aggregate value equal to the greater of €75,000,000 and 1% of Total Assets; and
(xli)    to any Designated Notes Issuer (as defined in the definition of Affiliate) in connection with any fees, costs, indemnity claims or other expenses payable to it in connection with transactions related to the issuance of any notes, bonds or other securities.
(d)    In the event that a Permitted Payment meets the criteria of more than one of the categories described in paragraph (c) above, UPC Broadband will be entitled to classify such Permitted Payment (or portion thereof) on the date of its payment or later reclassify such Permitted Payment (or portion thereof) in any manner that complies with the covenant in this Clause.
(e)    The restriction contained in paragraph (a) above on the payment by any member of the Borrower Group of Management Fees shall cease to apply during such period as the applicable ratio for the purposes of Clause 22.2 (Financial Ratio) is 3.50:1 (or less), provided that no Management Fees may be paid by any member of the Borrower Group at any time after a Relevant Event has occurred and is continuing or if a Relevant Event would result from such payment.

21.15    Loans and guarantees
Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not, and will procure that no member of the Borrower Group will make any loans, grant any credit or give any guarantee in respect of Financial Indebtedness only, to or for the benefit of, or enter into any transaction having the effect of lending money to, any person, other than:
(a)    loans from a member of the Borrower Group to another member of the Borrower Group (or loan notes issued by one member of the Borrower Group and held by another member of the Borrower Group), provided that no Obligor shall make a loan to any other member of the Borrower Group unless, within 60 days of making that loan:
(i)    such Obligor has entered into an Obligor Pledge of Shareholder Loans which creates an effective pledge in favour of the Security Agent in relation to such loan and provided the Security Agent with such evidence as it may reasonably request as to the power and authority of such Obligor to enter into such Obligor Pledge of Shareholder Loans and that such Obligor Pledge of Shareholder Loans constitutes valid and legally binding obligations of such Obligor enforceable in accordance with its terms subject (to the extent possible) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents); and
(ii)    the relevant member of the Borrower Group to whom the shareholder loan has been made has given a notification of pledge to the Security Agent in respect of such shareholder loans;
(b)    any credit given by a member of the Borrower Group to another member of the Borrower Group which arises by reason of cash pooling, set off or other cash management arrangements of the Borrower Group or other credits relating to services performed or allocation of expenses;
(c)    as permitted by Clause 21.13 (Restrictions on Financial Indebtedness);
(d)    liquidity loans of a type which is customary for asset securitisation programmes or other receivables factoring transactions, provided in connection with any asset securitisation programme or receivables factoring transaction otherwise permitted by Clause 21.11(b) (Disposals);
(e)    the provision of any Limited Recourse;
(f)    any counter guarantee in relation to any rental guarantee;
(g)    normal trade credit in the ordinary course of business;
(h)    guarantees given:
(i)    by any Obligor in respect of the liabilities of another Obligor;
(ii)    by a member of the Borrower Group in respect of the liabilities of an Obligor;
(iii)    by a member of the Borrower Group (which is not an Obligor) in respect of the liabilities of another member of the Borrower Group (which is not an Obligor);

(iv)    by an Obligor in respect of the liabilities of any other member of the Borrower Group to the extent that such liabilities could have been incurred by such Obligor directly without breaching this Agreement; or
(v)    by an Obligor in respect of the liabilities of any other member of the Borrower Group which is not an Obligor provided that that other member of the Borrower Group must become an Additional Guarantor in accordance with Clause 30.8(a) (Additional Obligors) within 30 days of the granting of the guarantee made pursuant to this paragraph (v);
(i)    to the extent that the same constitute Permitted Payments or a Permitted Disposal (not being a Permitted Disposal of cash or cash equivalents);
(j)    any loans made by any member of the Borrower Group to its employees either:
(i)    in the ordinary course of its employees’ employment; or
(ii)    to fund the exercise of share options or the purchase of capital stock by its employees, directors, officers or consultants of the Borrower Group, provided that the aggregate principal amount of all such loans shall not at any time exceed €10,000,000 (or its equivalent in other currencies);
(k)    any loan made by a member of the Borrower Group pursuant to either an Asset Passthrough or a Funding Passthrough;
(l)    any loans or credit granted by a SSN Finance Subsidiary as contemplated in the definition of “SSN Finance Subsidiary” or the on-lending by any Parent to UPC Broadband of the proceeds of an issuance of Senior Secured Notes;
(m)    any loan made by a member of the Borrower Group to a member of the Wider Group, where the proceeds of such loan are, or are to be (whether directly or indirectly) used:
(i)    to make payments to the indenture trustee for the Senior Unsecured Notes in respect of Senior Unsecured Notes Trustee Amounts (as such term is defined in the Intercreditor Agreement after the 2016 ICA Amendment Effective Date) in respect of the Senior Unsecured Notes;
(ii)    to make payments under the Senior Secured Notes Documents;
(iii)    provided that no Event of Default has occurred and is continuing or will occur as a result thereof, to fund Permitted Payments; or
(iv)    at any time after the occurrence of an Event of Default, to fund Permitted Payments to the extent not prohibited by the Intercreditor Agreement;
(n)    credit granted by any member of the Borrower Group to a member of the Wider Group, where the Financial Indebtedness outstanding thereunder relates to Intra-Group Services in the ordinary course of business;
(o)    any loan granted as a result of a Subscriber being allowed terms, in the ordinary course of trade, whereby it does not have to pay for the services provided to it for a period after the provision of such services;

(p)    any Permitted Transaction;
(q)    any customary title guarantee given in connection with the assignment of leases where such assignment is permitted under Clause 21.11 (Disposals);
(r)    loans, the granting of credit, guarantees and other transactions having the effect of lending money (each a “Lending Transaction”) from a member of the Borrower Group, in connection with an acquisition by that member of the Borrower Group which is permitted by Clause 21.12 (Acquisitions and mergers), to the relevant person being acquired or one or more of its Subsidiaries, provided that:
(i)    no Lending Transaction may have a term longer than 12 months (including any extensions or refinancings of the original Lending Transaction); and
(ii)    the aggregate outstanding principal amount of all Lending Transactions (which principal amount shall be deemed to be no longer outstanding for this purpose at the time the beneficiary of the relevant Lending Transaction becomes a member of the Borrower Group upon completion of the relevant acquisition, provided such Lending Transaction was made to or in favour of the person acquired or its Subsidiaries) shall not exceed €300,000,000 at any time;
(s)    any loans or credit granted in accordance with Clause 21.12 (Acquisitions and mergers);
(t)    Lending Transactions from a member of the Borrower Group to any person of the proceeds of equity subscribed by any Restricted Person in, or Subordinated Shareholder Loans provided to, directly or indirectly, such member of the Borrower Group (other than any such proceeds which are otherwise applied in mandatory prepayment of any or all Facilities under this Agreement or otherwise);
(u)    any loans or other credit made available to Asset Securitisation Subsidiaries and any notes issued by, and other amounts payable over time, by a purchaser of receivables in relation to any asset securitisation programme or receivables factoring transaction using a deferred purchase price structure including amounts payable pursuant to financing or operating leases;
(v)    advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the relevant member of the Borrower Group;
(w)    Lending Transactions by any member of the Borrower Group to any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;
(x)    Lending Transactions by any member of the Borrower Group constituting (i) facilities or services related to cash management, cash pooling, treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of any member of the Borrower Group in respect of banking and treasury arrangements entered into in the ordinary course of business;

(y)    other than in respect of Financial Indebtedness, guarantees given by persons or undertakings acquired pursuant to a Permitted Acquisition;
(z)    any deferred consideration on Permitted Disposals up to 25 per cent. of the sale consideration;
(aa)    loans made in connection with any start-up financing or seed funding; provided the aggregate outstanding amount of such loans shall not at any time exceed an amount equal to the greater of (i) €75,000,000 and (ii) 1% of Total Assets;
(bb)    any guarantee of any Financial Indebtedness of any Parent that is given by an Affiliate Subsidiary provided that (i) on the date of incurrence of such guarantee the ratio of Total Net Debt to Annualised EBITDA on a pro forma basis would not exceed 5.50:1 (provided that outstanding Total Net Debt for the purpose of calculating such ratio under this paragraph shall include any Financial Indebtedness represented by guarantees by any member of the Borrower Group of Financial Indebtedness of any Parent), (ii) such guarantee is expressed to be subordinated to the liabilities of such Affiliate Subsidiary under the Finance Documents and (iii) no Event of Default is continuing or occurs as a result of such Financial Indebtedness of that Parent being raised or issued;
(cc)    in relation to any Permitted Business Division Transaction;
(dd)    in relation to any Acceptable Joint Venture;
(ee)    any loans or guarantees relating to Excess Capacity Network Services provided that the price payable to any member of the Borrower Group in relation to such Excess Capacity Network Services is no less than the Cost incurred by the relevant member of the Borrower Group in providing such Excess Capacity Network Services;
(ff)    any guarantees or similar undertakings granted by any member of the Borrower Group in favour of any tax authority in respect of any obligations of a member of the Borrower Group in respect of tax in order to facilitate the winding up of any member of the Borrower Group provided that the Facility Agent shall have first received confirmation from UPC Broadband that based on discussions with such tax authority and UPC Broadband’s reasonable assumptions, UPC Broadband does not believe that the liability under such guarantee will exceed €15,000,000 (such confirmation to be supported by a letter from UPC Broadband’s auditors for the time being, confirming that based on UPC Broadband’s calculations of such tax liability UPC Broadband’s confirmation is a reasonable assessment of such tax liability); and
(gg)    loans made, credit granted or guarantees given by any member of the Borrower Group not falling within this Clause 21.15, in an aggregate outstanding amount not exceeding at any time the greater of €100,000,000 (or its equivalent in other currencies) and two per cent. of Total Assets.
21.16    Environmental matters
Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will and will procure that each of its Subsidiaries which is a member of the Borrower Group will:

(a)    (i) obtain all requisite Environmental Licences, (ii) comply with the terms and conditions of all Environmental Licences applicable to it and (iii) comply with all other applicable Environmental Law, in each case where failure to do so would or is reasonably likely to have a Material Adverse Effect; and
(b)    promptly upon receipt of the same, notify the Facility Agent and the Security Agent of any claim, notice or other communication served on it in respect of any alleged breach of, or corrective or remedial obligation or liability under, any Environmental Law which, if substantiated, would or is reasonably likely to have a Material Adverse Effect.
21.17    Insurance
Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will, and will procure that each of its Material Subsidiaries which is a member of the Borrower Group will maintain insurance cover of a type and level which a prudent person in the same business would effect.
21.18    Intellectual Property Rights
Except as otherwise permitted by this Agreement, each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will, and will procure that each of its Subsidiaries which is a member of the Borrower Group will:
(a)    make such registrations and pay such fees and similar amounts as are necessary to keep registered those Intellectual Property Rights owned by any member of the Borrower Group and which are material to the conduct of the business of the Borrower Group as a whole from time to time;
(b)    take such steps as are necessary and commercially reasonable (including, without limitation, the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights referred to in paragraph (a) above and (without prejudice to paragraph (a) above) take such other steps as are reasonably practicable to maintain and preserve its interests in those rights, except where failure to do so will not have or be reasonably likely to have a Material Adverse Effect;
(c)    ensure that any licence arrangements in respect of the Intellectual Property Rights referred to in paragraph (a) above entered into with any third party are entered into on arm’s length terms and in the ordinary course of business (which shall include, for the avoidance of doubt, any such licensing arrangements entered into in connection with outsourcing on normal commercial terms) and will not have or be reasonably likely to have a Material Adverse Effect;
(d)    not permit any registration of any of the Intellectual Property Rights referred to in paragraph (a) above to be abandoned, cancelled or lapsed or to be liable to any claim of abandonment for non-use or otherwise to the extent the same would or is reasonably likely to have a Material Adverse Effect; and
(e)    pay all fees, and comply with each of its material obligations under, any licence of Intellectual Property Rights which are material to the conduct of the business of the Borrower Group as a whole from time to time.

21.19    Share capital
Each Obligor that is a member of the Borrower Group (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not, and will procure that no member of the Borrower Group (other than in respect of such other members of the Borrower Group in order to permit a solvent reorganisation permitted under Clause 21.12(b)(v) (Acquisitions and mergers) or a solvent liquidation permitted under Clause 21.29 (Internal Reorganisations)) will, reduce its capital or purchase or redeem any class of its shares or any other ownership interest in it, except (a) to the extent the same constitutes a Permitted Transaction, (b) where all of the share capital of such member of the Borrower Group is held by one or more other members of the Borrower Group, (c) in respect of a nominal amount, (d) to the extent the same constitutes a Permitted Payment or in the case of members of the Borrower Group other than the Obligors, is otherwise permitted by Clause 21.14 (Restricted Payments), (e) any payment to an Obligor (or, if not paid directly, results in the creation of a receivable from an Obligor or member of the Borrower Group towards the Obligor effecting the capital decrease or share redemption), (f) to the extent it is a payment by a non-Obligor to another non-Obligor, (g) to the extent it is carried out through an incorporation of losses, or (h) to the extent it relates to the cancellation of the share capital of any member of the Borrower Group or any Obligor.
21.20    Priority
For as long as Priority Telecom N.V. is a Restricted Person, each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not and will not permit any contractual arrangements between Priority Telecom N.V. and the Borrower Group to be entered into other than on bona fide arm’s length commercial terms or on terms that are fair and reasonable and in the best interests of the Borrower Group.
21.21    Share security
Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not, and will procure that no member of the Borrower Group will, issue any shares of any class provided that:
(a)    notwithstanding paragraph (b) below, an Obligor (other than UPC Broadband, UPC Holding II, UPC Broadband Holdco, any Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) may issue shares to any person other than a member of the Borrower Group and shall not be required to procure that such shares are charged or pledged in favour of the Beneficiaries, provided that such share issue does not result in a Change of Control;
(b)    any member of the Borrower Group may issue shares to or otherwise acquire additional rights from any other member of the Borrower Group so long as (if any of the existing shares in the relevant member of the Borrower Group are charged or pledged in favour of any Beneficiary) such shares are charged or pledged in favour of the Beneficiaries pursuant to the terms of a Security Document and there are delivered at the same time to the Security Agent the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Security Agent may reasonably require;

(c)    UPC Broadband and UPC Holding II may issue shares to UPC Broadband Holdco provided that such shares are charged or pledged in favour of the Beneficiaries pursuant to the terms of a Security Document and there are delivered at the same time to the Security Agent the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Security Agent may reasonably require;
(d)    any member of the Borrower Group may issue shares pursuant to the exercise of Approved Stock Options;
(e)    a member of the Borrower Group may issue shares as part of an Acquisition or merger or consolidation permitted by Clause 21.12 (Acquisitions and mergers), provided that the issue of such shares does not cause a Change of Control;
(f)    a member of the Borrower Group (other than an Obligor) may issue shares to all the holders of the share capital of such member of the Borrower Group pro rata to their interests in such share capital provided that, if any existing shares in that member of the Borrower Group are charged or pledged in favour of any Beneficiary under any Security Document, upon issue the shares that are issued to any other member of the Borrower Group, LGEF or any LGEF Subsidiary are charged or pledged in favour of the Beneficiaries as provided in paragraph (b) above; and
(g)    any member of the Borrower Group (other than UPC Broadband or UPC Holding II) may issue shares to any person pursuant to any agreement or other legally binding arrangement existing, and disclosed to the Facility Agent in writing, on or before the Signing Date, provided that such share issue does not result in a Change of Control.
21.22    Shareholder Loans
Each Obligor will procure that within 60 days of any Restricted Person making any Financial Indebtedness (other than Permitted Payments) available to any member of the Borrower Group, such Restricted Person shall:
(a)    enter into a Pledge of Subordinated Shareholder Loans on terms and conditions satisfactory to the Facility Agent and, prior to the 2016 ICA Amendment Effective Date, a Security Provider’s Deed of Accession (or, following the 2016 ICA Amendment Effective Date, an accession deed to the Intercreditor Agreement) and provides (i) the Facility Agent with such documents and evidence as it may reasonably require as to the power and authority of the Restricted Person to enter into such Pledge of Subordinated Shareholder Loans, Security Provider’s Deed of Accession or accession deed (as applicable) and that the same constitute valid and legally binding obligations of such Restricted Person enforceable in accordance with their terms subject (to the extent applicable) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents); and (ii) notification of such pledge to the relevant member of the Borrower Group; and
(b)    each Obligor shall ensure that each Subordinated Shareholder Loan and each shareholder loan entered into between an Obligor which is a party to an Obligor Pledge of Shareholder Loans as a creditor and a member of the Borrower Group is governed by the law of The Netherlands.

21.23    Further security over receivables
On or prior to the Asset Security Release Date only, UPC Broadband shall:
(a)    on each date on which it is required to deliver the financial statements referred to in Clause 21.2(a) (Financial information) in respect of its second and fourth Financial Quarters in each financial year, notify the Facility Agent of the details of any contracts, agreements or other arrangements entered into by any member of the Borrower Group with Priority Telecom N.V. at any time under which receivables owing to such member of the Borrower Group aggregating €10,000,000 (or its equivalent in other currencies) or more are outstanding on such date, together with details of such receivables; and
(b)    if the Facility Agent (acting on the instructions of the Majority Lenders) requires, promptly grant, or procure the grant by the relevant member of the Borrower Group of (in each case subject to receipt of all necessary legal, regulatory, shareholder and partner approvals, other than approvals from Priority Telecom N.V, all of which UPC Broadband will and will ensure that each member of the Borrower Group will use all reasonable efforts to obtain as soon as possible) (i) a pledge in favour of the Beneficiaries over the receivables referred to in paragraph (a) above in substantially the same form as a receivables pledge already granted to the Security Agent by a member of the Borrower Group in respect of receivables located in, or governed by the laws of, or (as the case may be) owed by or to a person incorporated in, the same jurisdiction as the relevant receivables or (as the case may be) relevant person by or to whom such receivables are owed or in such other form as the Security Agent may reasonably request and (ii) prior to the 2016 ICA Amendment Effective Date, a Security Provider’s Deed of Accession (or, following the 2016 ICA Amendment Effective Date, an accession deed to the Intercreditor Agreement) and shall provide the Security Agent with such evidence as it may reasonably request as to the power and authority of such member of the Borrower Group to enter into such pledge of receivables and Security Provider’s Deed of Accession or accession deed (as applicable) and that the same constitute valid and legally binding obligations of such member enforceable in accordance with their terms subject (to the extent possible) to substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents) together with all such notices and other documents as the Security Agent may reasonably require to perfect the receivables pledge.

21.24    Constitutive documents
Each Obligor will not, and will procure that no member of the Borrower Group will, amend its constitutive documents in any way which would or is reasonably likely to materially adversely affect (in terms of value, enforceability or otherwise) any charge or pledge over the shares or partnership interest of any member of the Borrower Group granted to the Beneficiaries pursuant to the Security Documents.
21.25    ERISA
(a)    Each Obligor must ensure that it shall not at any time establish, maintain, contribute to, or be required or permitted to contribute to, any Plan, or become a guarantor with respect to any Plan.
(b)    No Obligor will take any action that it knows is reasonably likely to cause it to incur any liability in respect of any Plan of an ERISA Affiliate.

21.26    UPC Financing
(a)    Each Borrower will ensure that the proceeds of any loan made to UPC Financing by UPC Broadband or UPC Holding II and the proceeds of any drawing made by UPC Financing shall be invested by way of intercompany loan or equity subscription in one or more other members of the Borrower Group within five Business Days of receipt of such proceeds or, as the case may be, the relevant Utilisation Date.
(b)    Each Obligor (other than UPC Broadband Holdco, any Permitted Affiliate Holdco and any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will ensure that, in accordance with the terms of any pledge of intercompany loans made by UPC Financing, any intercompany loan made by UPC Financing to any Obligor or any Subsidiary of an Obligor which is a member of the Borrower Group is made on bona fide arm’s length commercial terms or on terms which are fair and reasonable and in the best interests of UPC Financing and entered into in good faith.
21.27    Content Transaction
(a)    Notwithstanding any other provisions of this Agreement, no Content Transaction shall be restricted by (nor deemed to constitute a utilisation of any of the permitted exceptions to) any provision of this Agreement, neither shall the implementation of any Content Transaction constitute a breach of any provision of any Finance Document, provided that:
(i)    the cash proceeds of any Content Transaction are applied in accordance with Clause 10.5 (Mandatory prepayment from disposal proceeds);
(ii)    after giving pro forma effect for such Content Transaction:
(A)    the ratio of Total Net Debt to Annualised EBITDA does not exceed 5.50:1; and
(B)    the ratio of Senior Net Debt to Annualised EBITDA does not exceed 4.50:1; and
(iii)    at the time of completion of such Content Transaction, no Event of Default has occurred and is continuing and no Event of Default would occur as a result of such Content Transaction.
(b)    Any Joint Venture established pursuant to a Content Transaction shall thereafter not be subject to any restrictions under this Agreement.
21.28    Asset Security Release
(a)    Following receipt by the Lenders of the Lender Asset Security Release Confirmation, the Security Agent shall (which each Lender hereby acknowledges and agrees has been delivered to it or shall be deemed to have been delivered to it on or prior to the 2021 Amendment Effective Date) (and it is hereby authorised by the other Finance Parties (including, if applicable, in their capacities as Hedge Counterparties) to) be irrevocably authorised by the Lenders to execute such documents as may be required to ensure that the Security (other than (i) any Security required to be granted under paragraph (b)(ii) of the definition of “80% Security Test” and (ii) any Security provided over any account in connection with a Borrower providing cash cover for a

Documentary Credit or an Ancillary Facility pursuant to Clause 6.9(a) (Cash Cover by Borrower) and Clause 1.2(a)(iv) (Construction)) is released.
(b)    The Lenders shall procure that any of their Affiliates that are Hedge Counterparties shall, at the request of UPC Broadband at any time, enter into all documentation that is necessary or desirable to ensure that, subject to obtaining the consent to the extent necessary of any applicable party to the Intercreditor Agreement (and, prior to the 2016 ICA Amendment Effective Date, the Existing Intercreditor Deed) that is not a Party (or an Affiliate of a Party that is a Hedge Counterparty) the Security (other than (i) any Security required to be granted under paragraph (b)(ii) of the definition of “80% Security Test” and (ii) any Security provided over any account in connection with a Borrower providing cash cover for a Documentary Credit or an Ancillary Facility pursuant to Clause 6.9(a) (Cash Cover by Borrower) and Clause 1.2(a)(iv) (Construction)) is released.
21.29    Internal Reorganisations
(a)    No Obligor shall (for these purposes, a “Predecessor Obligor”), without the prior written consent of the Majority Lenders, liquidate on a solvent basis any Borrower, any Obligor that is a Material Subsidiary or UPC Broadband (a “Solvent Liquidation”) unless:
(i)    on or prior to the Solvent Liquidation, a person (the “Successor Entity”) acquires substantially all of the assets and assumes substantially all of the liabilities of the Predecessor Obligor (a “Liquidation Transfer”), excluding any rights under contracts that cannot be assigned or liabilities that will be satisfied or released upon the Solvent Liquidation, on an arms’ length basis and for full consideration;
(ii)    the Successor Entity is organised in the same jurisdiction as that in which the Predecessor Obligor is organised and is either:
(A)    an existing Obligor; or
(B)    a Subsidiary of UPC Broadband or a Subsidiary of any Permitted Affiliate Parent that is entitled to become (and subsequently does become) an Obligor in accordance with the provisions of Clause 30.8 (Additional Obligors);
(iii)    the Successor Entity does not incur any additional material liabilities in connection with the Solvent Liquidation other than those which are to be transferred to it by the Predecessor Obligor but which did not arise directly as a result of the Solvent Liquidation;
(iv)    to the extent previously provided in respect of the shares or the assets of the Predecessor Obligor, the Finance Parties are granted a first ranking Security Interest over the shares and/or assets of the Successor Entity (but only, in the case of any Predecessor Obligor other than UPC Broadband, to the extent required in order to comply with the 80% Security Test);
(v)    no Event of Default has occurred and is continuing or would arise from the Liquidation Transfer or the Solvent Liquidation; and
(vi)    immediately after the Solvent Liquidation, the following documents are delivered to the Facility Agent each in a form previously approved by the Facility Agent (acting on the instructions of the Majority Lenders):
(A)    copies of solvency declarations of the directors of the Successor Entity confirming to the best of their knowledge and belief, that the Successor Entity was balance sheet solvent immediately prior to and after the Solvent Liquidation, accompanied by any report by the auditors or other advisers of the relevant Successor Entity on which such directors have relied for the purposes of giving such declaration;
(B)    copies of the resolutions of the Predecessor Obligor and the Successor Entity (to the extent required by law) approving the Liquidation Transfer and/or the Solvent Liquidation (as applicable);
(C)    copies of the statutory declarations of the directors of the Predecessor Obligor (to the extent required by law) given in connection with Solvent Liquidation;
(D)    a copy of the executed transfer agreement relating to the Liquidation Transfer; and
(E)    a legal opinion from the Successor Entity’s counsel confirming (1) the due capacity and incorporation of each of the Successor Entity and the Predecessor Obligor, (2) the power and authority of the Successor Entity to enter into and perform its obligations under this Agreement and any other Finance Document to which it is a party and (3) that the transfer agreement giving effect to the Liquidation Transfer is legally binding and enforceable in accordance with its terms.
(b)    The solvent liquidation or dissolution of any member of the Borrower Group (other than any Borrower and UPC Broadband) shall be permitted provided that any payments or assets distributed as a result of such solvent liquidation or dissolution are distributed to other members of the Borrower Group.
(c)    The solvent reorganisation of any member of the Borrower Group (other than any Borrower and UPC Broadband) shall be permitted provided that any payments or assets distributed as a result of such solvent reorganisation are distributed to other members of the Borrower Group.
21.30    Limited Condition Transaction
(a)    In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of UPC Broadband, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into. For the avoidance of doubt, where UPC Broadband has exercised its option under the first sentence of this paragraph (a) and any Default or Event of Default occurs following the date that such definitive agreement for a Limited Condition Transaction is entered into prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Agreement.
(b)    In connection with any action being taken in connection with a Limited Condition Transaction for purposes of determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the ratio of Senior Net Debt to Annualised EBITDA or Total Net Debt to Annualised EBITDA, or testing baskets set forth in this Agreement including baskets measured as a percentage or multiple, as applicable, of Total Assets or Annualised EBITDA, in each case, at the option of UPC Broadband (UPC Broadband’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether such action is permitted under this Agreement shall be deemed to be the date of the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “LCT Test Date”) provided that UPC Broadband shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Financial Indebtedness and the use of proceeds thereof), as are appropriate and consistent with the pro forma adjustment provisions set forth in this Agreement, UPC Broadband, a Permitted Affiliate Parent or any member of the Borrower Group could have taken such action on the relevant LCT Test Date in compliance with the relevant ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.
(c)    If UPC Broadband has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Annualised EBITDA or Total Assets, of UPC Broadband, a Permitted Affiliate Parent and any member of the Borrower Group or the person or assets subject to the Limited Condition Transaction (as if each reference to UPC Broadband or a member of the Borrower Group in such definitions was to such person or assets) at or prior to the consummation of the relevant transaction or action, such ratios, tests or basket amounts will not be deemed to have been exceeded as a result of such fluctuations. If UPC Broadband has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under this Agreement on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Financial Indebtedness and the use of proceeds thereof) have been consummated.
21.31    Margin Stock
No Obligor is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for any purpose that violates Regulation U.

21.32    Group Redesignation
UPC Broadband may at any time deliver a notice (a “Group Redesignation Notice”) to the Facility Agent designating any Holding Company of UPC Broadband and/or any Holding Company of any Permitted Affiliate Parent as a “New Group Topco” for the purposes of this Agreement provided that taking into account any actions to be taken by UPC Broadband for the benefit of the Lenders, it would not be materially prejudicial to the interests of the Lenders in the opinion of the Facility Agent (acting reasonably).
22.    FINANCIAL COVENANT
22.1    Financial definitions
In this Clause 22:
“Annualised EBITDA” means:
(a)    for the purposes of the definition of Permitted Acquisition and Clause 21.11 (Disposals) in respect of any person, if the L2QA Test Period applies in accordance with the definition of “Ratio Period”, two times EBITDA of that person (calculated on a consolidated basis) for that Ratio Period, and if UPC Broadband has made an LTM Test Period election in accordance with the definition of “Ratio Period”, EBITDA of that person (calculated on a consolidated basis) for that Ratio Period; and
(b)    for all other purposes, in respect of any Ratio Period, if the L2QA Test Period applies in accordance with the definition of “Ratio Period”, two times EBITDA of the Borrower Group for that Ratio Period, and if UPC Broadband has made an LTM Test Period election in accordance with the definition of “Ratio Period”, EBITDA of the Borrower Group for that Ratio Period, provided that, at the option of UPC Broadband, Annualised EBITDA may be determined for any person or the Borrower Group (as applicable) based on (i) the internal financial statements of the Reporting Entity available immediately preceding the date of determination of Annualised EBITDA or (ii) the financial statements of the Reporting Entity most recently available under paragraph (a) of Clause 21.2 (Financial information).
“EBITDA” means, in relation to any Ratio Period, operating income (expense) plus, at the option of UPC Broadband (except with respect to paragraphs (a) and (b) below):
(a)    depreciation;
(b)    amortisation;
(c)    all stock based compensation expenses;
(d)    other non-cash impairment charges;
(e)    any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge including any one-off reorganisation or restructuring charges;
(f)    non-cash charges;

(g)    direct or related acquisition, disposal, recapitalisation, debt incurrence or equity offering costs;
(h)    losses (gains) on the sale of operating assets;
(i)    the effects of adjustments under Relevant Accounting Principles attributable to the application of recapitalisation accounting or acquisition accounting, as the case may be, in relation to any consummated merger or acquisition or joint venture investment or the amortisation or write-off or write-down of amounts thereof, net of taxes;
(j)    any adjustments to reduce the impact of the cumulative effect of a change in accounting principles or policies and changes as a result of the adoption or modification of accounting principles or policies;
(k)    Specified Legal Expenses (as defined in this Clause 22.1 (Financial Definitions));
(l)    any stock based or other equity based compensation exercise;
(m)    the amount of loss on the sale of any assets or transfer of assets in connection with an asset securitisation programme, receivables factoring transaction or other receivable transaction;
(n)    any accrued Management Fees (whether or not paid);
(o)    any Holding Company Expenses paid to the extent that they were permitted to be paid under this Agreement for such Ratio Period;
(p)    any net earnings or losses attributable to non-controlling interests;
(q)    any share of income or loss on equity investments;
(r)    deferred financing cost written off and premiums paid to extinguish debt early;
(s)    unrealised gains/losses in respect of hedging;
(t)    tangible or intangible asset impairment charges;
(u)    capitalised interest on Subordinated Shareholder Loans;
(v)    accruals and reserves established or adjusted within twelve months after the closing date of any acquisition required to be established or adjusted in accordance with the Relevant Accounting Principles;
(w)    any expense to the extent covered by insurance or indemnity and actually reimbursed;
(x)    any realised and unrealised gains and losses due to changes in the fair value of equity investments;
(y)    any up front installation fees associated with commercial contract installations completed during the applicable Ratio Period (less any portion of such fees included in earnings);
(z)    any fees or other amounts charged or credited to UPC Broadband, and the Guarantors related to Intra-Group Services;

(aa)    any fees and related expenses in relation to any Intra-Group Services paid during the applicable Ratio Period to any Restricted Person;
(bb)    to the extent not already included in operating income, the amount received from business interruption insurance and reimbursements of any expenses covered by indemnification or other reimbursement in connection with a permitted acquisition, investment or disposal of assets;
(cc)    earn out payments to the extent such payments are treated as capital payments under Relevant Accounting Principles;
(dd)    realised gains (losses) (to the extent not already included) arising out of the maturity or on termination of forward foreign exchange or other currency hedging contracts entered into with respect to operational cash flows;
(ee)    Receivables Fees;
(ff)    any charges or costs in relation to any long-term incentive plan and any interest component of pension or post-retirement benefits schemes; and
(gg)    any gross margin (revenue minus costs of goods sold) recognised by any Affiliate of UPC Broadband in relation to the sale of goods and services relating to the Business.
For the avoidance of doubt, as a result of US GAAP purchase accounting adjustments, certain deferred revenues on the balance sheet of Cablecom GmbH were required to be written off. UPC Broadband shall, when calculating EBITDA, have the option to include revenues that would have been recognised had this US GAAP purchase accounting not taken place.
“Interest” means:
(a)    interest and amounts in the nature of interest (including, without limitation, the interest element of finance leases) accrued;
(b)    discount fees and acceptance fees payable or deducted in respect of any Financial Indebtedness (including all commissions payable in connection with any letter of credit); and
(c)    any net payment (or, if appropriate in the context, receipt) under any interest rate hedging agreement or instrument (including without limitation under the Hedging Agreements), taking into account any premiums payable.
“Ratio Period” means each period of approximately six months covering two quarterly Accounting Periods of the Borrower Group ending on each date to which each set of financial statements required to be delivered under Clause 21.2(a)(i) or (ii) (Financial information) are prepared (“L2QA Test Period”), provided that UPC Broadband may make an election to establish that “Ratio Period” means each period of approximately 12 months covering four quarterly Accounting Periods of the Borrower Group ending on each date to which each set of financial statements required to be delivered under Clause 21.2(a)(i) or (ii) (Financial information) are prepared (“LTM Test Period”) (and if such an LTM Test Period election has been made, UPC Broadband may not elect to change from LTM Test Period back to the L2QA Test Period).
“Senior Debt” means at any time, the consolidated Financial Indebtedness of the Borrower Group (together with the Reserved Indebtedness Amount at such time) excluding:

(a)    any Financial Indebtedness of any member of the Borrower Group to another member of the Borrower Group (including contingent obligations), to the extent not prohibited under this Agreement;
(b)    any Financial Indebtedness arising by reason only of mark to market fluctuations in respect of interest rate and foreign exchange rate hedging arrangements since the original date on which such hedging arrangements were consummated;
(c)    any Financial Indebtedness referred to in Clauses 21.13(b)(viii), 21.13(b)(xii), 21.13(b)(xiii) and 21.13(b)(xxxiv) (Restrictions on Financial Indebtedness);
(d)    any Financial Indebtedness referred to in Clause 21.13(b)(xi) (Restrictions on Financial Indebtedness), for a period of six months following the date of completion of an acquisition referred to in Clause 21.13(b)(xi) (Restrictions on Financial Indebtedness) only;
(e)    any Financial Indebtedness up to a maximum amount equal to the Credit Facility Excluded Amount (or its equivalent in other currencies) at the relevant time incurred under a Permitted Credit Facility;
(f)    any Financial Indebtedness which is a contingent obligation;
(g)    any Financial Indebtedness under any Subordinated Shareholder Loans;
(h)    any Financial Indebtedness incurred under Production Facilities to the extent that recourse to the Borrower Group in respect of such Financial Indebtedness is limited to the assets funded by such Production Facilities; and
(i)    other than for the purposes of the calculation of Total Debt, any Subordinated Obligations or other second lien ranking Financial Indebtedness (to the extent that such Subordinated Obligations or other second lien ranking Financial Indebtedness constitutes Permitted Financial Indebtedness).
“Senior Net Debt” means, at any time, Senior Debt less Cash and Cash Equivalent Investments of the Borrower Group at that time.
“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).
“Total Debt” means, at any time, the aggregate amount of:
(a)    Senior Debt;
(b)    Financial Indebtedness of each other member of the UGCE Borrower Group, but excluding any Financial Indebtedness (i) owing between members of the UGCE Borrower Group and (ii) owing between members of the UGCE Borrower Group and a member of the Wider Group (other than a member of the UGCE Borrower Group); and
(c)    Holdco Debt outstanding from time to time.

“Total Net Debt” means, at any time, Total Debt less Cash and Cash Equivalent Investments at that time.
22.2    Financial Ratio
(a)    Subject to Clause 23.5 (Cross default), in the event that on the last day of a Ratio Period the aggregate of the relevant Revolving Facility Outstandings, the Outstandings under any Additional Revolving Facility (in each case, other than Documentary Credits that are cash collateralised or undrawn) and any net indebtedness under each Ancillary Facility less cash of the Borrower Group exceeds an amount equal to 40 per cent. of the aggregate of the relevant Revolving Facility Commitments, the Additional Facility Commitments in relation to any Additional Revolving Facilities and each Ancillary Facility Commitment (the “Financial Ratio Test Condition”), UPC Broadband shall procure that the ratio of Senior Net Debt to Annualised EBITDA on that day (the “Financial Ratio”) shall not exceed 4.75:1 unless otherwise agreed in writing by the Composite Revolving Facility Instructing Group and UPC Broadband.
(b)    If the financial ratio set out in paragraph (a) above has been breached for a Ratio Period but is complied with on the last day of the next Ratio Period (either because the Financial Ratio Test Condition is not met for that next Ratio Period or because the Financial Ratio does not exceed 4.75:1 for that next Ratio Period), then, the prior breach of such financial ratio or any Event of Default arising therefrom shall not (or shall be deemed to not) directly or indirectly constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default unless the Facility Agent has taken any action under Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration) before the delivery of the certificate referred to at paragraph (a)(iii)(B) of Clause 21.2 (Financial information) in respect of the next Ratio Period.
22.3    Calculations
(a)    For the purposes of Clause 22.2 (Financial Ratio), Senior Net Debt for any Ratio Period will be calculated on the basis of Senior Net Debt outstanding on the last day of that Ratio Period.
(b)    For the purposes of testing compliance with the financial ratio set out in this Clause 22 (Financial Covenant), testing any other financial ratio in this Agreement or calculating EBITDA in connection with any transaction, investment, acquisition, disposition, restructuring, corporate reorganisation or otherwise:
(i)    calculations shall be determined in good faith by a responsible financial or accounting officer and are made on a pro forma basis giving effect to all material acquisitions and disposals made by the Borrower Group (including in respect of anticipated expense and cost reductions) and including as a result of, or that would result from, any actions taken, committed to be taken or with respect to which substantial steps have been taken, by UPC Broadband or any other member of the Borrower Group including in connection with any cost reduction synergies or cost savings plan or program or in connection with any transaction, investment, acquisition, disposition, restructuring, corporate reorganisations or otherwise (regardless of whether these cost savings and cost reduction synergies could then be reflected in pro forma financial statements to the extent prepared);

(ii)    unless otherwise specified in this Agreement, all references to Annualised EBITDA shall be for the Latest Ratio Period (as defined in Clause 21.11(d) (Disposals));
(iii)    EBITDA for the relevant period will be calculated after giving pro forma effect thereto as if any incurrence, repayment, transaction, investment, acquisition, disposition, restructuring, corporate reorganisation or otherwise occurred on the first day of such period;
(iv)    interest on any indebtedness that bears interest at a floating rate and that is being given pro forma effect shall be calculated as if the rate in effect on the date of calculation had been applicable for the entire period (taking into account any hedging in respect of such indebtedness); and
(v)    in connection with any Limited Condition Transaction, the Annualised EBITDA and all outstanding Financial Indebtedness of any company or business division or other assets to be acquired or disposed of pursuant to a signed purchase agreement (which may be subject to one or more conditions precedent) may be given pro forma effect.
(c)    For the purposes of calculating Annualised EBITDA for any period (or part of any period) or Total Assets in respect of which the relevant financial information does not include one or more members of the Borrower Group on a consolidated basis, the financial information available for such members of the Borrower Group on an unconsolidated basis for that period (or part of that period) may be used to calculate Annualised EBITDA or Total Assets (as applicable) for the Borrower Group on a combined basis.
22.4    Cure provisions
(a)    UPC Broadband may cure a breach of the financial ratio set out in Clause 22.2 (Financial Ratio) by procuring that:
(i)    additional equity is injected into, and/or additional Subordinated Shareholder Loans are provided to, one or more members of the Borrower Group in an aggregate amount equal to or greater than the amount which if it had been deducted from Senior Net Debt for the Ratio Period in respect of which the breach arose, would have avoided the breach;
(ii)    additional equity is injected, and/or additional Subordinated Shareholder Loans are provided to, one or more members of the Borrower Group in an aggregate amount equal to or greater than the amount which if it had been added to EBITDA for the Ratio Period in respect of which the breach arose, would have avoided the breach; or
(iii)    any Revolving Facility Outstandings, Outstandings under any Additional Revolving Facility and/or net indebtedness under any Ancillary Facility are prepaid (from any source selected by UPC Broadband in its sole discretion) in an amount which if such prepayment had occurred immediately prior to the calculation on the last day of the Ratio Period in respect of which the breach arose, the Financial Ratio Test Condition as at the last day of that Ratio Period would have not been met and therefore the financial ratio would not have been required to be tested.
(b)    A cure under this Clause 22.4 will not be effective unless:

(i)    in the case of paragraphs (a)(i) and (a)(ii), an amount equal to or greater than the required amount of additional equity or the proceeds of any Subordinated Shareholder Loans are received by one or more members of the Borrower Group; or
(ii)    in the case of paragraph (a)(iii) above, any Revolving Facility Outstandings, Outstandings under any Additional Revolving Facility and/or net indebtedness under any Ancillary Facility that are required to be prepaid are so repaid, in each case, within 30 Business Days of delivery of the financial statements delivered under Clause 21.2 (Financial information) which show that Clause 22.2 (Financial Ratio) has been breached (“Cure Period”).
(c)    No cure may be made under this Clause 22.4:
(i)    in respect of more than five Ratio Periods during the life of the Additional Facilities; or
(ii)    in respect of consecutive Ratio Periods.
(d)    UPC Broadband shall make an election (at its sole discretion) by notice to the Facility Agent prior to the end of the Cure Period as to whether a breach of the financial ratio set out in Clause 22.2 (Financial Ratio) shall be cured pursuant to a recalculation as described in either sub-paragraph (a)(i), (a)(ii) or (a)(iii) above.
(e)    If UPC Broadband makes an election for a recalculation as described in sub-paragraphs (a)(i) and (a)(ii) above, it shall be under no obligation to apply the amount of additional equity or the proceeds of any Subordinated Shareholder Loans that are received by one or more members of the Borrower Group in prepayment of the Facilities or for any other specific purpose and such amount will be deemed to be deducted from Senior Net Debt or added to EBITDA for the purposes of Clause 22.2 (Financial Ratio) (as applicable) as at the last day of the relevant Ratio Period.
(f)    If UPC Broadband makes an election for a recalculation as described in sub-paragraph (a)(iii) above, the amount of any Revolving Facility Outstandings, Outstandings under any Additional Revolving Facility and/or net indebtedness under any Ancillary Facility that are prepaid shall be deemed to be deducted in the calculation of the Financial Ratio Test Condition for the purposes of Clause 22.2 (Financial Ratio) as at the last day of the relevant Ratio Period.
(g)    For the purpose of ascertaining compliance with Clause 22.2 (Financial Ratio), the Financial Ratio Test Condition and the ratio set out in Clause 22.2 (Financial Ratio), will be tested or retested, as applicable, giving effect to such elections and adjustments referred to in paragraphs (d), (e) and (f) above. If, after giving effect to the elections and adjustments, the requirements of Clause 22.2 (Financial Ratio) are met, then the requirements under Clause 22.2 (Financial Ratio) shall be deemed to have been satisfied as at the relevant original date of determination.
(h)    Where a cure is exercised under this Clause 22.4 in respect of a breach of Clause 22.2 (Financial Ratio) for any financial quarter and UPC Broadband makes an election for a recalculation as described in sub-paragraph (a)(ii) above, the amount of additional equity and/or the proceeds of any Subordinated Shareholder Loans that are received by one or more members of the Borrower Group shall also be added in calculating EBITDA for any future

Ratio Period that includes such financial quarter. Any Adjustments pursuant to this paragraph will not be treated as a separate cure.
22.5    Determinations
(a)    Financial Indebtedness of the Borrower Group originally denominated in any currency other than Euro that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into Euro, will be taken into account at its Euro equivalent using the effective exchange rate in the relevant foreign exchange hedging transactions.
(b)    All the terms used above are to be calculated in accordance with the Relevant Accounting Principles.
(c)    Notwithstanding paragraphs (a) and (b) above, Hedged Debt (as defined below) will be taken into account at its Euro equivalent calculated using the same weighted average exchange rates for the relevant Ratio Period used in the profit and loss statements of the relevant accounts of the Borrower Group for calculating the Euro equivalent of EBITDA denominated in the same currency as the currency in which that Hedged Debt is denominated or into which it has been swapped, as described below.
“Hedged Debt” means:
(i)    Financial Indebtedness of the Borrower Group originally denominated in any currency other than Euro in which any member of the Borrower Group earns EBITDA (a “functional currency”) and that has not been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into Euro; and
(ii)    Financial Indebtedness of the Borrower Group that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into a functional currency.
(d)    If there is a dispute as to any interpretation of or computation for Clause 22.1 (Financial definitions), the interpretation or computation of the auditors of UPC Broadband shall prevail.
23.    DEFAULT
23.1    Events of Default
Each of the events set out in Clauses 23.2 (Non-payment) to 23.17 (Acceleration Following Financial Ratio Breach) (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person) is an Event of Default.
23.2    Non-payment
An Obligor does not pay on the due date any amount payable by it under the Finance Documents (other than any amount payable by UPC Broadband under Clause 10.5(a) (Mandatory prepayment from disposal proceeds)) at the place at, and in the currency in, which it is expressed to be payable, unless the relevant amount is paid in full within three Business Days (in the case of principal amounts) or five Business Days (in the case of other amounts) of the due date.

23.3    Breach of other obligations
(a)    An Obligor does not comply with any of Clauses 21.7 (Pari passu ranking), 21.8 (Negative pledge), 21.11 (Disposals), 21.12 (Acquisitions and mergers), 21.14 (Restricted Payments), 21.15 (Loans and guarantees) or 21.19 (Share capital), unless the non-compliance:
(i)    is capable of remedy; and
(ii)    is remedied within 28 days of the earlier of the Facility Agent giving notice of the breach to UPC Broadband and any Obligor becoming aware of the non-compliance.
(b)    An Obligor does not comply with any provision of the Finance Documents (other than those referred to in paragraph (a) above or in Clause 23.2 (Non-payment) (other than non payment by UPC Broadband of any amount under Clause 10.5(a) (Mandatory prepayment from disposal proceeds)) and, other than Clause 22 (Financial Covenant) but without prejudice to Clause 23.17 (Acceleration Following Financial Ratio Breach) or Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration)) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 28 days from the earlier of the date on which (i) such Obligor has become aware of the failure to comply or (ii) the Facility Agent gives notice to UPC Broadband requiring the same to be remedied.
(c)    During the Clean Up Period (as defined below), references to the Borrower Group, Material Subsidiaries or a member of the Borrower Group in Clauses 20 (Representations and Warranties), 21 (Undertakings) and 23 (Default) will not include any person which has been acquired pursuant to an Acquisition permitted under Clause 21.12(a)(i) or (ii) (Acquisitions and mergers) if the relevant event or circumstance, which would, but for the operation of this paragraph (c), have resulted in a Default:
(i)    existed prior to the date of such Acquisition;
(ii)    is capable of remedy during the Clean Up Period and reasonable steps are being taken, having become aware of such event or circumstance, to ensure that such event or circumstance is being remedied;
(iii)    was not procured or approved by any member of the Borrower Group; and
(iv)    has not resulted in or could not be reasonably expected to have, a Material Adverse Effect.
“Clean Up Period” means the period commencing on the date of completion of any Acquisition referred to in paragraph (c) above and ending on the date falling 180 days thereafter.
23.4    Misrepresentation
A representation or warranty made or repeated by any Obligor in or in connection with any Finance Document or in any certificate or statement delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to have been made or repeated and, in the event that any representation or warranty is capable of remedy, the misrepresentation is not remedied within 28 days of the earlier of the date on which

(a) such Obligor has become aware of the misrepresentation or (b) the Facility Agent gives notice to UPC Broadband requiring the same to be remedied.
23.5    Cross default
(a)    Subject to paragraph (d) below, any Financial Indebtedness of a member of the Borrower Group or a member of the UGCE Borrower Group is not paid when due after the expiry of any originally applicable grace period.
(b)    Subject to paragraph (d) below, any Financial Indebtedness of a member of the Borrower Group or a member of the UGCE Borrower Group becomes prematurely due and payable or is placed on demand, in each case, as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness.
(c)    Subject to paragraph (d) below, any Financial Indebtedness of a member of the Borrower Group or a member of the UGCE Borrower Group becomes capable of being declared prematurely due and payable or placed on demand, in each case, as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness.
(d)    It shall not be an Event of Default:
(i)    under this Clause 23.5 where the aggregate principal amount of all Financial Indebtedness to which any event specified in paragraphs (a), (b) or (c) relates is less than €75,000,000 in the case of the Borrower Group or €75,000,000 in the case of the UGCE Borrower Group or, as the case may be, the equivalent in other currencies;
(ii)    under this Clause 23.5 if the circumstance which would otherwise have caused an Event of Default is being contested in good faith by appropriate action;
(iii)    under this Clause 23.5 if the relevant Financial Indebtedness is cash-collateralised and such cash is available for application in satisfaction of such Financial Indebtedness;
(iv)    under this Clause 23.5 in respect of Financial Indebtedness owing by a member of the Borrower Group to another member of the Borrower Group which is permitted under this Agreement;
(v)    under paragraph (c) above, in the case of the Acquisition of a person which results in that person becoming a member of the Borrower Group, for a period of 180 days following completion of that Acquisition, by reason only of an event of default (however described) arising in relation to the Financial Indebtedness of that acquired person as a result only of the Acquisition of that acquired person, provided that such Financial Indebtedness does not become prematurely due and payable or is not otherwise accelerated during that period;
(vi)    under this Clause 23.5 if the relevant Financial Indebtedness relates to Hedging Agreements in respect of which a termination event occurs as a result of the refinancing or redemption of any Financial Indebtedness of the Borrower Group or UPC Broadband Holdco or any member of the UGCE Borrower Group or any Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt at any time during any Availability Period;

(vii)    under this Clause 23.5 if the Financial Indebtedness is in relation to a Maintenance Covenant Revolving Facility; and
(viii)    if the relevant Financial Indebtedness is covered by a Documentary Credit or a letter of credit, bank guarantee, indemnity or other documentary credit under an Ancillary Facility.
(e)    Any Financial Indebtedness of a member of the Borrower Group under an Existing Finance Document becomes capable of being due and payable or placed on demand, in each case as a result of an Event of Default as defined under the relevant Existing Finance Document.
23.6    Insolvency
(a)    “The Netherlands”: any Obligor, any Material Subsidiary or member of the UGCE Borrower Group organised in The Netherlands is declared bankrupt (in staat van faillissement verklaard) or enters into a preliminary or definitive moratorium (in voorlopige of definitieve surseance van betaling gaan) pursuant to the Dutch Bankruptcy Act (Faillissementswet).
(b)    “General”: any of the following occurs in respect of an Obligor, any Material Subsidiary or any member of the UGCE Borrower Group:
(i)    it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;
(ii)    it admits its inability to pay its debts as they fall due;
(iii)    it suspends making payments on any of its debts or announces an intention to do so; or
(iv)    a moratorium is declared in respect of any of its indebtedness.
(c)    If a moratorium occurs in respect of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.
(d)    No Event of Default shall occur under this Clause 23.6 as a result of an Obligor commencing negotiations with any Finance Party.
(e)    “United States of America”: any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group which is a partnership, or a partner of any partnership, formed under the laws of the states of Colorado or Delaware, United States or which is incorporated under the laws of a State of the United States or that resides or has a domicile, a place of business or property in the United States (each a “US Obligor”):
(i)    admits in writing its inability to, or be generally unable to, pay its debts as such debts become due;
(ii)    makes a general assignment for the benefit of creditors;
(iii)    shall have had appointed a receiver, a custodian, trustee or similar official for, or a receiver, custodian, trustee or similar official shall have taken possession of, all or substantially all of its assets, in proceedings brought by or against such Obligor or Material Subsidiary, and such appointment shall not have been discharged or such possession shall not have been terminated within 60 days after the effective date thereof or such Obligor or Material Subsidiary shall have consented to or acquiesced in such appointment or possession;
(iv)    shall have filed a petition for relief under the insolvency, bankruptcy or similar laws of the United States or any state thereof, or an involuntary petition for such relief shall have been filed against any such Obligor or Material Subsidiary under such laws and shall not have been dismissed or terminated within 60 days after such involuntary petition is filed; or
(v)    shall have failed to have discharged or obtained a stay of any proceeding to enforce, within a period of 45 days after the commencement thereof, any attachment, sequestration or similar proceeding asserted against all or substantially all of the assets of such Obligor or Material Subsidiary, in each case other than in connection with the solvent liquidation of UPC Polska following the transfer of its assets to Polska Holdco.
(f)    “Poland”: any Obligor, any Material Subsidiary or member of the UGCE Borrower Group organised in Poland:
(i)     enters into an agreement with a licensed adviser (i.e. a supervisor of an arrangement) in respect of the supervision of proceedings for the approval of that arrangement (zawrze z nadzorcą układu umowę o sprawowanie nadzoru nad przebiegiem postępowania o zatwierdzenie układu);
(ii)    starts independently collecting votes in respect of an arrangement’s proposals (rozpocznie samodzielne zbieranie głosów), for instance it delivers a ballot paper (karta do głosowania) to any of its creditors;
(iii)    files an application to initiate restructuring proceedings (postępowanie restrukturyzacyjne), including an application for the approval of an arrangement (wniosek o zatwierdzenie układu);
(iv)    files an application for bankruptcy (wniosek o ogłoszenie upadłości); or
(v)    for more than 24 months the value of its assets is less than the value of its liabilities (excluding contingent and prospective liabilities, and loans made to it by a shareholder).
23.7    Insolvency proceedings
(a)    Any formal voluntary step commencing legal proceedings (including petition or convening a meeting) (not being actions or proceedings which can be demonstrated to the satisfaction of the Facility Agent (within 30 days of any such action or proceedings having commenced) to that effect as frivolous, vexatious or an abuse of the process of the court or related to a claim to which such person has a good defence and which is being vigorously contested by such person) is taken by any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group with a view to a moratorium or a composition, assignment or arrangement with any class of creditors of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group; or
(b)    a meeting of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group is convened by its shareholders, directors, managing partner (in the case of UPC Financing), secretary or other officers for the purpose of considering any resolution for, to petition for or to file documents with a court for its winding-up, dissolution or for its administration, suspension of payments, composition or bankruptcy or any such resolution is passed; or
(c)    any person presents a petition or files documents, with the appropriate legal authorities, for the winding-up or for the administration or for the bankruptcy of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group and the petition is not discharged or stayed within 45 days (or, in the case of a US Obligor, 60 days) (and other than any petition or document which can be demonstrated to the satisfaction of the Facility Agent (within 30 days of any such presentation or filing) to that effect as frivolous, vexatious or an abuse of the process of a court or related to a claim to which such person has a good defence and which is being vigorously contested by such person); or
(d)    an order for the winding-up or administration of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group is made, in each case other than in connection with:
(i)    a reconstruction or amalgamation on terms approved by the Facility Agent (acting on the instructions of the Majority Lenders);
(ii)    the solvent liquidation of UPC Polska following the transfer of its assets to Polska Holdco; or
(iii)    a solvent liquidation or dissolution set forth under Clause 21.29 (Internal Reorganisations) or Clause 21.12 (Acquisitions and Mergers).
23.8    Appointment of receivers and managers
(a)    Any liquidator, trustee-in-bankruptcy, preliminary trustee, composition trustee, judicial custodian, compulsory manager, receiver, administrative receiver or administrator is appointed in respect of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group or any part of its assets which is material in the context of the Borrower Group (taken as a whole) and, only in the case of the appointment of a judicial custodian, compulsory manager or receiver, is not discharged within 45 days (or, in the case of a US Obligor, 60 days); or
(b)    the directors, shareholders or other officers of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, preliminary trustee, composition trustee, judicial custodian, compulsory manager, receiver, administrative receiver or administrator, in each case other than in connection with a reconstruction or amalgamation on terms approved by the Facility Agent (acting on the instructions of the Majority Lenders).
23.9    Creditors’ process
A distress, execution, attachment or other legal process is levied, enforced or sued out upon or against all or any part of the assets of any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group which is material in the context of the Borrower Group (taken as a whole), except where the same is being contested in good faith or is removed, discharged or paid within 45 days (or, in the case of a US Obligor, 60 days).
23.10    Similar proceedings
Anything which has an equivalent effect to any of the events specified in Clauses 23.6 (Insolvency) to 23.9 (Creditors’ process) (inclusive) shall occur under the laws of any applicable jurisdiction in relation to any Obligor, any Material Subsidiary or any member of the UGCE Borrower Group.
23.11    Unlawfulness
It is or becomes unlawful for any Obligor or Subordinated Creditor to perform any of its payment or other material obligations under the Finance Documents to which it is a party.
23.12    Repudiation
Any Obligor or Subordinated Creditor repudiates, or evidences an intention to repudiate, any Finance Document to which it is a party.
23.13    Cessation of Distribution Business
The Borrower Group (taken as a whole) ceases to carry on all or substantially all of its Distribution Business, except as a result of a Permitted Disposal, a Permitted Acquisition or a Permitted Transaction or as otherwise permitted under this Agreement.
23.14    Breach of Intercreditor Agreement
(a)    A Subordinated Creditor fails to comply with any of its material obligations under the Intercreditor Agreement or the Pledge of Subordinated Shareholder Loans to which it is party and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 28 days from the earlier of the date on which (i) UPC or UPC Broadband has become aware of the failure to comply or (ii) the Facility Agent gives notice to the relevant Subordinated Creditor and UPC Broadband requiring the same to be remedied.
(b)    Any representation or warranty made by a Subordinated Creditor under the Intercreditor Agreement or the Pledge of Subordinated Shareholder Loans is incorrect in any material aspect when made or repeated and, in the event that any representation or warranty is capable of remedy, the misrepresentation is not remedied within 28 days of the earlier of the date on which (i) an Obligor has become aware of the misrepresentation or (ii) the Facility Agent gives notice to that Subordinated Creditor and UPC Broadband requiring the same to be remedied.
(c)    Any representation or warranty made by a Finance Party (as defined in the Existing Facility Agreement) is incorrect in any material respect when made or repeated.
23.15    Loss of Licences
Any Licence is in whole or part:
(a)    terminated, suspended or revoked or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiry (in each case, without replacement by Licence(s) having substantially equivalent effect) in any case in a manner which would or is reasonably likely to have a Material Adverse Effect; or
(b)    is modified or is breached in a manner which would or is reasonably likely to have a Material Adverse Effect.
23.16    Material Adverse Change
Any event or series of events occurs which would or is reasonably likely to have a Material Adverse Effect.
23.17    Acceleration Following Financial Ratio Breach
The Composite Revolving Facility Instructing Group directs the Facility Agent to take any action in accordance with Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration) as a result of a breach of the undertaking set out in Clause 22.2 (Financial Ratio).
23.18    Acceleration
On and at any time after the occurrence of an Event of Default while such event is continuing the Facility Agent shall, if the Majority Lenders so direct, by notice to UPC Broadband declare that an Event of Default has occurred and:
(a)    cancel the Total Commitments and/or Ancillary Facility Commitments;
(b)    declare that all the Outstandings be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;
(c)    demand that all the Outstandings be immediately due and payable, whereupon they shall become immediately due and payable together with all interest accrued on those Outstandings and all other amounts payable by the Obligors under the Finance Documents;
(d)    declare that cash cover in respect of each Documentary Credit is immediately due and payable, at which time it shall become immediately due and payable;
(e)    declare that cash cover in respect of each Documentary Credit is payable on demand, at which time it shall immediately become due and payable on demand by the Facility Agent on the instructions of the Majority Lenders;
(f)    declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be immediately due and payable, at which time they shall become immediately due and payable;
(g)    declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or
(h)    exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
23.19    Maintenance Covenant Revolving Facility Acceleration
In the event of a breach of the undertaking set out in Clause 22.2 (Financial Ratio) which is continuing, subject to the expiry of the cure period in Clause 22.4 (Cure

Provisions), the Facility Agent shall, if the Composite Revolving Facility Instructing Group so directs by notice to UPC Broadband:
(a)    cancel the Commitments in relation to any Maintenance Covenant Revolving Facility (other than in respect of Rollover Advances) and any related Ancillary Facility Commitments;
(b)    demand that all or part of the Outstandings under any Maintenance Covenant Revolving Facility be immediately due and payable, whereupon they shall become immediately due and payable together with all interest accrued on those Outstandings and all other amounts payable by the Obligors under that Maintenance Covenant Revolving Facility;
(c)    declare that all or part of the Outstandings under any Maintenance Covenant Revolving Facility be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Composite Revolving Facility Instructing Group;
(d)    declare that cash cover in respect of each Documentary Credit under any Maintenance Covenant Revolving Facility is immediately due and payable, at which time it shall become immediately due and payable;
(e)    declare that cash cover in respect of each Documentary Credit under any Maintenance Covenant Revolving Facility is payable on demand, at which time it shall immediately become due and payable on demand by the Facility Agent on the instructions of the Composite Revolving Facility Instructing Group;
(f)    declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities in relation to any Maintenance Covenant Revolving Facility be immediately due and payable, at which time they shall become immediately due and payable; and/or
(g)    declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities in relation to any Maintenance Covenant Revolving Facility be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Composite Revolving Facility Instructing Group.
23.20    Automatic Acceleration
If an Event of Default described in Clause 23.6(e)(ii), (iii) or (iv) (Insolvency) occurs, or upon the entry of an order for relief in a voluntary or involuntary bankruptcy of a US Borrower, all outstanding Advances drawn by a US Borrower under this Agreement will be immediately and automatically due and payable and the Total Commitments (to the extent they relate to such Advances) will, if not already cancelled under this Agreement, be immediately and automatically cancelled.
23.21    Excluded Matters
(a)    Notwithstanding any other term of the Finance Documents:
(i)    no Permitted Transaction;
(ii)    other than in the case of an Event of Default under Clause 23.2 (Non-payment), no breach of any representation, warranty, undertaking or other term of (or default or event of default under) a Hedging Agreement or an Ancillary Facility Document; and

(iii)    no Withdrawal Event,
shall (or shall be deemed to) constitute a breach of any representation and warranty or undertaking in the Finance Documents or result in the occurrence of a Default or an Event of Default and shall be expressly permitted under the terms of the Finance Documents.
(b)    For the purpose of this Clause, “Withdrawal Event” means:
(i)    the withdrawal of any participating member state of the European Union from the single currency of the participating member states of the European Union (being the Euro);
(ii)    the redenomination of the Euro into any other currency by the government of any current or former participating member state of the European Union; and/or
(iii)    the withdrawal (or any vote or referendum electing to withdraw) of any member state from the European Union.
24.    FACILITY AGENT, SECURITY AGENT, LENDERS AND L/C BANKS
24.1    Appointment and duties of the Agents
(a)    Each Lender irrevocably appoints each Agent to act as its agent under and in connection with the Finance Documents.
(b)    Each Finance Party appointing each Agent irrevocably authorises each Agent on its behalf to:
(i)    perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and
(ii)    execute each Finance Document expressed to be executed by the Facility Agent on that Finance Party’s behalf.
(c)    Each Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.
24.2    Relationship
The relationship between each Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes either Agent or an L/C Bank as trustee or fiduciary for any other Party or any other person and neither Agent nor any L/C Bank nor any Ancillary Facility Lender need hold in trust any moneys paid to it for a Party save as provided in the Finance Documents or be liable to account for interest on those moneys.
24.3    Majority Lenders’ directions
(a)    Each Agent will be fully protected if it acts in accordance with the instructions of the Majority Lenders, the Composite Revolving Facility Instructing Group, the relevant Revolving Facility Instructing Group or any other specified group of Lenders (as applicable) in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders, the

Composite Revolving Facility Instructing Group, the relevant Revolving Facility Instructing Group or any other specified group of Lenders (as applicable) will be binding on all the Lenders. In the absence of such instructions each Agent may act as it considers to be in the best interests of all the Lenders.
(b)    No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.
24.4    Delegation
Each Agent and each L/C Bank may act under the Finance Documents through its personnel and agents.
24.5    Responsibility for documentation
Neither Agent nor any L/C Bank is responsible to any other Party for:
(a)    the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document by any other Party;
(b)    the collectability of amounts payable under any Finance Document;
(c)    the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document by any other Party; or
(d)    the integrity or security of any Finance Document or other document or information posted or distributed electronically on any intranet based system (or similar) in connection with the preparation, negotiation and execution of the Finance Documents or the administration of the Facilities.
24.6    Default
(a)    Neither Agent is obliged to monitor or enquire as to whether or not a Default has occurred. Neither Agent will be deemed to have knowledge of the occurrence of a Default. However, if an Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Lenders of such notice.
(b)    Each Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.
24.7    Exoneration
(a)    Without limiting paragraph (b) below, neither Agent, any L/C Bank or any Ancillary Facility Lender will be liable for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.
(b)    No Party (other than any Agent, L/C Bank or Ancillary Facility Lender (as applicable)) may take any proceedings against any officer, employee or agent of either Agent, L/C Bank or Ancillary Facility Lender in respect of any claim it might have against that Agent, L/C Bank or Ancillary Facility Lender or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.
(c)    Any officer, employee or agent of either Agent may rely on this Clause 24.7 and enforce its terms under the Third Parties Act.
24.8    Reliance
Each Agent and each L/C Bank may:
(a)    rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;
(b)    rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and
(c)    engage, pay for and rely on legal or other professional advisers selected by it (including those in the Facility Agent’s employment and those representing a Party other than the Facility Agent).
24.9    Credit approval and appraisal
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:
(a)    has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related persons in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by either Agent in connection with any Finance Document; and
(b)    will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related persons while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
24.10    Information
(a)    Each Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to that Agent by a Party for that person.
(b)    Except where this Agreement specifically provides otherwise, neither Agent is obliged to review or check the accuracy or completeness of any document it forwards to another Party.
(c)    Except as provided above, neither Agent has a duty:
(i)    either initially or on a continuing basis to provide any Lender with any credit or other information concerning the financial condition or affairs of any Obligor or any related person of any Obligor whether coming into its possession or that of any of its related persons before, on or after the Signing Date; or
(ii)    unless specifically requested to do so by a Lender in accordance with this Agreement, to request any certificates or other documents from any Obligor.

(d)    The Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and UPC Broadband and shall disclose the same upon the written request of UPC Broadband or the Majority Lenders.
(e)    The Facility Agent may execute on behalf of any L/C Bank any Documentary Credit issued under this Agreement.
24.11    Each Agent individually
(a)    If it is also a Lender, each of the Facility Agent and the Security Agent has the same rights and powers under this Agreement as any other Lender and may exercise those rights and powers as though it were not the Facility Agent or Security Agent (as applicable).
(b)    Each of the Agents, any L/C Bank and any Ancillary Facility Lender may:
(i)    carry on any business with an Obligor or its related persons;
(ii)    act as agent or trustee for, or in relation to any financing involving, an Obligor or its related persons; and
(iii)    retain any profits or remuneration in connection with its activities under the Finance Documents, or in relation to any of the foregoing.
24.12    Indemnities
Each Lender shall indemnify each Agent, within three Business Days of demand, against any cost, loss or liability incurred by the relevant Agent (otherwise than by reason of the relevant Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the relevant Agent has been reimbursed by an Obligor pursuant to a Finance Document). Such indemnification shall be pro rata to its Commitments (and for the purposes of calculating this proportion, the amount of the Total Additional Facility Commitments and each Lender’s Additional Facility Commitments, in each case not denominated in Euros, shall be converted to Euros at the Agent’s Spot Rate of Exchange on the date of the relevant calculation).
24.13    Compliance
(a)    Each Agent may refrain from doing anything which might, in its reasonable opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its reasonable opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.
(b)    Without limiting paragraph (a) above, neither Agent need disclose any information relating to any Obligor or any of its related persons if the disclosure might, in the opinion of the relevant Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.
24.14    Resignation of Agents
(a)    Notwithstanding its irrevocable appointment (but subject to paragraphs (f), (g) and (h) below), each Agent may resign by giving notice to the Lenders and UPC Broadband, in which case the relevant Agent may, following consultation with and with the consent of UPC Broadband (not to be unreasonably withheld or delayed) forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Lenders may with the consent of

UPC Broadband (not to be unreasonably withheld or delayed) appoint a reputable and experienced bank as successor Agent. The resignation of the Security Agent is subject to compliance with Clause 21.1 (Resignation of the Security Agent) of the Intercreditor Agreement (or any equivalent terms of the Intercreditor Agreement from time to time).
(b)    If the appointment of a successor Agent is to be made by the Majority Lenders but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may, following consultation with and with the consent of UPC Broadband (not to be unreasonably withheld or delayed), appoint a successor Agent.
(c)    The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification and receiving such approval, the successor Agent will succeed to the position of the retiring Facility Agent and the term “Facility Agent” or “Security Agent” (as the case may be) will mean the successor Facility Agent or Security Agent, respectively.
(d)    The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.
(e)    Upon its resignation becoming effective, this Clause 24 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the relevant Agent and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.
(f)    The Majority Lenders may by notice to an Agent require it to resign in accordance with paragraph (a) above. In this event, the relevant Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.
(g)    Provided no Default is continuing and following a period of consultation with the relevant Agent of not less than 14 days, UPC Broadband may by notice to that Agent require it to resign in accordance with paragraph (a) above. In this event, the relevant Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent and UPC Broadband shall appoint a successor Facility Agent acting through an office in the United Kingdom or the Netherlands (without any Lender’s consent). UPC Broadband may exercise such right to replace the Facility Agent twice during the life of the Facilities.
(h)    If requested by UPC Broadband by written notice to the Facility Agent, the Facility Agent shall resign in accordance with paragraph (a) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents the Facility Agent notifies UPC Broadband that the Facility Agent will cease to be a FATCA Exempt Party on or after the FATCA Application Date and (in each case) UPC Broadband reasonably believes that a Party would be required to make a deduction on account of FATCA that would not be required if the Facility Agent were a FATCA Exempt Party.

24.15    Lenders
Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Lender to the contrary by not less than five Business Days prior to the relevant payment.
24.16    Separate divisions
In acting as an Agent, the agency division of each of the Agents shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by either Agent otherwise than in the capacity of Agent through its agency division (whether as financial adviser to any member of the Borrower Group or otherwise) may be treated as confidential by the relevant Agent and shall not be deemed to be information possessed by the relevant Agent in its capacity as such. Each Finance Party acknowledges that each Agent may, now or in the future, be in possession of, or provided with, information relating to the Obligors which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, neither Agent will be under any obligation to provide, or be under any liability for failure to provide, any such information to the other Finance Parties.
24.17    Role of Reference Banks and Alternative Reference Banks
(a)    No Reference Bank or Alternative Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.
(b)    No Reference Bank or Alternative Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.
(c)    No Party (other than the relevant Reference Bank or Alternative Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank or Alternative Reference Bank in respect of any claim it might have against that Reference Bank or Alternative Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank or Alternative Reference Bank may rely on this Clause 24.17 subject to Clause 1.2(e) (Construction) and the provisions of the Third Parties Act.
24.18    Third party Reference Banks and Alternative Reference Banks
A Reference Bank or Alternative Reference Bank which is not a Party may rely on Clause 24.17 (Role of Reference Banks and Alternative Reference Banks) and Clause 32 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.2(e) (Construction) and the provisions of the Third Parties Act.
25.    FEES
25.1    Additional Facility Commitment Fee
(a)    Subject to paragraph (d) below, if specified in the relevant Additional Facility Accession Agreement, UPC Broadband shall pay to the Facility Agent for distribution to each Lender pro rata to the proportion that the relevant Lender’s Additional Facility Commitment bears to the Total Additional Facility Commitments in relation to the relevant Additional Facility from time to time a commitment fee (subject to paragraph (c) below) computed at the rate specified in the Additional Facility Accession Agreement on any undrawn uncancelled amount of the Total Additional Facility Commitments in relation to that Additional Facility.
(b)    Such commitment fee is calculated and accrues on a daily basis on and from the date specified in the relevant Additional Facility Accession Agreement and is payable quarterly in arrear from the date specified in the relevant Additional Facility Accession Agreement and on the relevant Utilisation Date. Accrued commitment fee is also payable to the Facility Agent for the relevant Lender(s) on the cancelled amount of its (their) Additional Facility Commitments at the time the cancellation takes effect (but only in respect of the period up to the date of cancellation).
(c)    Such commitment fee is payable in the currency in which the relevant Additional Facility is denominated.
(d)    No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.
25.2    Revolving Facility Commitment Fee
(a)    Subject to paragraph (c) below, UPC Broadband shall pay to the Facility Agent for distribution to each Lender under Revolving Facility A a commitment fee in respect of Revolving Facility A computed at the rate of 40 per cent. of the Revolving Facility A Margin per annum on the undrawn, uncancelled portion of the Revolving Facility A Commitments. Such commitment fee shall be calculated and shall accrue on a daily basis from the 2020 Amendment Effective Date (or, in the case of the Revolving Facility A Commitments established on the 2021 Amendment Effective Date, from the 2021 Amendment Effective Date) to the last day of the Availability Period for Revolving Facility A and shall be payable quarterly in arrears from the 2020 Amendment Effective Date. The accrued commitment fee is also payable to the Facility Agent for distribution to a Lender under Revolving Facility A on the date its Revolving Facility A Commitment is cancelled in full.
(b)    Subject to paragraph (c) below, UPC Broadband shall pay to the Facility Agent for distribution to each Lender under Revolving Facility B a commitment fee in respect of Revolving Facility B computed at the rate of 40 per cent. of the Revolving Facility B Margin per annum on the undrawn, uncancelled portion of the Revolving Facility B Commitments. Such commitment fee shall be calculated and shall accrue on a daily basis from the 2020 Amendment Effective Date (or, in the case of the Revolving Facility B Commitments established on the 2021 Amendment Effective Date, from the 2021 Amendment Effective Date) to the last day of the Availability Period for Revolving Facility B and shall be payable quarterly in arrears from the 2020 Amendment Effective Date. The accrued commitment fee is also payable to the Facility Agent for distribution to a Lender under Revolving Facility B on the date its Revolving Facility B Commitment is cancelled in full.
(c)    No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.
(d)    Any commitment fee in respect of the Initial Revolving Facility which accrued to a Lender prior to the 2023 Second Amendment Effective Date shall be deemed to have accrued under Revolving Facility A if such Lender is a Lender under Revolving Facility A as of the 2023 Second Amendment Effective Date and shall be deemed to have accrued under Revolving Facility B if such Lender is a Lender under Revolving Facility B as of the 2023 Second Amendment Effective Date.
25.3    Agent’s fees
UPC Broadband shall pay to the Facility Agent and the Security Agent for their own account an agency fee in the amounts and on the dates agreed in the relevant Fee Letter.
25.4    VAT
Any fee referred to in this Clause 25 (Fees) is exclusive of any applicable value added tax. If any value added tax is so chargeable and is invoiced, it shall be paid by UPC Broadband at the same time as it pays the relevant fee. Where appropriate, the relevant Finance Party will supply a VAT invoice in respect of such fees.
25.5    Documentary Credit Fee
Each Borrower shall, in respect of each Documentary Credit issued on its behalf pay (or procure the payment of) to the Facility Agent for the account of each L/C Lender (for distribution in proportion to each L/C Lender’s L/C Proportion of such Documentary Credit) a documentary credit fee in the currency in which the relevant Documentary Credit is denominated at a rate equal to the Margin for a Revolving Facility or the applicable Additional Revolving Facility (as applicable) applied on the Outstanding L/C Amount in relation to such Documentary Credit (less any amount which has been repaid or prepaid). Such documentary credit fee shall be paid in arrears on each Quarter Date during the Term of the relevant Documentary Credit and on the relevant Expiry Date (or the date of its repayment, prepayment or cancellation, if earlier) for that Documentary Credit.
25.6    L/C Bank Fee
Each relevant Borrower shall pay (or procure the payment of) to any L/C Bank a fronting fee in respect of each Documentary Credit requested by it and issued by that L/C Bank, in the amount and at the times agreed in any letter entered into between such L/C Bank and such Borrower.
26.    EXPENSES
26.1    Transaction Expenses
UPC Broadband shall within 10 Business Days of demand pay the Facility Agent the amount of all costs and expenses (including legal fees, subject to any agreed caps) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and perfection of:
(a)    this Agreement and any other documents referred to in this Agreement; and
(b)    any other Finance Document executed after the Signing Date.
26.2    Amendment Costs
If:
(a)    an Obligor requests an amendment, waiver or consent under or in connection with any Finance Document; or

(b)    an amendment is required under Clause 29.6 (Change of Currency),
UPC Broadband shall, within ten Business Days of demand, reimburse the Facility Agent or, as the case may be, the Security Agent, for the amount of all costs and expenses (including legal fees, subject to any agreed caps) reasonably incurred by the Facility Agent or, as the case may be, the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.
26.3    Enforcement Costs
UPC Broadband shall, within ten Business Days of demand, pay to the Facility Agent on behalf of each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.
27.    INDEMNITIES
27.1    Currency indemnity
(a)    If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
(i)    making or filing a claim or proof against that Obligor; or
(ii)    obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within ten Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)    Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
27.2    Other indemnities
UPC Broadband shall (or shall procure that an Obligor will), within ten Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:
(a)    the occurrence of any Event of Default;
(b)    a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Pro rata Sharing);
(c)    (i) funding, or making arrangements to fund, its participation in an Advance, (ii) its issuing or making arrangements to issue a Documentary Credit or (iii) its funding or making arrangements to fund any Ancillary Facility made available by it, in each case, requested by a Borrower under this Agreement but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or
(d)    an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by a Borrower.
27.3    Indemnity to the Facility Agent
UPC Broadband shall, within ten Business Days of demand, indemnify the Facility Agent against any reasonable cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:
(a)    investigating any event which it reasonably believes is an Event of Default; or
(b)    acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.
27.4    Break Costs
(a)    If an amount is specified as Break Costs in the Reference Rate Terms for a Term Rate Advance or Unpaid Sum in relation to a Term Rate Advance, subject to paragraph (b) below, UPC Broadband shall, within ten Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of that Term Rate Advance or Unpaid Sum in relation to a Term Rate Advance being paid by that Borrower on a day other than the last day of the Interest Period for that Term Rate Advance or Unpaid Sum in relation to a Term Rate Advance.
(b)    Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate (which shall be provided to UPC Broadband) confirming the amount of its Break Costs for any Interest Period in which they accrue.
(c)    Break Costs shall not apply to any Compounded Rate Advance or Fixed Rate Advance.
28.    EVIDENCE AND CALCULATIONS
28.1    Accounts
Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.
28.2    Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount payable under this Agreement or otherwise expressed to be determined by a Finance Party is, in the absence of manifest error, prima facie evidence of the matters to which it relates.
28.3    Calculations
Subject to Clause 1.9 (Existing Fixed Rate Facilities) and anything to the contrary set out in an applicable Additional Facility Accession Agreement, the interest and the fees payable under Clauses 25.1 (Additional Facility Commitment Fee) and 25.2 (Revolving Facility Commitment Fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, where practice in the London inter-bank market, in the case of non-Euro amounts, or the European interbank market, in the case of Euro amounts, otherwise dictates, 365 days.
28.4    Certificate of L/C Bank
A certificate of an L/C Bank as to the amount paid out or at any time due in respect of a Documentary Credit shall, absent manifest error, be prima facie evidence of the payment of such amounts or (as the case may be) of the amounts outstanding in any legal action or proceedings arising in connection therewith.
28.5    Rounding
The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.
29.    AMENDMENTS AND WAIVERS
29.1    Required consents
(a)    Subject to Clause 29.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the written consent of the Majority Lenders and UPC Broadband and any such amendment or waiver will be binding on all Parties.
(b)    The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 29 (Amendments and Waivers).
29.2    Exceptions
(a)    An amendment, consent or waiver relating to the following matters (including any technical consequential amendments relating to such amendment, consent or waiver) may be made with the prior written consent of each Lender affected thereby and without the consent of any other Lender:
(i)    the definition of “Majority Lenders” in Clause 1.1 (Definitions);
(ii)    an extension to the date of payment of any amount of principal, interest or commitment fees under this Agreement or the Security Documents or the extension of an Availability Period;
(iii)    a reduction in the Margin or the amount of any Documentary Credit or payment of principal, interest, fees or commission payable under this Agreement or the Security Documents;
(iv)    without prejudice to Clause 2.3 (Increase), an increase in a Lender’s Additional Facility Commitment or Revolving Facility Commitment (as applicable);
(v)    an assignment, transfer, novation or other disposal of any of, or any interest in, an Obligor’s rights and/or obligations under this Agreement other than in accordance with Clause 30 (Changes to the Parties);
(vi)    any provision which expressly requires the consent of all of the Lenders or the affected Lenders;

(vii)    Clause 2.7 (Nature of a Finance Party’s rights and obligations), Clause 30.3 (Transfers by Lenders) or this Clause 29 (Amendments and Waivers); or
(viii)    the selection of an Interest Period exceeding six months.
(b)    An amendment or waiver which relates to the rights or obligations of the Facility Agent may not be effected without the consent of the Facility Agent.
(c)    The Facility Agent may agree with UPC Broadband any amendment to or the modification of the provisions of any of the Finance Documents or any schedule thereto, which is necessary to correct a manifest error.
(d)    If authorised by the Majority Lenders, the Security Agent may, subject to paragraph (a) above, grant any waiver or consent in relation to, or variation of the material provisions of, any Security Document.
(e)    Notwithstanding any other provision of this Clause 29 (Amendments and Waivers), the Facility Agent may at any time without the consent or sanction of the Lenders, concur with UPC Broadband in making any modifications to any Finance Document, which in the opinion of the Facility Agent would be proper to make provided that the Facility Agent is of the opinion that such modification:
(i)    would not be materially prejudicial to the position of any Lender and in the opinion of the Facility Agent such modification is of a formal, minor or technical nature or is to correct a manifest error;
(ii)    relates to the increase in the principal amount of a Commitment of a Lender in relation to any Facility and such increased Commitment has been requested by UPC Broadband to fund any original issue discount required to be paid to that Lender in relation to that Facility under any Finance Document;
(iii)    is of a minor, operational or technical nature; or
(iv)    relates to the implementation of any alternative basis for the calculation of interest that is binding on all Parties in accordance with paragraph (c) of Clause 16.4 (Cost of Funds).
Any modification made in accordance with this paragraph (e) shall be made on such terms as the Facility Agent may determine, shall be binding upon the Lenders, and shall be notified by UPC Broadband (if not notified by the Facility Agent) to the Lenders as soon as practicable thereafter.
(f)    A waiver of issuance or the release of any Guarantor from any of its obligations under Clause 19 (Guarantee) or a release of any Security under the Security Documents, in each case, other than in accordance with the terms of any Finance Document shall require the prior written consent of affected Lenders whose Available Commitments plus Outstandings amount in aggregate to more than 90 per cent. of the Available Facilities plus aggregate Outstandings.
(g)    If any Primary Term Rate is not available for a currency which can be selected for an Advance, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Primary Term Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and UPC Broadband.
29.3    Class Exception
Any amendment or waiver which:
(a)    relates only to the rights or obligations applicable to a particular Utilisation or Facility; and
(b)    does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility, may be made in accordance with this Clause 29 (Amendments and Waivers) but as if references in this Clause 29 (Amendments and Waivers) to the specified proportion of Lenders (including, for the avoidance of doubt, each affected Lender) whose consent would, but for this Clause 29.3 (Class Exception), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Facility.
29.4    Release of Guarantees and Security
(a)    Subject to paragraph (b) below, at the time of completion of any disposal by UPC Broadband Holdco, any Permitted Affiliate Holdco, any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt, any Obligor or any other provider of Security of any shares, assets or revenues the Security Agent shall (and it is hereby authorised by the other relevant Finance Parties to) at the request of and cost of the relevant Obligor, execute such documents as may be required to:
(i)    release those shares, assets or revenues from Security constituted by any relevant Security Document or certify that any floating charge constituted by any relevant Security Documents over such assets, revenues or rights has not crystallised; and
(ii)    release any person which as a result of that disposal, ceases to be the UPC Broadband Holdco, any Permitted Affiliate Holdco, any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt or any Obligor, from any guarantee, indemnity or Security Document to which it is a party and its other obligations under any other Finance Document.
(b)    The Security Agent shall only be required under paragraph (a) above to grant the release of any Security or to deliver a certificate of non-crystallisation on account of a disposal as described in that paragraph if:
(i)    the disposal is permitted under Clause 21.11 (Disposals) or the consent of the Majority Lenders has been obtained; and
(ii)    to the extent that the disposal is to be in exchange for replacement assets the Security Agent has either received (or is satisfied, acting reasonably, that it will receive immediately following the disposal) one or more duly executed Security Documents granting Security over those replacement assets or is satisfied, acting reasonably, that the replacement assets will be subject to Security pursuant to any existing Security Documents.
(c)    If at any time the Obligors at the relevant time represent a percentage which is greater than that required to satisfy the 80% Security Test and UPC Broadband provides a certificate to the Facility Agent certifying that upon the release of one or more specified Obligors from its obligations under this Agreement the 80% Security Test would continue to be satisfied, the Facility Agent and/or Security Agent (as applicable) shall (and each of them is hereby authorised by the other relevant Finance Parties to) at the request and cost of UPC Broadband, execute such documents as may be required to release such specified Obligors from any guarantees, indemnities and/or Security Documents to which it is a party and to release it from its other obligations under any Finance Document. Any Obligor, whose assets are to be released by this paragraph (c) or any other provision of this Agreement or the Finance Documents and who as a result will not have granted security over its assets in accordance with the 80% Security Test for the benefit of the Finance Parties, shall, for purposes of the determination of the 80% Security Test, not be treated as an Obligor for the calculation in the preceding sentence and on a going forward basis. The release provisions of this paragraph (c) shall not permit any release of any guarantees or Security in favour of the Finance Parties, in each case, granted by UPC Broadband Holdco, UPC Broadband and any Borrower (other than UPC Broadband) for as long as such person is a Borrower.
(d)    The Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of the relevant Obligor, execute such documents as may be required or desirable to effect any release (i) permitted under the Intercreditor Agreement, (ii) to which a prior written consent of the relevant Lenders has been granted in accordance with Clause 29.2(f) (Exceptions) and (iii) required to permit the granting of any Security Interest permitted under Clause 21.8 (Negative pledge).
(e)    Notwithstanding any other provision of this Agreement, UPC Broadband may require the Security Agent to, and the Security Agent shall (and it is hereby authorised by the other relevant Finance Parties to) at the cost of the relevant Obligor, execute such documents as may be required or desirable to effect the release of the Security granted over any asset of an Obligor pursuant to the Security Documents to which it is a party to enable the relevant Obligor to grant in connection with that asset any encumbrance permitted under Clause 21.8 (Negative pledge). If, immediately prior to such release the relevant Obligor was treated as an Obligor for the purpose of the 80% Security Test, the relevant Obligor shall continue to be treated as an Obligor for those purposes notwithstanding any such release.
29.5    Calculation of Consent
Where a request for a waiver of, or an amendment to, any provision of any Finance Document has been sent by the Facility Agent to the Lenders at the request of an Obligor:
(a)    each Lender that does not respond to such request for waiver or amendment within 10 Business Days after receipt by it of such request (or within such other period as the Facility Agent and UPC Broadband shall specify), shall be excluded from the calculation in determining whether the requisite level of consent to such waiver or amendment was granted; and

(b)    the Facility Agent, in determining whether sufficient Lenders have consented to that amendment or waiver, shall not take into account any Commitments or Utilisations under any relevant Facility in relation to which a cancellation or prepayment notice (as applicable) has been served in accordance with Clause 10.2 (Voluntary Cancellation) or Clause 10.3 (Voluntary Prepayment) provided that to the extent that any cancellation or prepayment is not made on the date specified in a relevant cancellation or prepayment notice then the requirement to take into account any such Commitments or Utilisations under any relevant Facility shall be reinstated with retroactive effect from the date of delivery of such cancellation or prepayment notice.
29.6    Change of Currency
(a)    If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)    any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent; and
(ii)    any translation from one currency or currency unit to another shall be at the official conversion rate recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent acting reasonably.
(b)    If a change in any currency of a country occurs, this Agreement will be amended to the extent the Facility Agent specifies to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.
29.7    Waivers and remedies cumulative
The rights of each Party under the Finance Documents:
(a)    may be exercised as often as necessary, subject to the terms of the Finance Documents;
(b)    are cumulative and not exclusive of its rights under the general law; and
(c)    may be waived only in writing and specifically.
Delay in the exercise or non-exercise of any such right is not a waiver of that right.
29.8    Disenfranchisement of Defaulting Lenders
(a)    For so long as a Defaulting Lender has any Available Commitments, in determining whether the requisite level of consent has been obtained for a consent, waiver, amendment or other vote under the relevant Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.
(b)    For the purposes of this Clause 29.8 (Disenfranchisement of Defaulting Lenders), the Facility Agent may assume that the following Lenders are Defaulting Lenders:
(i)    any Lender which has notified the Facility Agent that it has become a Defaulting Lender; and

(ii)    any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) or (d) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.
29.9    Replacement of Lenders
(a)    If at any time:
(i)    any Lender becomes a Non-Consenting Lender; or
(ii)    any Lender becomes a Non-Funding Lender,
then UPC Broadband may, on not less than three Business Days prior notice to the Facility Agent and that Lender, (A) replace that Lender by requiring it to (and that Lender shall) transfer all of its rights and obligations under this Agreement to a Lender or other person selected by UPC Broadband for a purchase price equal to the outstanding principal amount of such Lender’s share in the outstanding Advances and all accrued interest and fees and other amounts payable to it under this Agreement or (B) prepay that Lender all but not part of its share in its outstanding Advances and all accrued interest and fees and other amounts payable to it under this Agreement from cash flow, Subordinated Shareholder Loans or New Equity received by the Borrower Group. Any notice delivered under this paragraph (a) shall be accompanied by a Novation Certificate or Transfer Agreement complying with Clause 30.3 (Transfers by Lenders), which Novation Certificate or Transfer Agreement shall be immediately executed by the relevant Non-Consenting Lender or, as the case may be, Non-Funding Lender and returned to UPC Broadband. If a Lender does not execute and/or return a Novation Certificate or Transfer Agreement as required by this paragraph (a) within two Business Days of delivery by UPC Broadband, the Facility Agent shall execute (and is hereby irrevocably authorised by the relevant Lender to do so) that Novation Certificate or Transfer Agreement on behalf of such Lender.
(b)    UPC Broadband shall have no right to replace the Facility Agent or the Security Agent and none of the foregoing nor shall any Lender have any obligation to UPC Broadband to find a replacement Lender or other such person. UPC Broadband may only exercise its replacement or prepayment rights in respect of any relevant Lender within 90 days of becoming entitled to do so on each occasion such Lender is a Non-Consenting Lender or a Non-Funding Lender.
(c)    In no event shall the Lender being replaced be required to pay or surrender to such replacement Lender or other person any of the fees received by such Lender being replaced pursuant to this Agreement.
29.10    Published Rate
(a)    Any amendment or waiver which relates to providing for the use of any alternative benchmark rate (each a “Replacement Benchmark Rate”) as the replacement for any Published Rate from time to time for the purpose of any Utilisation under a Compounded Rate Facility in any currency under this Agreement including, without limitation:

(i)    aligning any provision of any Finance Document to the use of that Replacement Benchmark Rate in relation to a Compounded Rate Facility;
(ii)    enabling that Replacement Benchmark Rate to be used for the calculation of interest under this Agreement in relation to a Compounded Rate Facility (including, without limitation, any consequential changes required to enable that Replacement Benchmark Rate to be used for the purposes of this Agreement in relation to a Compounded Rate Facility);
(iii)    implementing market conventions applicable to that Replacement Benchmark Rate in relation to a Compounded Rate Facility or aligning the means of calculation of interest on a Compounded Rate Advance under a Compounded Rate Facility in any currency under this Agreement to any recommendation of a relevant nominating body which relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets;
(iv)    providing for appropriate fallback (and, if applicable, market disruption) provisions for that Replacement Benchmark Rate in relation to a Compounded Rate Facility;
(v)    adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark Rate in relation to a Compounded Rate Facility;
(vi)    any other amendment or waiver which may be reasonably required, appropriate, necessary or desirable in connection with and/or to facilitate the implementation and use of such Replacement Benchmark Rate in relation to a Compounded Rate Facility; or
(vii)    any further modification to the terms relating to that Replacement Benchmark Rate in relation to a Compounded Rate Facility after its implementation under this Agreement (including on the 2022 Amendment and Effective Date), may be made with the consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and UPC Broadband (in each case, acting reasonably) from time to time, provided that in selecting any alternative benchmark rate the Facility Agent and UPC Broadband shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currency as, the relevant Utilisation and, for the avoidance of doubt, the Facility Agent and UPC Broadband may agree to provide for the use of different benchmark rates for different Utilisations and/or Facilities under this Agreement notwithstanding that they may be denominated in the same currency.
(b)    The Parties acknowledge that certain provisions of this Agreement relating to (i) Compounded Rate Advances under a Compounded Rate Facility have been drafted with regard to the LMA recommended form multicurrency term and revolving facilities agreement incorporating rate switch provisions (lookback without observation shift) published on 28 May 2021 (the “LMA Rate Switch Agreement”) and (ii) Term Rate Advances denominated in Dollars have been drafted with regard to the LMA recommended form multicurrency term and revolving facilities agreement incorporating Term SOFR for use in investment grade transactions published on 25 May 2023 (the “LMA Term SOFR Agreement”). The Parties agree that, at the request of UPC Broadband, the Facility Agent will notify each of the Lenders of the proposed amendment (for information purposes only) and promptly enter into any amendments to this Agreement reasonably requested by UPC Broadband and agreed by the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) (acting reasonably) to ensure that the terms of this Agreement relating to Compounded Rate Advances under a Compounded Rate Facility and Term Rate Advances in Dollars reflect the equivalent terms of any subsequent version of the LMA Rate Switch Agreement or LMA Term SOFR Agreement (as applicable) or any recommended form of multicurrency term and revolving facilities agreement incorporating rate switch provisions (lookback without observation shift) or Term SOFR provisions published by the LMA, whilst preserving, to the extent reasonably practicable, any negotiated deviations from, or supplements to, the LMA Rate Switch Agreement or LMA Term SOFR Agreement (as applicable), and any election of drafting options set out in the LMA Rate Switch Agreement, in each case agreed between the Parties and reflected in this Agreement as of the 2022 Amendment Effective Date or the 2023 First Amendment Effective Date (as applicable).
30.    CHANGES TO THE PARTIES
30.1    Successors and Assignees
This Agreement shall be binding upon and enure to the benefit of each Party and its or any subsequent successors, permitted assignees and transferees.
30.2    Transfers by Obligors
(a)    No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement, except:
(i)    pursuant to a merger in accordance with Clause 21.12(b) (Acquisitions and mergers); and
(ii)    that UPC Broadband Holdco (“Existing UPC Broadband Holdco”) may at any time assign, transfer, novate or dispose of all of its rights and obligations under this Agreement and the other Finance Documents to which it is a party to another person which is the immediate Holding Company of UPC Broadband (“New UPC Broadband Holdco”) in accordance with the terms of this Agreement and the terms of such other Finance Document, provided that any transfer or novation of obligations by Existing UPC Broadband Holdco will not be effective until New UPC Broadband Holdco has become an Additional Guarantor in accordance with Clause 30.8 (Additional Obligors) and has delivered or delivers the documents specified in Clause 30.8(a)(v) (Additional Obligors).
(b)    At the time the foregoing conditions for the transfer or novation of Existing UPC Broadband Holdco’s obligations shall have been satisfied (or waived, as the case may be) and such transfer or novation has taken effect:
(i)    Existing UPC Broadband Holdco will be released from its obligations under this Agreement and the other Finance Documents, without prejudice to any such obligations which may have accrued and shall not have been discharged prior to such time; and
(ii)    Existing UPC Broadband Holdco will cease to be an Original Guarantor.
30.3    Transfers by Lenders
(a)    A Lender (the “Existing Lender”) may at any time after the day falling five Business Days after the Signing Date assign, transfer or novate any of its rights and/or obligations under this Agreement and the other Finance Documents to another person (the “New Lender”), provided that in the case of a partial assignment, transfer or novation of rights and/or obligations, such assignment, transfer or novation shall be in a minimum amount (in relation to a Revolving Facility Commitment or an Additional Facility Commitment denominated in Euros) of €1,000,000 or (in relation to a Revolving Facility Commitment or an Additional Facility Commitment denominated in US Dollars) of US$1,000,000 or, in each case, such lower amount as the Existing Lender may agree with UPC Broadband (save that in the case of a partial assignment, transfer or novation by a Lender of its rights and/or obligations under a Revolving Facility or an Additional Facility to an Affiliate or Related Fund of that Lender, such assignment, transfer or novation shall be in a minimum amount (in relation to a Revolving Facility Commitment or an Additional Facility Commitment denominated in Euros) of €500,000 or (in relation to a Revolving Facility Commitment or an Additional Facility Commitment denominated in US Dollars) of US$500,000 or, in each case, such lower amount as that Lender may agree with UPC Broadband).
(b)    The prior consent of UPC Broadband is required for any such assignment, transfer or novation (unless to an Affiliate or to a Lender, but without prejudice to paragraph (a) above), provided that:
(i)    UPC Broadband’s consent must not be unreasonably withheld or delayed;
(ii)    the prior consent of UPC Broadband is not required when (A) the assignment, novation or transfer of a Lender’s rights and/or obligations is to an Affiliate or Related Fund of that Lender or (B) an Event of Default is continuing; and
(iii)    nothing in this Clause 30.3 restricts the ability of any Lender to enter into any sub participation or other arrangement with any third party relating to the Finance Documents which does not transfer to that third party any obligation and/or legal or equitable interest in any of the rights arising under this Agreement.
(c)    Notwithstanding any other provision of this Agreement, no Lender shall be entitled to assign or transfer any of its rights, benefits or obligations under the Finance Documents in relation to a Revolving Facility or any Additional Revolving Facility without the prior written consent of UPC Broadband, provided that no such consent shall be required in the case of any assignment or transfer:
(i)    by a Lender to another Lender under a Revolving Facility or any Additional Revolving Facility and/or to its Affiliate (or in the case of any Lender which constitutes a fund advised and/or managed by a common person or an Affiliate thereof, to any other fund managed by such common person or Affiliate);

(ii)    to a person that is a lender under any revolving credit facility made available to any Affiliate of UPC Broadband; or
(iii)    to any New Lender at any time after the occurrence of an Event of Default which is continuing.
(d)    A transfer of obligations will be effective only if the obligations are novated in accordance with Clause 30.4 (Procedure for novations).
(e)    On each occasion an Existing Lender assigns, transfers or novates any of its rights and/or obligations under this Agreement (other than to an Affiliate or Related Fund of that Existing Lender), the New Lender shall, on the date the assignment, transfer and/or novation takes effect, pay to the Facility Agent for its own account a fee of €1,500.
(f)    An Existing Lender is not responsible to a New Lender for:
(i)    the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;
(ii)    the collectability of amounts payable under any Finance Document; or
(iii)    the accuracy of any statements (whether written or oral) made in connection with any Finance Document.
(g)    Each New Lender confirms to the Existing Lender and the other Finance Parties that:
(i)    it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related persons in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and
(ii)    it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related persons while any amount is or may be outstanding under this Agreement or any Revolving Facility Commitment or Additional Facility Commitment is in force.
(h)    Nothing in any Finance Document obliges an Existing Lender to:
(i)    accept a re-transfer from a New Lender of any of the rights and/or obligations assigned, transferred or novated under this Clause 30.3; or
(ii)    support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.
(i)    Any reference in this Agreement to a Lender includes a New Lender (to the extent rights have been assigned, transferred or novated to that New Lender and to the extent that obligations have been assumed by the New Lender) but excludes a Lender if no amount is or may be owed to or by it under this Agreement and its Revolving Facility Commitment and its Additional Facility Commitment have been cancelled or reduced to nil.
(j)    If any assignment, transfer or novation results, or will result by reason of circumstances existing at the time of the assignment, transfer or novation, in additional amounts becoming due under Clause 15 (Tax Gross-up and Indemnities) or amounts becoming due under Clause 17 (Increased Costs), the New Lender shall be entitled to receive such additional amounts only to the extent that the Existing Lender would have been so entitled had there been no such assignment, transfer or novation.
(k)    Notwithstanding any other provision of this Agreement, the consent of each L/C Bank under a Revolving Facility or any Additional Revolving Facility (as applicable) shall be required (such consent not to be unreasonably withheld or delayed) for any assignment or transfer of any Lender’s rights and/or obligations under the relevant Revolving Facility or the relevant Additional Revolving Facility (as applicable) provided that in relation to any assignment or transfer required by UPC Broadband under Clause 10.7 (Right of prepayment and cancellation in relation to a single Lender), an L/C Bank may not withhold such consent unless, acting reasonably, the reason for so doing relates to the creditworthiness of the proposed New Lender.
30.4    Procedure for novations
(a)    A novation is effected if:
(i)    the Existing Lender and the New Lender deliver to the Facility Agent a duly completed certificate (a “Novation Certificate”), substantially in the form of Part 1 of Schedule 4 (Novation Certificate); and
(ii)    the Facility Agent executes it (which the Facility Agent shall promptly do).
(b)    Each Finance Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Novation Certificate on its behalf if that Novation Certificate effects a novation permitted by Clause 30.3 (Transfers by Lenders).
(c)    To the extent that they are expressed to be the subject of the novation in the Novation Certificate and subject to paragraph (e) below:
(i)    the Existing Lender and the other Parties (the “existing Parties”) will be released from their obligations to each other (the “discharged obligations”);
(ii)    the New Lender and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Lender instead of the Existing Lender;
(iii)    the rights of the Existing Lender against the existing Parties and vice versa (the “discharged rights”) will be cancelled;
(iv)    the New Lender and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Lender instead of the Existing Lender; and
(v)    the New Lender shall become, by the execution by the Facility Agent of such Novation Certificate, bound by the terms of the Intercreditor Agreement as if it were an original party thereto as a Senior Beneficiary and shall acquire the same rights and assume the same obligations towards the other parties to the Intercreditor Agreement as would have been acquired and assumed had the New Lender been an original party to the Intercreditor Agreement as a Senior Beneficiary,
all on the later of (i) five Business Days after receipt of a Novation Certificate executed by the Existing Lender and the New Lender; (ii) the date of execution of such Novation Certificate by the Facility Agent or; (iii) the date specified in the Novation Certificate.
(d)    If the effective date of a novation is after the date a Request is received by the Facility Agent but before the date the requested Advance is disbursed to the relevant Borrower, the Existing Lender shall be obliged to participate in that Advance in respect of its discharged obligations notwithstanding that novation, and the New Lender shall reimburse the Existing Lender for its participation in that Advance and all interest and fees thereon up to the date of reimbursement (in each case to the extent attributable to the discharged obligations) within three Business Days of the Utilisation Date of that Advance.
(e)    If an Existing Lender effects a Mid-Interest Period Transfer:
(i)    the Facility Agent has an obligation to make interest accruing on and prior to the date on which the Mid-Interest Period Transfer took effect (the “Pre Transfer Accrued Interest”) available to the Existing Lender in accordance with Clause 14.3 (Distribution). Once such accrued interest has been made available to the Existing Lender in accordance with Clause 14.3 (Distribution), the Facility Agent will be released from all obligations towards the Existing Lender;
(ii)    the Facility Agent will have no obligation to pay Pre Transfer Accrued Interest to the New Lender;
(iii)    such Existing Lender will continue to have the right to receive Pre Transfer Accrued Interest. Once such Pre-Transfer Accrued Interest has been made available to such Existing Lender in accordance with Clause 14.3 (Distribution), all rights of such Existing Lender against the Facility Agent will be cancelled; and
(iv)    the New Lender will have no right to receive Pre Transfer Accrued Interest from the Facility Agent.
30.5    Procedure for assignments
(a)    An assignment and assumption of rights and obligations will be effective only if the rights and obligations are assigned and assumed in accordance with this Clause 30.5 (Procedure for assignments).
(b)    Subject to Clause 30.3 (Transfers by Lenders), an Existing Lender may effect an assignment or transfer of an interest in any Facility by (A) executing and delivering to the Facility Agent a Transfer Agreement via an electronic settlement system acceptable to the Facility Agent or (B) if previously agreed with the Facility Agent, manually execute and deliver to the Facility Agent a Transfer Agreement, and the New Lender shall provide to the Facility Agent such information as may be required by the Facility Agent for the purposes of this Agreement (including any applicable tax forms) in which the New Lender shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Obligors and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the New

Lender’s compliance procedures and applicable laws, including US federal and state securities laws.
(c)    By executing and delivering the Transfer Agreement, the Existing Lender and the New Lender thereunder shall be deemed to confirm to and agree with each other and the other Parties the representations set out in paragraph 1 of Annex 1 of the Transfer Agreement.
(d)    Upon its receipt of a duly completed Transfer Agreement executed by an Existing Lender and a New Lender, the transfer fee referred to in Clause 30.3(e) (Transfers by Lenders) and, if required, the written consent of UPC Broadband to such assignment and any applicable tax forms, the Facility Agent shall as soon as reasonably practicable (i) accept such Transfer Agreement and (ii) record the information contained therein in the Register. No assignment intended to be effected pursuant to a Transfer Agreement shall be effective unless it has been recorded in the Register as provided in Clause 30.10 (Register).
30.6    Designated Entities
(a)    A Lender (the “Related Lender”) may designate an affiliate or substitute Facility Office (a “Designated Entity”) as its Facility Office for the purpose of participating in Utilisations to a Borrower in a particular jurisdiction.
(b)    An affiliate or Facility Office of a Lender may be designated for the purposes of paragraph (a) above by acceding as a Designated Entity by signing an accession agreement substantially in the form of Schedule 9 (Form of Designated Entity Accession Agreement).
(c)    A Designated Entity does not have any Commitment and does not have any obligations under this Agreement prior to such Designated Entity participating in a Utilisation.
(d)    When a Designated Entity participates in a Utilisation:
(i)    subject to paragraph (e) below, it shall be entitled to all the rights of a Lender and have the corresponding obligations of a Lender, in each case under the Finance Documents relating to its participation in any such Utilisations; and
(ii)    the other parties to the Finance Documents shall treat the Designated Entity as a Lender for these purposes.
The Designated Entity is a Party for these purposes.
(e)    For the purposes only of voting in connection with any Finance Document, the participation of a Designated Entity in any outstanding Utilisations shall be deemed to be a participation of the Related Lender.
(f)    Any notice or communication to be made to a Designated Entity shall be served directly on the Designated Entity at the address supplied to the Facility Agent by the Related Lender where the Related Lender or Designated Entity reasonably requests or, if no such request has been made, shall be delivered to the Related Lender in accordance with this Agreement.
(g)    A Designated Entity may assign or transfer any of its rights and obligations under this Agreement in respect of its participation in any Utilisation (and the

Related Lender may assign or transfer any corresponding Commitment) in accordance with this Clause 30 (Changes to the Parties).
30.7    Permitted Affiliate Group Designation
(a)    UPC Broadband may provide the Facility Agent with notice that it wishes to include any Affiliate (the “Permitted Affiliate Parent”) of UPC Broadband and the Subsidiaries of any such Permitted Affiliate Parent as members of the Borrower Group for the purposes of this Agreement. Such Affiliate shall become a Permitted Affiliate Parent for the purposes of this Agreement upon confirmation from the Facility Agent to UPC Broadband that:
(i)    such Affiliate and UPC Broadband have complied with the requirements of Clause 30.8 (Additional Obligors) and such Affiliate has acceded to this Agreement as a Borrower or as a Guarantor;
(ii)    Security has been granted (in form and substance satisfactory, to the Facility Agent (acting reasonably)) in favour of the Security Agent over all of such Affiliate’s shares and all of the rights in relation to loans from any member of the Wider Group (other than such Affiliate and its Subsidiaries) to such Affiliate and its Subsidiaries;
(iii)    UPC Broadband has delivered a certificate to the Facility Agent signed by an authorised signatory of UPC Broadband which certifies that:
(A)    the designation of such Affiliate as a Permitted Affiliate Parent under this Agreement will not:
(1)    materially and adversely affect the Security and guarantees provided in relation to the liabilities under this Agreement; or
(2)    result in the Lenders under this Agreement becoming structurally subordinated in right of payment to lenders to the Permitted Affiliate Parent and its Subsidiaries; and
(B)    if the ratio of Total Net Debt to Annualised EBITDA of the Borrower Group is calculated for the most recent Ratio Period ending prior to the Permitted Affiliate Parent becoming a Party for which financial statements have been delivered pursuant to Clause 21.2 (Financial information) (the “Relevant Ratio Period”) but adding to the:
(1)    amount of Senior Net Debt and Total Net Debt used in such calculations any net increase in the Senior Net Debt or Total Net Debt of the Borrower Group (as applicable) since the end of the Relevant Ratio Period or subtracting from the amount of Senior Net Debt or Total Net Debt (as applicable) used in such calculation any net reduction in the Senior Net Debt or Total Net Debt of the Borrower Group (as applicable) (in each case taking into account the amount of Senior Net Debt or Total Net Debt (as applicable) attributable to the Permitted Affiliate Parent becoming a Party); and

(2)    Annualised EBITDA of the Borrower Group, the Annualised EBITDA of the Permitted Affiliate Parent and its Subsidiaries for the Relevant Ratio Period,
the ratio of Senior Net Debt to Annualised EBITDA of the Borrower Group would be equal to or less than 4.50:1 and the ratio of Total Net Debt to Annualised EBITDA of the Borrower Group would be equal to or less than 5.50:1;
(iv)    it has received, in form and substance satisfactory to it (acting reasonably):
(A)    a combined Borrower Group business plan pro forma for the designation of such Affiliate as a Permitted Affiliate Parent which sets out the management plan for the period from the date of the proposed designation up to and including the earlier to occur of:
(1)    the then latest applicable Final Maturity Date; and
(2)    the date falling three years from the date of the relevant designation;
(B)    an updated group structure chart showing the Common Holding Company (as defined below) and all of its direct and indirect Subsidiaries pro forma for the designation of such Affiliate as a Permitted Affiliate Parent; and
(C)    if available, financial statements for the last financial year of the Permitted Affiliate Parent and its Subsidiaries or any Holding Company of the Permitted Affiliate Parent and its Subsidiaries including consolidated balance sheets, consolidated income statements and statements of cash flow; and
(v)    UPC Broadband has given written notice to the Facility Agent identifying a person that is a Holding Company of UPC Broadband and each Permitted Affiliate Parent as the common Holding Company for the purposes of this Agreement (“Common Holding Company”) provided that the Common Holding Company and any of its Holding Companies has not issued or incurred, and shall not issue or incur, Holdco Debt.
30.8    Additional Obligors
(a)
(i)    Subject to this paragraph (a) and to paragraphs (b) and (c) below:
(A)    a member of the Borrower Group (including without limitation, any Permitted Affiliate Parent);
(B)    any UPC Broadband Holdco (other than UPC Holding);
(C)    any Permitted Affiliate Holdco;
(D)    any Subsidiary of UPC Broadband Holdco;

(E)    any Permitted Affiliate Holdco which is permitted to issue and has issued Holdco Debt; or
(F)    any other Affiliate of UPC Broadband that does not fall within any of sub-paragraphs (A) to (E) above (a “Proposed Affiliate Subsidiary”), may become an Additional Guarantor and any member of the Borrower Group (including, without limitation, any Permitted Affiliate Parent) may become an Additional Borrower by delivering to the Facility Agent an Obligor Accession Agreement, duly executed by that person as an Additional Guarantor or Additional Borrower (as applicable).
(ii)    A person which (A) becomes the immediate Holding Company of UPC Broadband or (B) becomes a Guarantor under the Existing Facility Agreement shall, prior to or contemporaneously with becoming such Holding Company or Guarantor, become an Additional Guarantor by delivering to the Facility Agent an Obligor Accession Agreement, duly executed by that person as an Additional Guarantor, provided that the Facility Agent (acting in its sole discretion) may elect to waive the requirements of this sub-paragraph (a)(ii) if UPC Broadband gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the date that such person becomes an Additional Guarantor.
(iii)    A member of the Borrower Group (including, without limitation, any Permitted Affiliate Parent) that becomes an Additional Borrower shall, prior to or contemporaneously with becoming an Additional Borrower, become an Additional Guarantor by delivering to the Facility Agent an Obligor Accession Agreement (which may be the same Obligor Accession Agreement entered into by that Additional Borrower referred to in paragraph (i) above) duly executed by that person as an Additional Guarantor.
(iv)    Upon execution and delivery of an Obligor Accession Agreement and delivery of the documents specified in paragraph (v) below, the relevant member of the Borrower Group (including, without limitation, any Permitted Affiliate Parent) or other person referred to in paragraph (i), (ii) or (iii) above will become an Additional Guarantor or Additional Borrower and an Additional Guarantor (as applicable).
(v)    UPC Broadband shall procure that, at the same time as an Obligor Accession Agreement is delivered to the Facility Agent, there is also delivered to the Facility Agent all those documents listed in Part 2 of Schedule 2 (Conditions Precedent Documents), in each case in form and substance satisfactory to the Facility Agent (acting reasonably) provided that any member of the Borrower Group (including without limitation, any Permitted Affiliate Parent) which is required to become an Obligor within an applicable grace period shall be entitled to become an Obligor without delivering any Security Documents to the Facility Agent at the time it accedes provided that such Security Documents shall be delivered to the Facility Agent prior to the later of (A) the end of that applicable grace period and (B) to the extent that UPC Broadband has given the Facility Agent a relevant undertaking in a form reasonably satisfactory to the Facility Agent in accordance with Part 2 of Schedule 2 (Condition Precedent Documents), within 60 days of the relevant accession. The Facility Agent shall notify UPC

Broadband and the Lenders promptly upon being satisfied (acting reasonably) that the conditions specified in this paragraph have been satisfied.
(vi)    The Obligor Accession Agreement referred to in paragraph (i) above may, in the case of an Additional Guarantor, with the prior written approval of the Facility Agent, include a limitation of the obligations or liabilities of the relevant Additional Guarantor under Clause 19 (Guarantee) where such limitation is required by any applicable law.
(b)    Subject to paragraph (d) below, UPC Broadband shall procure that the 80% Security Test is satisfied at the end of each Accounting Period for which financial statements are delivered under Clause 21.2(a)(i) or (ii) (Financial information).
(c)    A member of the Borrower Group (including, without limitation, any Permitted Affiliate Parent) may only become an Additional Borrower under a Facility if such member of the Borrower Group executes an Obligor Accession Agreement and (other than in the case of UPC Financing) such Obligor Accession Agreement specifies the relevant Facility under which that member of the Borrower Group is to be a Borrower, and:
(i)    the prior consent of the Majority Lenders is obtained;
(ii)    it would not be materially adverse to the interests of any Lender under that Facility as determined by each such Lender (acting reasonably);
(iii)    such member of the Borrower Group is incorporated in the same jurisdiction as an existing Borrower under that Facility; or
(iv)    the prior consent of each Lender for that Facility is obtained.
(d)    After the Effective Date, UPC Broadband shall be in compliance with its obligations under paragraph (b) above if it procures that any of its Subsidiaries which are required to become Additional Guarantors do so within 60 days after the delivery to the Facility Agent of any financial statements delivered under Clause 21.2(a)(i) or (ii) (Financial information) which demonstrate that additional Subsidiaries of UPC Broadband or any Permitted Affiliate Parent are required to be become Additional Guarantors under paragraph (a).
(e)    The execution of an Obligor Accession Agreement constitutes confirmation by the relevant Additional Guarantor or Additional Borrower (if applicable) that the relevant representations and warranties set out in Clause 20 (Representations and Warranties) to be made by it on the date of the Obligor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.
(f)    On or prior to the date falling 60 Business Days from any Permitted Affiliate Group Designation Date, UPC Broadband shall deliver to the Facility Agent a certificate signed by an authorized signatory of UPC Broadband confirming that the 80% Security Test (calculated on a combined basis across the Borrower Group (as existing immediately prior to the Permitted Affiliate Group Designation Date) and the Permitted Affiliate Parent and its Subsidiaries) is satisfied.

30.9    Reference Banks
(a)    If a Reference Bank ceases to be a Lender, the Facility Agent shall (after consulting with UPC Broadband) appoint another Lender which is not a Reference Bank to replace that Reference Bank.
(b)    UPC Broadband and the Facility Agent may agree to add one or more additional Reference Bank(s) from among the Lenders.
30.10    Register
The Facility Agent, acting solely for this purpose as the agent of the Borrowers, shall maintain at its address referred to in Clause 37.2(b) (Addresses for notices) a copy of each Novation Certificate, Transfer Agreement, Additional Facility Accession Agreement or Increase Confirmation delivered to and accepted by it and a register (the “Register”) (which shall be maintained on behalf of all Parties) of the names and addresses of all the Parties including, in the case of Lenders, their Commitments under each Facility, the principal amount of the Advances owing under each Facility to each Lender from time to time and the details of their Facility Office notified to the Facility Agent from time to time, and shall supply any other Party (at that Party’s expense) with a copy of the register on request. The entries in such register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Facility Agent and the Lenders shall treat each person whose name is recorded in the register as a Lender hereunder for all purposes of this Agreement.
30.11    Copy of Novation Certificate, Transfer Agreement or Increase Confirmation to UPC Broadband
The Facility Agent shall, as soon as reasonably practicable after it has executed a Novation Certificate, Transfer Agreement or Increase Confirmation, send to UPC Broadband a copy of that Novation Certificate, Transfer Agreement or Increase Confirmation.
31.    DISCLOSURE OF INFORMATION
(a)    Subject to paragraphs (b) to (d) below, each of the Facility Agent, the Security Agent, the Lenders, each L/C Bank and any Ancillary Facility Lender agrees to maintain the confidentiality of all information received from any member of the Borrower Group relating to any member of the Borrower Group, any member of the Wider Group or its business other than any such information that:
(i)    is or becomes public knowledge other than as a direct result of any breach of this Clause 31 (Disclosure of Information);
(ii)    is available to the Facility Agent, the Security Agent, the Lenders, each L/C Bank or Ancillary Facility Lender on a non-confidential basis prior to receipt thereof from the relevant member of the Borrower Group; or
(iii)    is lawfully obtained by any of the Facility Agent, the Security Agent, the Lenders, such L/C Bank or Ancillary Facility Lender after the date of receipt other than from a source which is connected with the Borrower Group and which, as far as the relevant recipient thereof is aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

(b)    The confidentiality obligations in paragraph (a) above shall only apply, in respect of each Finance Party, from the Signing Date until the earlier of the date that falls 12 months after (i) the date that the Commitments have been cancelled in full and (ii) the date that such Facility Agent, Security Agent, Lender, L/C Bank or Ancillary Facility Lender ceases to be a Party.
(c)    Notwithstanding paragraph (a) above, a Lender may disclose to any of its Affiliates and any other person:
(i)    to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;
(ii)    with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or
(iii)    to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, any information about any Obligor, the Borrower Group, the Wider Group and the Finance Documents as that Lender shall consider appropriate (acting reasonably) if, in relation to paragraphs (i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.
(d)    Notwithstanding any other provision of this Agreement, any Party (and any of its affiliates, officers, directors, employees, representatives, professional advisers, or other agents) may (and has since the commencement of discussions with respect to the Facilities been permitted to) disclose to any and all persons, without limitation of any kind:
(i)    the U.S. tax treatment and U.S. tax structure (each as defined below) of the Facilities; and
(ii)    all material of any kind (including opinions and other tax analyses) that are provided to such party relating to such U.S. tax treatment or U.S. tax structure, except to the extent reasonably necessary to comply with applicable federal or state securities laws.
For the purposes of this subsection, the “U.S. tax treatment” of the Facilities is the purported or claimed U.S. federal, state and local income tax treatment of the Facilities, and the “U.S. tax structure” of the Facilities is any fact that may be relevant to understanding the purported or claimed U.S. federal, state and local income tax treatment of the Facilities. This authorisation is not intended to permit disclosure of any information (other than information relating to the U.S. tax treatment or U.S. tax structure of the Facilities) including (without limitation) (A) any portion of any materials to the extent not related to the U.S. tax treatment or U.S. tax structure of the Facilities, (B) the identities of participants or potential participants in the Facilities (except to the extent such identities are related to the U.S. tax treatment or the U.S. tax structure of the Facilities), (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the U.S. tax treatment or the U.S. tax structure of the Facilities), or (E) any other term or detail not relevant to the U.S. tax treatment or the U.S. tax structure of the Facilities.

32.    CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS
32.1    Confidentiality and disclosure
(a)    The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.
(b)    The Facility Agent may disclose:
(i)    any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 16.4(e) (Cost of funds); and
(ii)    any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank or Alternative Reference Bank, as the case may be.
(c)    The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation and each Obligor may disclose any Funding Rate, to:
(i)    any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (c) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
(ii)    any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;
(iii)    any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and
(iv)    any person with the consent of the relevant Lender or Reference Bank or Alternative Reference Bank, as the case may be.
(d)    The Facility Agent’s obligations in this Clause 32 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 16.4(e) (Cost of funds) provided that (other than pursuant to paragraph (b)(i) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
32.2    Related obligations
(a)    The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.
(b)    The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank or Alternative Reference Bank, as the case may be:
(i)    of the circumstances of any disclosure made pursuant to Clause 32.1(c)(iii) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(ii)    upon becoming aware that any information has been disclosed in breach of this Clause 32.
32.3    No Event of Default
No Event of Default will occur by reason only of an Obligor’s failure to comply with this Clause 32.
33.    SET-OFF
33.1    Contractual set off
Whilst any Event of Default has occurred and is continuing:
(a)    a Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off; and
(b)    any credit balances taken into account by an Ancillary Facility Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in the reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.
33.2    Set-off not mandatory
No Finance Party shall be obliged to exercise any right given to it by Clause 33.1 (Contractual set off).
33.3    Notice of set-off
Any Finance Party exercising its rights under Clause 33.1 (Contractual set off) shall notify the relevant Obligor promptly after set-off is applied.
34.    PRO RATA SHARING
34.1    Redistribution
If any amount owing by an Obligor under any Finance Document to a Finance Party (the “recovering Finance Party”) is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 14 (Payments) (a “recovery”), then:
(a)    the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Facility Agent;
(b)    the Facility Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Facility Agent and distributed in accordance with Clause 14 (Payments);
(c)    subject to Clause 34.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “redistribution”) equal to the excess;
(d)    the Facility Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 14 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 14.8 (Partial payments); and
(e)    after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.
34.2    Reversal of redistribution
If under Clause 34.1 (Redistribution):
(a)    a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and
(b)    the recovering Finance Party has paid a redistribution in relation to that recovery, each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Facility Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 34.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.
Each Finance Party agrees with the Facility Agent that it will comply with any notice given to it by the Facility Agent under this Clause 34.2.
34.3    Exceptions
(a)    A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 34.1(e) (Redistribution).
(b)    A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.
34.4    Ancillary Facility Lenders
(a)    This Clause 34 (Pro Rata Sharing) shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Facility Lender at any time prior to service of notice under Clause 23.18 (Acceleration) or Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration).
(b)    Following service of notice under Clause 23.18 (Acceleration) or Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration), this Clause 34 (Pro Rata Sharing) shall apply to all receipts or recoveries by Ancillary Facility Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount.
34.5    Contractual recognition of bail-in
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)    any Bail-In Action in relation to any such liability, including:
(i)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)    a cancellation of any such liability; and
(b)    a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
34.6    QFC Credit Support
To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a

QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the Parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    For the purposes of this Clause 34.6, the following terms have the following meanings:
“BHC Act Affiliate” of a Party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
35.    SEVERABILITY
If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)    the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or
(b)    the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.
36.    COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
37.    NOTICES
37.1    Giving of notices
All notices or other communications under or in connection with this Agreement shall be given in writing and, unless stated, may be made by letter, telex or facsimile or (to the extent that (i) the relevant Party has specified such an address pursuant to Clause 37.2 (Addresses for notices) and (ii) such notice or communication is not required to be signed by an authorised signatory, other officer or board of the relevant person and the form of such notice or communication does not provide for signature by an authorised signatory, other officer or board of the relevant person) by e-mail. Any such notice will be deemed to be given as follows:
(a)    if by letter, when delivered personally or on actual receipt; and
(b)    if by facsimile or e-mail, when received in legible form.
However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.
37.2    Addresses for notices
(a)    The address and facsimile number and (if so specified) e-mail address of each Party (other than the Facility Agent and the Borrowers) for all notices under or in connection with this Agreement are:
(i)    that notified by that Party for this purpose to the Facility Agent on or before it becomes a Party; or
(ii)    any other notified by that Party for this purpose to the Facility Agent by not less than five Business Days’ notice.
(b)    The address, facsimile numbers and e-mail address of the Facility Agent and the Security Agent are:
Scotiabank
201 Bishopsgate
6th Floor
London EC2M 3NS

Contact:     Rory McCarthy
E-mail:        rory.mccarthy@scotiabank.com
or such other as the Facility Agent may notify to the other Parties by not less than five Business Days’ notice.

(c)    The address, facsimile numbers and e-mail address of UPC Broadband is:

UPC Broadband Holding B.V.
Boeingavenue 53
1119 PE Schiphol Rijk
The Netherlands

Contact:    Treasury Department

E-mail:    treasuryrisk@libertyglobal.com; aspruyt@libertyglobal.com; izijlmans@libertyglobal.com or such other as the Borrower may notify to the other Parties by not less than five Business Days’ notice.
(d)    The Facility Agent shall, promptly upon request from any Party, give to that Party the address, facsimile number or e-mail address (if applicable) of any other Party applicable at the time for the purposes of this Clause 37.
37.3    Use of Websites/E-mail
(a)    An Obligor may (and upon request by the Facility Agent, shall) satisfy its obligations under the Finance Documents to deliver any information in relation to those Lenders (the “Website Lenders”) who have not objected to the delivery of information electronically by posting this information onto an electronic website designated by UPC Broadband and the Facility Agent (the “Designated Website”) or by e-mailing such information to the Facility Agent, if:
(i)    the Facility Agent expressly agrees that it will accept communication and delivery of any documents required to be delivered pursuant to the Finance Documents by this method;
(ii)    in the case of posting to the Designated Website, UPC Broadband and the Facility Agent are aware of the address of, and any relevant password specifications for, the Designated Website; and
(iii)    the information is in a format previously agreed between UPC Broadband and the Facility Agent.
(b)    If any Lender (a “Paper Form Lender”) objects to the delivery of information electronically then the Facility Agent shall notify UPC Broadband accordingly and UPC Broadband shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.
(c)    The Facility Agent shall supply each Website Lender with the address of, and any relevant password specifications for, the Designated Website following designation of that website by UPC Broadband and the Facility Agent.
(d)    Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under the Finance Documents which is posted onto the Designated Website. UPC Broadband shall comply with any such request within 10 Business Days.
(e)    Subject to the other provisions of this Clause 37.3 (Use of Websites/E-mail), any Obligor may discharge its obligation to supply more than one copy of a document under this Agreement by posting one copy of such document to the

Designated Website or e-mailing one copy of such document to the Facility Agent.
(f)    For the purposes of paragraph (a) above, the Facility Agent hereby expressly agrees that:
(i)    it will accept delivery of documents required to be delivered under Clause 21.2 (Financial information) by the posting of such documents to the Designated Website or by email delivery to the Facility Agent; and
(ii)    it has agreed to the format of the information required to be delivered under Clause 21.2 (Financial information).
37.4    Patriot Act
Each Lender subject to the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies UPC Broadband and each other Obligor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies UPC Broadband and the other Obligors and other information that will allow such Lender to identify UPC Broadband and the other Obligors in accordance with the Patriot Act.
38.    LANGUAGE
(a)    Any notice given under or in connection with any Finance Document shall be in English.
(b)    All other documents provided under or in connection with any Finance Document shall be:
(i)    in English; or
(ii)    if not in English and the Facility Agent so requests, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.
38.2    Communication when Facility Agent is Impaired Agent
If the Facility Agent is an Impaired Agent the Finance Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the Finance Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.
39.    JURISDICTION
39.1    Submission
For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document (other than any Security Document expressed to be governed by laws other than the laws of England) and accordingly submits to the jurisdiction of the English courts.

39.2    Service of process
Without prejudice to any other mode of service, each Obligor which is not incorporated in England and Wales:
(a)    irrevocably appoints Liberty Global Europe Limited at Griffin House, 161 Hammersmith Road, London, W6 8BS as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;
(b)    agrees to maintain an agent for service of process in England until all Revolving Facility Commitments and Additional Facility Commitments have terminated and the Utilisations and all other amounts payable under the Finance Documents have been finally, irrevocably and indefeasibly repaid in full;
(c)    agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned;
(d)    consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 37.2 (Addresses for notices); and
(e)    agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent is entitled and authorised to appoint a process agent for the Obligor by notice to the Obligor.
39.3    Forum convenience and enforcement abroad
Each Obligor:
(a)    waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and
(b)    agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
39.4    Non-exclusivity
Nothing in this Clause 39 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:
(a)    in any other court of competent jurisdiction; or
(b)    concurrently in more than one jurisdiction.
40.    WAIVER OF IMMUNITY
Each Obligor irrevocably and unconditionally:
(a)    agrees that if a Finance Party brings proceedings against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)    waives any such right of immunity which it or its assets now has or may subsequently acquire; and
(c)    consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.
41.    WAIVER OF TRIAL BY JURY
EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.
42.    GOVERNING LAW
This Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
ORIGINAL PARTIES
Part 1: 2023 Second Amendment Effective Date Guarantors

Name	Address	Company Number
UPC Financing Partnership	1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, United States	5081283
UPC Broadband Holding B.V. (previously called UPC Distribution Holding B.V.)	Boeingavenue 53 1119 PE Schiphol Rijk The Netherlands	34139182
UPC Holding II B.V.	Boeingavenue 53 1119 PE Schiphol Rijk The Netherlands	34142964
UPC Holding B.V.	Boeingavenue 53 1119 PE Schiphol Rijk The Netherlands	34136926
UPC Switzerland Holding B.V.	Boeingavenue 53 1119 PE Schiphol Rijk The Netherlands	34266721
UPC BROADBAND SLOVAKIA, s.r.o.	Ševčenkova 36, 851 01, Bratislava, Slovak Republic	35971967
Liberty Global Finance II (UK) Limited	Griffin House, 161 Hammersmith Road, London, United Kingdom, W6 8BS	11109557
UPC Slovakia Holding I B.V.	Boeingavenue 53 1119 PE Schiphol Rijk The Netherlands	70105936
UPC Slovakia Holding II B.V.	Boeingavenue 53 1119 PE Schiphol Rijk The Netherlands	70108978

Part 2:
2023 Revolving Facility A Lenders (as at the 2023 Second Amendment Effective Date)

2023 Revolving Facility A Lender	Revolving Facility A Commitment (€)	Non-Acceptable L/C Lender (Y/N)
Credit Suisse AG, London Branch	55,003,000	N
Credit Suisse (Switzerland) Ltd	23,000,000	N
Credit Industriel et Commercial	10,000,000	N
Total Commitments	88,003,000

Part 3:
2023 Revolving Facility B Lenders (as at the 2023 Second Amendment Effective Date)

2023 Revolving Facility B Lender	Revolving Facility B Commitment (€)	Non-Acceptable L/C Lender (Y/N)
Barclays Bank PLC	33,333,000	N
Deutsche Bank AG, London Branch	60,003,000	N
The Royal Bank of Scotland plc	33,333,000	N
Credit Agricole Corporate and Investment Bank	33,333,000	N
ING Bank N.V.	33,333,000	N
BNP Paribas Fortis SA/NV	60,003,000	N
Goldman Sachs Bank USA	60,003,000	N
The Bank of Nova Scotia	60,008,000	N
Bank of America, N.A., London Branch	60,003,000	N
Morgan Stanley Bank, N.A.	33,333,000	N
JPMorgan Chase Bank, N.A. –London Branch	60,003,000	N
Societe Generale, London Branch	33,333,000	Y
Citibank N.A., London Branch	60,003,000	N
Raiffeisen Bank International AG	40,000,000	N
Total Commitments	660,024,000

SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS
Part 1: To be Delivered before the First Advance
[Intentionally left blank.]

Part 2: To be Delivered by an Additional Obligor
1.    An Obligor Accession Agreement, duly executed as a deed (or using any equivalent necessary formality, in the case of an Additional Obligor incorporated outside the United Kingdom) by the Additional Obligor.
2.    In the case of an Additional Obligor (other than any UPC Broadband Holdco, a Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt), a pledge over all the issued shares of the Additional Obligor owned by any member of the Borrower Group in substantially the same form as a share pledge already granted to the Security Agent over shares of another Obligor incorporated in the same jurisdiction as the Additional Obligor or in such other form as the Security Agent may reasonably require, together with (i) prior to the 2016 ICA Amendment Effective Date, a Security Provider’s Deed of Accession or (ii) following the 2016 ICA Amendment Effective Date, an accession deed to the Intercreditor Agreement (to the extent such Additional Obligor is not already a party in the relevant capacity), in each case executed by such member of the Borrower Group, such notices and other documents as the Security Agent may require to perfect such share pledge. The Facility Agent (acting in its sole discretion) may elect to waive the requirements of this paragraph 2 if UPC Broadband gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the relevant accession.
3.    Details of:
(a)    (in the case of an Additional Obligor, other than any UPC Broadband Holdco, any Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) all material receivables (aggregating €10,000,000 (or its equivalent in other currencies) or more) which are owed to the Additional Obligor by Priority Telecom N.V.;
(b)    (in the case of an Additional Obligor, other than UPC Broadband Holdco, a Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) all intercompany loans owed to the Additional Obligor by any member of the Borrower Group, together with an Obligor Pledge of Shareholder Loans executed by the Additional Obligor in respect of such intercompany loans and the other documents referred to in Clause 21.15 (Loans and guarantees);
(c)    (in the case of an Additional Guarantor that will become a UPC Broadband Holdco, a Permitted Affiliate Holdco or a Subsidiary of UPC Broadband Holdco or Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt at the same time as, or after, it becomes an Additional Guarantor) details of all Financial Indebtedness owing to the Additional Guarantor by any member of the Borrower Group, together with a Pledge of Subordinated Shareholder Loans executed by the Additional Guarantor in respect of such Financial Indebtedness and the other documents referred to in Clause 21.22(a) (Shareholder Loans); and
(d)    (in the case of an Additional Obligor, other than any UPC Broadband Holdco, a Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) all Financial Indebtedness owing by the Additional Obligor to any Restricted Person, together with a Pledge of Subordinated Shareholder Loans executed by the relevant Restricted Person(s) (if any) in respect of such

Financial Indebtedness and the other documents referred to in Clause 21.22(a) (Shareholder Loans).
The Facility Agent (acting in its sole discretion) may elect to waive the requirements of this paragraph 3 if UPC Broadband gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the relevant accession.
4.    A pledge over such of the receivables referred to in paragraph 3(a) above (in the case of an Additional Obligor, other than any UPC Broadband Holdco, a Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) as in the opinion of the Security Agent is necessary to maintain the coverage of the Security Documents over such receivables owed to the Borrower Group on a basis consistent with Clause 21.23 (Further security over receivables) in substantially the same form as a receivables pledge already granted to the Security Agent (a) by a member of the Borrower Group incorporated in the same jurisdiction as the Additional Obligor or (b) in respect of receivables located in the same jurisdiction as the relevant receivables or (c) in such other form as the Security Agent may reasonably request, together with all such notices and other documents as the Security Agent may require to perfect the receivables pledge. The Facility Agent (acting in its sole discretion) may elect to waive the requirements of this paragraph 4 if UPC Broadband gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the relevant accession.
5.    In the case of a Proposed Affiliate Subsidiary, a pledge over 100% of that Proposed Affiliate Subsidiary’s shares and a pledge over all Financial Indebtedness owed to any member of the Wider Group (other than such Affiliate and its Subsidiaries) by that Proposed Affiliate Subsidiary and its Subsidiaries, in each case, in substantially the same form as a share pledge or receivables pledge (as applicable) already granted to the Security Agent (a) by a member of the Borrower Group incorporated in the same jurisdiction as the Proposed Affiliate Subsidiary or (b) in respect of shares or receivables located in the same jurisdiction as the relevant shares or receivables or (c) in form and substance satisfactory to the Facility Agent (acting reasonably), together will all such notices and other documents as the Security Agent may require to perfect the share or receivables pledge (as applicable). The Facility Agent (acting in its sole discretion) may elect to waive the requirements of this paragraph 5 if UPC Broadband gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the relevant accession.
6.    A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the Additional Obligor (and any Subsidiary of the Additional Obligor, the issued shares of which are to be subject to a share pledge referred to in paragraph 7 below).
7.    (a)    Where the Additional Guarantor will become a UPC Broadband Holdco at the same time as, or after, it becomes an Additional Guarantor, a pledge over all the issued shares of UPC Broadband substantially in the same form as a share pledge already granted to the Security Agent over shares of UPC Broadband or in such other form as the Security Agent may reasonable require, together with such notices and other documents as the Security Agent may require to perfect such share pledge.
(b)    In the case of an Additional Obligor (other than any UPC Broadband Holdco, a Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) a pledge over all the issued shares of any Subsidiary (a “Relevant Subsidiary”) of the Additional Obligor (other than shares not owned by the Additional Obligor or any Subsidiary of the Additional Obligor) if in the opinion of the Security Agent such pledge is necessary to maintain the coverage of the Security Documents over shares in Obligors (other than UPC Holding, any other UPC Broadband Holdco, any Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) or other key members of the Borrower Group (being holding companies in respect of one or more members of the Borrower Group which carry on business in a particular jurisdiction). Such share pledge shall be in substantially the same form as a Share Pledge already granted to the Security Agent over shares in a person incorporated in the same jurisdiction as the Relevant Subsidiary or in such other form as the Security Agent may reasonably require, together with such notices and other documents as the Security Agent may require to perfect such pledge.
The Facility Agent (acting in its sole discretion) may elect to waive the requirements of this paragraph 7 if UPC Broadband gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the relevant accession.
8.    A copy of a resolution of the board of directors of the Additional Obligor:
(a)    approving the terms of, and the transactions contemplated by, the Obligor Accession Agreement (and any relevant Security Document referred to in paragraphs 2, 3, 4, 5 or 7 above (each an “Additional Security Document”)) and resolving that it execute the Obligor Accession Agreement (and each Additional Security Document);
(b)    authorising a specified person or persons to execute the Obligor Accession Agreement and each Additional Security Document;
(c)    authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with the Finance Documents; and
(d)    authorising UPC Broadband to act as its agent in connection with the Finance Documents.
9.    A copy of any other authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Obligor Accession Agreement or any Additional Security Document.
10.    A specimen of the signature of each person authorised by the resolution referred to in paragraph 8 above.
11.    A certificate of an authorised signatory of the Additional Obligor certifying that each copy of the documents specified in Part 2 of this Schedule 2 and provided by it is a true copy and in full force and effect as at a date no earlier than the date of the Obligor Accession Agreement (and, in the case of an Additional Obligor other than any UPC Broadband Holdco, any Permitted Affiliate Holdco or any Subsidiary of UPC Broadband Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt, if required by the Facility Agent, a certificate of each Relevant Subsidiary in respect of each copy of the documents provided by it in accordance with the provisions of Part 2 of this Schedule 2).
12.    A copy of the latest financial statements (audited, if available) of the Additional Obligor.

13.    A legal opinion of legal advisers to the Facility Agent, and, if applicable, other lawyers approved by the Facility Agent in the place of incorporation of the Additional Obligor (and/or each Relevant Subsidiary) addressed to the Finance Parties.
14.    All other notices, documents and other steps required to perfect the security constituted by each Additional Security Document (including, without limitation, accession to, or entry into (as the case may be), by:
(a)    the relevant Additional Obligor (and any member of the Borrower Group which is an intercompany debtor in respect of the Additional Obligor) of an Obligors’ Framework Agreement; or
(b)    as the case may be, the relevant Restricted Person referred to paragraph 3(d) above (and the Additional Obligor) of a Restricted Person’s Framework Agreement).
15.    After the Asset Security Release Date, an Additional Obligor will only be required to grant Security and/or provide information pursuant to paragraphs 2 to 4 above, if and to the extent required under paragraph (b) of the 80% Security Test.

SCHEDULE 3
FORM OF REQUEST AND CANCELLATION NOTICE
Part 1: Form of Request (Advances)
To:    [ ]
Attention:     [ ]
From:    [Name of Borrower]
Date: [ ]
REQUEST (ADVANCE)
UPC Broadband Holding B.V. - Credit Agreement dated 16th January, 2004 (as amended, the Credit Agreement)
Dear Sir(s) and Madam(s),
We hereby give you notice pursuant to Clause 5.1 (Delivery of Request) of the above Credit Agreement that we require an Advance to be made to [Borrower] under the Credit Agreement, as follows:

(a)	Facility:	[Revolving Facility A/Revolving Facility B /relevant Additional Facility]
(b)	Utilisation Date:	[a date falling within the relevant Additional Facility Availability Period]
(c)	Requested Amount:	[ ]
(d)	[Currency:	[ ]]
(e)	Interest Period:	[ ]
Payment instructions with respect to the proceeds of the Advance to be made in relation to this Request are as follows: [ ].
We confirm that each condition specified in Clause 4.2 (Further conditions precedent) that is required to be satisfied on the date of this Request is satisfied. [In particular, we confirm that the proceeds of the Advance will be applied [specify purpose] in accordance with Clause 3.1 (Purpose).]
Terms used in this Request and defined in the Credit Agreement have the same meaning in this Request as in the Credit Agreement.
Yours faithfully
[Authorised Signatory]
[Borrower]

WARNING: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC" (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF THE SHARE OF A LENDER IN ANY UTILISATION REQUESTED BY A DUTCH BORROWER IS LESS THAN EUR100,000 (OR ITS EQUIVALENT IN ANOTHER CURRENCY) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC", IF THE LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF SUCH INTERPRETATION.

Part 2: Form of Cancellation and/or Prepayment Notice
To:    [ ] as Facility Agent
From:    [BORROWER]
Date:    [ ]
UPC Broadband Holding B.V. - Credit Agreement dated 16th January, 2004 (as amended, the Credit Agreement)
1.    [We wish to cancel a portion of [Total Revolving Facility A Commitments/ Total Revolving Facility B Commitments /Total Additional Facility Commitments] in the following amounts:
Cancellation:
[Total Revolving Facility A Commitments/ Total Revolving Facility B Commitments/ Total Additional Facility Commitments]:    [ ]
OR
[We wish to prepay the whole or part of the following Advances which are to be applied against a Revolving Facility and/or Additional Facilities in the following order:
(a)    Revolving Facility:
Additional Facilities:
Advance:    [ ]
(b)    Application of Advance[s]:
Revolving Facility:
Additional Facility:     [ ]
2.    Terms defined in the above Credit Agreement have the same meaning in this notice.
By:
[BORROWER]
Authorised Signatory

Part 3: Form Of Request (Documentary Credits)
From:    [Name of Borrower] (the “Borrower”)

To:	[●]	[●]
	as Facility Agent; and	as a L/C Bank
Date:    [●]
REQUEST (DOCUMENTARY CREDIT)
UPC Broadband Holding B.V. - Credit Agreement dated 16th January, 2004 (as amended, the Credit Agreement)
Dear Sir(s) and Madam(s)
We hereby give you notice pursuant to Clause 5.1 (Delivery of Request) of the Credit Agreement, that we wish [name of L/C Bank] to issue a Documentary Credit on the following terms:
(a)    Facility: [●]
(b)    Name of Documentary Credit Beneficiary: [●]
(c)    Address of Documentary Credit Beneficiary: [●]
(d)    Purpose of/Liabilities to be assured by the Documentary Credit: [insert details]
(e)    Euro Amount: €[●]
(f)    Currency: [●]
(g)    Expiry Date: [●] month[s]
(h)    Proposed date of issue of Documentary Credit: [●] (or if that day is not a Business Day, the next Business Day)
We confirm that each condition specified in Clause 4.2 (Further conditions precedent) that is required to be satisfied on the date of this Request is satisfied. [In particular, we confirm that the proceeds of the Documentary Credit will be applied [specify purpose] in accordance with Clause 3.1 (Purpose)].
Upon issuance of the Documentary Credit requested hereunder, please send the Documentary Credit to the Documentary Credit Beneficiary at the address shown above, with a copy to [insert details of relevant contact at the Borrower].
Terms used in this Request and defined in the Credit Agreement have the same meaning in this Request as in the Credit Agreement.
Yours faithfully
[Authorised Signatory]

[Borrower]

SCHEDULE 4
FORMS OF ACCESSION DOCUMENTS
Part 1: Novation Certificate
To:    [ ] as Facility Agent and [BORROWER]
From:    [THE EXISTING LENDER] and [THE NEW LENDER]
Date: [ ]
UPC Broadband Holding B.V. - Credit Agreement dated 16th January, 2004 (as amended, the Credit Agreement)
We refer to Clause 30.4 (Procedure for novations) of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this Novation Certificate.
1.    We [ ] (the “Existing Lender”) and [ ] (the “New Lender”) agree to the Existing Lender and the New Lender novating all the Existing Lender’s rights and obligations referred to in the Schedule in accordance with Clause 30.4 (Procedure for novations) of the Credit Agreement.
2.    We further refer to clause 22.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the [ ], it will be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

3.    The Facility Office and address for notices of the New Lender for the purposes of Clause 37.2 (Addresses for notices) are set out in the Schedule.
4.    This Novation Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Novation Certificate.
5.    This Novation Certificate, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.

THE SCHEDULE
Rights and obligations to be novated
[Details of the rights and obligations of the Existing Lender to be novated.]

[New Lender]
[Facility Office	Address for notices for administrative purposes
Address for notices for credit purposes]
[Existing Lender]	[New Lender]	[ ]
By:	By:	By:
Date:	Date:	Date:
WARNING: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC" (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF ANY AMOUNT LENT TO A DUTCH BORROWER IS TO BE NOVATED WHICH IS LESS THAN EUR100,000 (OR ITS EQUIVALENT IN ANOTHER CURRENCY) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC", IF THE NEW LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF THAT INTERPRETATION.

Part 2: Transfer Agreement
TRANSFER AGREEMENT

1.    Assignment and Assumption
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalised terms used but not defined herein shall have the meanings given to them in the Senior Facilities Agreement identified below (as amended, the “Senior Facilities Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns absolutely to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Senior Facilities Agreement, as of the Effective Date inserted by the Facility Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Senior Facilities Agreement and any other documents or instruments delivered (including the Security Documents) pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit or guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any person, whether known or unknown, arising under or in connection with the Senior Facilities Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to paragraph (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to paragraphs (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]
2. Assignee[s]:
[for each Assignee, indicate [Affiliate][other]
3. Borrower(s):
4. Facility Agent:	[●], as the facility agent under the Senior Facilities Agreement
5. Senior Facilities Agreement:	[The [amount] Senior Facilities Agreement dated as of [●] among [name of Borrower(s)], the Lenders parties thereto and [name of Facility Agent], as Facility Agent]
6. Assigned Interest[s]:
Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Advances for all Lenders[8]	Amount of Commitment Advances Assigned	Percentage Assigned of Commitment/ Advances[9]	CUSIP Number
$	$	%
$	$	%
$	$	%

2.    Accession to the Intercreditor Agreement
We further refer to clause 22.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the [ ], it will be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the types of facilities under the Senior Facilities Agreement that are being assigned under this Assignment.
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[7. Trade Date:	][10]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY FACILITY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]11
[NAME OF ASSIGNOR]

By:
    Title:

[NAME OF ASSIGNOR]

By:
    Title:

ASSIGNEE[S]12
[NAME OF ASSIGNEE]

By:
    Title:

[NAME OF ASSIGNEE]

By:
    Title:
ADMINISTRATIVE AND FACILITY OFFICE DETAILS
Facility Office Address:
Please provide administrative details of the Assignee, to the extent such details have not been provided to the Facility Agent by way of a prior administrative form.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
11 Add additional signature blocks as needed.
12 Add additional signature blocks as needed.

Administrative Office Address:
Contact Name:
Account for Payments:
Fax:
Telephone:13

[Accepted:

[NAME OF FACILITY AGENT], as
Facility Agent

By:
    Title:

[NAME OF SECURITY AGENT], as
Security Agent

By:
    Title:

[Consented to:]14

[NAME OF RELEVANT PARTY]

By:
    Title:

WARNING: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC" (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF ANY AMOUNT LENT TO A DUTCH BORROWER IS TO BE ASSIGNED WHICH IS LESS THAN EUR100,000 (OR ITS EQUIVALENT IN ANOTHER CURRENCY) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC", IF THE NEW LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF THAT INTERPRETATION.

13 To be replicated for each Assignee.
14 To be added only if the consent of the Parent and/or other parties (e.g. L/C Bank) is required by the terms of the Senior Facilities Agreement.

ANNEX 1
[__________________]15
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties
(a)    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Senior Facilities Agreement or any other Finance Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Finance Documents or any collateral thereunder, (iii) the financial condition of the Obligors, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Finance Document, or (iv) the performance or observance by the Obligors, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Finance Document.
(b)    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Senior Facilities Agreement, (ii) it meets all the requirements to be an assignee under Clause 30.3 (Transfers by Lenders) of the Senior Facilities Agreement (subject to such consents, if any, as may be required under Clause 30.3 (Transfers by Lenders) of the Senior Facilities Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Senior Facilities Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Senior Facilities Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Clause 21.2 (Financial Information) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Facility Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) [if it is a Treaty Lender] attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Senior Facilities Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Facility Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the
15 Describe Senior Facilities Agreement at option of Facility Agent.

time, continue to make its own credit decisions in taking or not taking action under the Finance Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Finance Documents are required to be performed by it as a Lender.
2.    Payments
From and after the Effective Date, the Facility Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.16 Notwithstanding the foregoing, the Facility Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions
This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.

16 The Facility Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:
“From and after the Effective Date, the Facility Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Facility Agent for period prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

Part 3: Obligor Accession Agreement
To:    [ ] as Facility Agent and [ ] as Security Agent
From:    [PROPOSED OBLIGOR]
Date: [ ]
UPC Broadband Holding B.V. - Credit Agreement dated 16th January, 2004 (as amended, the Credit Agreement)
We refer to Clause 30.8 (Additional Obligors) of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this Deed.
We, [name of company] of [Registered Office] (Registered no. [ ]) agree:
(a)    to become an [Additional Borrower and an Additional Guarantor/Additional Guarantor] and to be bound by the terms of the Credit Agreement as an [Additional Borrower and an Additional Guarantor/Additional Guarantor] in accordance with Clause 30.8 (Additional Obligors);
(b)    [to become a party to the Intercreditor Agreement as a Security Grantor and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity of a Security Grantor in accordance with Clause 22.15 (New Debtor or Security Grantor) of the Intercreditor Agreement (or any equivalent terms of the Intercreditor Agreement from time to time)]; and
(c)    [to become a party to the Intercreditor Agreement as a Debtor and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity of a Debtor in accordance with Clause 22.15 (New Debtor or Security Grantor) of the Intercreditor Agreement (or any equivalent terms of the Intercreditor Agreement from time to time)].
[The relevant Additional Facility will be a [insert currency][ ] term facility with [ ] as Lenders].*
Our address for notices for the purposes of Clause 37.2 (Addresses for notices) of the Credit Agreement is:
[    ]
This Deed, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.
Executed as a deed by        )    Director
[PROPOSED OBLIGOR]    )
acting by            )    Director/Secretary
and                )

Part 4: Additional Facility Accession Agreement
To:    [ ] as Facility Agent
    [ ] as Security Agent
From:    [PROPOSED LENDER(S)]
Date: [ ]
UPC Broadband Holding B.V. - Credit Agreement dated 16th January 2004 (as amended, the Credit Agreement)
1.    Terms defined in the Credit Agreement shall have the same meaning in this Agreement.
2.    We refer to Clause 2.4 (Additional Facilities) of the Credit Agreement.
3.    We, [Name of Lender(s)] agree:
(a)    to become party to and to be bound by the terms of the Credit Agreement as [a] Lender(s) in accordance with Clause 2.4 (Additional Facilities) of the Credit Agreement; and
(b)    to become a party to the Intercreditor Agreement as a Lender and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity of Lender in accordance with clauses 22.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders) and 22.11 (Creditor Accession Undertaking) of the Intercreditor Agreement (or any equivalent terms of the Intercreditor Agreement from time to time)].
4.    Our Additional Facility Commitment is EUR/US$/Additional Currency/Optional Currency [ ].
5.    [If the Additional Facility Commitment is denominated in US Dollars, an Optional Currency or an Additional Currency and any determination under the Credit Agreement needs to be made by reference to a Euro amount, the Facility Agent will translate the relevant US Dollar, Optional Currency or Additional Currency amount into Euros using the Agent’s Spot Rate of Exchange on the relevant date.]
6.    [The Final Maturity Date in respect of our Additional Facility Commitment is [          ]/[Our Additional Facility Commitment will be repaid at a rate of [up to one] per cent. per annum starting on the day falling 12 months from the date of this accession agreement until [ ] on which date each Advance under this Additional Facility will be repaid in full].
7.    The Additional Facility Availability Period in relation to this Additional Facility is [ ].
8.    The Margin in relation to this Additional Facility is [ ] per annum. [If applicable set out how the Margin will be adjusted].
9.    The commitment fee in relation to this Additional Facility under Clause 25.1 (Additional Facility Commitment Fee) of the Credit Agreement is [ ] per cent. per annum.
10.    [The Borrower in relation to this Additional Facility is [ ].]

11.    Advances under this Additional Facility will be applied [ ].
12.    [This Additional Facility Accession Agreement is made as a [term loan / revolving loan].
13.     [For the purposes of partial assignments, transfers or novations of rights and/or obligations by a Lender in respect of this Additional Facility under Clause 30.3 (Transfers by Lenders) of the Credit Agreement, the Lenders and UPC Broadband agree that, for the purposes of Clause 30.3(a) (Transfers by Lenders), such assignment, transfer or novation shall be in a minimum amount of [insert Additional Currency amount that is lower than the equivalent of €1,000,000 and U.S.$1,000,000] (save that in the case of a partial assignment, transfer or novation by a Lender of its rights and/or obligations under this Additional Facility to an Affiliate or Related Fund of that Lender, such assignment, transfer or novation shall be in a minimum amount of [insert Additional Currency amount that is lower than the equivalent of €500,000 and US$500,000]).]
14.    We confirm to each Finance Party that:
(a)    we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related persons in connection with its participation in the Credit Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and
(b)    we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related persons while any amount is or may be outstanding under the Credit Agreement or any Additional Facility Commitment is in force.
15.    The Facility Office and address for notices of the Lender for the purposes of Clause 37.2 (Addresses for notices) of the Credit Agreement is:
[ ]
16.    This Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.

[LENDER(S)]
By:
[ ] as Facility Agent
By:

UPC BROADBAND HOLDING B.V.
By:
[RELEVANT BORROWER]
By:

SCHEDULE 5
SECURITY DOCUMENTS
[Note: List of Security Documents not updated as part of restatement]
1.    Each share pledge given in favour of the Security Agent by:
(a)    UPC Holding in respect of its interest in the share capital of UPC Broadband;
(b)    UPC Holding in respect of its interest in the share capital of UPC Holding II;
(c)    UPC Broadband in respect of its interest in the share capital of UPC Scandinavia Holding B.V.;
(d)    UPC Broadband in respect of its interest in the share capital of UPC Austria Holding B.V. (previously called Cable Networks Austria Holding B.V.);
(e)    UPC Broadband in respect of its interest in the share capital of UPC France Holding B.V.;
(f)    UPC Broadband in respect of its interest in the share capital of UPC Nederland B.V.;
(g)    UPC Broadband in respect of its interest in the share capital of UPC Central Europe Holding B.V. (previously called Stipdon Investments B.V.).;
(h)    UPC Scandinavia Holding B.V. in respect of its interest in the share capital of United Pan-Europe Communications Norge AS;
(i)    UPC Scandinavia Holding B.V. and UPC Austria Holding B.V. (previously called Cable Networks Austria Holding B.V.) in respect of their respective interests in the share capital of UPC Belgium SA;
(j)    UPC Scandinavia Holding B.V. in respect of its interest in the share capital of NBS Nordic Broadband Services AB;
(k)    UPC Central Europe Holding B.V. (previously called Stipdon Investments B.V.) in respect of its interest in the share capital of UPC Czech Holding B.V.;
(l)    UPC Central Europe Holding B.V. (previously called Stipdon Investments B.V.) in respect of its interest in the share capital of UPC Slovakia Holding B.V.;
(m)    UPC Central Europe Holding B.V. (previously called Stipdon Investments B.V.) in respect of its interest in the share capital of UPC Romania Holding B.V.; and
(n)    UPC Central Europe Holding B.V. (previously called Stipdon Investments B.V.) in respect of its interests in the share capital of Telekabel Hungary N.V.

(o)    UPC Broadband in respect of the its interest in the share capital of UPC Poland Holding B.V. (previously called UPC Telecom B.V.).
2.    Pledge by each of UPC Holding and UPC Holding II of its partnership interest in UPC Financing.
3.
(a)    Obligor Pledge of Shareholder Loans between UPC Broadband, UPC Scandinavia Holding B.V., UPC Central Europe Holding B.V. (previously called Stipdon Investments B.V.), UPC Nederland B.V. and UPC Financing Partnership and the Security Agent;
(b)    Pledge of Subordinated Shareholder Loans between UPC Holding and the Security Agent;
(c)    Obligor Pledge of Shareholder Loans between UPC Broadband and the Security Agent;
(d)    Obligor Pledge of Shareholder Loans between UPC Broadband and the Security Agent;
(e)    Obligor Pledge of Shareholder Loans between UPC Central Europe Holding B.V. (previously called Stipdon Investments B.V.) and the Security Agent;
(f)    Obligor Pledge of Shareholder Loans between Scandinavia Holding B.V. and the Security Agent;
(g)    Obligor Pledge of Shareholder Loans between UPC Broadband and the Security Agent; and
(h)    Obligor Pledge of Shareholder Loans between UPC Broadband and the Security Agent in respect of UPC Poland Holding B.V. receivables;
(i)    Obligor Pledge of Shareholder Loans between UPC Poland Holding B.V. and the Security Agent in respect of UPC Polska LLC receivables;
(j)    Obligor Pledge of Shareholder Loans between UPC France Holding B.V. and the Security Agent in respect of MediaReseaux receivables; and
(k)    Obligor Pledge of Shareholder Loans between UPC Broadband and the Security Agent in respect of UPC France Holding SNC receivables.
4.    Deed of pledge of registered shares in favour of the Security Agent by UPC Broadband over its interest in UGC Europe Holding Services B.V.
5.    Bank account pledge between UPC Broadband, Fortis Bank (Nederland) B.V. and the Security Agent.

6.    Securities account pledge between UPC Scandinavia Holding B.V., Fortis Bank (Nederland) N.V. and the Security Agent in relation to the shares in the capital of NBS Nordic Broadband AB.

SCHEDULE 6
FORM OF L/C BANK ACCESSION CERTIFICATE
To:    [●]
cc:    [●]
From:    [L/C Bank]
Date:
Dear Sir(s) and Madam(s)
UPC Broadband Holding B.V. - Credit Agreement dated 16th January, 2004 (as amended, the Credit Agreement)
This L/C Bank Accession Certificate is delivered pursuant to Clause 6.11 (Appointment and Change of L/C Bank) of the Credit Agreement.
[Name of L/C Bank] undertakes, upon its becoming an L/C Bank, to perform all the obligations expressed to be undertaken under the Credit Agreement and the Finance Documents by an L/C Bank and agrees that it shall be bound by the Credit Agreement and the other Finance Documents in all respects as if it had been an original party to it as an L/C Bank.
[Name of L/C Bank]’s administrative details are as follows:
Address:
Fax No:
Contact:
[and the address of the office having the beneficial ownership of our participation in the Credit Agreement (if different from the above) is:
Address:
Fax No:
Contact:]
This L/C Bank Accession Certificate, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.
Terms defined in the Credit Agreement shall have the same meanings in this L/C Bank Accession Certificate.
For and on behalf of
[Name of L/C Bank]

SCHEDULE 7
FORM OF DOCUMENTARY CREDIT
[L/C Bank’s Letterhead]
To:    [Beneficiary]
    (the “Beneficiary”)
Non-transferable Irrevocable Documentary Credit No. [●]
At the request of [insert name of Borrower], [L/C Bank] (the “L/C Bank”) issues this irrevocable non-transferable documentary credit (“Documentary Credit”) in your favour on the following terms and conditions:
Definitions
In this Documentary Credit:
“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].17
“Demand” means a demand for payment under this Documentary Credit in the form of the schedule to this Documentary Credit.
“Expiry Date” means [●].
“Total L/C Amount” means [●].
1.    L/C Bank’s Agreement
(a)    The Beneficiary may request a drawing or drawings under this Documentary Credit by giving to the L/C Bank a duly completed Demand. A Demand must be received by the L/C Bank on or before [●] p.m. ([London] time) on the Expiry Date.
(b)    Subject to the terms of this Documentary Credit, the L/C Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [10] Business Days of receipt by it of a Demand, it will pay to the Beneficiary the amount demanded in that Demand.
(c)    The L/C Bank will not be obliged to make a payment under this Documentary Credit if as a result the aggregate of all payments made by it under this Documentary Credit would exceed the Total L/C Amount.
2.    Expiry
(a)    The L/C Bank will be released from its obligations under this Documentary Credit on the date (if any) notified by the Beneficiary to the L/C Bank as the date upon which the obligations of the L/C Bank under this Documentary Credit are released.
(b)    Unless previously released under paragraph (a) above, at [●] p.m. ([London] time) on the Expiry Date the obligations of the L/C Bank under this Documentary Credit will cease with no further liability on the part of the L/C Bank except for any Demand validly presented under the Documentary Credit before that time that remains unpaid.
17 This may need to be amended depending on the currency of payment under the Documentary Credit.

(c)    When the L/C Bank is no longer under any further obligations under this Documentary Credit, the Beneficiary must promptly return the original of this Documentary Credit to the L/C Bank.
3.    Payments
All payments under this Documentary Credit shall be made in [●] and for value on the due date to the account of the Beneficiary specified in the Demand.
4.    Delivery of Demand
Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the L/C Bank at its address and by the particular department or officer (if any) as follows:
[●]
5.    Assignment
The Beneficiary’s rights under this Documentary Credit may not be assigned or transferred.
6.    UCP
Except to the extent it is inconsistent with the express terms of this Documentary Credit, this Documentary Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.
7.    Governing Law
This Documentary Credit, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.
8.    Jurisdiction
The courts of England have exclusive jurisdiction to settle any disputes, including those that are non-contractual, arising out of or in connection with this Documentary Credit.
Yours faithfully,
[L/C Bank]
By:

SCHEDULE
FORM OF DEMAND
To:    [L/C Bank]

Dear Sir(s) and Madam(s),
Non-transferable Irrevocable Documentary Credit No. [●] issued in favour of [name of beneficiary] (the “Documentary Credit”)
We refer to the Documentary Credit. Terms defined in the Documentary Credit have the same meaning when used in this Demand.
We certify that the sum of [●] is due [and has remained unpaid for at least [●] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [●].
Payment should be made to the following account:
Name:
Account Number:
Bank:
The date of this Demand is not later than the Expiry Date.
Yours faithfully,
(Authorised Signatory)    (Authorised Signatory)
For
[Beneficiary]

SCHEDULE 8
FORM OF INCREASE CONFIRMATION
To:    [●] as Facility Agent, [●] as Security Agent, [●] as L/C Bank and UPC Broadband, for and on behalf of each Obligor
From:    [the Increase Lender] (the “Increase Lender”)
Dated:
UPC Broadband Holding B.V. - Credit Agreement dated 16th January, 2004 (as amended, the Credit Agreement)
We refer to the Credit Agreement and the Intercreditor Agreement (as defined in the Credit Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Credit Agreement. Terms defined in the Credit Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.
We refer to Clause 2.3 (Increase) of the Credit Agreement.
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was a Party as a Lender on the Signing Date.
The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [●].
On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents.
The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 37 (Notices) of the Credit Agreement are set out in the Schedule.
The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 2.3 (Increase) of the Credit Agreement.
The Increase Lender hereby agrees with each other person who is or becomes party to the Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the Intercreditor Agreement as a Senior Creditor as if it had been an original party thereto in such capacity.
This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
This Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

THE SCHEDULE
Relevant Commitment/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Increase Lender]
By:
This Agreement is accepted as an Increase Confirmation for the purposes of the Credit Agreement by the Facility Agent [and each L/C Bank]*, and the Increase Date is confirmed as [●].
Facility Agent    [L/C Bank
By:    By:]*

Security Agent
By:

NOTE:
*    Only if increase in the Total Revolving Facility A Commitments, Total Revolving Facility B Commitments or Total Additional Facility Commitments drawn under Additional Revolving Facilities.

SCHEDULE 9
FORM OF DESIGNATED ENTITY ACCESSION AGREEMENT
To:    [FACILITY AGENT] as Facility Agent
From:    [DESIGNATED ENTITY] and [RELATED LENDER]
Date:    [ ]
UPC Broadband Holding B.V. - Credit Agreement dated 16th January, 2004 (as amended, the Credit Agreement)
1.    Words and expressions defined in the Credit Agreement have the same meaning in this Accession Agreement.
2.    We refer to the Clause 30.6 (Designated Entities) of the Credit Agreement. This is an Accession Agreement.
3.    The Related Lender designates the Designated Entity as its Facility Office for the purpose of participating in Utilisations to Borrowers in [JURISDICTION].
4.    [Name of Designated Entity] agrees to become a party to and to be bound by the terms of the Credit Agreement as a Designated Entity.
5.    For the purposes of Clause 37 (Notices) of the Credit Agreement, the Designated Entity’s address for notices is:
[ ]
6.    This Accession Agreement and any non-contractual obligations arising in connection with it are governed by English law.

[DESIGNATED ENTITY]
By:

[RELATED LENDER]
By:

[FACILITY AGENT]
By:

SCHEDULE 10
TIMETABLE

	Advance or Documentary Credit in Euro or Dollars	Advance or Documentary Credit in other currencies
Delivery of a duly completed Request under Clause 5.1 (Delivery of Request)	A-3 9 a.m.	A-3 9 a.m.
Agent determines (in relation to an Advance) the Euro Amount of the Advance, if required under Clause 5.4 (Participations in Advances) and notifies the Lenders of the Advance in accordance with Clause 5.4 (Participations in Advances)
	A-3 noon	A-3 noon
Agent receives a notification from a Lender under Clause 8.2 (Unavailability of Optional Currency)	-	Quotation Date 9.30 a.m.
Agent gives notice in accordance with Clause 8.2 (Unavailability of Optional Currency)	-	Quotation Date 5.30 p.m.

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 16.2 (Calculation of Reference Bank Rate and Alternative Reference Bank Rate)	Noon on the Quotation Date	Noon on the Quotation Date
Alternative Reference Bank Rate calculated by reference to available quotations in accordance with Clause 16.2 (Calculation of Reference Bank Rate and Alternative Reference Bank Rate)	Close of business in London on the date falling one Business Day after the Quotation Date	Close of business in London on the date falling one Business Day after the Quotation Date

“A”        =    date of advance
“A - X”    =    X Business Days prior to date of advance

SCHEDULE 11
AGREED SECURITY PRINCIPLES
1.    Security Principles
(a)    The guarantees and security to be provided will be given in accordance with the security principles set out in this Schedule (the “Security Principles”). This Schedule addresses the manner in which the Security Principles will impact on the guarantees and security proposed to be taken in relation to this transaction.
(b)    The Security Principles embody recognition by all Parties that there may be certain legal and practical difficulties in obtaining guarantees and security from all Obligors and third party security providers (together the “Security Providers”) in every jurisdiction in which the Security Providers are incorporated. In particular:
(i)    general statutory limitations (including, but not limited to, with respect to the relevant jurisdictions for which guarantee limitation language is set out in Clause 19.9 (Limitation) of this Agreement, such limitations as set out therein), regulatory requirements or restrictions, tax restrictions, financial assistance, corporate benefit, fraudulent preference, “thin capitalisation”, “earnings stripping”, “controlled foreign corporation” and “capital maintenance” rules, retention of title claims, employee or works council consultation or approval requirements and similar principles may limit the ability of a Security Provider to provide a guarantee or security or may require that the enforcement of the guarantee or security be limited by or to an amount or otherwise; if any such limit applies, the guarantees and security provided will be limited to the maximum amount which the relevant Security Provider may provide having regard to applicable law (including any jurisprudence); additional guarantee limitations may be included in any Obligor Accession Agreement where required in connection with the accession of a new Obligor;
(ii)    guarantees and security will not be required from or over the shares in, or over the assets of, any joint venture or similar arrangement or any person which is neither an Obligor nor a Holding Company of an Obligor;
(iii)    third party security providers will not be required to provide any guarantees;
(iv)    the security and extent of its perfection will be agreed taking into account the cost to the Borrower Group of providing such security (including any increase to the tax and/or regulatory costs of the Borrower Group) so as to ensure that, in the reasonable opinion of UPC Broadband, those costs are proportionate to the benefit accruing to the Finance Parties and the maximum guaranteed or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the benefit of increasing the guaranteed or secured amount is disproportionate to the level of such stamp duty, notarisation, registration or other applicable fees, taxes and duties, taking into account the level of such stamp duty, notarisation, registration or other applicable fees, taxes and duties, provided that no maximum secured amount may be limited to minimise any taxes imposed pursuant to section 956 of the Code;

(v)    where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will, subject to (iv) above, be granted over the material assets only;
(vi)    unless granted under a global security document governed by the law of the jurisdiction of a Security Provider or under English law, all security (other than share security over its subsidiaries) shall be governed by the law of and secure assets located in the jurisdiction of incorporation of that Security Provider;
(vii)    any assets subject to third party arrangements which are permitted by this Agreement and which prevent those assets from being charged will be excluded from any relevant security document;
(viii)    if there are third party arrangements in place in respect of any asset, business or person acquired by the Borrower Group (where those third party arrangements were not entered into in contemplation of that acquisition) as a result of which the consent of a third party is required for that acquired person to provide a guarantee or to secure any acquired asset, such guarantee and/or security will not be required to be granted;
(ix)    Security Providers will not be required to give guarantees or enter into security documents if that would conflict with the fiduciary duties of their directors or contravene any legal prohibition or result in a risk of personal or criminal liability on the part of any officer provided that the relevant Security Provider shall use reasonable endeavours to overcome any such obstacle;
(x)    the granting of guarantees, perfection of security, when required, and other legal formalities will be completed as soon as reasonably practicable and, in any event, within the time periods specified in the Finance Documents thereof or (if earlier or to the extent no such time periods are specified in the Finance Documents) within the time periods specified by applicable law in order to ensure due perfection or as otherwise set out in this Schedule;
(xi)    the granting of guarantees, security or perfection of security will not be required if (1) it would have a material adverse effect on the ability of the relevant Security Provider to conduct its operations and business in the ordinary course or as otherwise permitted or not prohibited by the Finance Documents or (2) it would be either impossible or impractical or would unduly disrupt the business of the relevant Security Provider and, in each such event, a guarantee will not be granted and/or security will not be taken over such assets, as applicable (including, without limitation, notification of such security to any third party);
(xii)    the Security Agent on behalf of each of the Lenders shall be able, subject to the terms of the Intercreditor Agreement, to enforce the security constituted by the security documents without any restriction from either:
(A)    the constitutional documents of the relevant Security Provider;
(B)    any Security Provider which is or whose assets are the subject of such security document (but subject to any inalienable statutory rights which the Security Provider may have to challenge such enforcement); or
(C)    any shareholders of the foregoing not party to the relevant security document;
(xiii)    guarantee limitations may mean that access to the assets of a Security Provider for its guarantee is limited, in which case, any asset security granted by that Security Provider shall be proportionate (in terms of liability) to the value of its guarantee;
(xiv)    no guarantee or security shall guarantee or secure any Excluded Swap Obligations (as defined in the Intercreditor Agreement);
(xv)    no perfection action will be required in jurisdictions where Obligors or material assets are not located;
(xvi)    local law restrictions may mean that the Lenders may not be able to benefit from the same security; and
(xvii)    the Security Agent will hold one set of security for the Lenders (subject to applicable law).
(c)    The Security Agent (upon request or instruction, as applicable, in accordance with this Agreement) or the other Finance Parties, as the case may be, shall promptly discharge any guarantees and release any security which is or are subject to any transaction permitted by this Agreement, unless contrary to the Security Principles.
2.    Guarantors and Security
(a)    To the extent possible and subject to Clause 19 (Guarantee) of this Agreement and the Security Principles, each guarantee will be an upstream, cross-stream and downstream guarantee and will be for all liabilities of the Obligors under the Finance Documents in accordance with, and subject to, the requirements of Clause 19 (Guarantee) of this Agreement and the Security Principles in each relevant jurisdiction and the requirements of local law in each relevant jurisdiction.
(b)    To the extent possible and subject to Clause 19 (Guarantee) of this Agreement and this Schedule, all security shall be given in favour of the Security Agent and not the Finance Parties individually. “Parallel debt” provisions will be used where necessary; such provisions will be contained in the Intercreditor Agreement and not the individual security documents unless required under local laws. To the extent possible, there should be no action required to be taken in relation to the guarantees or security when any Lender transfers any of its participation in the Facilities to a new Lender.
(c)    Security Documents will, to the extent legally possible and subject to this Schedule, incorporate the defined terms used in the Intercreditor Agreement and secure the Secured Obligations (as defined in the Intercreditor Agreement) of the relevant Obligor to the secured parties, in each case in accordance with, and subject to, local law requirements and the requirements of this Schedule in each relevant jurisdiction and, in no circumstances, shall impose any obligation more onerous than those contained in this Agreement other than to the extent required by local law in order to create, enforce or perfect the security interest expressed to be created thereby.

(d)    Where a Security Provider secures shares, the relevant security document will be governed by the laws of the company whose shares are being charged or pledged and not by the law of the country of the Security Provider.
(e)    No action will be required to be taken in relation to any guarantee or security where any Lender transfers or assigns any of its participation in the Facilities. The Security Providers will not be liable for any fees, costs, taxes or expenses in relation to any re-registration, re-notarisation or other requirement for perfection or protection of security or guarantees on transfers or assignments by Finance Parties.
(f)    Any security document shall only be required to be notarised or notarially certified if required by law in order for the relevant security to become effective or admissible in evidence.
3.    Terms of Security Documents
The following principles will be reflected in the terms of any security taken subject to due execution of all relevant security documents, completion of all relevant formalities, the reservations or qualifications in the Finance Documents or any legal opinion referred to in Clause 20.4 (Legal Validity) and the application of the Security Principles:
(a)    the Security Agent shall receive the benefit of:
(i)    prior to the Asset Security Release Date, the security granted pursuant to the documents listed in Part 2 of Schedule 2 (Condition Precedent Documents); and
(ii)    on or after the Asset Security Release Date, the security granted pursuant to the Security Documents over:
(A)    all of the shares in the Obligors held by any member of the Borrower Group or any Obligor; and
(B)    all of the rights of the relevant creditors in relation to Subordinated Shareholder Loans; and
(C)    Security over loans made by any Obligor to any other member of the Borrower Group, for the avoidance of doubt: (A) no guarantee or security shall be required to be provided by any person who is not a Security Provider and (B) security shall not be granted over any assets other than as set out in (i) and (ii) above (including, for the avoidance of doubt, security in respect of any real property);
(b)    security will be first ranking, to the extent possible and subject to any security permitted under the Finance Documents;
(c)    security will not be enforceable until the occurrence of an Acceleration Event (as defined in the Intercreditor Agreement) and will be enforceable only subject to the terms of the Intercreditor Agreement (a “Declared Default”);
(d)    any rights of set-off will not be exercisable until the occurrence of a Declared Default;

(e)    notification of receivables security to debtors (other than intra-group debtors where notice will be given as soon as is reasonably practicable) will only be given if a Declared Default has occurred (subject to local law advice);
(f)    subject to paragraph (g) below, representations and undertakings shall only be included in each security document to the extent they relate to the security interest or secured assets or any registration or perfection of the security unless otherwise required by local law;
(g)    the provisions of each security document will not be unduly burdensome on the Security Provider (in relation to the benefit conferred) or interfere materially with the operation of its business and will be limited to those required to create effective security and will not impose commercial obligations and shall not contain additional representations and undertakings (such as in respect of insurance, maintenance of assets, information or the payment of costs) or otherwise repeat any such representations or undertakings given in this Agreement or the Intercreditor Agreement, other than those which are strictly required as a matter of law for the creation and perfection of the security;
(h)    in the security documents there will be no repetition or extension of clauses set out in this Agreement (or the Intercreditor Agreement) including, without limitation, those relating to notices, costs and expenses, default or penalty interest, indemnities, tax gross up or indemnity, distribution of proceeds and release of security; representations and undertakings shall be included in the security documents only to the extent that they are strictly required by local law for the creation and perfection of the security interest expressed to be created thereby; the security documents will not contain repeating representations;
(i)    information, such as lists of assets, will be provided if, and only to the extent, that they are strictly required by local law to be provided to perfect, enforce or register the security and, when required, shall be provided no more frequently than annually or, following a Declared Default on the Security Agent’s written request;
(j)    the security documents should not and will not operate so as to prevent transactions which are not prohibited under the other Finance Documents;
(k)    the secured parties shall only be able to exercise a power of attorney following the occurrence of a Declared Default or if the relevant Security Provider has failed to comply with a further assurance or perfection obligation within 10 Business Days of being notified of that failure and being requested to comply (provided that in such case, the power of attorney shall be limited to remedying such failure);
(l)    the Security Agent shall (and is irrevocably authorised and instructed to) promptly enter into and deliver any documentation and/or take such other action as may be required by UPC Broadband to give effect to the Security Principles;
(m)    security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental charges to be delivered in respect of future assets in order for effective security to be created over that class of asset, such supplemental charges shall be provided at intervals no more frequently than annually, in each case on the Security Agent’s reasonable written request; and

(n)    each security document must contain a clause which records that if there is a conflict between the security document and this Agreement or the Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of this Agreement or (as applicable) the Intercreditor Agreement will take priority over the provisions of the relevant security document.
4.    Share Security
(a)    Subject to the Security Principles the shares in each Obligor shall be secured.
(b)    The security document will be governed by the laws of the Obligor whose shares are being secured and not by the law of the country of the Security Provider granting the security.
(c)    Until a Declared Default, the Security Providers will be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not adversely affect the validity or enforceability of the security or cause an event of default to occur and the person whose shares have been pledged will be permitted to pay dividends to each of its shareholders (including the Security Provider) and the relevant Security Provider shall be entitled to receive dividends from such person.
(d)    Where customary the share certificate and a stock transfer form executed in blank will be provided to the Security Agent, and where required by law the share certificate or shareholders register will be endorsed or written up and the endorsed share certificate or a copy of the written up register provided to the Security Agent, in each case, within 20 Business Days following execution of any security over those shares or the registration of the acquisition of those shares that are subject to such security.
(e)    Unless the restriction is required by law (or as expressly contemplated in any security document), the constitutional documents of any company the shares in which are subject to security will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on enforcement of the security granted over them.
(f)    The enforcement of security over shares and the acquisition or exercise by the Security Agent of voting rights in respect of shares may be subject to regulatory consent. Accordingly, enforcement of any security over shares and the exercise by the Security Agent of the voting rights in respect of such shares will be expressed to be conditional upon obtaining any consents required by law or regulation and no such consents shall be required to be sought or requested prior to a Declared Default and written request having been made by the Security Agent to UPC Broadband.
5.    Receivables
(a)    If a Security Provider grants security over its intercompany receivables or rights in respect of Subordinated Obligations it shall be free to deal with same in the course of its business (provided permitted or not prohibited by this Agreement or the Intercreditor Agreement) until notified by the Facility Agent following a Declared Default.
(b)    The perfection of receivables security granted by notification will not be required until the occurrence of a Declared Default other than where such notification is required by applicable law to create security. If such notification is required by applicable law to create security, notice of the security will be served on the relevant counterparties in respect of material intercompany receivables and Subordinated Obligations within 20 Business Days of the security being granted and the Security Provider shall use its commercially reasonable endeavours (not involving the payment of money or incurrence of external expenses) to obtain an acknowledgement of that notice within 20 Business Days of service. If the Security Provider has used its commercially reasonable endeavours but has not been able to obtain acknowledgement or acceptance its obligation to obtain acknowledgement or acceptance shall cease on the expiry of that 20 Business Day period.
(c)    Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Security Provider from dealing with a receivable in the course of its business (provided permitted or not prohibited by this Agreement or the Intercreditor Agreement) no notice of security shall be served until required by the Facility Agent following a Declared Default.
6.    Bank Accounts
For the avoidance of any doubt, security will not be required to be granted over bank accounts.
7.    Release of Security
Unless required by local law, the circumstances in which the security shall be released should not be dealt with in individual security documents but, if so required, shall, except to the extent required by local law, be the same as those set out in the Intercreditor Agreement.

SCHEDULE 12
FORM OF RATE SWITCH NOTICE
To:    [●] as Facility Agent
From:    [UPC Broadband Holding B.V. as UPC Broadband]
Dated:
Dear Sir(s) and Madam(s)
UPC Broadband Holding B.V. - Credit Agreement dated 16th January, 2004 (as amended, the Credit Agreement)
1.    We refer to the Credit Agreement. This is a Rate Switch Notice. Terms defined in the Credit Agreement have the same meaning when used in this Rate Switch Notice unless given a different meaning in this Rate Switch Notice.
2.    We notify you that the Rate Switch Date for [●]18 in respect of [●]19 is [date].
3.    This Rate Switch Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

[UPC Broadband]
By:

18 Insert applicable Rate Switch Currency.
19 Insert applicable Compounded Rate Facility.

SCHEDULE 13
REFERENCE RATE TERMS
Part 1: Compounded Rate Advances – Swiss Francs

CURRENCY: FACILITY:	Swiss Francs Revolving Facility A, Revolving Facility B and any Additional Facility as may be agreed between UPC Broadband and the relevant Additional Facility Lenders
Cost of funds as a fall-back:	Cost of funds will not apply as a fall-back.
Break Costs	Break Costs shall not apply.
Definitions:
Additional Business Days:	An RFR Banking Day.
Business Day Conventions” (definition of “month”):
(a)    If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:
(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)    if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The policy rate of the Swiss National Bank as published by the Swiss National Bank from time to time.
Central Bank Rate Adjustment:	In relation to the central bank rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Facility Agent, or by any other Finance Party which agrees to do so in place of the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which SARON is available.
Central Bank Rate Spread:
In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent) between:
(a)    SARON for that RFR Banking Day; and
(b)    the Central Bank Rate prevailing at the close of business on that RFR Banking Day.

Credit Adjustment Spread:
Unless stated to the contrary in any Additional Facility Accession Agreement for any Additional Facility to which these Reference Rate Terms apply:
(a)    in relation to an Interest Period of one day, -0.0551% per annum;
(b)    in relation to an Interest Period of one week, -0.0705% per annum;
(c)    in relation to an Interest Period of one Month, -0.0571% per annum;
(d)    in relation to an Interest Period of two Months, -0.0231% per annum;
(e)    in relation to an Interest Period of three Months, 0.0031% per annum;
(f)    in relation to an Interest Period of six Months, 0.0741% per annum;
(g)    in relation to an Interest Period of twelve Months, 0.2048% per annum; and
(h)    in relation to an Interest Period of any other duration, the spread which results from interpolating on a linear basis between the longest period specified above which is shorter than that Interest Period and the shortest period specified above which is longer than that Interest Period.

Daily Rate:
In relation to any RFR Banking Day:
(a)    the RFR for that RFR Banking Day; or
(b)    if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
a.    the Central Bank Rate for that RFR Banking Day; and
b.    the applicable Central Bank Rate Adjustment; or
(c)    if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
a.    the most recent Central Bank Rate; and
b.    the applicable Central Bank Rate Adjustment,
rounded, in each case, to four decimal places.
In the case of Revolving Facility A and Revolving Facility B (and any Additional Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Additional Facility Acession Agreement), if the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise.
In the case of any Additional Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Additional Facility Accession Agreement, such floor shall apply.

Lookback Period:	Five RFR Banking Days.
Relevant Market:	The Swiss Francs overnight repo market.

RFR:
The SARON (Swiss Average Rate Overnight) reference rate administered by SIX (or any other person which takes over the administration of that rate) as at the close of trading on the SIX Swiss Exchange displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for the settlement of payments and foreign exchange transactions in Zurich.

Part 2: Compounded Rate Advances - Sterling

CURRENCY: FACILITY:	Sterling. Revolving Facility A, Revolving Facility B and any Additional Facility as may be agreed between UPC Broadband and the relevant Additional Facility Lenders
Cost of funds as a fall-back:	Cost of funds will not apply as a fall-back.
Break Costs	Break Costs shall not apply.
Definitions:
Additional Business Days:	An RFR Banking Day.
Business Day Conventions (definition of “month”):
(a)    If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:
(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)    if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)    if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.
Central Bank Rate Adjustment:	In relation to the central bank rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Facility Agent, or by any other Finance Party which agrees to do so in place of the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which SONIA is available.
Central Bank Rate Spread:
In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent) between:
(a)    SONIA for that RFR Banking Day; and
(b)    the Central Bank Rate prevailing at the close of business on that RFR Banking Day.

Credit Adjustment Spread:
Unless stated to the contrary in any Additional Facility Accession Agreement for any Additional Facility to which these Reference Rate Terms apply means:
(a)    in relation to an Interest Period of one day, 0% per annum;
(b)    in relation to an Interest Period of one week, 0.0168% per annum;
(c)    in relation to an Interest Period of one Month, 0.0326% per annum;
(d)    in relation to an Interest Period of two Months, 0.0633% per annum;
(e)    in relation to an Interest Period of three Months, 0.1193% per annum;
(f)    in relation to an Interest Period of six Months, 0.2766% per annum;
(g)    in relation to an Interest Period of twelve Months, 0.4644% per annum; and
(h)    in relation to an Interest Period of any other duration, the spread which results from interpolating on a linear basis between the longest period specified above which is shorter than that Interest Period and the shortest period specified above which is longer than that Interest Period.

Daily Rate:
In relation to any RFR Banking Day:
(a)    the RFR for that RFR Banking Day; or
(b)    if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
a.    the Central Bank Rate for that RFR Banking Day; and
b.    the applicable Central Bank Rate Adjustment; or
(c)    if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
a.    the most recent Central Bank Rate; and
b.    the applicable Central Bank Rate Adjustment,
rounded, in each case, to four decimal places.
In the case of Revolving Facility A and Revolving Facility B (and any Additional Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Additional Facility Acession Agreement), if the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise.
In the case of any Additional Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Additional Facility Accession Agreement, such floor shall apply.

Lookback Period:	Five RFR Banking Days.
Relevant Market:	The Sterling wholesale market.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.
RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

Part 3: Term Rate Advances – US Dollar

CURRENCY:	Dollars.
FACILITIES:
Revolving Facility A, Revolving Facility B, Additional Facility AT, Additional Facility AX and any other Additional Facility as may be agreed between UPC Broadband and the relevant Additional Facility Lenders.

Rate Switch Currency:	Dollars is not a Rate Switch Currency.
Cost of funds as a fall-back:	Cost of funds will not apply as a fall-back.

Definitions:
Alternative Fallback Rate	Daily Simple SOFR.
Alternative Fallback Rate Adjustment	Credit Adjustment Spread as below.
Alternative Fallback Rate Date
Any Business Day on which the Facility Agent and UPC Broadband agree upon following a determination in accordance with Clause 16.1(g) (Interest calculation if no Primary Term Rate) (provided that such date shall be on the last day of the prevailing Interest Period of the applicable Term Rate Advance).

Alternative Term Rate
The Term SOFR reference rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by ICE Benchmark Administration Limited (or any other person which takes over the publication of that rate).
In the case of Revolving Facility A and Revolving Facility B (and any Additional Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Additional Facility Accession Agreement), if the aggregate of the Alternative Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise.
In the case of Additional Facility AT, Additional Facility AX and any other Additional Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Additional Facility Accession Agreement), if the aggregate of the Alternative Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, the Alternative Term Rate shall be deemed to be such a rate that the aggregate of the Alternative Term Rate and the applicable Credit Adjustment Spread is zero.
In the case of any other Additional Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Additional Facility Accession Agreement, such floor shall apply.

Alternative Term Rate Adjustment	Credit Adjustment Spread as below.
Additional Business Days:
Any day other than:
(a)    a Saturday or a Sunday; and
(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Break Costs:
(a)    The amount (if any) by which:
(i)    the amount of interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount of that Advance or Unpaid Sum received been paid on the last day of that Interest Period, exceeds
(ii)    the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount of such Advance or Unpaid Sum received or recovered by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Interest Period; or
(b)    for the purposes of Clause 10.9(a) (Miscellaneous Provisions), the loss suffered by any Lender as a result of having to unwind any funding contract for reinvestment of proceeds which it had entered into or initiated upon receipt of the notice of prepayment and/or cancellation referred to in Clause 10.9(a) (Miscellaneous Provisions).

Business Day Conventions (definition of “month”):	(a) If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Credit Adjustment Spread
Unless stated to the contrary in any Additional Facility Accession Deed for any Additional Facility to which these Reference Rate Terms apply:
(a)    in relation to an Interest Period of one day, 0.00644% per annum;
(b)    in relation to an Interest Period of one week, 0.03839% per annum;
(c)    in relation to an Interest Period of one Month, 0.11448% per annum;
(d)    in relation to an Interest Period of two Months, 0.18456% per annum;
(e)    in relation to an Interest Period of three Months, 0.26161% per annum;
(f)    in relation to an Interest Period of six Months, 0.42826% per annum;
(g)    in relation to an Interest Period of twelve Months, 0.71513% per annum; and
(h)    in relation to an Interest Period of any other duration, the spread which results from interpolating on a linear basis between the longest period specified above which is shorter than that Interest Period and the shortest period specified above which is longer than that Interest Period.

Daily Simple SOFR
For any day (a “SOFR Rate Day”), the rate per annum equal to:
SOFR for the day (such day “i”) that is five US Government Securities Business Days (as defined below) prior to:
(a)    if such SOFR Rate Day is a US Government Securities Business Day, such SOFR Rate Day; or
(b)    if such SOFR Rate Day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published on the website of the Federal Reserve Bank of New York (or any other person which takes over the administration of SOFR).
If by 5:00pm (New York time) on the second US Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s website, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding US Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s website provided that any SOFR determined pursuant to this sentence shall be utilised for purposes of the calculation of Daily Simple SOFR for no more than three consecutive SOFR Rate Days.
Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR.

Primary Term Rate:
The Term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) and at any time on or following an Alternative Benchmark Commencement Date in relation to Term SOFR, the Alternative Benchmark Rate for Term SOFR for the relevant period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with UPC Broadband on or about the relevant Alternative Benchmark Commencement Date.
In the case of Revolving Facility A and Revolving Facility B (and any Additional Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Additional Facility Accession Agreement), if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise.
In the case of Additional Facility AT, Additional Facility AX and any other Additional Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Additional Facility Accession Agreement), if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, the Primary Term Rate shall be deemed to be such a rate that the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread is zero.
In the case of any other Additional Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Additional Facility Accession Agreement, such floor shall apply.

Quotation Date:
Two Additional Business Days before the first day of the relevant Interest Period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Date will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Date will be the last of those days)).

Quotation Time:	The Quotation Date.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
SOFR
The secured overnight financing rate (SOFR) administered and published by the Federal Reserve Bank of New York (or any other person which takes over the administration of the secured overnight financing rate (SOFR)).

US Government Securities Business Day
Any day other than:
(a)    a Saturday or a Sunday; and
(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Part 4: Term Rate Advances – Euro

CURRENCY:	Euro.
FACILITIES:
Additional Facility AU, Additional Facility AY, Revolving Facility A, Revolving Facility B and any other Additional Facility as may be agreed between UPC Broadband and the relevant Additional Facility Lenders.

Rate Switch Currency:	Euro is not a Rate Switch Currency.
Cost of funds as a fall-back:	Cost of funds will apply as a fall-back.

Definitions:
Additional Business Days:	A TARGET Day.
Break Costs:
(a)    The amount (if any) by which:
(i)    the amount of interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount of that Advance or Unpaid Sum received been paid on the last day of that Interest Period, exceeds
(ii)    the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount of such Advance or Unpaid Sum received or recovered by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Interest Period; or
(b)    for the purposes of Clause 10.9(a) (Miscellaneous Provisions), the loss suffered by any Lender as a result of having to unwind any funding contract for reinvestment of proceeds which it had entered into or initiated upon receipt of the notice of prepayment and/or cancellation referred to in Clause 10.9(a) (Miscellaneous Provisions).

Business Day Conventions (definition of “month”):	(a) If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)    subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Primary Term Rate:
The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen and at any time on or following an Alternative Benchmark Commencement Date in relation to EURIBOR, the Alternative Benchmark Rate for euro for the relevant period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with UPC Broadband on or about the relevant Alternative Benchmark Commencement Date.
In the case of Revolving Facility A and Revolving Facility B (and any Additional Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Additional Facility Accession Agreement), if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise.
In the case of Additional Facility AU and Additional Facility AY (and any other Additional Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Additional Facility Accession Agreement), if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, the Primary Term Rate shall be deemed to be such a rate that the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is zero.
In the case of any Additional Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Additional Facility Accession Agreement, such floor shall apply.

Quotation Date:
Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given by leading banks in the Relevant Market on more than one day, the Quotation Date will be the last of those days)).

Quotation Time:	Quotation Date 11:00 a.m. (Brussels time).
Relevant Market:	The European Interbank Market.

SCHEDULE 14
DAILY NON-CUMULATIVE COMPOUNDED RFR RATE
The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Advance is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;
“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;
“dcc” means:
(a)    in respect of a Compounded Rate Advance denominated in Sterling, 365; and
(b)    in respect of a Compounded Rate Advance denominated in Euros, US Dollars or Swiss Francs, 360, or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;
“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and
the “Unannualised Cumulative Compounded Daily Rate” for any such RFR Banking Day during the Interest Period of that Compounded Rate Advance (the “Cumulated RFR Banking Day”) is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;
“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;
“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and
the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 4 decimal places) calculated as set out below:
where:
“d0” means the number of RFR Banking Days in the Cumulation Period;
“Cumulation Period” has the meaning given to that term above;
“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;
“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;
“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day (so that on most days ni will be 1, but on a Friday it will generally be 3 and it will also be larger than 1 on the Banking Day before a holiday);
“dcc” has the meaning given to that term above; and
“tni” has the meaning given to that term above.

SCHEDULE 15
FORM OF REDESIGNATION NOTICE
To:    [●] as Facility Agent
Cc:    [●] as the Company
From:    [relevant Lender name]
Dated:    [●]20
Dear Sir/Madam
Senior Facilities Agreement dated [●] (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”)
We refer to the Facilities Agreement. This is a Redesignation Notice. Terms defined in the Facilities Agreement have the same meaning in this Redesignation Notice unless given a different meaning in this Redesignation Notice.
Pursuant to Clause 2.2 (Redesignation of Revolving Facility A) of the Facilities Agreement, we hereby notify the Facility Agent and the Company that we intend to redesignate all of our Revolving Facility A Commitments held by us at the Redesignation Relevant Time as Revolving Facility B Commitments on [●] (the “Redesignation Effective Date”).
We hereby agree that on the Redesignation Effective Date all of the Available Revolving Facility A Commitments and any participations in outstanding Revolving Facility A Advances held by us at the Redesignation Relevant Time will be automatically redesignated as Revolving Facility B Commitments and (if applicable) participations in Revolving Facility B Advances pursuant to Clause 2.2 (Redesignation of Revolving Facility A) of the Facilities Agreement.
This Redesignation Notice is irrevocable.
Yours faithfully
For:

[Insert relevant Lender name]
20 To be sent no later than 5 Business Days prior to the Redesignation Effective Date.

SIGNATURES
[Signature pages not restated]

SIGNATORIES

UPC BROADBAND

EXECUTED and **DELIVERED** as)
a **DEED** by **UPC BROADBAND**)
HOLDING B.V.)
acting by)

.... Authorised Signatory

Name: Leontine Smit / Cherilyn Laban

(Signature Page to the Supplemental Deed)

OBLIGORS' AGENT

EXECUTED and **DELIVERED** as)
a **DEED** by **UPC BROADBAND**)
HOLDING B.V.)
acting by)

.... Authorised Signatory

Name: Leontine Smit / Cherilyn Laban

(Signature Page to the Supplemental Deed)

SECURITY GRANTORS

EXECUTED and **DELIVERED** as a **DEED** by **LIBERTY GLOBAL EUROPE HOLDING B.V.** acting by	))))

.... Authorised Signatory

Name: Leontine Smit / Cherilyn Laban

(Signature Page to the Supplemental Deed)

EXECUTED as a **DEED** by)
LIBERTY GLOBAL FINANCE I)
(UK) LIMITED)
acting by)

Authorised signatory: ______________________

Authorised signatory: ______________________

(Signature Page to the Supplemental Deed)

EXECUTED as a **DEED** by)
LIBERTY GLOBAL FINANCE I)
(UK) LIMITED)
acting by)

Authorised signatory: ______________________________

Authorised signatory: ______________________________

(Signature Page to the Supplemental Deed)

FACILITY AGENT

THE BANK OF NOVA SCOTIA

By: [signature] Rory McCarthy, Director

By: [signature] Ralph Booth, Managing Director

(Signature Page to the Supplemental Deed)

SECURITY AGENT

THE BANK OF NOVA SCOTIA

By: Rory McCarthy, Director

By: Ralph Booth, Managing Director

(Signature Page to the Supplemental Deed)

ACCEDING LENDERS

RAIFFEISEN BANK INTERNATIONAL AG

By: EVA KOSBOU

By: Johannes Lohr

(Signature Page to the Supplemental Deed)

INCREASE LENDER

JPMORGAN CHASE BANK N.A., LONDON BRANCH

By:

Chris Francis (Executive Director)

(Signature Page to the Supplemental Deed)